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Oppenheimer Variable Account Funds
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6803 S. Tucson Way, Centennial, Colorado 80112
1.800.981.2871

Statement of Additional Information dated April 29, 2004

OPPENHEIMER  VARIABLE  ACCOUNT FUNDS (the  "Trust") is an  investment  company consisting of 11 separate Funds (the "Funds"):

Oppenheimer Aggressive Growth Fund/VA
Oppenheimer Balanced Fund/VA
      (named "Oppenheimer Multiple Strategies Fund" prior to April 29, 2004)

Oppenheimer Bond Fund/VA
Oppenheimer Capital Appreciation Fund/VA
Oppenheimer Global Securities Fund/VA
Oppenheimer High Income Fund/VA
Oppenheimer Main Street Fund(R)/VA
    (named "Oppenheimer Main Street(R)Growth & Income Fund" prior to May 1,
2003)
Oppenheimer Main Street Small Cap Fund(R)/VA
Oppenheimer Money Fund/VA
Oppenheimer Strategic Bond Fund/VA
Oppenheimer Value Fund/VA

Shares of the Funds are sold to provide benefits under variable life insurance policies and variable annuity contracts and other insurance company separate accounts, as described in the Prospectuses for the Funds and for the insurance products you have selected.

      This Statement of Additional Information is not a Prospectus. This
document contains additional information about the Funds and the Trust, and supplements information in the Funds' Prospectuses dated April 29, 2004. It should be read together with the Prospectuses. You can obtain a Prospectus by writing to the Funds' Transfer Agent, OppenheimerFunds Services, at P.O. Box
5270, Denver, Colorado 80217, or by calling the Transfer Agent at the toll-free number shown above.

Contents
                                                                        Page
About the Funds

Additional Information About the Funds' Investment Policies and Risks.. 3

About Your Account

Financial Information About the Funds *

*This Statement of Additional Information consists of two separate documents.
This text comprises the first document. The second document contains the
Independent Auditors' Reports and Financial Statements for each Fund. The two documents should be read together with the Prospectuses for the Funds and for the insurance products you have selected. These documents can also be viewed or downloaded online with Adobe Acrobat Reader. Call 1.888.470.0861 if you want the domain name of an insurance sponsor's website that displays both documents comprising this Statement of Additional Information online, if you have technical difficulties, or to request a paper copy of both documents comprising this Statement of Additional Information at no charge.

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ABOUT THE FUNDS
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Additional Information About the Funds' Investment Policies and Risks

.......The investment objective, the principal investment policies and the main risks of the Funds are described in the Funds' Prospectuses. This
Statement of Additional Information contains supplemental information about those policies and risks and the types of securities that the Funds'
investment Manager, OppenheimerFunds, Inc. (the "Manager"), can select for the Funds. Additional information is also provided about the strategies that each Fund may use to try to achieve its objective. The full name of each Fund is shown on the cover page, after which the word "Oppenheimer" is omitted from these names to conserve space.

The Funds' Investment Policies. The composition of the Funds' portfolios and the techniques and strategies that the Manager uses in selecting portfolio securities will vary over time. The Funds are not required to use all of the investment techniques and strategies described below at all times in seeking their goals. They may use some of the special investment techniques and strategies at some times or not at all.

.......In selecting securities for the Funds' portfolios, the Manager evaluates the merits of particular securities primarily through the exercise of its own investment analysis. That process may include, among other things:
o.....evaluation of the issuer's historical operations,
o     prospects for the industry of which the issuer is part,
o     the issuer's financial condition,
o     its pending product developments and business (and those of competitors),
o     the effect of general market and economic conditions on the issuer's business, and
o     legislative proposals that might affect the issuer.

      The Funds are categorized by the types of investment they make.
Aggressive Growth Fund/VA, Capital Appreciation Fund/VA, Global Securities
Fund/VA, Main Street Small Cap Fund(R)/VA, and Value Fund/VA can be categorized as "Equity Funds." High Income Fund/VA, Bond Fund/VA, and Strategic Bond
Fund/VA can be categorized as "Fixed Income Funds." Balanced Fund/VA and Main
Street Fund(R)/VA share the investment characteristics (and certain of the
Investment Policies) of both the Equity Funds and the Fixed Income Funds, depending upon the allocations determined from time to time by their portfolio managers. The allocation of Main Street Fund(R)/VA's portfolio to equity securities is generally substantially larger than its allocation to fixed-income securities. Money Fund/VA's investment policies are explained separately; however, discussion below about investment restrictions, repurchase agreements, illiquid securities and loans of portfolio securities also apply to Money Fund/VA.

      |X|   Investments in Equity Securities. The Equity Funds focus their investments in equity securities, which include common stocks, preferred stocks, rights and warrants, and securities convertible into common stock.
Certain equity securities may be selected not only for their appreciation possibilities but because they may provide dividend income. At times, a Fund may have substantial amounts of its assets invested in securities of issuers in one or more capitalization ranges, based upon the Manager's use of its investment strategies and its judgment of where the best market opportunities are to seek a Fund's objective.

      Small-cap growth companies may offer greater opportunities for capital appreciation than securities of large, more established companies. However, these securities also involve greater risks than securities of larger companies. Securities of small capitalization issuers may be subject to greater price volatility in general than securities of large-cap and mid-cap companies. Therefore, to the degree that a Fund has investments in smaller capitalization companies at times of market volatility, that Fund's share prices may fluctuate more. Those investments may be limited to the extent the
Manager believes that such investments would be inconsistent with the goal of preservation of principal.

o     Growth Investing. In selecting equity investments, the portfolio managers for the Equity Funds may from time to time use a growth investing style, a value investing style, or a combination of both. In using a growth approach, the portfolio managers seek securities of "growth" companies.
Growth companies are those companies that the Manager believes are entering into a growth cycle in their business, with the expectation that their stock will increase in value. They may be established companies, as well as, newer companies in the development stage. Growth companies may have a variety of characteristics that in the Manager's view define them as "growth" issuers.

      Growth companies may be generating or applying new technologies, new or improved distribution techniques or new services. They may own or develop natural resources. They may be companies that can benefit from changing consumer demands or lifestyles, or companies that have projected earnings in excess of the average for their sector or industry. In each case, they have prospects that the Manager believes are favorable for the long term. The portfolio managers of the Funds look for growth companies with strong, capable management, sound financial and accounting policies, successful product development and marketing and other factors.

o     Value Investing. In selecting equity investments, the portfolio managers for the Equity Funds in particular may from time to time use a value investing style. In using a value approach, the portfolio managers seek stock and other equity securities that appear to be temporarily undervalued, by various measures, such as price/earnings ratios, rather than seeking stocks of "growth" issuers. This approach is subject to change and might not necessarily be used in all cases. Value investing seeks stocks having prices that are low in relation to their real worth or future prospects, in the hope that a Fund will realize appreciation in the value of its holdings when other investors realize the intrinsic value of the stock.

      Using value investing requires research as to the issuer's underlying financial condition and prospects. Some of the measures that can be used to identify these securities include, among others:
o     Price/Earnings ratio, which is the stock's price divided by its earnings per share. A stock having a price/earnings ratio lower than its historical range, or the market as a whole or that of similar companies may offer attractive investment opportunities.
o     Price/book value ratio, which is the stock price divided by the book value of the company per share, which measures the company's stock price in relation to its asset value.
o     Dividend Yield is measured by dividing the annual dividend by the stock price per share.
o     Valuation of Assets, which compares the stock price to the value of the company's underlying assets, including their projected value in the marketplace and liquidation value.

o     Convertible Securities. While convertible securities are a form of debt security, in many cases their conversion feature (allowing conversion into equity securities) causes them to be regarded by the Manager more as "equity equivalents." As a result, the rating assigned to the security has less impact on the Manager's investment decision with respect to convertible securities than in the case of non-convertible fixed income securities.
Convertible securities are subject to the credit risks and interest rate risks described below in "Debt Securities."

      To determine whether convertible securities should be regarded as
"equity equivalents," the Manager examines the following factors:
(1)   whether, at the option of the investor, the convertible security can be exchanged for a fixed number of shares of common stock of the issuer,
(2)   whether the issuer of the convertible securities has restated its earnings per share of common stock on a fully diluted basis
         (considering the effect of conversion of the convertible
         securities), and
(3)   the extent to which the convertible security may be a defensive "equity substitute," providing the ability to participate in any
         appreciation in the price of the issuer's common stock.

o     Rights and Warrants. The Funds may invest in warrants or rights. They do not expect that their investments in warrants and rights will exceed 5% of their total assets. That limit does not apply to warrants and rights that the
Funds have acquired as part of units of securities or that are attached to other securities. No more than 2% of Value Fund/VA's total assets may be invested in warrants that are not listed on either The New York Stock
Exchange (the "Exchange") or The American Stock Exchange.

      Warrants basically are options to purchase equity securities at specific prices valid for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Rights are similar to warrants, but normally have a short duration and are distributed directly by the issuer to its shareholders. Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

      |X|   Preferred Stocks. Preferred stocks are equity securities but have certain attributes of debt securities. Preferred stock, unlike common stock, has a stated dividend rate payable from the corporation's earnings. Preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. "Cumulative" dividend provisions require all or a portion of prior unpaid dividends to be paid before the issuer can pay dividends on common shares.

      If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stock may have mandatory sinking fund provisions, as well as provisions for their call or redemption prior to maturity which can have a negative effect on their prices when interest prior to maturity rates decline. Preferred stock may be "participating" stock, which means that it may be entitled to a dividend exceeding the stated dividend in certain cases.

      Preferred stocks are equity securities because they do not constitute a liability of the issuer and therefore do not offer the same degree of protection of capital as debt securities and may not offer the same degree of assurance of continued income as debt securities. The rights of preferred stock on distribution of a corporation's assets in the event of its liquidation are generally subordinate to the rights associated with a corporation's debt securities. Preferred stock generally has a preference over common stock on the distribution of a corporation's assets in the event of its liquidation.

      |X|   Investments in Bonds and Other Debt Securities. The Fixed Income
Funds in particular can invest in bonds, debentures and other debt securities to seek current income as part of their investment objectives.

      A Fund's debt investments can include investment-grade and non-investment-grade bonds (commonly referred to as "junk bonds").
Investment-grade bonds are bonds rated at least "Baa" by Moody's Investors
Service, Inc., ("Moody's") or at least "BBB" by Standard & Poor's Rating
Services ("S&P") or Fitch, Inc. ("Fitch") or that have comparable ratings by another nationally recognized rating organization. In making investments in debt securities, the Manager may rely to some extent on the ratings of ratings organizations or it may use its own research to evaluate a security's credit-worthiness. If the securities that a Fund buys are unrated, to be considered part of a Fund's holdings of investment-grade securities, they must be judged by the Manager to be of comparable quality to bonds rated as investment grade by a rating organization.

o     U.S. Government Securities. These are securities issued or guaranteed by the U.S. Treasury or other government agencies or federally-chartered corporate entities referred to as "instrumentalities." The obligations of
U.S. government agencies or instrumentalities in which the Funds may invest may or may not be guaranteed or supported by the "full faith and credit" of the United States. "Full faith and credit," means generally that the taxing power of the U.S. government is pledged to the payment of interest and repayment of principal on a security. If a security is not backed by the full faith and credit of the United States, the owner of the security must look principally to the agency issuing the obligation for repayment. The owner might not be able to assert a claim against the United States if the issuing agency or instrumentality does not meet its commitment. The Funds will invest in securities of U.S. government agencies and instrumentalities only if the
Manager is satisfied that the credit risk with respect to the agency or instrumentality is minimal.

o     U.S. Treasury Obligations. These include Treasury bills (maturities of one year or less when issued), Treasury notes (maturities of one to 10 years), and Treasury bonds (maturities of more than 10 years). Treasury securities are backed by the full faith and credit of the United States as to timely payments of interest and repayments of principal. They also can include U.S. Treasury securities that have been "stripped" by a Federal
Reserve Bank, zero-coupon U.S. Treasury securities described below, and
Treasury Inflation-Protection Securities ("TIPS").

o     Treasury Inflation-Protection Securities. The Funds can buy these TIPS, which are designed to provide an investment vehicle that is not vulnerable to inflation. The interest rate paid by TIPS is fixed. The principal value rises or falls semi-annually based on changes in the published Consumer Price
Index. If inflation occurs, the principal and interest payments on TIPS are adjusted to protect investors from inflationary loss. If deflation occurs, the principal and interest payments will be adjusted downward, although the principal will not fall below its face amount at maturity.

o     Obligations Issued or Guaranteed by U.S. Government Agencies or
Instrumentalities. These include direct obligations and mortgage-related securities that have different levels of credit support from the government.
Some are supported by the full faith and credit of the U.S. government, such as Government National Mortgage Association ("GNMA") pass-through mortgage certificates (called "Ginnie Maes"). Some are supported by the right of the issuer to borrow from the U.S. Treasury under certain circumstances, such as
Federal National Mortgage Association bonds ("Fannie Maes"). Others are supported only by the credit of the entity that issued them, such as Federal
Home Loan Mortgage Corporation obligations ("Freddie Macs").

|X|   U.S. Government Mortgage-Related Securities. The Funds can invest in a variety of mortgage-related securities that are issued by U.S. government agencies or instrumentalities, some of which are described below.

o     GNMA Certificates. The Government National Mortgage Association is a
wholly-owned corporate instrumentality of the United States within the U.S.
Department of Housing and Urban Development. GNMA's principal programs involve its guarantees of privately-issued securities backed by pools of mortgages. Ginnie Maes are debt securities representing an interest in one mortgage or a pool of mortgages that are insured by the Federal Housing
Administration or the Farmers Home Administration or guaranteed by the
Veterans Administration.

      The Ginnie Maes in which the Funds invest are of the "fully modified pass-through" type. They provide that the registered holders of the Ginnie
Maes will receive timely monthly payments of the pro-rata share of the scheduled principal payments on the underlying mortgages, whether or not those amounts are collected by the issuers. Amounts paid include, on a pro rata basis, any prepayment of principal of such mortgages and interest (net of servicing and other charges) on the aggregate unpaid principal balance of the Ginnie Maes, whether or not the interest on the underlying mortgages has been collected by the issuers.

      The Ginnie Maes purchased by the Funds are guaranteed as to timely payment of principal and interest by GNMA. In giving that guaranty, GNMA expects that payments received by the issuers of Ginnie Maes on account of the mortgages backing the Ginnie Maes will be sufficient to make the required payments of principal of and interest on those Ginnie Maes. However, if those payments are insufficient, the guaranty agreements between the issuers of the
Ginnie Maes and GNMA require the issuers to make advances sufficient for the payments. If the issuers fail to make those payments, GNMA will do so.

      Under federal law, the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty issued by GNMA as to such mortgage pools. An opinion of an
Assistant Attorney General of the United States, dated December 9, 1969, states that such guaranties "constitute general obligations of the United
States backed by its full faith and credit." GNMA is empowered to borrow from the United States Treasury to the extent necessary to make any payments of principal and interest required under those guaranties.

      Ginnie Maes are backed by the aggregate indebtedness secured by the underlying FHA-insured, FMHA-insured or VA-guaranteed mortgages. Except to the extent of payments received by the issuers on account of such mortgages,
Ginnie Maes do not constitute a liability of those issuers, nor do they evidence any recourse against those issuers. Recourse is solely against GNMA.
Holders of Ginnie Maes (such as the Funds) have no security interest in or lien on the underlying mortgages.

      Monthly payments of principal will be made, and additional prepayments of principal may be made, to the Fund with respect to the mortgages underlying the Ginnie Maes owned by the Fund. All of the mortgages in the pools relating to the Ginnie Maes in the Funds are subject to prepayment without any significant premium or penalty, at the option of the mortgagors.
While the mortgages on one-to-four family dwellings underlying certain Ginnie
Maes have a stated maturity of up to 30 years, it has been the experience of the mortgage industry that the average life of comparable mortgages, as a result of prepayments, refinancing and payments from foreclosures, is considerably less.

o     Federal Home Loan Mortgage Corporation ("FHLMC") Certificates. FHLMC, a
corporate instrumentality of the United States, issues FHLMC Certificates representing interests in mortgage loans. FHLMC guarantees to each registered holder of a FHLMC Certificate timely payment of the amounts representing a holder's proportionate share in:
(i)   interest payments less servicing and guarantee fees,
(ii)  principal prepayments, and
(iii) the ultimate collection of amounts representing the holder's proportionate interest in principal payments on the mortgage loans in the pool represented by the FHLMC Certificate, in each case whether or not such amounts are actually received.

      The obligations of FHLMC under its guarantees are obligations solely of
FHLMC and are not backed by the full faith and credit of the United States.

o     Federal National Mortgage Association (Fannie Mae) Certificates. Fannie
Mae, a federally-chartered and privately-owned corporation, issues Fannie Mae
Certificates which are backed by a pool of mortgage loans. Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that the holder will receive amounts representing the holder's proportionate interest in scheduled principal and interest payments, and any principal prepayments, on the mortgage loans in the pool represented by such Certificate, less servicing and guarantee fees, and the holder's proportionate interest in the full principal amount of any foreclosed or other liquidated mortgage loan. In each case the guarantee applies whether or not those amounts are actually received. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by the full faith and credit of the
United States or any of its agencies or instrumentalities other than Fannie
Mae.

o     Commercial (Privately-Issued) Mortgage Related Securities. The Funds
can invest in commercial mortgage-related securities issued by private entities. Generally these are multi-class debt or pass-through certificates secured by mortgage loans on commercial properties. They are subject to the credit risk of the issuer. These securities typically are structured to provide protection to investors in senior classes from possible losses on the underlying loans. They do so by having holders of subordinated classes take the first loss if there are defaults on the underlying loans. They may also be protected to some extent by guarantees, reserve funds or additional collateralization mechanisms.

      |X|   Participation Interests. The Funds can invest in participation interests, subject to the Fund's limitation on investments in illiquid investments. A participation interest is an undivided interest in a loan made by the issuing financial institution in the proportion that the buyer's participation interest bears to the total principal amount of the loan. Not more than 5% of the Fund's net assets can be invested in participation interests of the same borrower. The issuing financial institution may have no obligation to the Fund other than to pay the Fund the proportionate amount of the principal and interest payments it receives.

      Participation interests are primarily dependent upon the
creditworthiness of the borrowing corporation, which is obligated to make payments of principal and interest on the loan. There is a risk that a borrower may have difficulty making payments. If a borrower fails to pay scheduled interest or principal payments, the Fund could experience a reduction in its income. The value of that participation interest might also decline, which could affect the net asset value of the Fund's shares. If the issuing financial institution fails to perform its obligations under the participation agreement, the Fund might incur costs and delays in realizing payment and suffer a loss of principal and/or interest.

|X|   Zero-Coupon U.S. Government Securities. The Funds may buy zero-coupon
U.S. government securities. These will typically be U.S. Treasury Notes and
Bonds that have been stripped of their unmatured interest coupons, the coupons themselves, or certificates representing interests in those stripped debt obligations and coupons.

      Zero-coupon securities do not make periodic interest payments and are sold at a deep discount from their face value at maturity. The buyer recognizes a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. This discount depends on the time remaining until maturity, as well as prevailing interest rates, the liquidity of the security and the credit quality of the issuer. The discount typically decreases as the maturity date approaches.

      Because zero-coupon securities pay no interest and compound semi-annually at the rate fixed at the time of their issuance, their value is generally more volatile than the value of other debt securities that pay interest. Their value may fall more dramatically than the value of interest-bearing securities when interest rates rise. When prevailing interest rates fall, zero-coupon securities tend to rise more rapidly in value because they have a fixed rate of return.

      A Fund's investment in zero-coupon securities may cause the Fund to recognize income and make distributions to shareholders before it receives any cash payments on the zero-coupon investment. To generate cash to satisfy those distribution requirements, a Fund may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

      o     Special Risks of Lower-Grade Securities. Because lower-grade securities tend to offer higher yields than investment grade securities, a
Fund may invest in lower grade securities if the Manager is trying to achieve greater income (and, in some cases, the appreciation possibilities of lower-grade securities may be a reason they are selected for a Fund's portfolio).

      Some of the special credit risks of lower-grade securities are discussed in the Prospectus. There is a greater risk that the issuer may default on its obligation to pay interest or to repay principal than in the case of investment-grade securities. The issuer's low creditworthiness may increase the potential for its insolvency. An overall decline in values in the high yield bond market is also more likely during a period of a general economic downturn. An economic downturn or an increase in interest rates could severely disrupt the market for high yield bonds, adversely affecting the values of outstanding bonds as well as the ability of issuers to pay interest or repay principal. In the case of foreign high yield bonds, these risks are in addition to the special risk of foreign investing discussed in the Prospectus and in this Statement of Additional Information.

      While securities rated "Baa" by Moody's or "BBB" by Standard & Poor's or Fitch are investment-grade and are not regarded as junk bonds, those securities may be subject to special risks, and have some speculative characteristics. Definitions of the debt security ratings categories of
Moody's, Standard & Poor's and Fitch are included in Appendix A to this
Statement of Additional Information.

o     Interest Rate Risk. Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already-issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.

      Fluctuations in the market value of fixed-income securities after the
Funds buy them will not affect the interest income payable on those securities (unless the security pays interest at a variable rate pegged to interest rate changes). However, those price fluctuations will be reflected in the valuations of the securities, and therefore the Funds' net asset values will be affected by those fluctuations.

      |X|   Floating Rate and Variable Rate Obligations. Some securities the
Funds can purchase have variable or floating interest rates. Variable rates are adjusted at stated periodic intervals. Variable rate obligations can have a demand feature that allows the Funds to tender the obligation to the issuer or a third party prior to its maturity. The tender may be at par value plus accrued interest, according to the terms of the obligations.

      The interest rate on a floating rate demand note is adjusted automatically according to a stated prevailing market rate, such as a bank's prime rate, the 91-day U.S. Treasury Bill rate, or some other standard. The instrument's rate is adjusted automatically each time the base rate is adjusted. The interest rate on a variable rate note is also based on a stated
prevailing market rate but is adjusted automatically at specified intervals of not less than one year. Generally, the changes in the interest rate on such securities reduce the fluctuation in their market value. As interest rates decrease or increase, the potential for capital appreciation or depreciation is less than that for fixed-rate obligations of the same maturity. The Manager may determine that an unrated floating rate or variable rate demand obligation meets the Funds' quality standards by reason of being backed by a letter of credit or guarantee issued by a bank that meets those quality standards.

      Floating rate and variable rate demand notes that have a stated
maturity in excess of one year may have features that permit the holder to recover the principal amount of the underlying security at specified intervals not exceeding one year and upon no more than 30 days' notice. The issuer of that type of note normally has a corresponding right in its discretion, after a given period, to prepay the outstanding principal amount of the note plus accrued interest. Generally, the issuer must provide a specified number of days' notice to the holder.

      |X|   Asset-Backed Securities. Asset-backed securities are fractional interests in pools of assets, typically accounts receivable or consumer loans. They are issued by trusts or special-purpose corporations. They are similar to mortgage-backed securities, described below, and are backed by a pool of assets that consist of obligations of individual borrowers. The income from the pool is passed through to the holders of participation interest in the pools. The pools may offer a credit enhancement, such as a bank letter of credit, to try to reduce the risks that the underlying debtors will not pay their obligations when due. However, the enhancement, if any, might not be for the full par value of the security. If the enhancement is exhausted and any required payments of interest or repayments of principal are not made, that Fund could suffer losses on its investment or delays in receiving payment.

      The value of an asset-backed security is affected by changes in the market's perception of the asset backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans, or the financial institution providing any credit enhancement, and is also affected if any credit enhancement has been exhausted. The risks of investing in asset-backed securities are ultimately related to payment of consumer loans by the individual borrowers. As a purchaser of an asset-backed security, a
Fund would generally have no recourse to the entity that originated the loans in the event of default by a borrower. The underlying loans are subject to prepayments, which may shorten the weighted average life of asset-backed securities and may lower their return, in the same manner as in the case of mortgage-backed securities and CMOs, described below. Unlike mortgage-backed securities, asset-backed securities typically do not have the benefit of a security interest in the underlying collateral.

      |X|   Mortgage-Related Securities. Mortgage-related securities (also referred to as mortgage-backed securities) are a form of derivative investment collateralized by pools of commercial or residential mortgages.
Pools of mortgage loans are assembled as securities for sale to investors by government agencies or entities or by private issuers. These securities include collateralized mortgage obligations ("CMOs"), mortgage pass-through securities, stripped mortgage pass-through securities, interests in real estate mortgage investment conduits ("REMICs") and other real-estate related securities.

      Mortgage-related securities that are issued or guaranteed by agencies or instrumentalities of the U.S. government have relatively little credit risk (depending on the nature of the issuer). Privately issued mortgage-related securities have some credit risk, as the underlying mortgage may not fully collateralize the obligation and full payment of them is not guaranteed. Both types of mortgage-related securities are subject to interest rate risks and prepayment risks, as described in the Prospectuses.

      As with other debt securities, the prices of mortgage-related securities tend to move inversely to changes in interest rates. The Fixed
Income Funds and Value Fund/VA can buy mortgage-related securities that have interest rates that move inversely to changes in general interest rates, based on a multiple of a specific index. Although the value of a mortgage-related security may decline when interest rates rise, the converse is not always the case.

      In periods of declining interest rates, mortgages are more likely to be prepaid. Therefore, a mortgage-related security's maturity can be shortened by unscheduled prepayments on the underlying mortgages. Therefore, it is not possible to predict accurately the security's yield. The principal that is returned earlier than expected may have to be reinvested in other investments having a lower yield than the prepaid security. Therefore, these securities may be less effective as a means of "locking in" attractive long-term interest rates, and they may have less potential for appreciation during periods of declining interest rates, than conventional bonds with comparable stated maturities.

      Prepayment risks can lead to substantial fluctuations in the value of a mortgage-related security. In turn, this can affect the value of that Fund's shares. If a mortgage-related security has been purchased at a premium, all or part of the premium that Fund paid may be lost if there is a decline in the market value of the security, whether that results from interest rate changes or prepayments on the underlying mortgages. In the case of stripped mortgage-related securities, if they experience greater rates of prepayment than were anticipated, that Fund may fail to recoup its initial investment on the security.

      During periods of rapidly rising interest rates, prepayments of mortgage-related securities may occur at slower than expected rates. Slower prepayments effectively may lengthen a mortgage-related security's expected maturity. Generally, that would cause the value of the security to fluctuate more widely in responses to changes in interest rates. If the prepayments on a Fund's mortgage-related securities were to decrease broadly, that Fund's effective duration, and therefore its sensitivity to interest rate changes, would increase.

      As with other debt securities, the values of mortgage-related securities may be affected by changes in the market's perception of the creditworthiness of the entity issuing the securities or guaranteeing them.
Their values may also be affected by changes in government regulations and tax policies.

o     Forward Rolls. The Funds can enter into "forward roll" transactions with respect to mortgage-related securities (also referred to as "mortgage dollar rolls"). In this type of transaction, a Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (the same type of security, and having the same coupon and maturity)
at a later date at a set price. The securities that are repurchased will have the same interest rate as the securities that are sold, but typically will be collateralized by different pools of mortgages (with different prepayment histories) than the securities that have been sold. Proceeds from the sale are invested in short-term instruments, such as repurchase agreements. The income from those investments, plus the fees from the forward roll transaction, are expected to generate income to a Fund in excess of the yield on the securities that have been sold.

      The Funds will only enter into "covered" rolls. To assure its future payment of the purchase price, the Funds will identify on its books liquid assets in an amount equal to the payment obligation under the roll.

      These transactions have risks. During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold. It is possible that the market value of the securities the Fund sells may decline below the price at which the Fund is obligated to repurchase securities.

o     Collateralized Mortgage Obligations. CMOs are multi-class bonds that are backed by pools of mortgage loans or mortgage pass-through certificates.
They may be collateralized by:
(1)   pass-through certificates issued or guaranteed by Ginnie Mae, Fannie
            Mae, or Freddie Mac,
(2)   unsecuritized mortgage loans insured by the Federal Housing
            Administration or guaranteed by the Department of Veterans'
            Affairs,
(3)   unsecuritized conventional mortgages,
(4)   other mortgage-related securities, or
(5)   any combination of these.

      Each class of CMO, referred to as a "tranche," is issued at a specific coupon rate and has a stated maturity or final distribution date. Principal prepayments on the underlying mortgages may cause the CMO to be retired much earlier than the stated maturity or final distribution date. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in different ways. One or more trenches may have coupon rates that reset periodically at a specified increase over an index.
These are floating rate CMOs, and typically have a cap on the coupon rate.
Inverse floating rate CMOs have a coupon rate that moves in the reverse direction to an applicable index. The coupon rate on these CMOs will increase as general interest rates decrease. These are usually much more volatile than fixed rate CMOs or floating rate CMOs.

      |X|   Foreign Securities. The Equity Funds and the Fixed Income Funds
may invest in foreign securities, and Global Securities Fund/VA expects to have substantial investments in foreign securities. These include equity securities issued by foreign companies and debt securities issued or guaranteed by foreign companies or governments, including supra-national entities. "Foreign securities" include equity and debt securities of companies organized under the laws of countries other than the United States and debt securities issued or guaranteed by governments other than the U.S.
government or by foreign supra-national entities. They also include securities of companies (including those that are located in the U.S. or organized under U.S. law) that derive a significant portion of their revenue or profits from foreign businesses, investments or sales, or that have a significant portion of their assets abroad. They may be traded on foreign securities exchanges or in the foreign over-the-counter markets. Value
Fund/VA can purchase up to 25% of its total assets in certain equity and debt securities issued or guaranteed by foreign companies or of foreign governments or their agencies and as stated in the Prospectus, the Fund does not concentrate 25% or more of its total assets in the securities of any one foreign government.

      Securities of foreign issuers that are represented by American
Depository Receipts or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets are not considered "foreign securities" for the purpose of a Fund's investment allocations, because they are not subject to many of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

      Because the Funds may purchase securities denominated in foreign currencies, a change in the value of such foreign currency against the U.S.
dollar will result in a change in the amount of income the Funds have available for distribution. Because a portion of the Funds' investment income may be received in foreign currencies, the Funds will be required to compute their income in U.S. dollars for distribution to shareholders, and therefore the Funds will absorb the cost of currency fluctuations. After the Funds have distributed income, subsequent foreign currency losses may result in the
Fund's having distributed more income in a particular fiscal period than was available from investment income, which could result in a return of capital to shareholders.

      Investing in foreign securities offers potential benefits not available from investing solely in securities of domestic issuers. They include the opportunity to invest in foreign issuers that appear to offer growth potential, or in foreign countries with economic policies or business cycles different from those of the U.S., or to reduce fluctuations in portfolio value by taking advantage of foreign stock markets that do not move in a manner parallel to U.S. markets. The Funds will hold foreign currency only in connection with the purchase or sale of foreign securities.

o     Foreign Debt Obligations. The debt obligations of foreign governments and entities may or may not be supported by the full faith and credit of the foreign government. The Fixed Income Funds may buy securities issued by certain supra-national entities, which include entities designated or supported by governments to promote economic reconstruction or development, international banking organizations and related government agencies. Examples are the International Bank for Reconstruction and Development (commonly called the "World Bank"), the Asian Development bank and the Inter-American
Development Bank.

      The governmental members of these supra-national entities are
"stockholders" that typically make capital contributions and may be committed to make additional capital contributions if the entity is unable to repay its borrowings. A supra-national entity's lending activities may be limited to a percentage of its total capital, reserves and net income. There can be no assurance that the constituent foreign governments will continue to be able or willing to honor their capitalization commitments for those entities.

      The Fixed Income Funds can invest in U.S. dollar-denominated "Brady
Bonds." These foreign debt obligations may be fixed-rate par bonds or floating-rate discount bonds. They are generally collateralized in full as to repayment of principal at maturity by U.S. Treasury zero-coupon obligations that have the same maturity as the Brady Bonds. Brady Bonds can be viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments;
(iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity. Those uncollateralized amounts constitute what is called the "residual risk."

      If there is a default on collateralized Brady Bonds resulting in acceleration of the payment obligations of the issuer, the zero-coupon U.S.
Treasury securities held as collateral for the payment of principal will not be distributed to investors, nor will those obligations be sold to distribute the proceeds. The collateral will be held by the collateral agent to the scheduled maturity of the defaulted Brady Bonds. The defaulted bonds will continue to remain outstanding, and the face amount of the collateral will equal the principal payments which would have then been due on the Brady
Bonds in the normal course. Because of the residual risk of Brady Bonds and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, Brady Bonds are considered speculative investments.

o     Risks of Foreign Investing. Investments in foreign securities may offer special opportunities for investing but also present special additional risks and considerations not typically associated with investments in domestic securities. Some of these additional risks are:
o     reduction of income by foreign taxes;
o     fluctuation in value of foreign investments due to changes in currency rates or currency control regulations (for example, currency blockage);
o     transaction charges for currency exchange;
o     lack of public information about foreign issuers;
o     lack of uniform accounting, auditing and financial reporting standards in foreign countries comparable to those applicable to
               domestic issuers;
o     less volume on foreign exchanges than on U.S. exchanges;
o     greater volatility and less liquidity on foreign markets than in the
               U.S.;
o     less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o     greater difficulties in commencing lawsuits;
o     higher brokerage commission rates than in the U.S.;
o     increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities;
o     possibilities in some countries of expropriation, confiscatory taxation, currency devaluation, political, financial or social instability or adverse diplomatic developments; and
o     unfavorable differences between the U.S. economy and foreign economies.

      In the past, U.S. government policies have discouraged certain investments abroad by U.S. investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

|X|   Passive Foreign Investment Companies. Some securities of corporations domiciled outside the U.S. which the Fund may purchase, may be considered passive foreign investment companies ("PFICs") under U.S. tax laws. PFICs are those foreign corporations which generate primarily passive income. They tend to be growth companies or "start-up" companies. For federal tax purposes, a corporation is deemed a PFIC if 75% or more of the foreign corporation's gross income for the income year is passive income or if 50% or more of its assets are assets that produce or are held to produce passive income. Passive income is further defined as any income to be considered foreign personal holding company income within the subpart F provisions defined by IRCss.954.

      Investing in PFICs involves the risks associated with investing in foreign securities, as described above. There are also the risks that the
Fund may not realize that a foreign corporation it invests in is a PFIC for federal tax purposes. Federal tax laws impose severe tax penalties for failure to properly report investment income from PFICs. Following industry standards, the Fund makes every effort to ensure compliance with federal tax reporting of these investments. PFICs are considered foreign securities for the purposes of the Fund's minimum percentage requirements or limitations of investing in foreign securities.

      Subject to the limits under the Investment Company Act, the Fund may also invest in foreign mutual funds which are also deemed PFICs (since nearly all of the income of a mutual fund is generally passive income). Investing in these types of PFICs may allow exposure to various countries because some foreign countries limit, or prohibit, all direct foreign investment in the securities of companies domiciled therein.

      In addition to bearing their proportionate share of a fund's expenses
(management fees and operating expenses), shareholders will also indirectly bear similar expenses of such entities. Additional risks of investing in other investment companies are described below under "Investment in Other
Investment Companies."

o     Special Risks of Emerging Markets. Emerging and developing markets abroad may also offer special opportunities for growth investing but have greater risks than more developed foreign markets, such as those in Europe,
Canada, Australia, New Zealand and Japan. There may be even less liquidity in their securities markets, and settlements of purchases and sales of securities may be subject to additional delays. They are subject to greater risks of limitations on the repatriation of income and profits because of currency restrictions imposed by local governments. Those countries may also be subject to the risk of greater political and economic instability, which can greatly affect the volatility of prices of securities in those countries.
The Manager will consider these factors when evaluating securities in these markets, because the selection of those securities must be consistent with the Fund's goal of preservation of principal.

      The Funds intend to invest less than 5% of their total assets in securities of issuers of Eastern European countries. The social, political and economic reforms in most Eastern European countries are still in their early stages, and there can be no assurance that these reforms will continue.
Eastern European countries in many cases do not have a sophisticated or well-established capital market structure for the sale and trading of securities. Participation in the investment markets in some of those countries may be available initially or solely through investment in joint ventures, state enterprises, private placements, unlisted securities or other similar illiquid investment vehicles.

      In addition, although investment opportunities may exist in Eastern
European countries, any change in the leadership or policies of the governments of those countries, or changes in the leadership or policies of any other government that exercises a significant influence over those countries, may halt the expansion of or reverse the liberalization of foreign investment policies now occurring. As a result investment opportunities which may currently exist may be threatened.

      The prior authoritarian governments of a number of the Eastern European countries previously expropriated large amounts of real and personal property, which may include property which will be represented by or held by entities issuing the securities a Fund might wish to purchase. In many cases, the claims of the prior property owners against those governments were never finally settled. There can be no assurance that any property represented by or held by entities issuing securities purchased by a Fund will not also be expropriated, nationalized, or confiscated. If that property were confiscated, a Fund could lose a substantial portion of its investments in such countries. A Fund's investments could also be adversely affected by exchange control regulations imposed in any of those countries.

      |X|   Portfolio Turnover. "Portfolio turnover" describes the rates at which the Funds traded their portfolio securities during their last fiscal year. For example, if a Fund sold all of its securities during the year, its portfolio turnover rate would have been 100%. The Funds' portfolio turnover rates will fluctuate from year to year, and any of the Funds may have portfolio turnover rates of more than 100% annually.

Other Investment Techniques and Strategies. In seeking their respective objectives, the Funds may from time to time use the types of investment strategies and investments described below. They are not required to use all of these strategies at all times, and at times may not use them.

      |X|   Investing in Small, Unseasoned Companies. The Funds may invest in securities of small, unseasoned companies, subject to limits (if any) stated
in that Fund's Prospectus. These are companies that have been in operation for less than three years, including the operations of any predecessors.
Securities of these companies may be subject to volatility in their prices.
They may have a limited trading market or no trading market, which may adversely affect the Funds' ability to value them or to dispose of them and can reduce the price the Funds might be able to obtain for them. Other investors that own a security issued by a small, unseasoned issuer for which there is limited liquidity might trade the security when the Funds are attempting to dispose of their holdings of that security. In that case, a
Fund might receive a lower price for its holdings than might otherwise be obtained.

      |X|   When-Issued and Delayed-Delivery Transactions (All Portfolios).
The Funds may invest in securities on a "when-issued" basis and may purchase or sell securities on a "delayed-delivery" or "forward commitment" basis.
When-issued and delayed-delivery are terms that refer to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.

      When such transactions are negotiated, the price (which is generally expressed in yield terms) is fixed at the time the commitment is made.
Delivery and payment for the securities take place at a later date. The securities are subject to change in value from market fluctuations during the period until settlement. The value at delivery may be less than the purchase price. For example, changes in interest rates in a direction other than that expected by the Manager before settlement will affect the value of such securities and may cause a loss to the Funds. During the period between purchase and settlement, no payment is made by the Funds to the issuer and no interest accrues to that portfolio from the investment. No income begins to accrue to the Funds on a when-issued security until the Funds receive the security at settlement of the trade.

      The Funds will engage in when-issued transactions to secure what the
Manager considers to be an advantageous price and yield at the time of entering into the obligation. When a Fund enters into a when-issued or delayed-delivery transaction, it relies on the other party to complete the transaction. Its failure to do so may cause that Fund to lose the opportunity to obtain the security at a price and yield the Manager considers to be advantageous.

      When a Fund engages in when-issued and delayed-delivery transactions, it does so for the purpose of acquiring or selling securities consistent with its investment objective and policies for its portfolio or for delivery pursuant to options contracts it has entered into, and not for the purpose of investment leverage. Although a Fund will enter into delayed-delivery or when-issued purchase transactions to acquire securities, it may dispose of a commitment prior to settlement. If a Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition or to dispose of its right to delivery against a forward commitment, it may incur a gain or loss.

      At the time a Fund makes the commitment to purchase or sell a security on a when-issued or delayed delivery basis, it records the transaction on its books and reflects the value of the security purchased in determining that
Fund's net asset value. In a sale transaction, it records the proceeds to be received. That Fund will identify on its books liquid assets at least equal in value to the value of that Fund's purchase commitments until that Fund pays for the investment.

      When-issued and delayed-delivery transactions can be used by the Funds as a defensive technique to hedge against anticipated changes in interest rates and prices. For instance, in periods of rising interest rates and falling prices, a Fund might sell securities in its portfolio on a forward commitment basis to attempt to limit its exposure to anticipated falling prices. In periods of falling interest rates and rising prices, a Fund might sell portfolio securities and purchase the same or similar securities on a when-issued or delayed-delivery basis to obtain the benefit of currently higher cash yields.

      |X|   Zero-Coupon Securities. The Fixed Income Funds may buy
zero-coupon and delayed interest securities, and "stripped" securities of foreign government issuers, which may or may not be backed by the "full faith and credit" of the issuing foreign government, and of domestic and foreign corporations. The Fixed Income Funds and Value Fund/VA may also buy zero-coupon and "stripped" U.S. government securities. Zero-coupon securities issued by foreign governments and by corporations will be subject to greater credit risks than U.S. government zero-coupon securities.

      |X|   "Stripped" Mortgage-Related Securities. The Fixed Income Funds
and Value Fund/VA can invest in stripped mortgage-related securities that are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities. Each has a specified percentage of the underlying security's principal or interest payments. These are a form of derivative investment.

      Mortgage securities may be partially stripped so that each class receives some interest and some principal. However, they may be completely stripped. In that case all of the interest is distributed to holders of one type of security, known as an "interest-only" security, or "I/O," and all of the principal is distributed to holders of another type of security, known as a "principal-only" security or "P/O." Strips can be created for pass-through certificates or CMOs.

      The yields to maturity of I/Os and P/Os are very sensitive to principal repayments (including prepayments) on the underlying mortgages. If the underlying mortgages experience greater than anticipated prepayments of principal, that Fund might not fully recoup its investment in an I/O based on those assets. If underlying mortgages experience less than anticipated prepayments of principal, the yield on the P/Os based on them could decline substantially.

      |X|   Repurchase Agreements. The Funds may acquire securities subject to repurchase agreements. They may do so for liquidity purposes to meet anticipated redemptions of Fund shares, or pending the investment of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities transactions, or for temporary defensive purposes, as described below.

      In a repurchase transaction, the Funds buy a security from, and simultaneously resell it to, an approved vendor for delivery on an agreed-upon future date. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect. Approved vendors include
U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities. They must meet credit requirements set by the Manager from time to time.

      The majority of these transactions run from day to day, and delivery pursuant to the resale typically occurs within one to five days of the purchase. Repurchase agreements having a maturity beyond seven days are subject to each Fund's limit on holding illiquid investments. No Fund will enter into a repurchase agreement that causes more than 15% of its net assets
(for Value Fund/VA and Money Fund/VA, 10%) to be subject to repurchase agreements having a maturity beyond seven days. There is no limit on the amount of a Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less for defensive purposes.

      Repurchase agreements, considered "loans" under the Investment Company
Act of 1940 (the "Investment Company Act"), are collateralized by the underlying security. The Funds' repurchase agreements require that at all times while the repurchase agreements are in effect, the value of the collateral must equal or exceed the repurchase price to fully collateralize the repayment obligation. However, if the vendor fails to pay the resale price on the delivery date, the Funds may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do so. The Manager will monitor the vendor's creditworthiness to confirm that the vendor is financially sound and will continuously monitor the collateral's value.

      Pursuant to an Exemptive Order issued by the Securities and Exchange
Commission (the "SEC"), the Funds, along with other affiliated entities managed by the Manager, may transfer uninvested cash balances into one or more joint repurchase accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities. Securities that are collateral for repurchase agreements are financial assets subject to the
Fund's entitlement orders through its securities account at its custodian bank until the agreements mature. Each joint repurchase arrangement requires that the market value of the collateral be sufficient to cover payments of interest and principal; however, in the event of default by the other party to the agreement, retention or sale of the collateral may be subject to legal proceedings.

      |X|   Illiquid and Restricted Securities. Under the policies and procedures established by the Fund's Board of Trustees, the Manager determines the liquidity of certain of the Funds' investments. To enable a
Fund to sell its holdings of a restricted security not registered under the
Securities Act of 1933, that Fund may have to cause those securities to be registered. The expenses of registering restricted securities may be negotiated by the Fund with the issuer at the time the Fund buys the securities. When a Fund must arrange registration because the Fund wishes to sell the security, a considerable period may elapse between the time the decision is made to sell the security and the time the security is registered so that the Fund could sell it. That Fund would bear the risks of any downward price fluctuation during that period.

      The Funds may also acquire restricted securities through private placements. Those securities have contractual restrictions on their public resale. Those restrictions might limit a Fund's ability to dispose of the securities and might lower the amount a Fund could realize upon the sale.

      The Funds have limitations that apply to purchases of restricted securities, as stated in the Prospectus. Those percentage restrictions do not limit purchases of restricted securities that are eligible for sale to qualified institutional purchasers under Rule 144A of the Securities Act of
1933, if those securities have been determined to be liquid by the Manager under Board-approved guidelines. Those guidelines take into account the trading activity for such securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, the Funds' holdings of that security may be considered to be illiquid.

      Illiquid securities include repurchase agreements maturing in more than seven days and participation interests that do not have puts exercisable within seven days.

      Loans of Portfolio Securities. To raise cash for liquidity purposes or income, the Fund can lend its portfolio securities to brokers, dealers and other types of financial institutions approved by the Fund's Board of
Trustees.

      The Fund may lend its portfolio securities pursuant to the Securities
Lending Agreement (the "Securities Lending Agreement") with JP Morgan Chase, subject to the restrictions stated in the Prospectus. The Fund will lend such portfolio securities to attempt to increase the Fund's income. Under the
Securities Lending Agreement and applicable regulatory requirements (which are subject to change), the loan collateral must, on each business day, be at least equal to the value of the loaned securities and must consist of cash, bank letters of credit or securities of the U.S. Government (or its agencies or instrumentalities), or other cash equivalents in which the Fund is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay to JP Morgan Chase, as agent, amounts demanded by the
Fund if the demand meets the terms of the letter. Such terms of the letter of credit and the issuing bank must be satisfactory to JP Morgan Chase and the
Fund. The Fund will receive, pursuant to the Securities Lending Agreement,
80% of all annual net income (i.e., net of rebates to the Borrower) from securities lending transactions. JP Morgan Chase has agreed, in general, to guarantee the obligations of borrowers to return loaned securities and to be responsible for expenses relating to securities lending. The Fund will be responsible, however, for risks associated with the investment of cash collateral, including the risk that the issuer of the security in which the cash collateral has been invested in defaults. The Securities Lending
Agreement may be terminated by either JP Morgan Chase or the Fund on 30 days'
written notice. The terms of the Fund's loans must also meet applicable tests under the Internal Revenue Code and permit the Fund to reacquire loaned securities on five business days' notice or in time to vote on any important matter.

      There are some risks in connection with securities lending. The Funds might experience a delay in receiving additional collateral to secure a loan, or a delay in recovery of the loaned securities if the borrower defaults. The
Funds must receive collateral for a loan. Under current applicable regulatory requirements (which are subject to change), on each business day the loan collateral must be at least equal to the value of the loaned securities. It must consist of cash, bank letters of credit, or securities of the U.S.
government or its agencies or instrumentalities, or other cash equivalents in which that Fund is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Funds if the demand meets the terms of the letter. The terms of the letter of credit and the issuing bank both must be satisfactory to the Funds.

      When they lend securities, that Fund receives amounts equal to the dividends or interest on loaned securities. It also receives one or more of
(a) negotiated loan fees, (b) interest on securities used as collateral, and
(c) interest on any short-term debt securities purchased with such loan collateral. Either type of interest may be shared with the borrower. That
Fund may also pay reasonable finder's, custodian and administrative fees in connection with these loans. The terms of a Fund's loans must meet applicable tests under the Internal Revenue Code and must permit the Fund to reacquire loaned securities on five days' notice or in time to vote on any important matter.

      |X|   Borrowing for Leverage. Each Fund has the ability to borrow from banks on an unsecured basis. Each Fund has undertaken to limit borrowing to
25% of the value of that Fund's net assets, which is further limited to 10%
if borrowing is for a purpose other than to facilitate redemptions. Investing borrowed funds in portfolio securities is a speculative technique known as
"leverage." The Funds cannot borrow money in excess of 33-1/3% of the value of that Fund's total assets. The Funds may borrow only from banks and/or affiliated investment companies. With respect to this fundamental policy, the
Funds can borrow only if they maintain a 300% ratio of assets to borrowings at all times in the manner set forth in the Investment Company Act. If the value of that Fund's assets fails to meet this 300% asset coverage requirement, that Fund will reduce its bank debt within three days to meet the requirement. To do so, that Fund might have to sell a portion of its investments at a disadvantageous time.

      A Fund will pay interest on these loans, and that interest expense will raise the overall expenses of that Fund and reduce its returns. If it does borrow, its expenses will be greater than comparable funds that do not borrow for leverage. Additionally, that Fund's net asset values per share might fluctuate more than that of funds that do not borrow. Currently, the Funds do not contemplate using this technique in the next year but if they do so, it will not likely be to a substantial degree.

      Interfund Borrowing and Lending Arrangements. Consistent with its fundamental policies and pursuant to an exemptive order issued by the SEC, the Fund may engage in borrowing and lending activities with other funds in the OppenheimerFunds complex. Borrowing money from affiliated funds may afford the Fund the flexibility to use the most cost-effective alternative to satisfy its borrowing requirements. Lending money to an affiliated fund may allow the Fund to obtain a higher rate of return than it could from interest rates on alternative short-term investments. Implementation of interfund lending is being accomplished consistent with applicable regulatory requirements, including the provisions of the SEC order.

o     Interfund Borrowing. The Fund will not borrow from affiliated funds unless the terms of the borrowing arrangement are at least as favorable as the terms the Fund could otherwise negotiate with a third party. To assure that the Fund will not be disadvantaged by borrowing from an affiliated fund, certain safeguards are being implemented. Examples of these safeguards include the following:
o     the Fund will not borrow money from affiliated funds unless the interest rate is more favorable than available bank loan rates;
o     the Fund's borrowing from affiliated funds must be consistent with its investment objective and investment policies;
o     the loan rates will be the average of the overnight repurchase agreement rate available through the OppenheimerFunds joint repurchase agreement account and a pre-established formula based on quotations from independent banks to approximate the lowest interest rate at which bank loans would be available to the Fund;
o     if the Fund has outstanding borrowings from all sources greater than
            10% of its total assets, then the Fund must secure each
            additional outstanding interfund loan by segregating liquid assets of the Fund as collateral;
o     the Fund cannot borrow from an affiliated fund in excess of 125% of its total redemptions for the preceding seven days;
o     each interfund loan may be repaid on any day by the Fund; and
o     the Trustees will be provided with a report of all interfund loans and the Trustees will monitor all such borrowings to ensure that the
            Fund's participation is appropriate.

      There is a risk that a borrowing fund could have a loan called on one days' notice. In that circumstance, the Fund might have to borrow from a bank at a higher interest cost if money to lend were not available from another
Oppenheimer fund.

o     Interfund Lending. To assure that the Fund will not be disadvantaged by making loans to affiliated funds, certain safeguards are being implemented.
Examples of these safeguards include the following:
o     the Fund will not lend money to affiliated funds unless the interest rate on such loan is determined to be reasonable under the circumstances;
o     the Fund may not make interfund loans in excess of 15% of its net assets;
o     an interfund loan to any one affiliated fund shall not exceed 5% of the
            Fund's net assets;
o     an interfund loan may not be outstanding for more than seven days;
o     each interfund loan may be called on one business day's notice; and
o     the Manager will provide the Trustees reports on all interfund loans demonstrating that the Fund's participation is appropriate and that the loan is consistent with its investment objectives and policies.

      When a Fund  lends  assets  to  another  affiliated  fund,  the  Fund is subject to the risk that the borrowing fund might fail to repay the loan.

      o  Bank Obligations. The Funds can buy time deposits, certificates of deposit and bankers' acceptances. They must be:
o     obligations issued or guaranteed by a domestic bank (including a foreign branch of a domestic bank) having total assets of at least U.S. $1 billion, or
o     obligations of a foreign bank with total assets of at least U.S. $1 billion.

      "Banks" include commercial banks, savings banks and savings and loan associations, which may or may not be members of the Federal Deposit
Insurance Corporation.

      o  Commercial Paper. The Funds can invest in commercial paper if it is rated within the top three rating categories of S&P and Moody's or other rating organizations.

      If the paper is not rated, it may be purchased if the Manager determines that it is comparable to rated commercial paper in the top three rating categories of national rating organizations.

      The Funds can buy commercial paper, including U.S. dollar-denominated securities of foreign branches of U.S. banks, issued by other entities if the commercial paper is guaranteed as to principal and interest by a bank, government or corporation whose certificates of deposit or commercial paper may otherwise be purchased by the Funds.

      o  Variable Amount Master Demand Notes. Master demand notes are corporate obligations that permit the investment of fluctuating amounts by the Funds at varying rates of interest under direct arrangements between the
Funds, as lender, and the borrower. They permit daily changes in the amounts borrowed. The Funds have the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount. The borrower may prepay up to the full amount of the note without penalty. These notes may or may not be backed by bank letters of credit.

      Because these notes are direct lending arrangements between the lender and borrower, it is not expected that there will be a trading market for them. There is no secondary market for these notes, although they are redeemable (and thus are immediately repayable by the borrower) at principal amount, plus accrued interest, at any time. Accordingly, the Fund's right to redeem such notes is dependent upon the ability of the borrower to pay principal and interest on demand.

      The Funds have no limitations on the type of issuer from whom these notes will be purchased. However, in connection with such purchases and on an ongoing basis, the Manager will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes made demand simultaneously. Investments in master demand notes are subject to the limitation on investments by the Fund in illiquid securities, described in the Prospectus. Currently, the Fund does not intend that its investments in variable amount master demand notes will exceed 5% of its total assets.

      |X|   Derivatives. The Funds can invest in a variety of derivative investments for hedging purposes. Some derivative investments the Funds can use are the hedging instruments described below in this Statement of
Additional Information. The Equity Funds do not use, and do not currently contemplate using, derivatives or hedging instruments to a significant degree in the coming year and they are not obligated to use them in seeking their objectives.

      Other derivative investments the Fixed Income Funds can invest in include "index-linked" notes. Principal and/or interest payments on these notes depend on the performance of an underlying index. Currency-indexed securities are another derivative these Funds may use. Typically, these are short-term or intermediate-term debt securities. Their value at maturity or the rates at which they pay income are determined by the change in value of the U.S. dollar against one or more foreign currencies or an index. In some cases, these securities may pay an amount at maturity based on a multiple of the amount of the relative currency movements. This type of index security offers the potential for increased income or principal payments but at a greater risk of loss than a typical debt security of the same maturity and credit quality.

      Other derivative investments the Fixed Income Funds can use include debt exchangeable for common stock of an issuer or "equity-linked debt securities" of an issuer. At maturity, the debt security is exchanged for common stock of the issuer or it is payable in an amount based on the price of the issuer's common stock at the time of maturity. Both alternatives present a risk that the amount payable at maturity will be less than the principal amount of the debt because the price of the issuer's common stock might not be as high as the Manager expected.

|X|   Hedging. Although the Funds can use hedging instruments, they are not obligated to use them in seeking their objective. To attempt to protect against declines in the market value of the Funds' portfolio, to permit the
Funds to retain unrealized gains in the value of portfolio securities which have appreciated, or to facilitate selling securities for investment reasons, the Funds could:
o     sell futures contracts,
o     buy puts on such futures or on securities, or
o     write covered calls on securities or futures. Covered calls may also be used to increase the Funds' income, but the Manager does not expect to engage extensively in that practice.

      The Funds can use hedging to establish a position in the securities market as a temporary substitute for purchasing particular securities. In that case the Funds would normally seek to purchase the securities and then terminate that hedging position. The Funds might also use this type of hedge to attempt to protect against the possibility that its portfolio securities would not be fully included in a rise in value of the market. To do so the
Funds could:
o     buy futures, or
o     buy calls on such futures or on securities.

      The Funds' strategy of hedging with futures and options on futures will be incidental to the Fund's activities in the underlying cash market. The particular hedging instruments the Funds can use are described below. The
Funds may employ new hedging instruments and strategies when they are developed, if those investment methods are consistent with the Funds'
investment objective and are permissible under applicable regulations governing the Funds.

o     Futures. The Funds can buy and sell futures contracts that relate to
(1) broadly-based stock indices (these are referred to as "stock index futures"), (2) an individual stock ("single stock futures"), (3) bond indices
(these are referred to as "bond index futures"), (4) debt securities (these are referred to as "interest rate futures"), (5) foreign currencies (these are referred to as "forward contracts") and (6) commodity contracts (these are referred to as commodity futures)." The Fixed Income Funds are not expected to buy or sell stock index futures or single stock futures on a regular basis.

      A broadly-based stock index is used as the basis for trading stock index futures. They may in some cases be based on stocks of issuers in a particular industry or group of industries. A stock index assigns relative values to the common stocks included in the index and its value fluctuates in response to the changes in value of the underlying stocks. A stock index cannot be purchased or sold directly. Bond index futures are similar contracts based on the future value of the basket of securities that comprise the index. These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction. There is no delivery made of the underlying securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

      An interest rate future obligates the seller to deliver (and the purchaser to take) cash or a specified type of debt security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position. Similarly, a single stock future obligates the seller to deliver (and the purchaser to take) cash or a specified equity security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position.
Single stock futures trade on a very limited number of exchanges, with contracts typically not fungible among the exchanges. Similarly, a single stock future obligates the seller to deliver (and the purchaser to take) cash or a specified equity security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position.
Single stock futures trade on a very limited number of exchanges, with contracts typically not fungible among the exchanges.

      No money is paid or received by the Funds on the purchase or sale of a future. Upon entering into a futures transaction, the Funds will be required to deposit an initial margin payment with the futures commission merchant
(the "futures broker"). Initial margin payments will be deposited with the
Funds' custodian bank in an account registered in the futures broker's name.
However, the futures broker can gain access to that account only under specified conditions. As the future is marked to market (that is, its value on that Fund's books is changed) to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

      At any time prior to expiration of the future, the Funds may elect to close out their position by taking an opposite position, at which time a final determination of variation margin is made and any additional cash must be paid by or released to that Fund. Any loss or gain on the future is then realized by that Fund for tax purposes. All futures transactions are effected through a clearinghouse associated with the exchange on which the contracts are traded.

o     Put and Call Options. The Funds can buy and sell certain kinds of put options ("puts") and call options ("calls"). The Funds can buy and sell exchange-traded and over-the-counter put and call options, including index options, securities options, currency options, commodities options, and options on the other types of futures described above.

o     Writing Covered Call Options. The Funds can write (that is, sell)
covered calls. If a Fund sells a call option, it must be covered. That means the Fund must own the security subject to the call while the call is outstanding, or, for certain types of calls, the call may be covered by segregating liquid assets to enable that Fund to satisfy its obligations if the call is exercised. Up to 100% of a Fund's total assets may be subject to calls that Fund writes.

      When a Fund writes a call on a security, it receives cash (a premium).
That Fund agrees to sell the underlying security to a purchaser of a corresponding call on the same security during the call period at a fixed exercise price regardless of market price changes during the call period. The call period is usually not more than nine months. The exercise price may differ from the market price of the underlying security. That Fund shares the risk of loss that the price of the underlying security may decline during the call period. That risk may be offset to some extent by the premium the Fund receives. If the value of the investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium and the investment.

      When a Fund writes a call on an index, it receives cash (a premium). If the buyer of the call exercises it, the Fund will pay an amount of cash equal to the difference between the closing price of the call and the exercise price, multiplied by a specified multiple that determines the total value of the call for each point of difference. If the value of the underlying investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium.

      The Funds' custodian bank, or a securities depository acting for the custodian bank, will act as the Funds' escrow agent, through the facilities of the Options Clearing Corporation ("OCC"), as to the investments on which the Funds have written calls traded on exchanges or as to other acceptable escrow securities. In that way, no margin will be required for such transactions. OCC will release the securities on the expiration of the option or when the Funds enter into a closing transaction.

      When a Fund writes an over-the-counter ("OTC") option, that Fund will enter into an arrangement with a primary U.S. government securities dealer which will establish a formula price at which the Fund will have the absolute right to repurchase that OTC option. The formula price will generally be based on a multiple of the premium received for the option, plus the amount by which the option is exercisable below the market price of the underlying security (that is, the option is "in the money"). When a Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on holding illiquid securities) the mark-to-market value of any OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

      To terminate its obligation on a call it has written, a Fund may purchase a corresponding call in a "closing purchase transaction." A Fund will then realize a profit or loss, depending upon whether the net of the amount of the option transaction costs and the premium received on the call the Fund wrote is more or less than the price of the call the Fund purchases to close out the transaction. That Fund may realize a profit if the call expires unexercised, because that Fund will retain the underlying security and the premium it received when it wrote the call. Any such profits are considered short-term capital gains for federal income tax purposes, as are the premiums on lapsed calls. When distributed by a Fund they are taxable as ordinary income. If a Fund cannot effect a closing purchase transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised.

      A Fund may also write calls on a futures contract without owning the futures contract or securities deliverable under the contract. To do so, at the time the call is written, that Fund must cover the call by identifying an equivalent dollar amount of liquid assets on its books. The Fund will identify additional liquid assets if the value of the identified assets drops below 100% of the current value of the future. Because of this requirement, in no circumstances would that Fund's receipt of an exercise notice as to that future require that Fund to deliver a futures contract. It would simply put that Fund in a short futures position, which is permitted by the Funds'
hedging policies.

o     Writing Put Options. Each Fund can sell put options. A put option on securities gives the purchaser the right to sell, and the writer the obligation to buy, the underlying investment at the exercise price during the option period. The Funds will not write puts if, as a result, more than 50%
of the Fund's net assets would be required to be identified on its books to cover such put options.

      If a Fund writes a put, the put must be covered by identifying liquid assets on its books. The premium the Funds receive from writing a put represents a profit, as long as the price of the underlying investment remains equal to or above the exercise price of the put. However, that Fund also assumes the obligation during the option period to buy the underlying investment from the buyer of the put at the exercise price, even if the value of the investment falls below the exercise price. If a put a Fund has written expires unexercised, that Fund realizes a gain in the amount of the premium less the transaction costs incurred. If the put is exercised, that Fund must fulfill its obligation to purchase the underlying investment at the exercise price. That price will usually exceed the market value of the investment at that time. In that case, that Fund may incur a loss if it sells the underlying investment. That loss will be equal to the sum of the sale price of the underlying investment and the premium received minus the sum of the exercise price and any transaction costs the Fund incurred.

      When writing a put option on a security, to secure its obligation to pay for the underlying security, that Fund will identify on its books liquid assets with a value equal to or greater than the exercise price of the underlying securities. That Fund therefore forgoes the opportunity of investing the assets identified on its books or writing calls against those assets.

      As long as a Fund's obligation as the put writer continues, it may be assigned an exercise notice by the broker-dealer through which the put was sold. That notice will require that Fund to take delivery of the underlying security and pay the exercise price. No Fund has control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put. That obligation terminates upon expiration of the put. It may also terminate if, before it receives an exercise notice, that Fund effects a closing purchase transaction by purchasing a put of the same series as it sold. Once a Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

      A Fund may decide to effect a closing purchase transaction to realize a profit on an outstanding put option it has written or to prevent the underlying security from being put. Effecting a closing purchase transaction will also permit that Fund to write another put option on the security, or to sell the security and use the proceeds from the sale for other investments. A
Fund will realize a profit or loss from a closing purchase transaction depending on whether the cost of the transaction is less or more than the premium received from writing the put option. Any profits from writing puts are considered short-term capital gains for federal tax purposes, and when distributed by a Fund, is taxable as ordinary income.

o     Purchasing Calls and Puts. Each Fund can purchase calls to protect against the possibility that its portfolio will not participate in an anticipated rise in the securities market. When a Fund buys a call (other than in a closing purchase transaction), it pays a premium. That Fund then has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price. A Fund benefits only if it sells the call at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the Fund exercises the call. If a Fund does not exercise the call or sell it (whether or not at a profit), the call will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

      A Fund can buy puts whether or not it holds the underlying investment in its portfolio. When a Fund purchases a put, it pays a premium and, except as to puts on indices, has the right to sell the underlying investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price. Buying a put on securities or futures a Fund owns enables that Fund to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put. If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to sell the underlying investment. However, the Fund may sell the put prior to its expiration. That sale may or may not be at a profit.

      Buying a put on an investment a Fund does not own (such as an index of future) permits a Fund to resell the put or to buy the underlying investment and sell it at the exercise price. The resale price will vary inversely to the price of the underlying investment. If the market price of the underlying investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

      When a Fund purchases a call or put on an index or future, it pays a premium, but settlement is in cash rather than by delivery of the underlying investment to the Fund. A gain or loss depends on changes in the index in question (and thus on price movements in the securities market generally)
rather than on price movements in individual securities or futures contracts.

      A Fund may buy a call or put only if, after the purchase, the value of all call and put options held by the Fund will not exceed 5% of the Fund's total assets.

o     Buying and Selling Options on Foreign Currencies. A Fund can buy and
sell calls and puts on foreign currencies. They include puts and calls that trade on a securities or commodities exchange or in the over-the-counter markets or are quoted by major recognized dealers in such options. A Fund could use these calls and puts to try to protect against declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

      If the Manager anticipates a rise in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of those securities may be partially offset by purchasing calls or writing puts on that foreign currency. If the Manager anticipates a decline in the dollar value of a foreign currency, the decline in the dollar value of portfolio securities denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign currency. However, the currency rates could fluctuate in a direction adverse to a Fund's position.
That Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

      A call the Fund writes on a foreign currency is "covered" if the Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or it can do so for additional cash consideration identified on its books) upon conversion or exchange of other foreign currency held in its portfolio.

      A Fund could write a call on a foreign currency to provide a hedge against a decline in the U.S. dollar value of a security which the Fund owns or has the right to acquire and which is denominated in the currency underlying the option. That decline might be one that occurs due to an expected adverse change in the exchange rate. This is known as a
"cross-hedging" strategy. In those circumstances, the Fund covers the option by identifying on its books liquid assets in an amount equal to the exercise price of the option.

o     Risks of Hedging with Options and Futures. The use of hedging instruments requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management. If the Manager uses a hedging instrument at the wrong time or judges market conditions incorrectly, hedging strategies may reduce a Fund's return. A Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments.

      A Fund's option activities could affect its portfolio turnover rate and brokerage commissions. The exercise of calls written by the Fund might cause a Fund to sell related portfolio securities, thus increasing its turnover rate. The exercise by a Fund of puts on securities will cause the sale of underlying investments, increasing portfolio turnover. Although the decision whether to exercise a put it holds is within a Fund's control, holding a put might cause that Fund to sell the related investments for reasons that would not exist in the absence of the put.

      A Fund could pay a brokerage commission each time it buys or sells a call, a put or an underlying investment in connection with the exercise of a call or put. Those commissions could be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments.
Premiums paid for options are small in relation to the market value of the underlying investments. Consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in a Fund's net asset values being more sensitive to changes in the value of the underlying investment.

      If a covered call written by a Fund is exercised on an investment that has increased in value, that Fund will be required to sell the investment at the call price. It will not be able to realize any profit if the investment has increased in value above the call price.

      An option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option. A Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

      There is a risk in using short hedging by selling futures or purchasing puts on broadly-based indices or futures to attempt to protect against declines in the value of a Fund's portfolio securities. The risk is that the prices of the futures or the applicable index will correlate imperfectly with the behavior of the cash prices of that Fund's securities. For example, it is possible that while a Fund has used a hedging instrument in a short hedge, the market might advance and the value of the securities held in the Fund's portfolio might decline. If that occurred, the Fund would lose money on the hedging instrument and also experience a decline in the value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the indices upon which the hedging instrument is based.

      The risk of imperfect correlation increases as the composition of a
Fund's portfolio diverges from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the portfolio securities being hedged and movements in the price of the hedging instruments, a Fund may use hedging instruments in a greater dollar amount than the dollar amount of portfolio securities being hedged. It might do so if the historical volatility of the prices of the portfolio securities being hedged are more than the historical volatility of the applicable index.

      The ordinary spreads between prices in the cash and futures markets are subject to distortions, due to differences in the nature of those markets.
First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion.
Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities markets. Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

      A Fund can use hedging instruments to establish a position in the securities markets as a temporary substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures, broadly-based indices or on securities. It is possible that when a Fund does so the market might decline. If that Fund then concludes not to invest in securities because of concerns that the market might decline further or for other reasons, the Fund will realize a loss on the hedging instruments that is not offset by a reduction in the price of the securities purchased.

o     Forward Contracts. Forward contracts are foreign currency exchange contracts. They are used to buy or sell foreign currency for future delivery at a fixed price. A Fund uses them to "lock in" the U.S. dollar price of a security denominated in a foreign currency that the Fund has bought or sold, or to protect against possible losses from changes in the relative values of the U.S. dollar and a foreign currency. A Fund limits its exposure in foreign currency exchange contracts in a particular foreign currency to the amount of its assets denominated in that currency or a closely-correlated currency. A
Fund may also use "cross-hedging" where it hedges against changes in currencies other than the currency in which a security it holds is denominated.

      Under a forward contract, one party agrees to purchase, and another party agrees to sell, a specific currency at a future date. That date may be any fixed number of days from the date of the contract agreed upon by the parties. The transaction price is set at the time the contract is entered into. These contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

      The Funds may use forward contracts to protect against uncertainty in the level of future exchange rates. The use of forward contracts does not eliminate the risk of fluctuations in the prices of the underlying securities a Fund owns or intends to acquire, but it does fix a rate of exchange in advance. Although forward contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases.

      When a Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates receiving dividend payments in a foreign currency, the Fund might desire to "lock-in"
the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend payments. To do so, that Fund could enter into a forward contract for the purchase or sale of the amount of foreign currency involved in the underlying transaction, in a fixed amount of U.S. dollars per unit of the foreign currency. This is called a "transaction hedge." The transaction hedge will protect the Fund against a loss from an adverse change in the currency exchange rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

      A Fund could also use forward contracts to lock in the U.S. dollar value of a portfolio position. This is called a "position hedge." When a Fund believes that foreign currency might suffer a substantial decline against the
U.S. dollar, it could enter into a forward contract to sell an amount of that foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in that foreign currency. When a Fund believes that the U.S. dollar might suffer a substantial decline against a foreign currency, it could enter into a forward contract to buy that foreign currency for a fixed dollar amount. Alternatively, a Fund could enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount if the Fund believes that the U.S. dollar value of the foreign currency to be sold pursuant to its forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio securities of the Fund are denominated. That is referred to as a "cross hedge."

      The Fund will cover its short positions in these cases by identifying on its books liquid assets having a value equal to the aggregate amount of the Fund's commitment under forward contracts. No Fund will enter into forward contracts or maintain a net exposure to such contracts if the consummation of the contracts would obligate a Fund to deliver an amount of foreign currency in excess of the value of that Fund's portfolio securities or other assets denominated in that currency or another currency that is the subject of the hedge.

      The precise matching of the amounts under forward contracts and the value of the securities involved generally will not be possible because the future value of securities denominated in foreign currencies will change as a consequence of market movements between the date the forward contract is entered into and the date it is sold. In some cases the Manager might decide to sell the security and deliver foreign currency to settle the original purchase obligation. If the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver, the Fund might have to purchase additional foreign currency on the "spot" (that is, cash)
market to settle the security trade. If the market value of the security instead exceeds the amount of foreign currency the Fund is obligated to deliver to settle the trade, the Fund might have to sell on the spot market some of the foreign currency received upon the sale of the security. There will be additional transaction costs on the spot market in those cases.

      The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing a Fund to sustain losses on these contracts and to pay additional transactions costs.
The use of forward contracts in this manner might reduce a Fund's performance if there are unanticipated changes in currency prices to a greater degree than if a Fund had not entered into such contracts.

      At or before the maturity of a forward contract requiring a Fund to sell a currency, the Fund might sell a portfolio security and use the sale proceeds to make delivery of the currency. In the alternative a Fund might retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract. Under that contract a Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, a Fund might close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance. The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract.

      The costs to a Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no brokerage fees or commissions are involved. Because these contracts are not traded on an exchange, a Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

      Although a Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S.
dollars on a daily basis. Funds may convert foreign currency from time to time, and will incur costs in doing so. Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies. Thus, a dealer might offer to sell a foreign currency to a Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

|X|   Interest Rate Swaps Transactions. Value Fund/VA and Strategic Bond
Fund/VA can enter into interest rate swap agreements. In an interest rate swap, the Fund and another party exchange their right to receive or their obligation to pay interest on securities. For example, they might swap the right to receive floating rate payments for fixed rate payments. Each of these Funds can enter into interest rate swaps on securities it owns or as hedge against a basket of securities held by that Fund that the Fund's
Manager deems to be closely correlated with the swap transactions. Also, that
Fund will identify on its books liquid assets (such as cash or U.S.
government securities) to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed.

      Swap agreements entail both interest rate risk and credit risk. There is a risk that, based on movements of interest rates in the future, the payments made by the Fund under a swap agreement will be greater than the payments it received. Credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund's loss will consist of the net amount of contractual interest payments that the Fund has not yet received. The Manager will monitor the creditworthiness of counterparties to the Fund's interest rate swap transactions on an ongoing basis.

      The Fund can enter into swap transactions with certain counterparties pursuant to master netting agreements. A master netting agreement provides that all swaps done between the Fund and that counterparty shall be regarded as parts of an integral agreement. If amounts are payable on a particular date in the same currency in respect of one or more swap transactions, the amount payable on that date in that currency shall be the net amount. In addition, the master netting agreement may provide that if one party defaults generally or on one swap, the counterparty can terminate all of the swaps with that party. Under these agreements, if a default results in a loss to one party, the measure of that party's damages is calculated by reference to the average cost of a replacement swap for each swap. It is measured by the mark-to-market value at the time of the termination of each swap. The gains and losses on all swaps are then netted, and the result is the counterparty's gain or loss on termination. The termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation."

|X|   Credit Derivatives. The Fixed-Income Funds and Balanced/VA may enter into credit default swaps, both directly ("unfunded swaps") and indirectly in the form of a swap embedded within a structured note ("funded swaps"), to protect against the risk that a security will default. Unfunded and funded credit default swaps may be on a single security, or on a basket of securities. These Funds pay a fee to enter into the swap and receives a fixed payment during the life of the swap. These Funds may take a short position in the credit default swap (also known as "buying credit protection"), or may take a long position in the credit default swap note (also known as "selling credit protection").

      These Funds would take a short position in a credit default swap (the
"unfunded swap") against a long portfolio position to decrease exposure to specific high yield issuers. If the short credit default swap is against a corporate issue, these Funds must own that corporate issue. However, if the short credit default swap is against sovereign debt, these Funds may own either: (i) the reference obligation, (ii) any sovereign debt of that foreign country, or (iii) sovereign debt of any country that the Manager determines is closely correlated as an inexact bona fide hedge.

      If these Funds take a short position in the credit default swap, if there is a credit event (including bankruptcy, failure to timely pay interest or principal, or a restructuring), these Funds will deliver the defaulted bonds and the swap counterparty will pay the par amount of the bonds. An associated risk is adverse pricing when purchasing bonds to satisfy the delivery obligation. If the swap is on a basket of securities, the notional amount of the swap is reduced by the par amount of the defaulted bond, and the fixed payments are then made on the reduced notional amount.

      Taking a long position in the credit default swap note (i.e., purchasing the "funded swap") would increase a Fund's exposure to specific high yield corporate issuers. The goal would be to increase liquidity in that market sector via the swap note and its associated increase in the number of trading instruments, the number and type of market participants, and market capitalization.

      If a Fund takes a long position in the credit default swap note, if there is a credit event the Fund will pay the par amount of the bonds and the swap counterparty will deliver the bonds. If the swap is on a basket of securities, the notional amount of the swap is reduced by the par amount of the defaulted bond, and the fixed payments are then made on the reduced notional amount.

      These Funds will invest no more than 25 % of their total assets in
"unfunded" credit default swaps. These Funds will limit their investments in
"funded" credit default swap notes to no more than 10% of its total assets.

      Other risks of credit default swaps include the cost of paying for credit protection if there are no credit events, pricing transparency when assessing the cost of a credit default swap, counterparty risk, and the need to fund the delivery obligation (either cash or the defaulted bonds, depending on whether the Fund is long or short the swap, respectively).

o     Regulatory Aspects of Hedging Instruments. When using futures and options on futures, the Funds are required to operate within certain guidelines and restrictions with respect to the use of futures as established by the Commodities Futures Trading Commission (the "CFTC"). In particular, a
Fund is exempted from registration with the CFTC as a "commodity pool operator" if the Fund complies with the requirements of Rule 4.5 adopted by the CFTC. The Rule does not limit the percentage of a Fund's assets that may be used for futures margin and related options premiums for a bona fide hedging position. However, under the Rule, a Fund must limit its aggregate initial futures margin and related options premiums to not more than 5% of the Funds' net assets for hedging strategies that are not considered bona fide hedging strategies under the Rule.

      Transactions in options by a Fund are subject to limitations established by the option exchanges. The exchanges limit the maximum number of options that may be written or held by a single investor or group of investors acting in concert. Those limits apply regardless of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more different exchanges or through one or more brokers. Thus, the number of options that a Fund may write or hold may be affected by options written or held by other entities, including other investment companies having the same advisor as that Fund (or an advisor that is an affiliate of the Funds' advisor). The exchanges also impose position limits on futures transactions. An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

      Under the Investment Company Act, when a Fund purchases a future, it must identify as segregated on its records liquid assets in an amount equal to the market value of the securities underlying the future, less the margin deposit applicable to it.

o     Tax Aspects of Certain Hedging Instruments. Certain foreign currency exchange contracts are treated as "Section 1256 contracts" under the Internal
Revenue Code. In general, gains or losses relating to Section 1256 contracts are characterized as 60% long-term and 40% short-term capital gains or losses under the Code. However, foreign currency gains or losses arising from
Section 1256 contracts that are forward contracts generally are treated as ordinary income or loss. In addition, Section 1256 contracts held by the
Funds at the end of each taxable year are "marked-to-market," and unrealized gains or losses are treated as though they were realized. These contracts also may be marked-to-market for other purposes under rules prescribed pursuant to the Internal Revenue Code. An election can be made by a Fund to exempt those transactions from this marked-to-market treatment.

      Certain forward contracts a Fund enters into may result in "straddles"
for federal income tax purposes. The straddle rules may affect the character and timing of gains (or losses) recognized by that Fund on straddle positions. Generally, a loss sustained on the disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any unrecognized gain in the offsetting positions making up the straddle.
Disallowed loss is generally allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

      Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
(1)   gains or losses attributable to fluctuations in exchange rates that occur between the time a Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time that Fund actually collects such receivables or pays such liabilities, and
(2)   gains or losses attributable to fluctuations in the value of a foreign currency between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

      Currency gains and losses are offset against market gains and losses on each trade before determining a net "Section 988" gain or loss under the
Internal Revenue Code for that trade, which may increase or decrease the amount of a Fund's investment income available for distribution to its shareholders.

      |X|   Temporary Defensive and Interim Investments. When market
conditions are unstable, or the Manager believes it is otherwise appropriate to reduce holdings in stocks or bonds, the Funds can invest in a variety of debt securities for defensive purposes. The Funds can also purchase these securities for liquidity purposes to meet cash needs due to the redemption of
Fund shares, or to hold while waiting to reinvest cash received from the sale of other portfolio securities. The Funds can buy:
o     obligations issued or guaranteed by the U.S. government or its instrumentalities or agencies,
o     commercial paper (short-term, unsecured, promissory notes of domestic or foreign companies) rated in the three top rating categories of a nationally recognized rating organization,
o     short-term debt obligations of corporate issuers, rated investment grade (rated at least Baa by Moody's or at least BBB by Standard
            & Poor's or a comparable rating by another rating organization), or unrated securities judged by the Manager to have a comparable quality to rated securities in those categories,
o     certificates of deposit and bankers' acceptances of domestic and foreign banks having total assets in excess of $1 billion, and
o     repurchase agreements.

      Short-term debt securities would normally be selected for defensive or cash management purposes because they can normally be disposed of quickly, are not generally subject to significant fluctuations in principal value and their value will be less subject to interest rate risk than longer-term debt securities.

|X|   Investment in Other Investment Companies. The Funds (except Money
Fund/VA) can also invest in the securities of other investment companies, which can include open-end funds, closed-end funds and unit investment trusts, subject to the limits set forth in the Investment Company Act that apply to those types of investments. For example, a Fund can invest in
Exchange-Traded Funds, which are typically open-end funds or unit investment trusts, listed on a stock exchange. A Fund might do so as a way of gaining exposure to the segments of the equity or fixed-income markets represented by the Exchange-Traded Funds' portfolio, at times when a Fund may not be able to buy those portfolio securities directly.
Investing in another investment company may involve the payment of substantial premiums above the value of such investment company's portfolio securities and is subject to limitations under the Investment Company Act.
The Funds do not intend to invest in other investment companies unless the
Manager believes that the potential benefits of the investment justify the payment of any premiums or sales charges. As a shareholder of an investment company, a Fund would be subject to its ratable share of that investment company's expenses, including its advisory and administration expenses. The
Funds do not anticipate investing a substantial amount of its net assets in shares of other investment companies.

Money Fund/VA Investment Policies. Under Rule 2a-7, Money Fund/VA may
purchase only "Eligible Securities," as defined below, that the Manger, under procedures approved by the Trust's Board of Trustees, has determined have minimal credit risk. An "Eligible Security" is (a) a security that has received a rating in one of the two highest short-term rating categories by any two "nationally-recognized statistical rating organizations" as defined in Rule 2a-7 ("Rating Organizations"), or, if only one Rating Organization has rated that security, by that Rating Organization (the "Rating
Requirements"), (b) a security that is guaranteed, and either that guarantee or the party providing that guarantee meets the Rating Requirements, or (c)
an unrated security that is either issued by an issuer having another similar security that meets the Rating Requirements, or is judged by the Manager to be of comparable quality to investments that meet the Rating Requirements.
Rule 2a-7 permits Money Fund/VA to purchase "First Tier Securities," which are Eligible Securities rated in the highest category for short-term debt obligations by at least two Rating Organizations, or, if only one Rating
Organization has rated a particular security, by that Rating Organization, or comparable unrated securities. The Fund can also buy "Second Tier
Securities," which are Eligible Securities that are not First Tier securities.

      If a security's rating is downgraded, the Manager and/or the Board may have to reassess the security's credit risk. If a security has ceased to be a
First Tier Security, the Manager will promptly reassess whether the security continues to present "minimal credit risk." If the Manager becomes aware that any Rating Organization has downgraded its rating of a Second Tier Security or rated an unrated security below its second highest rating category, the
Trust's Board of Trustees shall promptly reassess whether the security presents minimal credit risk and whether it is in Money Fund/VA's best interests to dispose of it.

      If Money Fund/VA disposes of the security within five days of the
Manager learning of the downgrade, the Manager will provide the Board with subsequent notice of such downgrade. If a security is in default, or ceases to be an Eligible Security, or is determined no longer to present minimal credit risks, the Board must determine if disposal of the security would be in Money Fund/VA's best interests.

      The Rating Organizations currently designated as nationally-recognized statistical rating organizations by the SEC are Standard & Poor's (a division of the McGraw-Hill Companies), Moody's Investors Service, Inc., Fitch, Inc.
and Dominion Bond Rating Service Limited. See Appendix A to this Statement of
Additional Information for a description of the rating categories of the
Rating Organizations.

o     Certificates of Deposit and Commercial Paper. Money Fund/VA may invest in certificates of deposit of up to $100,000 of a domestic bank if such certificates of deposit are fully insured as to principal by the Federal Deposit Insurance Corporation. For purposes of this section, the term "bank" includes commercial banks, savings banks, and savings and loan associations and the term "foreign bank"
         includes foreign branches of U.S. banks (issuers of "Eurodollar"
         instruments), U.S. branches and agencies of foreign banks (issuers of "Yankee dollar" instruments) and foreign branches of foreign banks. Money Fund/VA also may purchase obligations issued by other entities if they are: (i) guaranteed as to principal and interest by a bank or corporation whose certificates of deposit or commercial paper may otherwise be purchased by Money Fund/VA, or (ii) subject to repurchase agreements (explained in the prospectus), if the collateral for the agreement complies with Rule 2a-7.

o     Bank Loan Participation Agreements. Money Fund/VA may invest in bank loan participation agreements, although such investments have not been a principal investment strategy. They provide the Fund with an undivided interest in a loan made by the issuing bank in the proportion the Fund's interest bears to the total principal amount of the loan. In evaluating the risk of these investments, the Fund looks to the creditworthiness of the borrower that is obligated to make principal and interest payments on the loan.

o     Time Deposits. Money Fund/VA may invest in fixed time deposits, which are non-negotiable deposits in a bank for a specified period of time at a stated interest rate, whether or not subject to withdrawal penalties; however, such deposits which are subject to such penalties, other than deposits maturing in less than seven days, are subject to the 10% limitation applicable to illiquid securities purchased by Money Fund/VA.

o     Floating Rate/Variable Rate Notes. Money Fund/VA may invest in instruments with floating or variable interest rates. The interest rate on a floating rate obligation is based on a stated prevailing market rate, such as a bank's prime rate, the 90-day U.S. Treasury
         Bill rate, the rate of return on commercial paper or bank
         certificates of deposit, or some other standard, and is adjusted automatically each time such market rate is adjusted. The interest rate on a variable rate obligation is also based on a stated
         prevailing market rate but is adjusted automatically at a specified interval of no less than one year. Some variable rate or floating rate obligations in which Money Fund/VA may invest have a demand feature entitling the holder to demand payment at an amount approximately equal to the principal amount thereof plus accrued interest at any time, or at specified intervals not exceeding one year. These notes may or may not be backed by bank letters of credit. The interest rates on these notes fluctuate from time to time. Generally, the changes in the interest rate on such securities reduce the fluctuation in their market value. As interest rates decrease or increase, the potential for capital appreciation or depreciation is less than that for fixed-rate obligations of the same maturity.

o     Master Demand Notes. Master demand notes are corporate obligations that permit the investment of fluctuating amounts by Money Fund/VA at varying rates of interest pursuant to direct arrangements between
         Money Fund/VA, as lender, and the corporate borrower that issues the note. These notes permit daily changes in the amounts borrowed.
         Money Fund/VA has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount. The borrower may repay up to the full amount of the note at any time without penalty. It is not generally
         contemplated that master demand notes will be traded because they are direct lending arrangements between the lender and the borrower.
         There is no secondary market for these notes, although they are redeemable and thus immediately repayable by the borrower at face value, plus accrued interest, at any time. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, Money Fund/VA's right to redeem is dependent upon the ability of the borrower to pay principal and interest on demand. In evaluating the master demand arrangements, the Manager considers the earning power, cash flow, and other liquidity ratios of the issuer. If they are not rated by Rating Organizations, Money
         Fund/VA may invest in them only if, at the time of an investment, they are Eligible Securities. The Manager will continuously monitor the borrower's financial ability to meet all of its obligations because Money Fund/VA's liquidity might be impaired if the borrower were unable to pay principal and interest on demand. There is no limit on the amount of the Money Fund/VA's assets that may be invested in floating rate and variable rate obligations. Floating rate or variable rate obligations which do not provide for recovery of principal and interest within seven days' notice will be subject to the 10% limitation applicable to illiquid securities purchased by
         Money Fund/VA.

Investment Restrictions. In addition to having a number of investment policies and restrictions identified in the Prospectuses or elsewhere as
"fundamental policies," the Funds have other investment restrictions that are fundamental policies, described below.

      |X|   What Are "Fundamental Policies?" Fundamental policies are those policies that the Fund has adopted to govern its investments that can be changed only by the vote of a "majority" of the Fund's outstanding voting securities. Under the Investment Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:
o     67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
o     more than 50% of the outstanding shares.

      The Funds' (except Value Fund /VA) investment objectives are fundamental policies. Other policies described in the Prospectuses or this
Statement of Additional Information are "fundamental" only if they are identified as such. The Funds' Board of Trustees can change non-fundamental policies without shareholder approval. However, significant changes to investment policies will be described in supplements or updates to the
Prospectuses or this Statement of Additional Information, as appropriate. The
Funds' most significant investment policies are described in the Prospectus.

      |X|   Do the Funds Have Additional Fundamental Policies? The following investment restrictions are fundamental policies of the Funds.

o     No Fund can buy securities issued or guaranteed by any one issuer if
         (i) more than 5% of its total assets would be invested in securities of that issuer or (ii) it would then own more than 10% of that issuer's voting securities, or (iii) it would then own more than 10%
         in principal amount of that issuer's outstanding debt securities.
         The restriction on debt securities does not apply to Strategic Bond
         Fund/VA. All of the restrictions apply only to 75% of each Fund's total assets. The limits do not apply to securities issued by the
         U.S. government or any of its agencies or instrumentalities, or securities of other investment companies.

o     The Funds cannot make loans except (a) through lending of securities,
         (b) through the purchase of debt instruments or similar evidences of indebtedness, (c) through an interfund lending program with other affiliated funds, and (d) through repurchase agreements.

o     The Funds cannot concentrate investments. That means they cannot invest
         25% or more of their total assets in companies in any one industry.
         Obligations of the U.S. government, its agencies and
         instrumentalities are not considered to be part of an "industry" for the purposes of this restriction. This policy does not limit investments by Money Fund/VA in obligations issued by banks.

o     The Funds cannot buy or sell real estate or interests in real estate.
         However, the Funds can purchase debt securities secured by real estate or interests in real estate, or issued by companies, including real estate investment trusts, which invest in real estate or interests in real estate.

o     The Funds cannot underwrite securities of other companies. A permitted exception is in case a Fund is deemed to be an underwriter under the
         Securities Act of 1933 when reselling any securities held in its own portfolio.

o     The Funds cannot invest in commodities or commodity contracts, other than the hedging instruments permitted by any of its other fundamental policies. It does not matter whether the hedging instrument is considered to be a commodity or commodity contract.

o     The Funds cannot issue "senior securities," but this does not prohibit certain investment activities for which assets of the Funds are designated as segregated, or margin, collateral or escrow
         arrangements are established, to cover the related obligations.
         Examples of those activities include borrowing money, reverse repurchase agreements, delayed-delivery and when-issued arrangements for portfolio securities transactions, and contracts to buy or sell derivatives, hedging instruments, options or futures.

o     The Funds cannot borrow money in excess of 33-1/3% of the value of that
         Fund's total assets. The Funds may borrow only from banks and/or affiliated investment companies. With respect to this fundamental policy, the Funds can borrow only if they maintain a 300% ratio of assets to borrowings at all times in the manner set forth in the
         Investment Company Act.

      The following investment restrictions are fundamental policies of the
Value Fund/VA.

o     Value Fund/VA cannot issue senior securities. However, it can make payments or deposits of margin in connection with options or futures transactions, lend its portfolio securities, enter into repurchase agreements, borrow money and pledge its assets as permitted by its other fundamental policies. For purposes of this restriction, the issuance of shares of common stock in multiple classes or series, the purchase or sale of options, futures contracts and options on futures contracts, forward commitments, and repurchase agreements entered into in accordance with the Fund's investment policies, and the pledge, mortgage or hypothecation of the Fund's assets are not deemed to be senior securities.

o     Value Fund/VA cannot buy securities or other instruments issued or guaranteed by any one issuer if more than 5% of its total assets would be invested in securities or other instruments of that issuer or if it would then own more than 10% of that issuer's voting securities. This limitation applies to 75% of the Fund's total assets. The limit does not apply to securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies.

o     Value Fund/VA cannot invest 25% or more of its total assets in any one industry. That limit does not apply to securities issued or guaranteed by the U.S. government or its agencies and
         instrumentalities or securities issued by investment companies.

o     Value Fund/VA cannot invest in physical commodities or commodities contracts. However, the Fund can invest in hedging instruments permitted by any of its other investment policies, and can buy or sell options, futures, securities or other instruments backed by, or the investment return from which is linked to, changes in the price of physical commodities, commodity contracts or currencies.

o     Value Fund/VA cannot invest in real estate or in interests in real estate. However, the Fund can purchase securities of issuers holding real estate or interests in real estate (including securities of real estate investment trusts) if permitted by its other investment policies.

o     Value Fund/VA cannot underwrite securities of other issuers. A permitted exception is in case it is deemed to be an underwriter under the Securities Act of 1933 in reselling its portfolio securities.

o     Value Fund/VA cannot make loans, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules or regulations may be amended or interpreted from time to time.

o     Value Fund/VA may not borrow money, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the
         Fund, as such statute, rules or regulations may be amended or interpreted from time to time.

      Value Fund/VA has also adopted the following non-fundamental policy:
The Fund cannot invest in securities of other investment companies, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time.

      Unless the Prospectus or this Statement of Additional Information states that a percentage restriction applies on an ongoing basis, it applies only at the time the Funds makes an investment. The Funds need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

      For purposes of the Funds' policy not to concentrate its investments as described above, Money Fund/VA and all other Funds have adopted the industry classifications set forth in Appendix B and Appendix C, respectively, to this
Statement of Additional Information. This is not a fundamental policy.

How the Funds Are Managed

Organization and History. Each Fund is an investment portfolio, or "series"
of Oppenheimer Variable Account Funds (the "Trust"), a multi-series open-end diversified management investment company organized as a Massachusetts business trust that presently includes 11 series. Money Fund/VA, Bond Fund/VA and Capital Appreciation Fund/VA were all organized in 1983, High Income
Fund/VA, Aggressive Growth Fund/VA and Balanced Fund/VA, were all organized in 1986, Global Securities Fund/VA was organized in 1990, Strategic Bond
Fund/VA was organized in 1993, Main Street Fund(R)/VA was organized in 1995,
Main Street Small Cap Fund(R)/VA was organized in 1998 and Value Fund/ VA was organized in 2002. Prior to May 1, 2003, Oppenheimer Main Street Fund(R)/VA was
named "Oppenheimer Main Street(R)Growth & Income Fund/VA." Prior to May 1,
2001, Oppenheimer Main Street Small Cap Fund(R)was named "Oppenheimer Small
Cap Growth Fund." The suffix "VA" was added to each Fund's name on May 1,
1999. Prior to that date, Oppenheimer Capital Appreciation Fund/VA was named
"Oppenheimer Growth Fund," and Oppenheimer Main Street(R)Growth & Income
Fund/VA was named "Oppenheimer Growth & Income Fund." Prior to May 1, 1998,
Oppenheimer Aggressive Growth Fund/VA was named "Oppenheimer Capital
Appreciation Fund." Prior to April 29, 2004, Oppenheimer Balanced Fund/VA was
named "Oppenheimer Multiple Strategies Fund/VA." All references to the Fund's
Board of Trustees and Officers refer to the Trustees and Officers, respectively, of Oppenheimer Variable Account Funds.

|X|   Classes of Shares. The Trustees are authorized, without shareholder approval, to create new series and classes of shares. The Trustees may reclassify unissued shares of a Fund into additional series or classes of shares. The Trustees also may divide or combine the shares of a class into a greater or lesser number of shares without changing the proportionate beneficial interest of a shareholder in the Fund. Shares do not have cumulative voting rights or preemptive or subscription rights. Shares may be voted by proxy at shareholder meetings.

      The Funds (except for Global Securities Fund/VA) currently have two classes of shares authorized. All Funds offer a class of shares with no name designation referred to in this Statement of Additional Information and the
Prospectus as "non-service shares." As of December 31, 2003, all Funds except
Money Fund/VA also offered a service share class, subject to a Distribution and Service Plan. As of May 1, 2003, Global Securities Fund/VA offers two additional share classes, referred to in this Statement of Additional
Information and the Prospectus as "Class 3"and "Class 4" which are subject to a redemption fee.  In addition, Class 4 shares are subject to a Distribution and Service Plan. Money Fund/VA and Value Fund/VA currently only offer the class of non-service shares. Each class of shares:

o     has its own dividends and distributions,
o     pays certain expenses which may be different for the different classes,
o     may have a different net asset value,
o     may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o     votes as a class on matters that affect that class alone.

      Shares are freely transferable under the terms of the insurance product, and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders. Each share of a Fund represents an interest proportionately equal to the interest of each other share of the same class of that Fund.

|X|   Meetings of Shareholders. The Trust is a Massachusetts business trust, and the Funds are not required to hold, and do not plan to hold, regular annual meetings of shareholders. The Funds will hold meetings when required to do so by the Investment Company Act or other applicable law. They will also do so when a shareholder meeting is called by the Trustees or upon proper request of the shareholders.

      Shareholders have the right, upon the declaration in writing or vote of two-thirds of the outstanding shares of the Funds, to remove a Trustee. The
Trustees will call a meeting of shareholders to vote on the removal of a
Trustee upon the written request of the record holders of 10% of its outstanding shares. If the Trustees receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders to request a meeting to remove a Trustee, the Trustees will then either make the
Funds' shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the Funds valued at $25,000 or more or constituting at least 1% of the Funds' outstanding shares, whichever is less.
The Trustees may also take other action as permitted by the Investment
Company Act.

|X|   Shareholder and Trustee Liability. The Trust's Declaration of Trust
contains an express disclaimer of shareholder or Trustee liability and states that all persons extending credit to, doing business with, contracting with or having or asserting any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series for payment, and neither the shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable for the obligations of the Trust. The
Declaration of Trust also states that any shareholder or former shareholder who is held personally liable for the obligations of the Trust solely by reason of his being or having been a shareholder shall be indemnified by the
Trust against all losses and expenses arising from such liability. Upon request, the Trust shall assume the defense of any such claim and satisfy any judgment on the claim. Massachusetts law permits a shareholder of a business trust (such as the Trust) to be held personally liable as a "partner" under certain circumstances. However, the risk that a shareholder will incur any financial loss from being held to be a "partner" of the Trust is limited to the relatively remote circumstances in which the appropriate Fund would be unable to meet its obligations.

      The Trust's contractual arrangements state that any person doing business with the Trust (and each shareholder of the Funds) agrees under its
Declaration of Trust to look solely to the assets of the Funds for satisfaction of any claim or demand that may arise out of any dealings with the Funds. Additionally, the Trustees shall have no personal liability to any such person, to the extent permitted by law.

|X|   Board of Trustees and Oversight Committees. The Funds are governed by a
Board of Trustees, which is responsible for protecting the interests of shareholders under Massachusetts law. The Trustees meet periodically throughout the year to oversee the Funds' activities, review their performance, and review the actions of the Manager. Although the Funds will not normally hold annual meetings of its shareholders, it may hold shareholder meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the Trust's Declaration of Trust.

      The Board of Trustees has an Audit Committee and a Review Committee.
The Audit Committee is comprised solely of Independent Trustees. The members of the Audit Committee are Edward L. Cameron (Chairman), William L.
Armstrong, George C. Bowen and Robert J. Malone. The Audit Committee held six meetings during the fiscal year ended December 31, 2003. The Audit Committee furnishes the Board with recommendations regarding the selection of the
Fund's independent auditors. Other main functions of the Audit Committee include, but are not limited to: (i) reviewing the scope and results of financial statement audits and the audit fees charged; (ii) reviewing reports from the Fund's independent auditors regarding the Fund's internal accounting procedures and controls; (iii) review reports from the Manager's Internal
Audit Department; (iv) maintaining a separate line of communication between the Fund's independent auditors and its Independent Trustees; and (v)
exercise all other functions outlined in the Audit Committee Charter, including but not limited to reviewing the independence of the Fund's independent auditors and the pre-approval of the performance by the Fund's independent auditors of any non-audit service, including tax service, for the
Fund and the Manager and certain other affiliates of the Manager.

      The Audit Committee's functions include selecting and nominating to the full Board, Independent nominees for election as Independent Trustees. The
Audit Committee may, but need not consider the advice and recommendation of the Manager and its affiliates in selecting nominees. The full Board elects new trustees except for those instances when a shareholder vote is required.
To date, the Committee has been able to identify from its own resources an ample number of qualified candidates. Nonetheless, shareholders may submit names of individuals, accompanied by complete and properly supported resumes, for the Audit Committee's consideration by mailing such information to the
Committee in care of the Funds. The Committee may consider such persons at such time as it meets to consider possible nominees. The Committee, however, reserves sole discretion to determine the candidates to present to the Board and/or shareholders when it meets for the purpose of considering potential nominees.

      The members of the Review Committee are Jon S. Fossel (Chairman),
Robert G. Avis, Sam Freedman, Beverly Hamilton and F. William Marshall, Jr.
The Review Committee held six meetings during the fiscal year ended December
31, 2003. Among other functions, the Review Committee reviews reports and makes recommendations to the Board concerning the fees paid to the Fund's transfer agent and the services provided to the Fund by the transfer agent.
The Review Committee also reviews the Fund's investment performance and policies and procedures adopted by the Fund to comply with Investment Company
Act and other applicable law.

|X|   Trustees and Officers of the Funds. Except Mr. Murphy, each of the
Trustees is an "Independent Trustee," as defined in the Investment Company
Act. Mr. Murphy is an "Interested Trustee," because he is affiliated with the
Manager by virtue of his positions as an officer and director of the Manager, and as a shareholder of its parent company. Mr. Murphy was elected as a
Trustee of the Funds with the understanding that in the event he ceases to be the chief executive officer of the Manager, he will resign as a trustee of the Funds and the other Board II Funds (defined below) for which he is a trustee or director.

      The Funds' Trustees and officers and their positions held with the
Funds and length of service in such position(s) and their principal occupations and business affiliations during the past five years are listed in the chart below. The information for the Trustees also includes the dollar range of shares of the Funds as well as the aggregate dollar range of shares beneficially owned in any of the Oppenheimer funds overseen by the Trustees.
All of the Trustees are also trustees or directors of the following
Oppenheimer funds (except for Ms. Hamilton and Mr. Malone, who are not
Trustees of Oppenheimer Senior Floating Rate Fund and Mr. Murphy is not a
Trustee or Managing General Partner of any of the Centennial Funds) (referred to as "Board II Funds"):

                                           Oppenheimer   Principal   Protected
Oppenheimer Cash Reserves                  Trust II
Oppenheimer Champion Income Fund           Oppenheimer Real Asset Fund
                                           Oppenheimer  Senior  Floating  Rate

Oppenheimer Capital Income Fund            Fund

Oppenheimer Equity Fund, Inc.              Oppenheimer Strategic Income Fund
Oppenheimer High Yield Fund                Oppenheimer Variable Account Funds
Oppenheimer International Bond Fund        Panorama Series Fund, Inc.
Oppenheimer Integrity Funds
Oppenheimer Limited-Term Government Fund   Centennial America Fund, L. P.
                                           Centennial  California  Tax  Exempt
Oppenheimer Main Street Funds, Inc.        Trust
Oppenheimer Main Street Opportunity Fund   Centennial Government Trust
Oppenheimer Main Street Small Cap Fund     Centennial Money Market Trust

                                           Centennial   New  York  Tax  Exempt
Oppenheimer Municipal Fund                 Trust

Oppenheimer Principal Protected Trust      Centennial Tax Exempt Trust

      Messrs. Ferreira, Kourkoulakos, Leavy, Manioudakis, Monoyios, Murphy,
O'Hare, Petersen, Putnam, Reinganum, Steinmetz, Vottiero, Weiss, Wilby,
Wixted, Zack and Zavanelli, and Messes. Bechtolt, Ives, Putnam and Wolf who
are officers of the Funds, respectively hold the same offices with one or more of the other Board II Funds as with the Funds. As of March 31, 2004, the
Trustees and officers of the Funds, as a group, owned of record or beneficially less than 1% of any class of shares of any of the Funds. In addition, each Independent Trustee, and his family members, do not own securities of either the Manager or Distributor of the Board II Funds or any
person directly or indirectly controlling, controlled by or under common control with the Manager or Distributor.

|X|   Affiliated Transactions and Material Business Relationships. In 2001,
Mr. Swain surrendered for cancellation 60,000 options of Oppenheimer
Acquisition Corp. ("OAC") (the Manager's parent holding company) to
MassMutual for a cash payment of $2,700,600.

      The  address of each  Trustee in the chart  below is 6803 S. Tucson Way,
Centennial,  CO 80112-3924.  Each Trustee serves for an indefinite term, until his or her resignation, retirement, death or removal.

---------------------------------------------------------------------------------
                              Independent Trustees
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Name, Address,     Principal Occupation(s) During Past 5  Dollar      Aggregate
                                                                       Dollar
                                                                      Range of
                                                                     y Shares
                                                                     Beneficially
                                                                      Owned in
                   Years / Other                          Range of   any of the
Age, Position(s)   Trusteeships/Directorships Held by     Shares     Oppenheimer
Held with Fund     Trustee / Number of Portfolios in      Beneficiall   Funds
and Length of      Fund Complex Currently Overseen by     Owned in    Overseen
Service            Trustee                                each Funds by Trustee
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
                                                            As of December 31,

                                                                   2003

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

William L.         Chairman  of  the  following   private    $0         Over
Armstrong,         mortgage  banking  companies:   Cherry             $100,000
Chairman since     Creek  Mortgage  Company (since 1991),
2003 and Trustee   Centennial   State  Mortgage   Company
since 1999         (since  1994),  The El  Paso  Mortgage
Age: 67            Company   (since   1993),    Transland
                   Financial   Services,    Inc.   (since
                   1997);   Chairman  of  the   following
                   private   companies:   Great  Frontier
                   Insurance  (insurance  agency)  (since
                   1995),  Ambassador  Media  Corporation
                   and Broadway  Ventures (since 1984); a
                   director  of  the   following   public
                   companies:  Helmerich  &  Payne,  Inc.
                   (oil   and   gas   drilling/production
                   company)      (since     1992)     and
                   UNUMProvident    (insurance   company)
                   (since 1991).  Mr. Armstrong is also a
                   Director/Trustee   of  Campus  Crusade
                   for    Christ    and    the    Bradley
                   Foundation.  Formerly  a  director  of
                   the  following:   Storage   Technology
                   Corporation (a publicly-held  computer
                   equipment   company)    (1991-February
                   2003),   and   International    Family
                   Entertainment   (television   channel)
                   (1992-1997),   Frontier  Real  Estate,
                   Inc.    (residential    real    estate
                   brokerage)  (1994-1999),  and Frontier
                   Title   (title    insurance    agency)
                   (1995-June   1999);  a  U.S.   Senator
                   (January  1979-January 1991). Oversees
                   38 portfolios in the  OppenheimerFunds
                   complex.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Robert G. Avis,    Formerly,  Director  and  President of    $0         Over
Trustee since 1993 A.G.  Edwards Capital,  Inc.  (General             $100,000
Age: 72            Partner  of  private   equity   funds)
                   (until   February   2001);   Chairman,
                   President and Chief Executive  Officer
                   of A.G. Edwards  Capital,  Inc. (until
                   March   2000);   Vice   Chairman   and
                   Director  of A.G.  Edwards,  Inc.  and
                   Vice Chairman of A.G.  Edwards & Sons,
                   Inc.    (its     brokerage     company
                   subsidiary)    (until   March   1999);
                   Chairman   of   A.G.   Edwards   Trust
                   Company  and A.G.E.  Asset  Management
                   (investment   advisor)   (until  March
                   1999);  and a  Director  (until  March
                   2000) of A.G.  Edwards & Sons and A.G.
                   Edwards  Trust  Company.  Oversees  38
                   portfolios  in  the   OppenheimerFunds
                   complex.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

George C. Bowen,   Formerly  Assistant  Secretary  and  a    $0         Over
Trustee since 1999 director  (December  1991-April  1999)             $100,000
Age: 67            of   Centennial    Asset    Management
                   Corporation;  President, Treasurer and
                   a director (June  1989-April  1999) of
                   Centennial Capital Corporation;  Chief
                   Executive  Officer  and a director  of
                   MultiSource   Services,   Inc.  (March
                   1996-April  1999).  Until  April  1999
                   Mr.  Freedman  held several  positions
                   in subsidiary or affiliated  companies
                   of   the    Manager.    Oversees    38
                   portfolios  in  the   OppenheimerFunds
                   complex.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Edward L. Cameron, A member  of The  Life  Guard of Mount    $0       $50,001-
Trustee since 1999 Vernon,   George   Washington's   home             $100,000
Age: 65            (since June 2000).  Formerly  Director
                   (March  2001-May  2002) of Genetic ID,
                   Inc.   and   its    subsidiaries    (a
                   privately  held  biotech  company);  a
                   partner  (July  1974-June  1999)  with
                   PricewaterhouseCoopers     LLP     (an
                   accounting  firm);  and Chairman (July
                   1994-June  1998) of  Price  Waterhouse
                   LLP   Global   Investment   Management
                   Industry  Services Group.  Oversees 38
                   portfolios  in  the   OppenheimerFunds
                   complex.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Jon S. Fossel,     Director   (since  February  1998)  of    $0         Over
Trustee since      Rocky   Mountain  Elk   Foundation  (a             $100,000
1990               not-for-profit      foundation);     a
Age: 62            director   (since   1997)  of   Putnam
                   Lovell Finance  (finance  company);  a
                   director    (since   June   2002)   of
                   UNUMProvident (an insurance  company).
                   Formerly    a    director     (October
                   1999-October     2003)     of     P.R.
                   Pharmaceuticals   (a  privately   held
                   company);   Chairman  and  a  director
                   (until  October  1996)  and  President
                   and  Chief  Executive  Officer  (until
                   October    1995)   of   the   Manager;
                   President,   Chief  Executive  Officer
                   and a director  (until  October  1995)
                   of  Oppenheimer   Acquisition   Corp.,
                   Shareholders    Services    Inc.   and
                   Shareholder  Financial Services,  Inc.
                   Oversees   38    portfolios   in   the
                   OppenheimerFunds complex.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Sam Freedman,      Director   of   Colorado   Uplift   (a    $0         Over
Trustee since      non-profit  charity) (since  September             $100,000
1996               1984).  Formerly  (until October 1994)
Age: 63            Mr.  Freedman  held several  positions
                   in subsidiary or affiliated  companies
                   of   the    Manager.    Oversees    38
                   portfolios  in  the   OppenheimerFunds
                   complex.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Beverly L.         Trustee  of  MassMutual  Institutional    $0      $50,001 -
Hamilton           Funds  (open-end  investment  company)             $100,000
Trustee since 2002 (since    1996)   and   of    Monterey
Age: 57            International  Studies (an educational
                   organization)  (since  February 2000);
                   a   director    of   The    California
                   Endowment       (a       philanthropic
                   organization)  (since  April 2002) and
                   of  Community   Hospital  of  Monterey
                   Peninsula  (educational  organization)
                   (since  February  2002); a director of
                   the  following  investment  companies:
                   MML  Series   Investment  Fund  (since
                   April  1989),   MML  Services   (since
                   April   1987)   and   America    Funds
                   Emerging  Markets  Growth  Fund (since
                   October  1991);  an  advisor to Credit
                   Suisse First  Boston's  Sprout venture
                   capital unit. Mrs.  Hamilton also is a
                   member  of the  investment  committees
                   of the  Rockefeller  Foundation and of
                   the University of Michigan.  Formerly,
                   member  of  the  investment  committee
                   (2000-2003) of Hartford  Hospital;  an
                   advisor    (2000-2003)   to   Unilever
                   (Holland)'s    pension    fund;    and
                   President  (February  1991-April 2000)
                   of    ARCO    Investment    Management
                   Company.  Oversees  37  portfolios  in
                   the OppenheimerFunds complex.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Robert J. Malone,  Director of Steele  Street  State Bank    $0     Over
Trustee since 2002 (a commercial  banking  entity) (since           $100,000
Age: 59            August 2003),  Jones  Knowledge,  Inc.
                   (a  privately  held  company)   (since
                   2001),  U.S.  Exploration,  Inc.  (oil
                   and gas exploration)  (since 1997) and
                   Colorado    UpLIFT    (a    non-profit
                   organization)  (since 1986); a trustee
                   (since 2000) of the  Gallagher  Family
                   Foundation (non-profit  organization).
                   Formerly,     Chairman     of     U.S.
                   Bank-Colorado  (a  subsidiary  of U.S.
                   Bancorp    and    formerly    Colorado
                   National  Bank,) (July  1996-April  1,
                   1999)  and a  director  of  Commercial
                   Assets,  Inc.  (a  REIT)  (1993-2000).
                   Oversees   37    portfolios   in   the
                   OppenheimerFunds complex.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

F. William         Trustee  of  MassMutual  Institutional    $0         Over
Marshall, Jr.,     Funds  (since  1996)  and  MML  Series             $100,000
Trustee since 2000 Investment  Fund  (since  1987)  (both
Age: 61            open-end  investment   companies)  and
                   the  Springfield  Library  and  Museum
                   Association   (since  1995)  (museums)
                   and  the  Community  Music  School  of
                   Springfield   (music   school)  (since
                   1996); Trustee (since 1987),  Chairman
                   of  the   Board   (since   2003)   and
                   Chairman of the  investment  committee
                   (since   1994)   for   the   Worcester
                   Polytech       Institute      (private
                   university);    and    President   and
                   Treasurer  (since January 1999) of the
                   SIS  Fund (a  private  not for  profit
                   charitable fund). Formerly,  member of
                   the   investment   committee   of  the
                   Community    Foundation   of   Western
                   Massachusetts (1998 - 2003);  Chairman
                   (January  1999-July  1999)  of  SIS  &
                   Family  Bank,  F.S.B.   (formerly  SIS
                   Bank)    (commercial     bank);    and
                   Executive  Vice   President   (January
                   1999-July  1999) of  Peoples  Heritage
                   Financial  Group,   Inc.   (commercial
                   bank).  Oversees 38  portfolios in the
                   OppenheimerFunds complex.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

     The address of Mr. Murphy in the chart below is Two World Financial Center,
225 Liberty Street,  11th Floor, New York, NY 10281-1008.  Mr. Murphy serves for an indefinite term, until his resignation, death or removal.

    Interested
   Trustee and
     Officer
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Name, Address,  Principal   Occupation(s)  During  Past  5 Dollar     Aggregate
                                                                      Dollar
                                                                      Range of
                                                                      Shares
                                                                      Beneficially
Age,                                                       Range of   Owned in
Position(s)                                                Shares     any of
Held with Fund  Years /  Other  Trusteeships/Directorships Beneficiallthe
and Length of   Held by Trustee / Number of  Portfolios in Owned in   Oppenheimer
Service         Fund Complex Currently Overseen by Trustee each Funds   Funds
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
                                                            As of December 31,

                                                                   2003

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John V.         Chairman,   Chief  Executive  Officer  and     $0      Over
Murphy,         director  (since June 2001) and  President             $100,000
President and   (since  September  2000)  of the  Manager;
Trustee, since  President  and a  director  or  trustee of
2001            other Oppenheimer  funds;  President and a
Age: 54         director  (since July 2001) of Oppenheimer
                Acquisition  Corp.  (the Manager's  parent
                holding   company)   and  of   Oppenheimer
                Partnership  Holdings,   Inc.  (a  holding
                company  subsidiary  of  the  Manager);  a
                director    (since   November   2001)   of
                OppenheimerFunds   Distributor,   Inc.  (a
                subsidiary of the  Manager);  Chairman and
                a   director    (since   July   2001)   of
                Shareholder   Services,    Inc.   and   of
                Shareholder   Financial   Services,   Inc.
                (transfer   agent   subsidiaries   of  the
                Manager);  President and a director (since
                July  2001)  of  OppenheimerFunds   Legacy
                Program  (a   charitable   trust   program
                established  by the  Manager);  a director
                of  the  following   investment   advisory
                subsidiaries    of   the   Manager:    OFI
                Institutional   Asset  Management,   Inc.,
                Centennial Asset  Management  Corporation,
                Trinity Investment Management  Corporation
                and  Tremont  Capital   Management,   Inc.
                (since November 2001),  HarbourView  Asset
                Management  Corporation  and  OFI  Private
                Investments,   Inc.   (since  July  2001);
                President  (since  November 1, 2001) and a
                director  (since July 2001) of Oppenheimer
                Real  Asset  Management,  Inc.;  Executive
                Vice  President  (since  February 1997) of
                Massachusetts    Mutual   Life   Insurance
                Company (the Manager's parent company);  a
                director   (since   June   1995)   of  DLB
                Acquisition    Corporation    (a   holding
                company  that owns the  shares of David L.
                Babson & Company,  Inc.);  a member of the
                Investment  Company  Institute's  Board of
                Governors  (elected to serve from  October
                3,  2003  through   September  30,  2006).
                Formerly,    Chief    Operating    Officer
                (September    2000-June   2001)   of   the
                Manager;  President and trustee  (November
                1999-November    2001)   of   MML   Series
                Investment     Fund     and     MassMutual
                Institutional  Funds (open-end  investment
                companies);    a    director    (September
                1999-August  2000) of C.M. Life  Insurance
                Company;    President,   Chief   Executive
                Officer    and     director     (September
                1999-August  2000) of MML Bay  State  Life
                Insurance   Company;   a  director   (June
                1989-June  1998) of Emerald  Isle  Bancorp
                and Hibernia  Savings Bank (a wholly-owned
                subsidiary   of  Emerald  Isle   Bancorp).
                Oversees      73       portfolios       as
                Trustee/Director   and  10  portfolios  as
                Officer in the OppenheimerFunds complex.

---------------------------------------------------------------------------------

      The address of the Officers in the chart below is as follows: for
Messrs. Ferreira, Kourkoulakos, Leavy, Manioudakis, Monoyios, O'Hare, Putnam,
Reinganum, Steinmetz, Wilby, Zavanelli and Zack and Ms. Putnam, Two World
Financial Center, 225 Liberty Street, 11th Floor, New York, NY 10281-1008;
for Messrs. Petersen, Vottiero, Weiss and Wixted and Messes. Bechtolt, Ives
and Wolf, 6803 S. Tucson Way, Centennial, CO 80112-3924. Each Officer serves for an annual term or until his or her earlier resignation, death or removal.

-------------------------------------------------------------------------------
                            Officers of the Funds
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Name, Address, Age,     Principal Occupation(s) During Past 5 Years
Position(s) Held with
Fund and Length of
Service
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Emmanuel Ferreira       Vice President of the Manager since January 2003. An
Vice President and      officer of 4 portfolios in the OppenheimerFunds
Portfolio Manager       complex. Formerly, Portfolio Manager at Lashire
since 2003              Investments (July 1999-December 2002), and a Senior
Age: 36                 Analyst at Mark Asset Management (July 1997-June
                        1999).

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Dimitrios Kourkoulakos  Vice President of the Manager since December 2001; an
Vice President and      officer of 3 portfolios in the OppenheimerFunds
Portfolio Manager       complex; formerly a High Yield Analyst (1998 - 2001)
since 2002              and a Securities Analyst (1995 - 1998) of the Manager.
Age: 37

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Christopher Leavy       Senior Vice President of the Manager since September
Vice President and      2000; an officer of 7 portfolios in the
Portfolio Manager       OppenheimerFunds complex. Formerly a portfolio
since 2002              manager of Morgan Stanley Dean Witter Investment
Age: 33                 Management (1997 - September 2000).

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Angelo Manioudakis      Senior Vice President of the Manager (since April
Vice President and      2002), of HarbourView Asset Management Corporation
Portfolio Manager       (since April, 2002 and of OFI Institutional Asset
since 2002              Management, Inc. (since June 2002); an officer of 14
Age: 37                 portfolios in the OppenheimerFunds complex. Formerly
                        Executive Director and portfolio manager for Miller,
                        Anderson & Sherrerd, a division of Morgan Stanley
                        Investment Management (August 1993-April 2002).

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Nikolaos D. Monoyios    Vice President of the Manager since April 1998; a
Vice President and      Certified Financial Analyst; an officer of 6
Portfolio Manager       portfolios in the OppenheimerFunds complex. Formerly
since 1999              a Vice President and portfolio manager for Guardian
Age: 54                 Investor Services, the investment management
                        subsidiary of The Guardian Life Insurance Company
                        (1979 - March 1998).

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-------------------------------------------------------------------------------

John O'Hare, Vice       Vice President of the Manager since September 2003;
President and           an officer of 3 portfolios in the OppenheimerFunds
Portfolio Manager       complex. Formerly Executive Vice President and
since 2003              Portfolio Manager (June 2000 - August 2003) and
Age: 45                 Portfolio Manager and Senior Vice President (August
                        1997 - June 2000) at Geneva Capital Management, Ltd.
                        (an investment advisor). Mr. O'Hare holds a BBA in
                        Finance and Economics from the University of
                        Wisconsin and is a Chartered Financial Analyst.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Jane Putnam             Vice President of the Manager since October 1995; an
Vice President and      officer of 2 portfolios in the OppenheimerFunds
Portfolio Manager       complex.
since 1994
Age: 43

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Dr. Marc Reinganum,     Vice President of the Manager since September 2002; a
Vice President and      Director of Quantitative Research and Portfolio
Portfolio Manager       Strategist for Equities; an officer of 3 portfolio in
since 2003              the OppenheimerFunds complex. Formerly the Mary Jo
Age: 50                 Vaughn Rauscher Chair in Financial Investments at
                        Southern Methodist University since 1995. At Southern
                        Methodist University he also served as the Director
                        of the Finance Institute, Chairman of the Finance
                        Department, President of the Faculty at the Cox
                        School of Business and member of the Board of Trustee
                        Investment Committee.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Arthur P. Steinmetz     Senior Vice President of the Manager (since March
Vice President and      1993) and of HarbourView Asset Management Corporation
Portfolio Manager       (since March 2000); an officer of 6 portfolios in the
since 1993              OppenheimerFunds complex.
Age: 45

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Barry D. Weiss          Vice  President  of the Manager  (since July 2001) and
Vice President and      of HarbourView  Asset  Management  Corporation  (since
Portfolio Manager       June  2003);   an  officer  of  6  portfolios  in  the
since 2001              OppenheimerFunds   complex.  Formerly  Assistant  Vice
Age: 39                 President  and Senior  Credit  Analyst of the  Manager
                        (February   2000-June  2001).  Prior  to  joining  the
                        Manager in February  2000, he was Associate  Director,
                        Structured  Finance,  Fitch  IBCA Inc.  (April  1998 -
                        February 2000).

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

William L. Wilby        Senior Vice President of the Manager (since July
Vice President and      1994) and of HarbourView Asset Management Corporation
Portfolio Manager       (since May 1999); Senior Investment Officer, Director
since 1995              of International Equities for the Manager (since May
Age: 59                 2000); an officer of 2 portfolios in the
                        OppenheimerFunds complex. Formerly Vice President of
                        the Manager (October 1991- July 1994) and of
                        HarbourView Asset Management Corporation (June 1992 -
                        May 1999).

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Carol E. Wolf           Senior  Vice  President  of the  Manager  (since  June
Vice President and      2000) and of HarbourView Asset Management  Corporation
Portfolio Manager       (since June 2003);  an officer of 9 portfolios  in the
since 1998              OppenheimerFunds  complex.  Formerly Vice President of
Age: 52                 the Manager (June 1990 - June 2000).

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-------------------------------------------------------------------------------

Mark Zavanelli          Vice President of the Manager since November 2000; a
Vice President and      Chartered Financial Analyst; an officer of 2
Portfolio Manager       portfolios in the OppenheimerFunds complex. Prior to
since 2001              joining the Manager in May 1998 he was President of
Age: 33                 Waterside Capital Management, a registered investment
                        advisor (August 1995 - April 1998).

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-------------------------------------------------------------------------------

Brian W. Wixted,        Senior Vice President and Treasurer (since March
Treasurer since 1999    1999) of the Manager; Treasurer of HarbourView Asset
Age: 44                 Management Corporation, Shareholder Financial
                        Services, Inc., Shareholder Services, Inc.,
                        Oppenheimer Real Asset Management Corporation, and
                        Oppenheimer Partnership Holdings, Inc. (since March
                        1999), of OFI Private Investments, Inc. (since March
                        2000), of OppenheimerFunds International Ltd. and
                        OppenheimerFunds plc (since May 2000), of OFI
                        Institutional Asset Management, Inc. (since November
                        2000), and of OppenheimerFunds Legacy Program (a
                        Colorado non-profit corporation) (since June 2003);
                        Treasurer and Chief Financial Officer (since May
                        2000) of OFI Trust Company (a trust company
                        subsidiary of the Manager); Assistant Treasurer
                        (since March 1999) of Oppenheimer Acquisition Corp.
                        Formerly Assistant Treasurer of Centennial Asset
                        Management Corporation (March 1999-October 2003) and
                        OppenheimerFunds Legacy Program (April 2000-June
                        2003); Principal and Chief Operating Officer (March
                        1995-March 1999) at Bankers Trust Company-Mutual Fund
                        Services Division. An officer of 83 portfolios in the
                        OppenheimerFunds complex.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Connie Bechtolt,        Assistant Vice President of the Manager (since
Assistant Treasurer     September 1998); formerly Manager/Fund Accounting
since 2002              (September 1994-September 1998) of the Manager. An
Age: 40                 officer of 83 portfolios in the OppenheimerFunds
                        complex.

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Brian Petersen,         Assistant Vice President of the Manager since August
Assistant Treasurer     2002; formerly Manager/Financial Product Accounting
since 2004              (November 1998-July 2002) of the Manager. An officer
Age: 33                 of 83 portfolios in the OppenheimerFunds complex.

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-------------------------------------------------------------------------------

Philip Vottiero,        Vice President/Fund Accounting of the Manager since
Assistant Treasurer     March 2002. Formerly Vice President/Corporate
since 2002              Accounting of the Manager (July 1999-March 2002)
Age: 40                 prior to which he was Chief Financial Officer at
                        Sovlink Corporation (April 1996-June 1999). An
                        officer of 83 portfolios in the OppenheimerFunds
                        complex.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Robert G. Zack,         Executive Vice President (since January 2004) and
Vice President &        General Counsel (since February 2002) of the Manager;
Secretary since         General Counsel and a director (since November 2001)
Age: 55                 of the Distributor; General Counsel (since November
                        2001) of Centennial Asset Management Corporation;
                        Senior Vice President and General Counsel (since
                        November 2001) of HarbourView Asset Management
                        Corporation; Secretary and General Counsel (since
                        November 2001) of Oppenheimer Acquisition Corp.;
                        Assistant Secretary and a director (since October
                        1997) of OppenheimerFunds International Ltd. and
                        OppenheimerFunds plc; Vice President and a director
                        (since November 2001) of Oppenheimer Partnership
                        Holdings, Inc.; a director (since November 2001) of
                        Oppenheimer Real Asset Management, Inc.; Senior Vice
                        President, General Counsel and a director (since
                        November 2001) of Shareholder Financial Services,
                        Inc., Shareholder Services, Inc., OFI Private
                        Investments, Inc. and OFI Trust Company; Vice
                        President (since November 2001) of OppenheimerFunds
                        Legacy Program; Senior Vice President and General
                        Counsel (since November 2001) of OFI Institutional
                        Asset Management, Inc.; a director (since June 2003)
                        of OppenheimerFunds (Asia) Limited. Formerly Senior
                        Vice President (May 1985-December 2003), Acting
                        General Counsel (November 2001-February 2002) and
                        Associate General Counsel (May 1981-October 2001) of
                        the Manager; Assistant Secretary of Shareholder
                        Services, Inc. (May 1985-November 2001), Shareholder
                        Financial Services, Inc. (November 1989-November
                        2001); and OppenheimerFunds International Ltd.
                        (October 1997-November 2001). An officer of 83
                        portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Kathleen T. Ives,       Vice President (since June 1998) and Senior Counsel
Assistant Secretary     and Assistant Secretary (since October 2003) of the
since 2001              Manager; Vice President (since 1999) and Assistant
Age: 38                 Secretary (since October 2003) of the Distributor;
                        Assistant Secretary (since October 2003) of
                        Centennial Asset Management Corporation; Vice
                        President and Assistant Secretary (since 1999) of
                        Shareholder Services, Inc.; Assistant Secretary
                        (since December 2001) of OppenheimerFunds Legacy
                        Program and of Shareholder Financial Services, Inc..
                        Formerly an Assistant Counsel (August 1994-October
                        2003) and Assistant Vice President of the Manager
                        (August 1997-June 1998). An officer of 83 portfolios
                        in the OppenheimerFunds complex.

-------------------------------------------------------------------------------
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     |X| Remuneration of Trustees.  The officers of the Funds and one Trustee of the Fund (Mr.  Murphy) are affiliated  with the Manager and receive no salary or
fee  from  the  Funds.  The  remaining   Trustees  of  the  Funds  received  the
compensation shown below. The compensation from the Funds were paid during their fiscal year ended December 31, 2003. The  compensation  from all of the Board II funds  includes  the  compensation  from the Funds and  represents  compensation received  as a  director,  trustee,  managing  general  partner  or  member of a committee of the Board during the calendar year 2003.

Trustee Name and            Aggregate Compensation  Total Compensation From All
Other Fund                   from the Funds as of      Oppenheimer Funds For
Position(s)                  Fiscal Year Ended       Which Individual Serve As
(as applicable)             December 31,2003(1)         Trustee/Director
                                                     As of December 31, 2003
                                                          (44 Funds)
-------------------------------------------------------------------------------
------------------------------------------------------------------------------

William L. Armstrong                  $25,639                $118,649
  Chairman   of  the  Board  of
  Trustees  &  Audit  Committee
  Member

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Robert G. Avis                        $21,930                $101,499
  Review Committee Member

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------------------------------------------------------------------------------

George Bowen                          $21,930                $101,499
 Audit Committee Member

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Edward L. Cameron                     $24,955                $115,503
  Audit Committee Chairman

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Jon S. Fossel                         $24,955                $155,503
  Review Committee Chairman

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Sam Freedman                          $21,930                $101,499
  Review Committee Member

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Beverly Hamilton                      $21,6442            $150,5423 & 4

  Review Committee Member
------------------------------------------------------------------------------
------------------------------------------------------------------------------

Robert J. Malone                      $21,6445              $100,1793
  Audit Committee Member

------------------------------------------------------------------------------
------------------------------------------------------------------------------

F. William Marshall, Jr.              $21,930               $149,4996
  Review Committee Member

------------------------------------------------------------------------------

Effective December 15, 2003, James C. Swain retired as Trustee from the Board II
Funds.  For the fiscal year ended December 31, 2003, Mr. Swain received  $38,461 aggregate  compensation from the Trust. For the calendar year ended December 31,
2003, Mr. Swain received $178,000 total compensation from all of the Oppenheimer funds for which he served as Trustee.

1.   Aggregate  Compensation from Fund includes fees and deferred  compensation, if any, for a Trustee.

Includes $21,644 deferred under Deferred Compensation Plan described below.

3.   Compensation for Mrs.  Hamilton and Mr. Malone was paid by all the Board II
     Funds,  with the  exception of  Oppenheimer  Senior  Floating Rate Fund for which they  currently  do not serve as  Trustees  (total of 37  Oppenheimer funds at December 31, 2003).

4.   Includes $50,363  compensation (of which 100% was deferred under a deferred compensation  plan) paid to Mrs.  Hamilton  for serving as a trustee by two open-end  investment  companies  (MassMutual  Institutional  Funds  and MML
     Series  Investment  Fund) the investment  adviser for which is the indirect parent  company of the  Fund's  Manager.  The  Manager  also  serves as the
     Sub-Advisor  to the  MassMutual  International  Equity  Fund,  a series  of
     MassMutual Institutional Funds.

5.   Includes $21,644 deferred under Deferred Compensation Plan described below.

6.   Includes $48,000 compensation paid to Mr. Marshall for serving as a trustee by two open-end investment  companies  (MassMutual  Institutional Funds and
     MML  Series  Investment  Fund)  the  investment  adviser  for  which is the indirect parent company of the Fund's  Manager.  The Manager also serves as the  Sub-Advisor to the MassMutual  International  Equity Fund, a series of
     MassMutual Institutional Funds.

*    For purposes of this section only, "Fund Complex"  includes the Oppenheimer funds,  MassMutual  Institutional  Funds and MML Series  Investment Fund in
     accordance  with the  instructions  for Form  N-1A.  The  Manager  does not consider  MassMutual  Institutional Funds and MML Series Investment Fund to
     be  part  of the  OppenheimerFunds  "Fund  Complex"  as  that  term  may be otherwise interpreted.

     |X|  Deferred  Compensation  Plan for  Trustees.  The Board of Trustees has
adopted a Deferred  Compensation  Plan for  disinterested  Trustees that enables them to elect to defer  receipt of all or a portion of the annual  fees they are entitled to receive from the Funds. Under the plan, the compensation deferred by a Trustee  is  periodically  adjusted  as though an  equivalent  amount had been invested in shares of one or more Oppenheimer funds selected by the Trustee. The amount  paid to the  Trustee  under the plan will be  determined  based upon the performance of the selected funds.

     Deferral of Trustee's  fees under the plan will not  materially  affect the
Funds' assets,  liabilities and net income per share. The plan will not obligate the fund to retain the services of any Trustee or to pay any particular level of compensation  to any Trustee.  Pursuant to an Order issued by the SEC, the Funds may  invest  in the  funds  selected  by the  Trustee  under  the  plan  without shareholder  approval for the limited  purpose of  determining  the value of the
Trustee's deferred fee account.

|X| Major Shareholders.  As of April 1, 2004, the only entities owning of record or known by the management of the Trust to be beneficial owners of 5% or more of the outstanding shares of any Fund were the Manager and the following  insurance companies and their respective affiliates:

(i)  Allianz Life Insurance Company of North America  ("Allianz"),  Minneapolis,
     MN;
(ii) Allmerica  Financial  Life  Insurance  &  Annuity  Company   ("Allmerica"),
     Worcester, MA;

Allstate Financial Advisors, ("Allstate Financial"), Lincoln, NE;
(iv) Allstate Life Insurance  Company of New York ("Allstate NY"), Vernon Hills,
     IL;
(v)  Allstate Life Insurance Company ("Allstate"), Northbrook, IL;
(vi) American   Enterprise  Life  Insurance  Company  ("American   Enterprise"),

     Minneapolis, MN;
(vii)American General Annuity Insurance Company ("American  General"),  Houston,
     TX;

(viii) Columbus Life Insurance Company ("Columbus"), Cincinnati, OH;
(ix) CUNA Mutual Life Insurance Company ("CUNA"), Waverly, IA;
(x)  GE Life & Annuity Assurance Company ("GE"), Richmond, VA;
(xi) ING Life Insurance and Annuity Company ("ING"), Hartford, CT;
(xii) Kemper Investors Life Insurance Company ("Kemper"), Schaumberg, IL;
(xiii) Lincoln Benefit Life Company ("Lincoln"), Lincoln, NE;
(xiv)Massachusetts  Mutual Life Insurance Company  ("MassMutual"),  Springfield,

     MA;

(xv) Mony Life Insurance Company of America ("Mony"), New York, NY;
(xvi) Minnesota Life Insurance Company ("Minnesota"), St. Paul, MN;
(xvii)  Merrill  Lynch,   Pierce,   Fenner  &  Smith,  Inc.  ("Merrill  Lynch"),
     Jacksonville, FL;
(xviii) Nationwide Life Insurance Company ("Nationwide"), Columbus, OH;
(xix) Protective Life Insurance Company ("Protective"), Birmingham, AL;
PrucoLife Insurance Company of Arizona ("Pruco"), Newark, NJ;
(xxi)Sage Life Assurance of America, Inc. ("Sage"), Wethersfield, CT;
(xxii) Sun Life  Assurance  Company of Canada  (U.S.)  ("Sun  Life"),  Wellesley
     Hills, MA;
(xxiii) Transamerica Life Insurance Company ("Transamerica"), Cedar Rapids, IA;
(xxiv) The Travelers Insurance Company ("Travelers"), Hartford, CT; and
(xxv)The Union Central Life Insurance  Company  ("Union  Central"),  Cincinnati,
     OH.

(xxvi) Such shares were held as shown in Appendix D.

The Manager.  The Manager is  wholly-owned by Oppenheimer  Acquisition  Corp., a holding company controlled by Massachusetts Mutual Life Insurance Company.

     |X| Code of Ethics.  The Funds (except Money Fund/VA),  the Manager and the
Distributor have a Code of Ethics. It is designed to detect and prevent improper personal trading by certain employees,  including  portfolio managers that would compete with or take  advantage of the Funds'  portfolio  transactions.  Covered persons  include  persons  with  knowledge  of the  investments  and  investment intentions  of the Funds and other  funds  advised by the  Manager.  The Code of
Ethics  does  permit  personnel  subject  to the Code to invest  in  securities, including  securities  that may be purchased or held by the Funds,  subject to a number  of  restrictions  and  controls.  Compliance  with the Code of Ethics is carefully monitored and enforced by the Manager.

     The Code of Ethics is an exhibit to the Funds' registration statement filed with the SEC and can be reviewed and copied at the SEC's Public  Reference  Room in Washington,  D.C. You can obtain  information about the hours of operation of the Public  Reference  Room by calling  the SEC at  1.202.942.8090.  The Code of
Ethics can also be viewed as part of the Funds'  registration  statement  on the
SEC's EDGAR database at the SEC's Internet website at www.sec.gov. Copies may be obtained, after paying a duplicating fee, by electronic request at the following
E-mail address:  publicinfo@sec.gov  or by writing to the SEC's Public Reference
Section, Washington, D.C. 20549-0102.

     Portfolio  Proxy  Voting.  The Fund  (except  Money  Fund/VA)  has  adopted
Portfolio  Proxy  Voting  Policies  and  Procedures  under  which the Fund votes proxies  relating to  securities  ("portfolio  proxies")  held by the Fund.  The
Fund's  primary  consideration  in voting  portfolio  proxies  is the  financial
interests  of  the  Fund  and  its  shareholders.   The  Fund  has  retained  an
unaffiliated  third-party as its agent to vote  portfolio  proxies in accordance with the Fund's  Portfolio  Proxy Voting  Guidelines and to maintain  records of such portfolio proxy voting.  The Proxy Voting Guidelines  include provisions to address  conflicts of interest  that may arise between the fund and OFI where an
OFI directly-controlled affiliate manages or administers the assets of a pension plan of a company  soliciting  the proxy.  The  Fund's  Portfolio  Proxy  Voting
Guidelines on routine and non-routine proxy proposals are summarized below.

o    The Fund  votes  with the  recommendation  of the  issuer's  management  on routine matters,  including  election of directors  nominated by management and ratification of auditors, unless circumstances indicate otherwise.

o    In  general,  the  Fund  opposes   anti-takeover   proposals  and  supports
     elimination of anti-takeover proposals, absent unusual circumstances.

o    The Fund supports  shareholder  proposals to reduce a  super-majority  vote requirement,  and opposes management proposals to add a super-majority vote requirement.

o    The Fund opposes proposals to classify the board of directors.

o    The Fund supports proposals to eliminate cumulative voting.

o    The Fund opposes re-pricing of stock options.

o    The Fund generally considers executive compensation questions such as stock option  plans and bonus plans to be ordinary  business  activity.  The Fund analyzes stock option plans, paying particular  attention to their dilutive effect.

While the Fund generally supports management  proposals,  the Fund opposes plans it considers to be excessive.

     The Fund will be required to file new Form N-PX,  with its  complete  proxy voting  record for the 12 months  ended June 30th,  no later than August 31st of each year.  The first such filing is due no later than August 31, 2004,  for the twelve months ended June 30, 2004. Once filed,  the Fund's Form N-PX filing will be available (i) without charge,  upon request, by calling the Fund toll-free at
1.800.225.5677 and (ii) on the SEC's website at www.sec.gov.
                                                -----------

|X| The Investment Advisory Agreements. The Manager provides investment advisory and  management  services to each Fund under an  investment  advisory  agreement between the Manager and the Trust for each Fund. The Manager selects  securities for the Funds' portfolios and handles their day-to-day  business.  The portfolio managers  of the Funds are  employed  by the Manager and are the persons who are principally  responsible for the day-to-day management of the Funds' portfolios.
Other members of the Manager's Teams provide the portfolio managers with counsel and support in managing the Funds'  portfolios.  For Global Securities  Fund/VA, this includes George Evans and Frank Jennings.  Similarly,  other members of the
Manager's Fixed Income Portfolio  Department,  particularly  portfolio analysts, traders and other portfolio  managers having broad  experience with domestic and international  government  and  fixed-income  securities,  provide the portfolio managers of the High Income  Fund/VA,  Bond Fund/VA and  Strategic  Bond Fund/VA
with support in managing the portfolios of those Funds.

     The agreements  require the Manager,  at its expense,  to provide the Funds with  adequate  office space,  facilities  and  equipment.  It also requires the
Manager to provide  and  supervise  the  activities  of all  administrative  and clerical personnel  required to provide effective  administration for the Funds.
Those  responsibilities  include the compilation and maintenance of records with respect to operations,  the  preparation  and filing of specified  reports,  and composition of proxy materials and registration statements for continuous public sale of shares of the Funds.

     The Funds pay  expenses  not  expressly  assumed by the  Manager  under the agreements, or by the Distributor under the General Distributor's Agreements for
Service  shares.  The advisory  agreement lists examples of expenses paid by the
Funds. The major categories relate to interest,  taxes,  brokerage  commissions, fees to certain Trustees, legal and audit expenses, custodian and transfer agent expenses,  share issuance costs,  certain  printing and  registration  costs and non-recurring expenses,  including litigation costs. The management fees paid by the  Funds  to  the  Manager  are  calculated  at  the  rates  described  in the
Prospectus,  which are  applied to the assets of each Fund as a whole.  Prior to
May 1, 1999,  the  advisory  agreement  for  Aggressive  Growth  Fund/VA did not include a breakpoint above $800 million.  Whenever more than one class of shares is  issued,  the fees are  allocated  to each  class of  shares  based  upon the relative proportion of a Fund's net assets represented by that class.

     The Agreements contain no expense limitation. However, from January 1, 2002 to December 17,  2002,  the Manager had  undertaken  to  voluntarily  reduce the management  fee of Strategic Bond Fund/VA,  if the relative  performance of that
Fund  was  at  or  below  the  following  criteria.  If  the  trailing  12-month performance  of Strategic  Bond Fund/VA at the end of any calendar  quarter were ranked by Lipper, Inc. ("Lipper") in the fifth quintile of the Lipper peer group for that Fund  (funds  dedicated  to  variable  insurance  products  in Lipper's general  bond  funds  category),  the  Manager  had  undertaken  to  reduce  the management  fee for that Fund by 0.10% for the following  fiscal quarter and for each quarter  thereafter  until its performance  improved,  and if ranked in the fourth  quintile of that peer group,  the Manager had  undertaken  to reduce the management  fee by 0.05% for the following  fiscal  quarter and for each quarter thereafter until its performance improved.

Management Fees for the Fiscal
    Year Ended December 31
------------------------------------------------------------------------------
------------------------------------------------------------------------------

Fund                             2001             2002             2003

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Aggressive Growth Fund/VA     $12,164,540      $8,292,465       $7,110,272

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Bond Fund/VA                  $ 4,571,739      $4,896,856       $4,954,407

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Capital Appreciation          $12,843,798      $10,670,415      $9,930,998
Fund/VA

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Global Securities Fund/VA     $12,404,364      $11,712,612      $12,206,333

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High Income Fund/VA           $2,563,318       $2,518,441       $3,196,862

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Main Street Fund(R)/VA          $7,073,905       $7,045,796       $7,442,344

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Main Street Small Cap          $114,814         $170,358         $338,340

Fund(R)/VA
------------------------------------------------------------------------------
------------------------------------------------------------------------------

Money Fund/VA                 $1,294,520       $1,738,866       $1,424,167

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Balanced Fund/VA              $4,312,500       $3,758,161       $3,526,680

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Strategic Bond Fund/VA        $2,440,218       $2,771,6432      $3,673,166

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Value Fund/VA                    N/A1             N/A1            $23,894

------------------------------------------------------------------------------
1.    Shares of Value Fund/VA were not offered for sale during the periods shown.
2.    The Manager voluntarily reimbursed $ 44,031 in management fees under the expense limitation described above. Management fees are shown in the table before reimbursement.

      The investment advisory agreements state that in the absence of willful misfeasance, bad faith or, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory agreement, the Manager is not liable for any loss resulting from a good faith error or omission on its part with respect to any of its duties under the agreement.

      The agreements permit the Manager to act as investment advisor for any other person, firm or corporation and to use the name "Oppenheimer" in connection with other investment companies for which it may act as investment advisor or general distributor. If the Manager shall no longer act as investment advisor to a Fund, the Manager may withdraw the right of that Fund to use the name "Oppenheimer" as part of its name.

|X|   Annual Approval of Investment Advisory Agreements. Each year, the Board of Trustees, including a majority of the Independent Trustees, is required to approve the renewal of the investment advisory agreement for each Fund. The
Investment Company Act requires that the Board request and evaluate and the
Manager provide such information as may be reasonably necessary to evaluate the terms of the investment advisory agreement. The Board employs an independent consultant to prepare a report that provides such information as the Board requests for this purpose.

      The Board also receives information about the 12b-1 distribution fees the Funds pay with respect to Service shares. These distribution fees are reviewed and approved at a different time of the year.

      The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreement. Among other factors, the
Board considered:
o     The nature, cost, and quality of the services provided to the Funds and their shareholders;
o     The profitability of the Funds to the Manager;
o     The investment performance of the Funds in comparison to regular market indices
o     Economies of scale that may be available to the Funds from the Manager;
o     Fees paid by other mutual funds for similar services;
o     The value and quality of any other benefits or services received by the
            Funds from their relationship with the Manager, and
o     The direct and indirect benefits the Manager received from its relationship with the Funds. These included services provided by the Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the
            Securities Exchange Act.

      The Board considered that the Manager must be able to pay and retain high quality personnel at competitive rates to provide services to the Funds.
The Board also considered that maintaining the financial viability of the
Manager is important so that the Manager will be able to continue to provide quality services to the Funds and their shareholders in adverse times. The
Board also considered the investment performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the Manager.

      These matters were also considered by the Independent Trustees, meeting separately from the full Board with experienced Counsel to the Independent
Trustees who assisted the Board in its deliberations. Counsel to the
Independent Trustees is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.

      After careful deliberation, the Board, including the Independent
Trustees concluded that it was in the best interest of shareholders to continue the investment advisory agreement for another year. In arriving at a decision, the Board did not single out any one factor or group of factors as being more important than other factors, but considered all factors together.
The Board judged the terms and conditions of the investment advisory agreement, including the investment advisory fee, in light of all of the surrounding circumstances. After careful deliberation the Board of Trustees concluded that it was in the best interests of shareholders to continue the investment advisory agreements for another year and that the fees charged thereunder are fair and reasonable.

Brokerage Policies of the Funds

Brokerage Provisions of the Investment Advisory Agreements. One of the duties of the Manager under the investment advisory agreements is to arrange the portfolio transactions for the Funds. The advisory agreements contain provisions relating to the employment of broker-dealers to effect the Funds'
portfolio transactions. The Manager is authorized by the advisory agreements to employ broker-dealers, including "affiliated" brokers, as that term is defined in the Investment Company Act. The Manager may employ broker-dealers that the Manager thinks, in its best judgment based on all relevant factors, will implement the policy of the Funds to obtain, at reasonable expense, the
"best execution" of the Funds' portfolio transactions. "Best execution" means prompt and reliable execution at the most favorable price obtainable. The
Manager need not seek competitive commission bidding. However, it is expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the interests and policies of the Funds as established by its Board of Trustees.

      Under the investment advisory agreements, the Manager may select brokers (other than affiliates) that provide brokerage and/or research services for the Funds and/or the other accounts over which the Manager or its affiliates have investment discretion. The commissions paid to such brokers may be higher than another qualified broker would charge, if the
Manager makes a good faith determination that the commission is fair and reasonable in relation to the services provided. Subject to those considerations, as a factor in selecting brokers for the Funds' portfolio transactions, the Manager may also consider sales of shares of the Funds and other investment companies for which the Manager or an affiliate serves as investment advisor.

Brokerage Practices Followed by the Manager. The Manager allocates brokerage for the Funds subject to the provisions of the investment advisory agreements and the procedures and rules described above. Generally, the Manager's portfolio traders allocate brokerage based upon recommendations from the
Manager's portfolio managers. In certain instances, portfolio managers may directly place trades and allocate brokerage. In either case, the Manager's executive officers supervise the allocation of brokerage.

      Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers. In transactions on foreign exchanges, the Funds may be required to pay fixed brokerage commissions and therefore would not have the benefit of negotiated commissions available in U.S. markets. Brokerage commissions are paid primarily for transactions in listed securities or for certain fixed-income agency transactions in the secondary market. Otherwise brokerage commissions are paid only if it appears likely that a better price or execution can be obtained by doing so. In an option transaction, the Funds ordinarily use the same broker for the purchase or sale of the option and any transaction in the securities to which the option relates.

      Other funds advised by the Manager have investment policies similar to those of the Funds. Those other funds may purchase or sell the same securities as the Funds at the same time as the Funds, which could affect the supply and price of the securities. If two or more funds advised by the
Manager purchase the same security on the same day from the same dealer, the transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

    Most purchases of debt obligations are principal transactions at net prices. This affects a substantial portion of the portfolio transactions of
Money Fund/VA, High Income Fund/VA, Bond Fund/VA and Strategic Bond Fund/VA.
Instead of using a broker for those transactions, the Funds normally deal directly with the selling or purchasing principal or market maker unless the
Manager determines that a better price or execution can be obtained by using the services of a broker. Purchases of portfolio securities from underwriters include a commission or concession paid by the issuer to the underwriter.
Purchases from dealers include a spread between the bid and asked prices. The
Funds seek to obtain prompt execution of these orders at the most favorable net price.

    The investment advisory agreements permit the Manager to allocate brokerage for research services. The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Manager and its affiliates. The investment research received for the commissions of those other accounts may be useful both to one of the Funds and one or more of the Manager's other accounts. Investment research may be supplied to the Manager by a third party at the instance of a broker through which trades are placed.

    Investment research services include information and analysis on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, information systems, computer hardware and similar products and services. If a research service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars.

    The Board of Trustees permits the Manager to use stated commissions on secondary fixed-income agency trades to obtain research if the broker represents to the Manager that: (i) the trade is not from or for the broker's own inventory, (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii) the trade is not a riskless principal transaction. The Board of Trustees permits the Manager to use concessions on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.

    The research services provided by brokers broaden the scope and supplement the research activities of the Manager. That research provides additional views and comparisons for consideration, and helps the Manager to obtain market information for the valuation of securities that are either held in the Fund's portfolio or are being considered for purchase. The
Manager provides information to the Board about the commissions paid to brokers furnishing such services, together with the Manager's representation that the amount of such commissions was reasonably related to the value or benefit of such services.

    The (i) total brokerage commissions paid by the Funds (other than Money
Fund/VA, which paid no brokerage commissions and the Value Fund/VA, which did not offer shares during the periods shown), not including spreads or concessions on principal transactions on a net trade basis, for the Funds'
fiscal year ended December 31, 2001, 2002 and 2003; and (ii) for the Funds'
fiscal year ended December 31, 2003, the amount of transactions directed to brokers for research services, and the amount of the commissions paid to broker-dealers for those services, is shown in the chart below:

-----------------------------------------------------------------------------------
                                                         Transactions Commissions
                           Total Brokerage Commissions   Directed for     Paid
                                Paid by the Funds         Research2       For
                                                                       Research2
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Fund                        2001       2002      2003        2003         2003

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Aggressive Growth Fund/VA $2,943,962$1,393,475 $3,477,965$404,154,929   $658,178

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Bond Fund/VA              $759,725   $389,802   $84,234       $0           $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Capital Appreciation      $2,151,288$1,335,268 $2,183,642$166,790,151   $293,217
Fund/VA

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Global Securities Fund/VA $2,591,256$2,699,449 $2,836,950$310,494,239   $649,194

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

High Income Fund/VA        $8,024     $4,865    $2,592        $0           $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Main Street Fund(R)/VA      $1,563,519$2,349,576 $1,722,472$222,161,491   $282,908

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Main Street Small Cap      $73,472   $136,159  $214,694   $2,993,734     $4,949
Fund(R)/VA

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Balanced Fund/VA          $565,744   $478,215  $827,890  $40,684,045    $90,068

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Strategic Bond Fund/VA     $38,184   $61,906    $63,992       $0           $0

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Value Fund/VA               N/A1       N/A1     $17,817   $2,181,439     $4,388

-----------------------------------------------------------------------------------
1.    Shares of Value Fund/VA were not offered for sale during the periods shown in the chart.
2.    The amount of  transactions  directed to brokers for  research  services and the amount of the  commissions  paid to brokers for those  services are shown in these columns.

Distribution and Service Plans (Service and Class 4 Shares)

The Distributor. Under its General Distributor's Agreements with the Funds,
OppenheimerFunds Distributor, Inc. will only act as the principal underwriter of the Funds' Service shares.

      Each Fund has adopted a Distribution and Service Plan (the "Plan") for its Service and Class 4 shares under Rule 12b-1 of the Investment Company
Act, pursuant to which each Fund will make compensation payments to the
Distributor in connection with the distribution and/or servicing of Service shares. The Distributor will pay insurance company separate account sponsors and other entities that offer and/or provide services to Service and Class 4 shares, as described in the Prospectus. Each Plan has been approved by a vote of (i) the Board of Trustees of the Trust, including a majority of the
Independent Trustees, cast in person at a meeting called for the purpose of voting on that Plan, and (ii) the Manager as the then-sole initial holder of such shares.

      Under the service plan, the Funds currently use the fees it receives to pay insurance company separate account sponsors or their affiliates (each is referred to as a "Recipient") for personal services and account maintenance services they provide for their customers who hold Service and Class 4 shares. The services include, among others, answering customer inquiries about the Funds, assisting in establishing and maintaining accounts in the
Funds, and providing other services at the request of the Funds.

      Under the Plans, no payment will be made to any Recipient in any quarter if the aggregate net assets of a Fund's Service and Class 4 shares held by the Recipient for itself and its customers did not exceed a minimum amount, if any, that may be determined from time to time by a majority of the
Trust's Independent Trustees. The Plans provide for a fee of 0.25% of average annual net assets (although the Board of Trustees has set the fee at 0.15% of average annual net assets for Money Fund, and had set the fee at 0.15% of average net assets for all series prior to May 1, 2003). The Board has set no minimum asset amount. For the fiscal year ended December 31, 2003, all payments made under the Service Class Plan were paid by the Funds'
distributor, to Recipients (including recipients affiliated with the Manager).

      Those Service class payments during the fiscal year ended December 31,
2003, for all Funds having Service class shares outstanding as of that date, were as follows:

--------------------------------------------------------------------------
                    Fund                       Service Plan Payments by
                                                         OFDI
--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Aggressive Growth Fund/VA                   $9,523
Service Shares

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Bond Fund/VA Service Shares                 $9,743

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Capital Appreciation Fund/VA               $119,754
Service Shares

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Global Securities Fund/VA                  $228,953
Service Shares

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer High Income Fund/VA Service                $102,739
Shares

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Main Street Fund(R)/VA Service              $244,739
Shares

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Main Street Small Cap Fund(R)/VA              $62,135
Service Shares

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Balanced Fund/VA Service Shares             $24,612

--------------------------------------------------------------------------
--------------------------------------------------------------------------

Oppenheimer Strategic Bond Fund/VA Service              $86,361
Shares

--------------------------------------------------------------------------

      Under the Plans, the Manager and the Distributor may make payments to affiliates and, in their sole discretion, from time to time may use their own resources (which, as to the Manager, may include profits derived from the advisory fee it receives from each respective Fund) to make payments to
Recipients for distribution and administrative services they perform. The
Distributor and the Manager may, in their sole discretion, increase or decrease the amount of distribution assistance payments they make to
Recipients from their own assets.

      Unless terminated as described below, each Plan continues in effect from year to year but only as long as such continuance is specifically approved at least annually by the Trust's Board of Trustees and its
Independent Trustees by a vote cast in person at a meeting called for the purpose of voting on such continuance. Any Plan may be terminated at any time by the vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding Service and Class 4 shares. For purposes of voting with respect to the Plans, Account owners are considered to be shareholders of a Fund's shares. No Plan may be amended to increase materially the amount of payments to be made unless such amendment is approved by Account owners of the class affected by the amendment. All material amendments must be approved by the
Board and a majority of the Independent Trustees.

      While the plans are in effect and Service and Class 4 shares are outstanding, the Treasurer of the Trust must provide separate written reports to the Trust's Board of Trustees at least quarterly describing the amount of payments and the purpose of the payment made pursuant to each Plan. These reports are subject to the review and approval of the Independent Trustees.

Performance of the Funds

Explanation of Performance Terminology. The Funds use a variety of terms to illustrate their investment performance. Those terms include "cumulative total return," "average annual total return," "average annual total return at net asset value" and "total return at net asset value." An explanation of how total returns are calculated is set forth below. The charts below show the
Funds' performance as of the Funds' most recent fiscal year end. You can obtain current performance information by calling the Funds' Transfer Agent at 1.800.981.2871 or by visiting the Oppenheimerfunds Internet website at
www.oppenheimerfunds.com.
------------------------

      The Funds' illustrations of their performance data in advertisements must comply with rules of the SEC. Those rules describe the types of performance data that may be used and how it is to be calculated. In general, any advertisement by a Fund of its performance data must include the average annual total returns for the advertised class of shares of that Fund. Those returns must be shown for the 1, 5 and 10-year periods (or the life of the class, if less) ending as of the most recently ended calendar quarter prior to the publication of the advertisement (or its submission for publication).

      Performance information is not shown for Value Fund/VA because shares of the Fund were not offered for sale during the periods shown.

      Use of standardized performance calculations enables an investor to compare the Funds' performance to the performance of other funds for the same periods. However, a number of factors should be considered before using the
Funds' performance information as a basis for comparison with other investments:
o     Total returns measure the performance of a hypothetical account in a
         Fund over various periods and do not show the performance of each shareholder's account. Your account's performance will vary from the model performance data if you buy or sell shares during the period, or you bought your shares at a different time and price than the shares used in the model.
o     The Fund's performance does not reflect the charges deducted from an investor's separate account by the insurance company or other sponsor of that separate account, which vary from product to product. If these charges were deducted, performance will be lower than as described in the Fund's Prospectus and Statement of
         Additional Information. In addition, the separate accounts may have inception dates different from those of the Funds. The sponsor for your insurance product can provide performance information that reflects those charges and inception dates.
o     An investment in the Fund is not insured by the FDIC or any other government agency.
o     The Funds' performance returns do not reflect the effect of taxes on dividends and capital gains distributions.
o     The principal value of the Funds' shares and total returns are not guaranteed and normally will fluctuate on a daily basis.
o     When an investor's shares are redeemed, they may be worth more or less than their original cost.
o     The preceding two statements do not apply to Money Fund/VA, which seeks to maintain a stable net asset value of $1.00 per share. There can be no assurance that Money Fund/VA will be able to do so.
o     Total returns for any given past period represent historical performance information and are not, and should not be considered, a prediction of future returns. The Funds' total returns should not be expected to be the same as the returns of other Oppenheimer funds, whether or not such other funds have the same portfolio managers and/or similar names.

      The Funds' total returns are affected by market conditions, the quality of that Funds' investments, the maturity of debt investments, the types of investments that Fund holds, and its operating expenses.

      |X| Total Return Information. There are different types of "total returns" to measure the Funds' performance. Total return is the change in value of a hypothetical investment in a Fund over a given period, assuming that all dividends and capital gains distributions are reinvested in additional shares and that the investment is redeemed at the end of the period. The cumulative total return measures the change in value over the entire period (for example, ten years). An average annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period. However, average annual total returns do not show actual year-by-year performance. The Funds use standardized calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

o     Average Annual Total Return. The "average annual total return" of each class is an average annual compounded rate of return for each year in a specified number of years. It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the formula) to achieve an Ending
Redeemable Value ("ERV" in the formula) of that investment, according to the following formula:

ERV -1 = AVERAGE ANNUAL TOTAL RETURN
------
   P

o     Cumulative Total Return. The "cumulative total return" calculation measures the change in value of a hypothetical investment of $1,000 over an entire period of years. Its calculation uses some of the same factors as average annual total return, but it does not average the rate of return on an annual basis. Cumulative total return is determined as follows:

ERV - P = TOTAL RETURN
-------
   P

The Funds' Total Returns for the Periods Ended 12/31/03

---------------------------------------------------------------------------
  Fund and Class/Inception       1 Year         5 Years        10 Years
            Date                  (or             (or            (or
                             life-of-class) life-of-class)  life-of-class)
---------------------------------------------------------------------------
---------------------------------------------------------------------------

Aggressive Growth Fund/VA        25.59%          0.31%          6.50%
Non-Service Shares (8/15/86)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

Aggressive Growth Fund/VA        25.44%         -22.10%          N/A
Service Shares (10/16/00)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

Bond Fund/VA                     6.78%           5.57%          6.28%
Non-Service Shares (4/3/85)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

Bond Fund/VA                     6.56%           8.82%           N/A
Service Shares (5/1/02)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

Capital Appreciation Fund/VA     30.94%          3.42%          12.37%
Non-Service Shares (4/3/85)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

Capital Appreciation Fund/VA     30.69%          4.29%           N/A
Service Shares (9/18/01)

---------------------------------------------------------------------------
---------------------------------------------------------------------------
Global Securities Fund/VA

Non-Service Shares               43.02%         10.28%          9.97%

(11/12/90)
---------------------------------------------------------------------------
---------------------------------------------------------------------------

Global Securities Fund/VA        42.86%         -2.87%           N/A
Service Shares (7/13/00)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

Global Securities Fund/VA         N/A1           N/A1            N/A1
Class 3 shares (5/1/03)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

Global Securities Fund/VA         N/A2           N/A2            N/A2
Class 4 shares (5/3/04)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

High Income Fund/VA              23.96%          4.37%          6.47%
Non-Service Shares (4/30/86)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

High Income Fund/VA              23.79%          9.28%           N/A
Service Shares (9/18/01)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

Main Street Fund(R)/VA             26.72%          0.52%          10.66%
Non-Service Shares (7/5/95)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

Main Street Fund(R)/VA             26.44%         -5.82%           N/A
Service Shares (7/13/00)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

Main Street Small Cap
Fund(R)/VA                         44.36%          7.72%          6.02%
Non-Service Shares (5/1/98)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

Main Street Small Cap
Fund(R)/VA                         44.24%          9.96%           N/A
Service Shares (7/16/01)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

Money Fund/VA (4/3/85)           0.79%           3.45%          4.27%

---------------------------------------------------------------------------
---------------------------------------------------------------------------

Balanced Fund/VA                 24.96%          6.37%          8.87%
Non-Service Shares(2/9/87)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

Balanced Fund/VA                 24.69%          7.56%           N/A
Service Shares (5/1/02)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

Strategic Bond Fund/VA           18.07%          7.02%          6.92%
Non-Service Shares (5/3/93)

---------------------------------------------------------------------------
---------------------------------------------------------------------------

Strategic Bond Fund/VA           17.16%          9.22%           N/A
Service Shares (3/19/01)

---------------------------------------------------------------------------

(1)   Because  Class 3 shares of Global  Securities  Fund/VA  were not offered for a full calendar year during the Fund's fiscal year ended  December 31,
    2003, no performance  information is included in the table above for Class
    3 shares.
(2)                                              Because  Class  4  shares  of
    Global  Securities  Fund/VA  were not offered for sales  during the Fund's fiscal  year ended  December  31,  2003,  no  performance  information  is included in the table above for Class 4 shares.

o     Standardized Yield. The "standardized yield" (sometimes referred to just as "yield") is shown for a stated 30-day period. It is not based on actual distributions paid by the Fixed Income Funds to shareholders in the
30-day period, but is a hypothetical yield based upon the net investment income from the Fund's portfolio investments for that period. It may therefore differ from the "dividend yield" for the same class of shares, described below.

STANDARDIZED YIELD = 2 (a - b + 1)- 1
                        -----
                         cd

      Standardized yield is calculated using the following formula set forth in rules adopted by the SEC, designed to assure uniformity in the way that all funds calculate their yields:

      The symbols above represent the following factors:
      a =  dividends and interest earned during the 30-day period.
      b =  expenses accrued for the period (net of any expense assumptions).
      c =  the  average  daily  number  of shares  of that  class  outstanding during the 30-day period that were entitled to receive dividends.
      d =  the maximum  offering price per share of that class on the last day of the period, adjusted for undistributed net investment income.

      The standardized yield for a particular 30-day period may differ from the yield for other periods. The SEC formula assumes that the standardized yield for a 30-day period occurs at a constant rate for a six-month period and is annualized at the end of the six-month period. Additionally, because each class of shares is subject to different expenses, it is likely that the standardized yields of the Fund's classes of shares will differ for any
30-day period.

o     Dividend Yield. The Fixed Income Funds may quote a "dividend yield" for each class of its shares. Dividend yield is based on the dividends paid on a class of shares during the actual dividend period. To calculate dividend yield, the dividends of a class declared during a stated period are added together, and the sum is multiplied by 12 (to annualize the yield) and divided by the maximum offering price on the last day of the dividend period.
Because the Fixed Income Funds pay their annual dividend in March of each year, dividend yield is shown for the 30 days ended March 31, 2004. The formula is shown below:

Dividend Yield = Distribution Paid / No. of Days in the Period x No. of Days
                -------------------------------------------------------------
in the Calendar Year
--------------------
                    Maximum Offering Price (payment date)

----------------------------------------------------------------------------
                      Standardized Yield for the   Dividend Yield for the
        Fund                    30-Day                     30-Day

                        Period Ended 12/31/03       Period Ended 3/31/04

----------------------------------------------------------------------------
----------------------------------------------------------------------------
Bond Fund/VA

Non-Service Shares              3.60%                       5.75%

----------------------------------------------------------------------------
----------------------------------------------------------------------------
Bond Fund/VA

Service Shares                  3.36%                       5.72%

----------------------------------------------------------------------------
----------------------------------------------------------------------------
High Income Fund/VA

Non-Service Shares              6.30%                       8.12%

----------------------------------------------------------------------------
----------------------------------------------------------------------------
High Income Fund/VA

Service Shares                  6.07%                       8.07%

----------------------------------------------------------------------------
----------------------------------------------------------------------------
Strategic Bond

Fund/VA                         3.96%                       6.85%
Non-Service Shares

----------------------------------------------------------------------------
----------------------------------------------------------------------------
Strategic Bond

Fund/VA                         3.55%                       6.65%
Service Shares

----------------------------------------------------------------------------

o     Money Fund/VA Yields. The current yield for Money Fund/VA is calculated for a seven-day period of time as follows. First, a base period return is calculated for the seven-day period by determining the net change in the value of a hypothetical pre-existing account having one share at the beginning of the seven-day period. The change includes dividends declared on the original share and dividends declared on any shares purchased with dividends on that share, but such dividends are adjusted to exclude any realized or unrealized capital gains or losses affecting the dividends declared. Next, the base period return is multiplied by 365/7 to obtain the current yield to the nearest hundredth of one percent.

      The compounded effective yield for a seven-day period is calculated by
      (1) adding 1 to the base period return (obtained as described above),
      (2) raising the sum to a power equal to 365 divided by 7, and
      (3) subtracting 1 from the result.

      The yield as calculated above may vary for accounts less than approximately $100 in value due to the effect of rounding off each daily dividend to the nearest full cent. The calculation of yield under either procedure described above does not take into consideration any realized or unrealized gains or losses on the Fund's portfolio securities which may affect dividends. Therefore, the return on dividends declared during a period may not be the same on an annualized basis as the yield for that period.

Other Performance Comparisons. The Funds may compare their performance annually to that of an appropriate broadly-based market index in its Annual
Report to shareholders. You can obtain that information by contacting the
Transfer Agent at the addresses or telephone numbers shown on the cover of this Statement of Additional Information. The Funds may also compare their performance to that of other investments, including other mutual funds, or use rankings of its performance by independent ranking entities. Examples of these performance comparisons are set forth below.

      |X|   Lipper Rankings. From time to time the Funds may publish the rankings of their performance by Lipper, Inc. ("Lipper"). Lipper is a widely-recognized independent mutual fund monitoring service. Lipper monitors the performance of regulated investment companies, including the Funds, and ranks their performance for various periods in categories based on investment styles. The Lipper performance rankings are based on total returns that include the reinvestment of capital gain distributions and income dividends but do not take sales charges or taxes into consideration. Lipper also publishes "peer-group" indices of the performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

      |X|   Performance Rankings and Comparisons by Other Entities and
Publications. From time to time the Funds may include in advertisements and sales literature performance information about the Funds cited in newspapers and other periodicals such as The New York Times, The Wall Street Journal,
Barron's, or similar publications. That information may include performance quotations from other sources, including Lipper and Morningstar. The Funds'
performance may be compared in publications to the performance of various market indices or other investments, and averages, performance rankings or other benchmarks prepared by recognized mutual fund statistical services.

      Investors may also wish to compare the returns on the Funds' shares to the return on fixed-income investments available from banks and thrift institutions. Those include certificates of deposit, ordinary interest-paying checking and savings accounts, and other forms of fixed or variable time deposits, and various other instruments such as Treasury bills. However, the
Funds' returns and share price are not guaranteed or insured by the FDIC or any other agency and will fluctuate daily, while bank depository obligations may be insured by the FDIC and may provide fixed rates of return. Repayment of principal and payment of interest on Treasury securities is backed by the full faith and credit of the U.S. government.

      From time to time, the Funds may publish rankings or ratings of the
Manager or Transfer Agent, and of the investor services provided by them to shareholders of the Oppenheimer funds, other than performance rankings of the
Oppenheimer funds themselves. Those ratings or rankings by third parties may include comparisons of their services to those provided by other mutual fund families selected by the rating or ranking services. They may be based upon the opinions of the rating or ranking service itself, using its research or judgment, or based upon surveys of investors, brokers, insurance sponsors, shareholders or others.

      From time to time the Funds may include in its advertisements and sales literature the total return performance of a hypothetical investment account that includes shares of one or more of the Funds and other Oppenheimer funds.
The combined account may be part of an illustration of an asset allocation model or similar presentation. The account information may combine total return performance of the Funds included in the account. Additionally, from time to time, the funds advertisements and sales literature may include, for illustrative or comparative purposes, statistical data or other information about general or specific market and economic conditions. That may include, for example,
o     information about the performance of certain securities or commodities markets or segments of those markets,
o     information about the performance of the economies of particular countries or regions,
o     the earnings of companies included in segments of particular industries, sectors, securities markets, countries or regions,
o     the availability of different types of securities or offerings of securities,
o     information relating to the gross national or gross domestic product of the United States or other countries or regions,
o     comparisons of various market sectors or indices to demonstrate performance, risk, or other characteristics of the Funds.

ABOUT your account

How to Buy and Sell Shares

      Shares of the Funds are sold to provide benefits under variable life insurance policies and variable annuity and other insurance company separate accounts, as explained in the Prospectuses for the Funds and for the insurance product you have selected. Therefore, instructions from an investor to buy or sell shares of the Funds should be directed to the insurance sponsor for the investor's separate account, or that insurance sponsor's agent.

      |X|   Allocation of Expenses. The Funds pay expenses related to its daily operations, such as custodian bank fees, certain Trustees' fees, transfer agency fees, legal fees and auditing costs. Those expenses are paid out of the Fund's assets and are not paid directly by shareholders. However, those expenses reduce the net asset values of shares, and therefore are indirectly borne by shareholders through their investment.
      For any Fund that has more than one class of shares outstanding, the methodology for calculating the net asset value, dividends and distributions of the Fund's share classes recognizes two types of expenses. General expenses that do not pertain specifically to any one class are allocated pro rata to the shares of all classes. The allocation is based on the percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each outstanding share within a given class. Such general expenses include management fees, legal, bookkeeping and audit fees, printing and mailing costs of shareholder reports, Prospectuses, Statements of
Additional Information and other materials for current shareholders, fees to unaffiliated Trustees, custodian expenses, share issuance costs, organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

      Other expenses that are directly attributable to a particular class are allocated equally to each outstanding share within that class. Examples of such expenses include distribution and service plan (12b-1) fees, transfer and shareholder servicing agent fees and expenses, and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination of Net Asset Values Per Share. The net asset values per share of each class of shares of the Funds are determined as of the close of business of the Exchange on each day that the Exchange is open. The calculation is done by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding. The Exchange normally closes at 4:00 P.M., Eastern time, but may close earlier on some other days (for example, in case of weather emergencies or on days falling before a U.S. holiday). All references to time in this
Statement of Additional Information mean "Eastern time." The Exchange's most recent annual announcement (which is subject to change) states that it will close on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good
Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and
Christmas Day. It may also close on other days.

      Dealers other than Exchange members may conduct trading in certain securities on days on which the Exchange is closed (including weekends and holidays) or after 4:00 P.M. on a regular business day. Because the Funds'
net asset values will not be calculated on those days, the Fund's net asset values per share may be significantly affected on such days when shareholders may not purchase or redeem shares. Additionally, trading on European and
Asian stock exchanges and over-the-counter markets normally is completed before the close of The Exchange.

      Changes in the values of securities traded on foreign exchanges or markets as a result of events that occur after the prices of those securities are determined, but before the close of The Exchange, will not be reflected in the Funds' calculation of its net asset values that day unless the Manager determines that the event is likely to effect a material change in the value of the security. The Manager, or an internal valuation committee established by the Manager, as applicable, may establish a valuation, under procedures established by the Board and subject to the approval, ratification and confirmation by the Board at its next ensuing meeting.

|X|   Securities Valuation. The Funds' Board of Trustees has established procedures for the valuation of those Funds' securities. In general the procedures for all Funds other than Money Fund/VA are as follows:

o     Equity securities with readily available market quotes traded on a U.S.
securities exchange or on Nasdaq are valued as follows:
1.    if last sale information is regularly reported, they are valued at the last reported sale price on the principal exchange on which they are traded or on Nasdaq, as applicable, on that day, or
2.    if last sale information is not available on a valuation date, they are valued at the last reported sale price preceding the valuation date if it is within the spread of the closing "bid" and
               "asked" prices on the valuation date or, if not, at the
               closing "bid" price on the valuation date.

o     Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:

            1. at the last sale price on the principal exchange on which it is traded, as reported by such exchange at its trading session ending at or most recently prior to the time fixed for
               valuation of securities.

2.    at the last sale price obtained by the Manager from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
3.    at the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.

o     Long-term debt securities having a remaining maturity in excess of 60 days are valued by a portfolio pricing service using a methodology acceptable to the Fund or by the Manager by averaging the mean between the "bid" and
"marked" prices from two active and reliable market makers in the security on the basis of reasonable inquiry.

o     The following securities are valued at the price determined by a pricing service using a methodology acceptable to the Fund:
1.    debt instruments that have a maturity of more than 397 days when issued,
2.    debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and
3.    non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.

o     The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts to maturity:
1.    money market debt securities held by a non-money market fund that had a maturity of 397 days or less when issued that have a remaining maturity of 60 days or less, and

2.    debt instruments held by a money market fund that have a remaining maturity of 397 days or less.

      When last sale information is not generally available, the Manager may use pricing services approved by the Board of Trustees. The pricing service may use "matrix" comparisons to the prices for comparable instruments on the basis of quality, yield and maturity. Other special factors may be involved
(such as the tax-exempt status of the interest paid by municipal securities).
The Manager will monitor the accuracy of the pricing services. That monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities.

      The closing prices in the London foreign exchange market on a particular business day that are provided to the Manager by a bank, dealer or pricing service that the Manager has determined to be reliable are generally used to value foreign currency, including forward contracts, and to convert to U.S. dollars securities that are denominated in foreign currency.

      Puts, calls, and futures are valued at the last sale price on the principal exchange on which they are traded or on Nasdaq, as applicable. If there were no sales that day, they shall be valued at the last sale price on the preceding trading day if it is within the spread of the closing "bid" and
"asked" prices on the principal exchange or on Nasdaq on the valuation date.
If not, the value shall be the closing bid price on the principal exchange or on Nasdaq on the valuation date. If the put, call or future is not traded on an exchange or on Nasdaq, it shall be valued by averaging the mean between
"bid" and "asked" prices obtained by the Manager from two active market makers. In certain cases that may be at the "bid" price if no "asked" price is available.

      When a Fund writes an option, an amount equal to the premium received is included in that Fund's Statement of Assets and Liabilities as an asset.
An equivalent credit is included in the liability section. The credit is adjusted ("marked-to-market") to reflect the current market value of the option. In determining the Fund's gain on investments, if a call or put written by a Fund is exercised, the proceeds are increased by the premium received. If a call or put written by a Fund expires, that Fund has a gain in the amount of the premium. If that Fund enters into a closing purchase transaction, it will have a gain or loss, depending on whether the premium received was more or less than the cost of the closing transaction. If a Fund exercises a put it holds, the amount that Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

o     Securities (including restricted securities) not having
readily-available market quotations are valued at fair value determined under the Board's procedures.

Money Fund/VA Net Asset Valuation Per Share. Money Fund/VA will seek to maintain a net asset value of $1.00 per share for purchases and redemptions.
There can be no assurance it will do so. Money Fund/VA operates under Rule
2a-7 under which it may use the amortized cost method of valuing their shares. The Funds' Board of Trustees has adopted procedures for that purpose.
The amortized cost method values a security initially at its cost and thereafter assumes a constant amortization of any premium or accretion of any discount, regardless of the impact of fluctuating interest rates on the market value of the security. This method does not take into account unrealized capital gains or losses.

      The Funds' Board of Trustees has established procedures intended to stabilize Money Fund/VA's net asset value at $1.00 per share. If Money
Fund/VA's net asset value per share were to deviate from $1.00 by more than
0.5%, Rule 2a-7 requires the Board promptly to consider what action, if any, should be taken. If the Trustees find that the extent of any such deviation may result in material dilution or other unfair effects on shareholders, the
Board will take whatever steps it considers appropriate to eliminate or reduce such dilution or unfair effects, including, without limitation, selling portfolio securities prior to maturity, shortening the average portfolio maturity, withholding or reducing dividends, reducing the outstanding number of shares of that Fund without monetary consideration, or calculating net asset value per share by using available market quotations.

      As long as Money Fund/VA uses Rule 2a-7, it must abide by certain conditions described in the Prospectus which limit the maturity of securities that Fund buys. Under Rule 2a-7, the maturity of an instrument is generally considered to be its stated maturity (or in the case of an instrument called for redemption, the date on which the redemption payment must be made), with special exceptions for certain variable rate demand and floating rate instruments. Repurchase agreements and securities loan agreements are, in general, treated as having maturity equal to the period scheduled until repurchase or return, or if subject to demand, equal to the notice period.

      While amortized cost method provides certainty in valuation, there may be periods during which the value of an instrument, as determined by amortized cost, is higher or lower than the price Money Fund/VA would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of that Fund may tend to be lower (and net investment income and daily dividends higher) than market prices or estimates of market prices for its portfolio. Thus, if the use of amortized cost by the funds resulted in a lower aggregate portfolio value on a particular day, a prospective investor in Money Fund/VA would be able to obtain a somewhat higher yield than would result from investment in a fund utilizing solely market values, and existing investors in that Fund would receive less investment income than if Money Fund/VA were priced at market value.
Conversely, during periods of rising interest rates, the daily yield on shares of that Fund will tend to be higher and its aggregate value lower than that of a portfolio priced at market value. A prospective investor would receive a lower yield than from an investment in a portfolio priced at market value, while existing investors in Money Fund/VA would receive more investment income than if that Fund were priced at market value.

Dividends, Capital Gains and Taxes

Dividends and Distributions. The dividends and distributions paid by a class of shares will vary from time to time depending on market conditions, the composition of the Funds' portfolios, and expenses borne by the Funds or borne separately by a class (if more than one class of shares are outstanding). Dividends are calculated in the same manner, at the same time, and on the same day for each class of shares. Dividends on Service and Class
4 shares are expected to be lower. That is because of the effect of the additional fee on Service and Class 4 shares. Those dividends will also differ in amount as a consequence of any difference in the net asset values of the different classes of shares.

Tax Status of the Funds' Dividends and Distributions. The federal tax treatment of the Funds' dividends and capital gains distributions is briefly highlighted in the Prospectus, and may also be explained in the prospectus for the insurance product you have selected.

      The Funds intend to qualify as a "regulated investment company" under the Internal Revenue Code (although it reserves the right not to qualify). If the Funds qualify as "regulated investment companies" under the Internal
Revenue Code, they will not be liable for federal income taxes on amounts paid by it as dividends and distributions. The Funds qualified as regulated investment companies in its last fiscal year. The Internal Revenue Code contains a number of complex tests relating to qualification which the Funds might not meet in any particular year. If it did not so qualify, the Funds would be treated for tax purposes as an ordinary corporation and receive no tax deduction for payments made to shareholders.

Additional Information About the Funds

The Transfer Agent. OppenheimerFunds Services, the Fund's Transfer Agent, is
a division of the Manager. It serves as the Transfer Agent for an annual per account fee. The Transfer Agent has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.35% per annum of shares of any class of any Fund. That undertaking may be amended or withdrawn at any time. The
Transfer Agent also acts as shareholder servicing agent for the other
Oppenheimer funds. Information about your investment in the Fund through your variable annuity contract, variable life insurance policy or other plan can be obtained only from your participating insurance company or its servicing
            ----
agent. The Fund's Transfer Agent does not hold or have access to those records. Instructions for buying or selling shares of the Fund should be given to your insurance company or its servicing agent, not directly to the
Fund or its Transfer Agent.

The Custodian Bank. JPMorgan Chase Bank is the custodian of the Fund's assets. The custodian's responsibilities include safeguarding and controlling the Fund's portfolio securities and handling the delivery of such securities to and from the Fund. It is the practice of the Funds to deal with the custodian in a manner uninfluenced by any banking relationship the custodian may have with the Manager and its affiliates. The Funds' cash balances with the custodian in excess of $100,000 are not protected by federal deposit insurance. Those uninsured balances at times may be substantial.

Independent Auditors.  Deloitte & Touche LLP are the independent auditors of the Funds.  They audit the Funds' annual financial  statements and perform other related  audit  services.  They also act as  auditors  for the  Manager  and for certain other funds advised by the Manager and its affiliates.

OPPENHEIMER AGGRESSIVE GROWTH FUND/VA
INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TO THE BOARD OF TRUSTEES AND SHAREHOLDERS OF OPPENHEIMER AGGRESSIVE
GROWTH FUND/VA:

We have  audited  the  accompanying  statement  of  assets  and  liabilities  of
Oppenheimer  Aggressive Growth Fund/VA, a series of Oppenheimer Variable Account
Funds, including the statement of investments,  as of December 31, 2003, and the related  statement of  operations  for the year then ended,  the  statements  of changes in net assets for each of the two years in the period  then  ended,  and the financial  highlights for the periods indicated.  These financial statements and financial  highlights are the responsibility of the Fund's  management.  Our responsibility  is to  express  an opinion  on these  financial  statements  and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements and financial highlights are free of material misstatement.  An audit includes  examining,  on a test  basis,  evidence  supporting  the  amounts  and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by  correspondence  with the custodian and brokers;  where replies were not received from brokers,  we performed  other auditing procedures.  An audit also includes assessing the accounting principles used and  significant  estimates made by  management,  as well as evaluating the overall financial statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements and financial  highlights referred to above  present  fairly,  in all material  respects,  the  financial  position of
Oppenheimer  Aggressive  Growth  Fund/VA as of December 31, 2003, the results of its operations  for the year then ended,  the changes in its net assets for each of the two years in the period then ended, and the financial  highlights for the periods indicated,  in conformity with accounting  principles generally accepted in the United States of America.

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
February 12, 2004

OPPENHEIMER AGGRESSIVE GROWTH FUND/VA

STATEMENT OF INVESTMENTS December 31, 2003
--------------------------------------------------------------------------------

                                                   MARKET VALUE
                                       SHARES        SEE NOTE 1
----------------------------------------------------------------
COMMON STOCKS--97.3%
----------------------------------------------------------------
CONSUMER DISCRETIONARY--24.7%
----------------------------------------------------------------
AUTO COMPONENTS--1.7%
Gentex Corp.                          430,300    $   19,002,048
----------------------------------------------------------------
AUTOMOBILES--1.0%
Harley-Davidson, Inc.                 241,400        11,473,742
----------------------------------------------------------------
HOTELS, RESTAURANTS & LEISURE--6.2%
Krispy Kreme Doughnuts, Inc. 1        148,300         5,427,780
----------------------------------------------------------------
P.F. Chang's China Bistro, Inc. 1     230,000        11,702,400
----------------------------------------------------------------
Panera Bread Co., Cl. A 1             250,700         9,910,171
----------------------------------------------------------------
Ruby Tuesday, Inc.                    616,200        17,555,538
----------------------------------------------------------------
Starbucks Corp. 1                     747,500        24,712,350
                                                ----------------
                                                     69,308,239

----------------------------------------------------------------
LEISURE EQUIPMENT & PRODUCTS--1.0%
Marvel Enterprises, Inc. 1            376,200        10,951,182
----------------------------------------------------------------
MEDIA--1.7%
Univision Communications, Inc.,
Cl. A 1                               479,400        19,027,386
----------------------------------------------------------------
MULTILINE RETAIL--3.9%
Family Dollar Stores, Inc.            805,100        28,886,988
----------------------------------------------------------------
Fred's, Inc.                          478,700        14,830,126
                                                ----------------
                                                     43,717,114

----------------------------------------------------------------
SPECIALTY RETAIL--7.1%
Bed Bath & Beyond, Inc. 1             727,600        31,541,460
----------------------------------------------------------------
Chico's FAS, Inc. 1                   462,700        17,096,765
----------------------------------------------------------------
O'Reilly Automotive, Inc. 1           407,097        15,616,241
----------------------------------------------------------------
PetsMart, Inc.                        672,200        15,998,360
                                                ----------------
                                                     80,252,826

----------------------------------------------------------------
TEXTILES, APPAREL & LUXURY GOODS--2.1%
Coach, Inc. 1                         643,400        24,288,350
----------------------------------------------------------------
CONSUMER STAPLES--2.1%
----------------------------------------------------------------
FOOD & STAPLES RETAILING--2.1%
Whole Foods Market, Inc. 1            354,000        23,764,020
----------------------------------------------------------------
ENERGY--4.7%
----------------------------------------------------------------
ENERGY EQUIPMENT & SERVICES--1.6%
Smith International, Inc. 1           439,400        18,243,888
----------------------------------------------------------------
OIL & GAS--3.1%
Apache Corp.                          249,500        20,234,450
----------------------------------------------------------------
XTO Energy, Inc.                      493,600        13,968,880
                                                ----------------
                                                     34,203,330

----------------------------------------------------------------
FINANCIALS--8.2%
----------------------------------------------------------------
COMMERCIAL BANKS--1.6%
Commerce Bancorp, Inc.                347,100        18,285,228

                                                   MARKET VALUE
                                       SHARES        SEE NOTE 1
----------------------------------------------------------------
DIVERSIFIED FINANCIAL SERVICES--3.3%
Investors Financial Services Corp.    497,200    $   19,097,452
----------------------------------------------------------------
Legg Mason, Inc.                      232,500        17,944,350
                                                ----------------
                                                     37,041,802

----------------------------------------------------------------
INSURANCE--1.4%
AMBAC Financial Group, Inc.           235,100        16,313,589
----------------------------------------------------------------
THRIFTS & MORTGAGE FINANCE--1.9%
Doral Financial Corp.                 385,200        12,434,256
----------------------------------------------------------------
Radian Group, Inc.                    176,000         8,580,000
                                                ----------------
                                                     21,014,256

----------------------------------------------------------------
HEALTH CARE--17.4%
----------------------------------------------------------------
BIOTECHNOLOGY--5.3%
Gilead Sciences, Inc. 1               559,400        32,523,516
----------------------------------------------------------------
Idexx Laboratories, Inc. 1            201,641         9,331,945
----------------------------------------------------------------
Invitrogen Corp. 1                    257,900        18,053,000
                                                ----------------
                                                     59,908,461

----------------------------------------------------------------
HEALTH CARE EQUIPMENT & SUPPLIES--4.1%
Stryker Corp.                         158,900        13,508,089
----------------------------------------------------------------
Varian Medical Systems, Inc. 1        482,200        33,320,020
                                                ----------------
                                                     46,828,109

----------------------------------------------------------------
HEALTH CARE PROVIDERS & SERVICES--7.0%
Coventry Health Care, Inc. 1           62,600         4,037,074
----------------------------------------------------------------
Health Management Associates,
Inc., Cl. A                         1,245,200        29,884,800
----------------------------------------------------------------
Lincare Holdings, Inc. 1              604,200        18,144,126
----------------------------------------------------------------
Patterson Dental Co. 1                415,800        26,677,728
                                                ----------------
                                                     78,743,728

----------------------------------------------------------------
PHARMACEUTICALS--1.0%
Mylan Laboratories, Inc.              429,700        10,854,222
----------------------------------------------------------------
INDUSTRIALS--15.7%
----------------------------------------------------------------
AIR FREIGHT & LOGISTICS--2.5%
Expeditors International of
Washington, Inc.                      763,500        28,753,410
----------------------------------------------------------------
AIRLINES--2.2%
JetBlue Airways Corp. 1               204,700         5,428,644
----------------------------------------------------------------
Southwest Airlines Co.              1,214,500        19,602,030
                                                ----------------
                                                     25,030,674

----------------------------------------------------------------
COMMERCIAL SERVICES & SUPPLIES--5.7%
Apollo Group, Inc., Cl. A 1           467,900        31,817,200
----------------------------------------------------------------
Corporate Executive Board Co. 1       349,100        16,292,497
----------------------------------------------------------------
Stericycle, Inc. 1                    339,800        15,868,660
                                                ----------------
                                                     63,978,357

STATEMENT OF INVESTMENTS  Continued
----------------------------------------------------------------
                                                   MARKET VALUE
                                       SHARES        SEE NOTE 1
----------------------------------------------------------------
MACHINERY--1.6%
Donaldson Co., Inc.                   302,700    $   17,907,732
----------------------------------------------------------------
ROAD & RAIL--2.0%
C.H. Robinson Worldwide, Inc.         589,100        22,332,781
----------------------------------------------------------------
TRADING COMPANIES & DISTRIBUTORS--1.7%
Fastenal Co.                          377,300        18,842,362
----------------------------------------------------------------
INFORMATION TECHNOLOGY--24.5%
----------------------------------------------------------------
COMMUNICATIONS EQUIPMENT--1.4%
QLogic Corp. 1                        306,900        15,836,040
----------------------------------------------------------------
ELECTRONIC EQUIPMENT & INSTRUMENTS--3.4%
CDW Corp.                             380,500        21,977,680
----------------------------------------------------------------
Thermo Electron Corp. 1               646,600        16,294,320
                                                ----------------
                                                     38,272,000

----------------------------------------------------------------
IT SERVICES--5.0%
Affiliated Computer Services, Inc.,
Cl. A 1                               237,000        12,907,020
----------------------------------------------------------------
Fiserv, Inc. 1                        331,500        13,097,565
----------------------------------------------------------------
Paychex, Inc.                         343,300        12,770,760
----------------------------------------------------------------
Sungard Data Systems, Inc. 1          624,600        17,307,666
                                                ----------------
                                                     56,083,011

----------------------------------------------------------------
OFFICE ELECTRONICS--2.4%
Zebra Technologies Corp., Cl. A 1     408,100        27,085,597
----------------------------------------------------------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT--1.5%
Linear Technology Corp.               400,200        16,836,414
----------------------------------------------------------------
SOFTWARE--10.8%
Adobe Systems, Inc.                   520,700        20,463,510
----------------------------------------------------------------
Amdocs Ltd. 1                         557,200        12,525,856
----------------------------------------------------------------
Citrix Systems, Inc. 1                226,537         4,804,850
----------------------------------------------------------------
Electronic Arts, Inc. 1               578,800        27,655,064
----------------------------------------------------------------
Intuit, Inc. 1                        484,600        25,640,186
----------------------------------------------------------------
Symantec Corp. 1                      863,400        29,916,810
                                                ----------------
                                                    121,006,276
                                                ----------------
Total Common Stocks
(Cost $980,655,647)                               1,095,186,174

                                                   MARKET VALUE
                                       SHARES        SEE NOTE 1
----------------------------------------------------------------
PREFERRED STOCKS--0.3%
Axsun Technologies, Inc., Cv.,
Series C 1,2,3                      3,170,523    $    1,350,326
----------------------------------------------------------------
Blaze Network Products, Inc.,
8% Cv., Series D 1,2,3              1,147,862                --
----------------------------------------------------------------
BroadBand Office, Inc., Cv.,
Series C 1,2,3                        211,641                --
----------------------------------------------------------------
Centerpoint Broadband
Technologies, Inc.:
Cv., Series D 1,2,3                 1,298,701                --
Cv., Series Z 1,2,3                   262,439                --
----------------------------------------------------------------
fusionOne, Inc., 8% Non-Cum. Cv.,
Series D 1,2,3                      2,663,972            95,104
----------------------------------------------------------------
MicroPhotonix Integration Corp.,
Cv., Series C 1,2,3                   633,383                --
----------------------------------------------------------------
Multiplex, Inc., Cv.,
Series C 1,2,3                      2,330,253         1,447,786
----------------------------------------------------------------
Questia Media, Inc., Cv.,
Series B 1,2,3                      2,329,735           168,440
                                                ----------------
Total Preferred Stocks
(Cost $113,962,357)                                   3,061,656

                                    PRINCIPAL
                                       AMOUNT
----------------------------------------------------------------
JOINT REPURCHASE AGREEMENTS--2.4%
Undivided interest of 12.06% in joint
repurchase agreement (Principal Amount/
Market Value $226,368,000, with a
maturity value of $226,378,061) with DB
Alex Brown LLC, 0.80%, dated 12/31/03,
to be repurchased at $27,305,214 on
1/2/04, collateralized by U.S. Treasury
Nts., 6.75%, 5/31/05, with a value of
$231,043,540
(Cost $27,304,000)                $27,304,000        27,304,000

----------------------------------------------------------------
TOTAL INVESTMENTS, AT VALUE
(COST $1,121,922,004)                   100.0%    1,125,551,830
----------------------------------------------------------------
LIABILITIES IN EXCESS
OF OTHER ASSETS                          (0.0)         (110,865)
                                 -------------------------------
NET ASSETS                              100.0%   $1,125,440,965
                                 ===============================

FOOTNOTES TO STATEMENT OF INVESTMENTS
1. Non-income producing security.

2. Identifies issues considered to be illiquid or restricted. See Note 6 of
Notes to Financial Statements.

3. Affiliated company. Represents ownership of at least 5% of the voting securities of the issuer, and is or was an affiliate, as defined in the
Investment Company Act of 1940, at or during the period ended December 31,
2003.
The aggregate fair value of securities of affiliated companies held by the
Fund
as of December 31, 2003 amounts to $3,061,656. Transactions during the period in
which the issuer was an affiliate are as follows:

SHARES        GROSS        GROSS              SHARES    UNREALIZED
                                                      DECEMBER 31, 2002
ADDITIONS   REDUCTIONS   DECEMBER 31, 2003  DEPRECIATION
------------------------------------------------------------------------------------------------------------------------------------

STOCKS AND/OR WARRANTS
Axsun Technologies, Inc., Cv., Series C
3,170,523           --           --           3,170,523  $ 35,649,677
Blaze Network Products, Inc., 8% Cv., Series D
1,147,862           --           --           1,147,862     7,346,317
BroadBand Office, Inc., Cv., Series C
211,641           --           --             211,641     4,000,015
Centerpoint Broadband Technologies, Inc., Cv., Series D
1,298,701           --           --           1,298,701    13,999,997
Centerpoint Broadband Technologies, Inc., Cv., Series Z
262,439           --           --             262,439     6,999,992
fusionOne, Inc., 8% Non-Cum. Cv., Series D
2,663,972           --           --           2,663,972    14,370,264
MicroPhotonix Integration Corp., Cv., Series C
633,383           --           --             633,383     4,000,004
Multiplex, Inc., Cv., Series C
2,330,253           --           --           2,330,253    15,702,876
Questia Media, Inc., Cv., Series B
2,329,735           --           --           2,329,735     8,831,559

-------------

                                           $110,900,701

=============

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF ASSETS AND LIABILITIES  December 31, 2003
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
ASSETS

Investments, at value--see accompanying statement:
Unaffiliated companies (cost
$1,007,959,647)
$1,122,490,174
Affiliated companies (cost $113,962,357)
                                                                3,061,656

---------------

                                             1,125,551,830
------------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Interest and dividends
                                                                  210,737
Shares of beneficial interest
sold
197,806
Other
                                                    7,240

---------------
Total assets
                             1,125,967,613

------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Bank
overdraft
                                     823
------------------------------------------------------------------------------------------------------------------------
Payables and other liabilities:
Shares of beneficial interest
redeemed
344,583
Investments
purchased
76,847
Shareholder
reports
51,113
Legal, auditing and other professional
fees
34,661
Distribution and service plan
fees
5,478
Trustees'
compensation
5,287
Transfer and shareholder servicing agent fees
                                                                    848
Other
7,008

                                         ---------------
Total
liabilities
526,648

------------------------------------------------------------------------------------------------------------------------
NET
ASSETS
$1,125,440,965

            ===============
------------------------------------------------------------------------------------------------------------------------
COMPOSITION OF NET ASSETS
Par value of shares of beneficial
interest
$       30,657
------------------------------------------------------------------------------------------------------------------------
Additional paid-in
capital
          1,909,596,778
------------------------------------------------------------------------------------------------------------------------
Accumulated net realized loss on
investments
(787,816,296)
------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation on
investments
3,629,826

---------------
NET
ASSETS
$1,125,440,965

===============

------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
Non-Service Shares:
Net asset value, redemption price per share and offering price per share
(based on net assets of
$1,113,743,024 and 30,337,235 shares of beneficial interest
outstanding)                                         $36.71
------------------------------------------------------------------------------------------------------------------------
Service Shares:
Net asset value, redemption price per share and offering price per share
(based on net assets of
$11,697,941 and 320,169 shares of beneficial interest
outstanding)                                               $36.54

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS  For the Year Ended December 31, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
INVESTMENT INCOME

Dividends (net of foreign withholding taxes of
$21,019)                          $  1,809,704
----------------------------------------------------------------------------------------------
Interest
                                                                  1,014,753

-------------
Total investment
income                                                             2,824,457

----------------------------------------------------------------------------------------------
EXPENSES
Management
fees
7,110,272
----------------------------------------------------------------------------------------------
Distribution and service plan fees--Service
shares                                      9,523
----------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Non-Service
shares
10,406
Service
shares
176
----------------------------------------------------------------------------------------------
Shareholder
reports
92,622
----------------------------------------------------------------------------------------------
Trustees'
compensation
27,749
----------------------------------------------------------------------------------------------
Custodian fees and expenses
                            1,629
----------------------------------------------------------------------------------------------
Other
97,254

                                                -------------
Total
expenses
7,349,631
Less reduction to custodian
expenses                                                   (1,629)

-------------
Net
expenses
7,348,002

----------------------------------------------------------------------------------------------
NET INVESTMENT
LOSS
(4,523,545)

----------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN
Net realized gain on:
Investments (including premiums on options
exercised)                              62,484,464
Closing and expiration of option contracts
written                                    335,012

                        -------------
Net realized
gain
62,819,476
----------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on
investments               175,024,712

----------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS
               $233,320,643

=============

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENTS OF CHANGES IN NET ASSETS

FINANCIAL HIGHLIGHTS

NON-SERVICE SHARES    YEAR ENDED DECEMBER 31
2003          2002          2001          2000        1999
------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING DATA

Net asset value, beginning of period                            $29.23
$ 40.72       $ 70.77       $ 82.31      $44.83
------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income (loss)
(.15)         (.10)          .23           .53        (.09)
Net realized and unrealized gain (loss)                           7.63
(11.16)       (21.38)        (8.59)      37.57

--------------------------------------------------------------
Total from investment operations                                  7.48
(11.26)       (21.15)        (8.06)      37.48
------------------------------------------------------------------------------------------------------------------------------
Dividends andor distributions to shareholders:
Dividends from net investment income
--          (.23)         (.54)           --          --
Distributions from net realized gain
--            --         (8.36)        (3.48)         --

--------------------------------------------------------------
Total dividends andor distributions to shareholders
--          (.23)        (8.90)        (3.48)         --
------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                  $36.71
$ 29.23       $ 40.72       $ 70.77      $82.31

==============================================================

------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE 1                               25.59%
(27.79)%      (31.27)%      (11.24)%     83.60%

------------------------------------------------------------------------------------------------------------------------------
RATIOSSUPPLEMENTAL DATA
Net assets, end of period (in thousands)                    $1,113,743    $
979,919    $1,621,550    $2,595,101  $2,104,128
------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                           $1,041,584
$1,240,435    $1,898,088    $2,978,465  $1,314,349
------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets: 2
Net investment income (loss)
(0.43)%       (0.29)%        0.47%         0.65%      (0.17)%
Total expenses                                                    0.70%
3       0.68% 3       0.68% 3       0.64% 3     0.67% 3
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate
154%           54%          134%           39%         66%

1. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of
Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

AGGRESSIVE GROWTH FUND/VA

FINANCIAL HIGHLIGHTS  Continued

SERVICE SHARES    YEAR ENDED DECEMBER 31                       2003
2002          2001      2000 1
-----------------------------------------------------------------------------------------------------------
PER SHARE OPERATING DATA

Net asset value, beginning of period                         $29.13       $
40.70       $ 70.77   $ 97.75
-----------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                            -- 2
..16           .19       .20
Net realized and unrealized gain (loss)                        7.41
(11.53)       (21.36)   (27.18)

----------------------------------------------
Total from investment operations                               7.41
(11.37)       (21.17)   (26.98)
-----------------------------------------------------------------------------------------------------------
Dividends andor distributions to shareholders:
Dividends from net investment income                             --
(.20)         (.54)       --
Distributions from net realized gain
--            --         (8.36)       --

----------------------------------------------
Total dividends andor distributions to shareholders             --
(.20)        (8.90)       --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $36.54       $
29.13       $ 40.70   $ 70.77

==============================================
-----------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE 3                            25.44%
(28.05)%      (31.31)%  (27.60)%

-----------------------------------------------------------------------------------------------------------
RATIOSSUPPLEMENTAL DATA
Net assets, end of period (in thousands)                    $11,698
$144           $54        $1
-----------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                           $ 3,858
$ 72           $31        $1
-----------------------------------------------------------------------------------------------------------
Ratios to average net assets: 4
Net investment income (loss)                                  (0.72)%
(0.56)%        0.09%     1.14%
Total expenses                                                 0.95%
1.55%         0.83%     0.64%
Expenses after expense reimbursement or fee waiver and
reduction to custodian expenses                                 NA 5
0.98%          NA 5     NA 5
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
154%           54%          134%       39%

1. For the period from October 16, 2000 (inception of offering) to December
31, 2000.
2. Less than $0.005 per share.
3. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of
Fund shares.
4. Annualized for periods of less than one full year.
5. Reduction to custodian expenses less than 0.01%.

--------------------------------------------------------------------------------

YEAR ENDED DECEMBER
31,
2003            2002
--------------------------------------------------------------------------------------------------------------------
OPERATIONS

Net investment
loss                                                                  $
(4,523,545) $   (3,634,134)
--------------------------------------------------------------------------------------------------------------------
Net realized gain
(loss)
62,819,476    (236,178,562)
--------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation
(depreciation)                                    175,024,712    (188,237,967)

                                 -------------------------------
Net increase (decrease) in net assets resulting from
operations                         233,320,643    (428,050,663)

--------------------------------------------------------------------------------------------------------------------
DIVIDENDS AND/OR DISTRIBUTIONS TO SHAREHOLDERS
Dividends from net investment income:
Non-Service
shares
--      (8,907,419)
Service
shares
--            (359)

--------------------------------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service
shares
(98,877,573)   (204,697,344)
Service shares

10,935,179         114,405

--------------------------------------------------------------------------------------------------------------------
NET ASSETS
Total increase (decrease)
                                                          145,378,249
(641,541,380)
--------------------------------------------------------------------------------------------------------------------
Beginning of period
                                    980,062,716   1,621,604,096

-------------------------------
End of period
          $1,125,440,965  $  980,062,716

===============================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES
Oppenheimer Aggressive Growth Fund/VA (the Fund) is a separate series of
Oppenheimer Variable Account Funds (the Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek capital appreciation by investing in "growth type" companies. The Trust's investment advisor is
OppenheimerFunds, Inc. (the Manager).
   The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment
products. The class of shares designated as Service shares is subject to a distribution and service plan. All classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ by minor amounts due to each class having its own expenses directly attributable to that class.
   The following is a summary of significant accounting policies consistently followed by the Fund.

--------------------------------------------------------------------------------
SECURITIES VALUATION. Securities listed or traded on National Stock Exchanges
or
other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. Securities traded on NASDAQ are valued based on the closing price provided by NASDAQ prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices,
and
if not, at the closing bid price. Securities (including restricted securities)
for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the
Board
of Trustees, or at their fair value. Securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund's assets are valued but after the close of their respective foreign exchanges will be fair valued. Fair value is determined in good faith using consistently applied procedures under the supervision of the
Board of Trustees. Short-term "money market type" debt securities with remaining
maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
JOINT REPURCHASE AGREEMENTS. Pursuant to an Exemptive Order issued by the
Securities and Exchange Commission, the Fund, along with other affiliated funds
advised by the Manager, may transfer uninvested cash balances into joint trading
accounts on a daily basis. Secured by U.S. government securities, these balances
are invested in one or more repurchase agreements. Securities pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal. In the event of default by the other party to the agreement, retention of the collateral may be subject to legal proceedings.

--------------------------------------------------------------------------------
ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to
a
specific class are charged against the operations of that class.

--------------------------------------------------------------------------------
FEDERAL TAXES. The Fund intends to comply with provisions of the Internal
Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders.

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES Continued
The tax components of capital shown in the table below represent distribution requirements the Fund must satisfy under the income tax regulations, losses the
Fund may be able to offset against income and gains realized in future years
and
unrealized appreciation or depreciation of securities and other investments for
federal income tax purposes.

                                                                 NET
UNREALIZED

APPRECIATION
                                                               BASED ON COST
OF
                                                                 SECURITIES
AND
   UNDISTRIBUTED      UNDISTRIBUTED          ACCUMULATED      OTHER
INVESTMENTS
   NET INVESTMENT         LONG-TERM                 LOSS     FOR FEDERAL
INCOME
   INCOME                      GAIN     CARRYFORWARD 1,2           TAX
PURPOSES

----------------------------------------------------------------------------
   $--                          $--         $787,400,423
$3,213,944

1. As of December 31, 2003, the Fund had $787,400,423 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2003, details of the capital loss carryforwards were as follows:

                              EXPIRING
                              -------------------------
                              2009         $557,175,601
                              2010          230,224,822
                                           ------------
                              Total        $787,400,423
                                           ============

2. During the fiscal year December 31, 2003, the Fund utilized $32,872,643 of capital loss carryforward to offset capital gains realized in that fiscal year.
During the fiscal year December 31, 2002, the Fund did not utilize any capital loss carryforwards.

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in
which the income or net realized gain was recorded by the Fund. Accordingly, the
following amounts have been reclassified for December 31, 2003. Net assets of the Fund were unaffected by the reclassifications.

                                                    REDUCTION TO
                                                     ACCUMULATED
                 REDUCTION TO                     NET INVESTMENT
                 PAID-IN CAPITAL                            LOSS
                 -----------------------------------------------
                 $4,523,545                           $4,523,545

The tax character of distributions paid during the years ended December 31,
2003
and December 31, 2002 was as follows:
                                          YEAR ENDED               YEAR ENDED
                                   DECEMBER 31, 2003        DECEMBER 31, 2002
   --------------------------------------------------------------------------
   Distributions paid from:
   Ordinary income                               $--               $8,907,778

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for
federal income tax purposes as of December 31, 2003 are noted below. The primary
difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses
or tax realization of financial statement unrealized gain or loss.

                 Federal tax cost of securities           $1,122,337,886
                                                          ==============
                 Gross unrealized appreciation            $  139,443,578
                 Gross unrealized depreciation             (136,229,634)
                                                          --------------
                 Net unrealized appreciation              $    3,213,944
                                                          ==============

--------------------------------------------------------------------------------
TRUSTEES' COMPENSATION. The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. Under the plan, deferred amounts are treated as though
equal dollar amounts had been invested in shares of the Fund or are invested in
other Oppenheimer funds selected by the Trustee. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the Plan.

--------------------------------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. Income and capital gain distributions, if
any, are declared and paid annually.

--------------------------------------------------------------------------------
INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization
of premium, is accrued as earned.

--------------------------------------------------------------------------------
EXPENSE OFFSET ARRANGEMENT. The reduction of custodian fees, if applicable, represents earnings on cash balances maintained by the Fund.

--------------------------------------------------------------------------------
SECURITY TRANSACTIONS. Security transactions are recorded on the trade date.
Realized gains and losses on securities sold are determined on the basis of identified cost.

--------------------------------------------------------------------------------
OTHER. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of
assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
2. SHARES OF BENEFICIAL INTEREST
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest
were as follows:

                                                  YEAR ENDED DECEMBER 31,
2003          YEAR ENDED DECEMBER 31, 2002
                                                      SHARES
AMOUNT              SHARES            AMOUNT
---------------------------------------------------------------------------------------------------------------------
NON-SERVICE SHARES

Sold                                               7,581,692     $
249,645,333           7,012,727     $ 240,059,154
Dividends and/or distributions reinvested                 --
--             230,762         8,907,419
Redeemed                                         (10,767,148)
(348,522,906)        (13,538,032)     (453,663,917)

--------------------------------------------------------------------
Net decrease                                      (3,185,456)    $
(98,877,573)         (6,294,543)    $(204,697,344)

====================================================================

---------------------------------------------------------------------------------------------------------------------
SERVICE SHARES
Sold                                                 328,184     $
11,390,813               5,604     $     188,927
Dividends and/or distributions reinvested                 --
--                   9               359
Redeemed                                             (12,954)
(455,634)             (1,993)          (74,881)

--------------------------------------------------------------------
Net increase                                         315,230     $
10,935,179               3,620     $     114,405

====================================================================

--------------------------------------------------------------------------------
3. PURCHASES AND SALES OF SECURITIES
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2003, were
$1,475,858,581 and $1,488,037,400, respectively.

--------------------------------------------------------------------------------
4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES
MANAGEMENT FEES. Management fees paid to the Manager were in accordance with the
investment advisory agreement with the Trust which provides for a fee at an annual rate of 0.75% of the first $200 million of average annual net assets,
0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million, 0.60% of the next $700 million and 0.58% of average annual net assets over $1.5 billion.

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES Continued
TRANSFER AGENT FEES. OppenheimerFunds Services (OFS), a division of the
Manager,
acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS a per account fee. For the year ended December 31, 2003, the Fund paid
$10,185 to OFS for services to the Fund.
   Additionally, funds offered in variable annuity separate accounts are subject
to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Fund is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
   OFS has voluntarily agreed to limit transfer and shareholder servicing agent
fees up to an annual rate of 0.35% of average net assets of the Fund. This undertaking may be amended or withdrawn at any time.

--------------------------------------------------------------------------------
DISTRIBUTION AND SERVICE PLAN FOR SERVICE SHARES. The Fund has adopted a
Distribution and Service Plan for Service shares to pay OppenheimerFunds
Distributor, Inc., the Distributor, for distribution-related services for the
Fund's Service shares. Under the Plan, payments are made quarterly at an annual
rate of up to 0.25% of the average annual net assets of the Service shares of the Fund. Fees incurred by the Fund under the plan are detailed in the
Statement
of Operations..

--------------------------------------------------------------------------------
5. OPTION ACTIVITY
The Fund may buy and sell put and call options, or write put and covered call options on portfolio securities in order to produce incremental earnings or protect against changes in the value of portfolio securities.
   The Fund generally purchases put options or writes covered call options to hedge against adverse movements in the value of portfolio holdings. When an option is written, the Fund receives a premium and becomes obligated to sell
or
purchase the underlying security at a fixed price, upon exercise of the option.
   Options are valued daily based upon the last sale price on the principal exchange on which the option is traded and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss upon the expiration or closing of the option transaction. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written
put option, or the cost of the security for a purchased put or call option is adjusted by the amount of premium received or paid.
   Securities designated to cover outstanding call options are noted in the
Statement of Investments where applicable. Shares subject to call, expiration date, exercise price, premium received and market value are detailed in a note to the Statement of Investments. Options written are reported as a liability in
the Statement of Assets and Liabilities. Realized gains and losses are reported
in the Statement of Operations.
   The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if
the market price of the security decreases and the option is exercised. The risk
in buying an option is that the Fund pays a premium whether or not the option is
exercised. The Fund also has the additional risk of not being able to enter into
a closing transaction if a liquid secondary market does not exist.
   Written option activity for the year ended December 31, 2003 was as follows:

                                                             CALL OPTIONS
                                             ----------------------------
                                                NUMBER OF       AMOUNT OF
                                                CONTRACTS        PREMIUMS
-------------------------------------------------------------------------
Options outstanding as of December 31, 2002            --     $        --
Options written                                     2,840         436,467
Options closed or expired                          (2,460)       (335,012)
Options exercised                                    (380)       (101,455)
                                             ----------------------------
Options outstanding as of December 31, 2003            --     $        --
                                             ============================

                   16 | OPPENHEIMER AGGRESSIVE GROWTH FUND/VA

--------------------------------------------------------------------------------
6. ILLIQUID OR RESTRICTED SECURITIES
As of December 31, 2003, investments in securities included issues that are illiquid or restricted. Restricted securities are purchased in private placement
transactions, are not registered under the Securities Act of 1933, may have contractual restrictions on resale, and are valued under methods approved by the
Board of Trustees as reflecting fair value. A security may also be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The Fund intends to invest no more than
15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid or restricted securities. Certain restricted securities, eligible for resale to qualified institutional investors, are not subject to that limitation. The aggregate value of illiquid or restricted securities subject to this limitation as of December 31, 2003 was $3,061,656, which represents 0.27% of the Fund's net assets, all of which is considered restricted. Information concerning restricted securities is as follows:

ACQUISITION                    VALUATION AS OF       UNREALIZED
SECURITY                                              DATES           COST
DECEMBER 31, 2003     DEPRECIATION
---------------------------------------------------------------------------------------------------------------

STOCKS AND/OR WARRANTS
Axsun Technologies, Inc., Cv., Series C            12/13/00
$37,000,003          $1,350,326      $35,649,677
Blaze Network Products, Inc., 8% Cv., Series D     10/17/00
7,346,317                  --        7,346,317
BroadBand Office, Inc., Cv., Series C               8/28/00
4,000,015                  --        4,000,015
Centerpoint Broadband Technologies,
Inc.,
Cv., Series D                                      10/23/00
13,999,997                  --       13,999,997
Centerpoint Broadband Technologies,
Inc.,
Cv., Series Z                                       5/26/00
6,999,992                  --        6,999,992
fusionOne, Inc., 8% Non-Cum. Cv., Series D           9/6/00
14,465,368              95,104       14,370,264
MicroPhotonix Integration Corp., Cv., Series C       7/6/00
4,000,004                  --        4,000,004
Multiplex, Inc., Cv., Series C                       2/9/01
17,150,662           1,447,786       15,702,876
Questia Media, Inc., Cv., Series B                  8/18/00
8,999,999             168,440        8,831,559

--------------------------------------------------------------------------------
7. BORROWING AND LENDING ARRANGEMENTS
The Fund entered into an "interfund borrowing and lending arrangement" with other funds in the Oppenheimer funds complex, to allow funds to borrow for liquidity purposes. The arrangement was initiated pursuant to exemptive relief granted by the Securities and Exchange Commission (the SEC) to allow these affiliated funds to lend money to, and borrow money from, each other, in an attempt to reduce borrowing costs below those of bank loan facilities. The
SEC's
order requires the Fund's Board of Trustees to adopt operating policies and procedures to administer interfund borrowing and lending. Under the arrangement
the Fund may lend money to other Oppenheimer funds and may borrow from other
Oppenheimer funds at a rate set by the Fund's Board of Trustees, based upon a recommendation by the Manager. The Fund's borrowings, if any, are subject to asset coverage requirements under the Investment Company Act and the provisions
of the SEC order and other applicable regulations. If the Fund borrows money, there is a risk that the loan could be called on one day's notice, in which case
the Fund might have to borrow from a bank at higher rates if a loan were not available from another Oppenheimer fund. If the Fund lends money to another fund, it will be subject to the risk that the other fund might not repay the loan in a timely manner, or at all.
   The Fund had no interfund borrowings or loans outstanding during the year ended or at December 31, 2003.

OPPENHEIMER MULTIPLE STRATEGIES FUND/VA

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TO THE BOARD OF TRUSTEES AND SHAREHOLDERS OF OPPENHEIMER MULTIPLE
STRATEGIES FUND/VA:

     We have audited the  accompanying  statement of assets and  liabilities  of
Oppenheimer  Multiple  Strategies  Fund/VA,  (which is a series  of  Oppenheimer
Variable Account Funds), including the statement of investments,  as of December
31, 2003, and the related  statement of operations for the year then ended,  the statements of changes in net assets for each of the two years in the period then ended, and the financial  highlights for the periods indicated.  These financial statements  and  financial  highlights  are  the  responsibility  of the  Fund's management.  Our  responsibility  is to express  an  opinion on these  financial statements and financial highlights based on our audits.

     We conducted our audits in accordance  with  auditing  standards  generally accepted in the United States of America.  Those standards  require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.  An audit includes  examining,  on a test  basis,  evidence  supporting  the  amounts  and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by  correspondence  with the custodian and brokers;  where replies were not received from brokers,  we performed  other auditing procedures.  An audit also includes assessing the accounting principles used and  significant  estimates made by  management,  as well as evaluating the overall financial statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

     In our opinion,  the financial statements and financial highlights referred to above present fairly,  in all material  respects,  the financial  position of
Oppenheimer  Multiple Strategies Fund/VA as of December 31, 2003, the results of its operations  for the year then ended,  the changes in its net assets for each of the two years in the period then ended, and the financial  highlights for the periods indicated,  in conformity with accounting  principles generally accepted in the United States of America.

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
February 12, 2004

OPPENHEIMER MULTIPLE STRATEGIES FUND/VA
STATEMENT OF INVESTMENTS  December 31, 2003
--------------------------------------------------------------------------------

                                                   MARKET VALUE
                                         SHARES      SEE NOTE 1
----------------------------------------------------------------
COMMON STOCKS--56.4%
----------------------------------------------------------------
CONSUMER DISCRETIONARY--10.1%
----------------------------------------------------------------
HOTELS, RESTAURANTS & LEISURE--1.6%
Brinker International, Inc. 1           117,700   $   3,902,932
----------------------------------------------------------------
McDonald's Corp.                        192,000       4,767,360
                                                  --------------
                                                      8,670,292

----------------------------------------------------------------
HOUSEHOLD DURABLES--1.0%
Toll Brothers, Inc. 1                   111,100       4,417,336
----------------------------------------------------------------
WCI Communities, Inc. 1                  61,000       1,257,210
                                                  --------------
                                                      5,674,546

----------------------------------------------------------------
MEDIA--5.7%
AMC Entertainment, Inc. 1               144,500       2,197,850
----------------------------------------------------------------
EchoStar Communications
Corp., Cl. A 1,2                         94,600       3,216,400
----------------------------------------------------------------
Gilat Satellite Networks Ltd. 1          44,600         218,094
----------------------------------------------------------------
Liberty Media Corp., Cl. A 1            779,900       9,273,011
----------------------------------------------------------------
Regal Entertainment Group                46,600         956,232
----------------------------------------------------------------
UnitedGlobalCom, Inc., Cl. A 1          978,171       8,294,890
----------------------------------------------------------------
Viacom, Inc., Cl. B 2                   169,800       7,535,724
                                                  --------------
                                                     31,692,201

----------------------------------------------------------------
MULTILINE RETAIL--1.2%
Sears Roebuck & Co.                     142,300       6,473,227
----------------------------------------------------------------
SPECIALTY RETAIL--0.5%
Gap, Inc. (The) 2                       126,900       2,945,349
----------------------------------------------------------------
TEXTILES, APPAREL & LUXURY GOODS--0.1%
Nike, Inc., Cl. B 2                      11,500         787,290
----------------------------------------------------------------
CONSUMER STAPLES--3.8%
----------------------------------------------------------------
BEVERAGES--1.0%
Adolph Coors Co., Cl. B                  22,900       1,284,690
----------------------------------------------------------------
Constellation Brands, Inc., Cl. A 1     133,900       4,409,327
                                                  --------------
                                                      5,694,017

----------------------------------------------------------------
FOOD PRODUCTS--1.1%
Tyson Foods, Inc., Cl. A                308,500       4,084,540
----------------------------------------------------------------
Unilever NV, NY Shares                   30,000       1,947,000
                                                  --------------
                                                      6,031,540

----------------------------------------------------------------
PERSONAL PRODUCTS--0.4%
Estee Lauder Cos., Inc. (The), Cl. A     58,000       2,277,080
----------------------------------------------------------------
TOBACCO--1.3%
Altria Group, Inc.                      136,300       7,417,446
----------------------------------------------------------------
ENERGY--3.3%
----------------------------------------------------------------
ENERGY EQUIPMENT & SERVICES--0.3%
Halliburton Co.                          42,600       1,107,600
----------------------------------------------------------------
Schlumberger Ltd.                        16,100         880,992
                                                  --------------
                                                      1,988,592

                                                   MARKET VALUE
                                         SHARES      SEE NOTE 1
----------------------------------------------------------------
OIL & GAS--3.0%
BP plc, ADR                              34,800   $   1,717,380
----------------------------------------------------------------
Devon Energy Corp.                       17,900       1,024,954
----------------------------------------------------------------
Houston Exploration Co. 1                18,300         668,316
----------------------------------------------------------------
LUKOIL, Sponsored ADR                     9,300         865,830
----------------------------------------------------------------
Petroleo Brasileiro SA, Preference       81,000       2,145,026
----------------------------------------------------------------
Pioneer Natural Resources Co. 1          46,000       1,468,780
----------------------------------------------------------------
Talisman Energy, Inc.                    56,300       3,203,077
----------------------------------------------------------------
Total SA, B Shares                        1,700         316,069
----------------------------------------------------------------
TotalFinaElf SA, Sponsored ADR           24,000       2,220,240
----------------------------------------------------------------
Westport Resources Corp. 1               53,900       1,609,454
----------------------------------------------------------------
YUKOS, ADR                               36,617       1,537,914
                                                  --------------
                                                     16,777,040

----------------------------------------------------------------
FINANCIALS--9.3%
----------------------------------------------------------------
CAPITAL MARKETS--0.9%
Bank of New York Co., Inc. (The) 2       87,700       2,904,624
----------------------------------------------------------------
UBS AG                                   25,042       1,715,025
                                                  --------------
                                                      4,619,649

----------------------------------------------------------------
COMMERCIAL BANKS--2.6%
FleetBoston Financial Corp.             146,200       6,381,630
----------------------------------------------------------------
SunTrust Banks, Inc.                     41,500       2,967,250
----------------------------------------------------------------
U.S. Bancorp                            106,700       3,177,526
----------------------------------------------------------------
Wells Fargo & Co.                        35,300       2,078,817
                                                  --------------
                                                     14,605,223

----------------------------------------------------------------
DIVERSIFIED FINANCIAL SERVICES--2.5%
CIT Group, Inc.                          72,000       2,588,400
----------------------------------------------------------------
Citigroup, Inc.                          98,900       4,800,606
----------------------------------------------------------------
J.P. Morgan Chase & Co. 2               144,500       5,307,485
----------------------------------------------------------------
Merrill Lynch & Co., Inc. 2              23,000       1,348,950
                                                  --------------
                                                     14,045,441

----------------------------------------------------------------
INSURANCE--2.3%
American International Group, Inc. 2      6,000         397,680
----------------------------------------------------------------
Chubb Corp.                              49,900       3,398,190
----------------------------------------------------------------
Platinum Underwriters Holdings Ltd.      55,400       1,662,000
----------------------------------------------------------------
Prudential Financial, Inc.               96,600       4,034,982
----------------------------------------------------------------
XL Capital Ltd., Cl. A                   44,200       3,427,710
                                                  --------------
                                                     12,920,562

----------------------------------------------------------------
REAL ESTATE--1.0%
Developers Diversified Realty Corp.      42,800       1,436,796
----------------------------------------------------------------
Host Marriott Corp. 1                   334,900       4,125,968
                                                  --------------
                                                      5,562,764

                                                   MARKET VALUE
                                         SHARES      SEE NOTE 1
----------------------------------------------------------------
HEALTH CARE--8.4%
----------------------------------------------------------------
BIOTECHNOLOGY--0.8%
Applera Corp./Celera
Genomics Group 1                             48   $         668
----------------------------------------------------------------
Medimmune, Inc. 1                        25,500         647,700
----------------------------------------------------------------
Wyeth                                    93,100       3,952,095
                                                  --------------
                                                      4,600,463

----------------------------------------------------------------
HEALTH CARE EQUIPMENT & SUPPLIES--1.4%
Applera Corp./Applied
Biosystems Group                            192           3,976
----------------------------------------------------------------
Beckman Coulter, Inc.                    61,000       3,100,630
----------------------------------------------------------------
Guidant Corp. 2                          54,400       3,274,880
----------------------------------------------------------------
Millipore Corp. 1                        29,800       1,282,890
                                                  --------------
                                                      7,662,376

----------------------------------------------------------------
HEALTH CARE PROVIDERS & SERVICES--1.6%
Aetna, Inc.                              58,400       3,946,672
----------------------------------------------------------------
Covance, Inc. 1                          63,800       1,709,840
----------------------------------------------------------------
Province Healthcare Co. 1               206,600       3,305,600
                                                  --------------
                                                      8,962,112

----------------------------------------------------------------
PHARMACEUTICALS--4.6%
Abbott Laboratories 2                    96,500       4,496,900
----------------------------------------------------------------
GlaxoSmithKline plc, ADR                 62,600       2,918,412
----------------------------------------------------------------
Johnson & Johnson 2                      12,000         619,920
----------------------------------------------------------------
Novartis AG                              89,813       4,077,623
----------------------------------------------------------------
Pfizer, Inc.                            140,700       4,970,931
----------------------------------------------------------------
Schering-Plough Corp.                   175,200       3,046,728
----------------------------------------------------------------
Teva Pharmaceutical Industries
Ltd., Sponsored ADR                      51,800       2,937,578
----------------------------------------------------------------
Watson Pharmaceuticals, Inc. 1           54,200       2,493,200
                                                  --------------
                                                     25,561,292

----------------------------------------------------------------
INDUSTRIALS--6.6%
----------------------------------------------------------------
AEROSPACE & DEFENSE--2.6%
Boeing Co.                               38,700       1,630,818
----------------------------------------------------------------
Empresa Brasileira de
Aeronautica SA, ADR                     101,400       3,552,042
----------------------------------------------------------------
Northrop Grumman Corp. 2                  5,000         478,000
----------------------------------------------------------------
Orbital Sciences Corp. 1                433,164       5,206,631
----------------------------------------------------------------
Raytheon Co.                            121,800       3,658,872
                                                  --------------
                                                     14,526,363

----------------------------------------------------------------
AIRLINES--0.1%
Singapore Airlines Ltd.                 116,000         765,000
----------------------------------------------------------------
COMMERCIAL SERVICES & SUPPLIES--2.7%
Brink's Co. (The)                        74,000       1,673,140
----------------------------------------------------------------
Cendant Corp. 1                         484,500      10,789,815
----------------------------------------------------------------
ChoicePoint, Inc. 1                      67,500       2,571,075
                                                  --------------
                                                     15,034,030

                                                   MARKET VALUE
                                         SHARES      SEE NOTE 1
----------------------------------------------------------------
INDUSTRIAL CONGLOMERATES--0.4%
Tyco International Ltd. 2                76,000   $   2,014,000
----------------------------------------------------------------
ROAD & RAIL--0.8%
Burlington Northern Santa Fe Corp.       40,600       1,313,410
----------------------------------------------------------------
Canadian National Railway Co.            22,000       1,392,160
----------------------------------------------------------------
Swift Transportation Co., Inc. 1         87,000       1,828,740
                                                  --------------
                                                      4,534,310

----------------------------------------------------------------
INFORMATION TECHNOLOGY--9.7%
----------------------------------------------------------------
COMMUNICATIONS EQUIPMENT--0.2%
Cisco Systems, Inc. 1,2                  20,000         485,800
----------------------------------------------------------------
QUALCOMM, Inc.                           14,300         771,199
                                                  --------------
                                                      1,256,999

----------------------------------------------------------------
COMPUTERS & PERIPHERALS--3.1%
Hewlett-Packard Co.                     334,200       7,676,574
----------------------------------------------------------------
International Business
Machines Corp. 2                        103,500       9,592,380
                                                  --------------
                                                     17,268,954

----------------------------------------------------------------
ELECTRONIC EQUIPMENT & INSTRUMENTS--1.3%
Flextronics International Ltd. 1        347,800       5,161,352
----------------------------------------------------------------
Keyence Corp.                             9,160       1,930,805
                                                  --------------
                                                      7,092,157

----------------------------------------------------------------
INTERNET SOFTWARE & SERVICES--0.6%
Net2Phone, Inc. 1                       466,000       3,168,800
----------------------------------------------------------------
IT SERVICES--0.5%
Infosys Technologies Ltd.,
Sponsored ADR                            10,700       1,023,990
----------------------------------------------------------------
Titan Corp. (The) 1                      91,000       1,984,710
                                                  --------------
                                                      3,008,700

----------------------------------------------------------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT--2.8%
Analog Devices, Inc. 2                   40,200       1,835,130
----------------------------------------------------------------
ASML Holding NV 1                        82,100       1,646,105
----------------------------------------------------------------
Brooks Automation, Inc. 1                54,900       1,326,933
----------------------------------------------------------------
Intel Corp. 2                           164,600       5,300,120
----------------------------------------------------------------
KLA-Tencor Corp. 1,2                     20,500       1,202,735
----------------------------------------------------------------
Novellus Systems, Inc. 1                 30,600       1,286,730
----------------------------------------------------------------
STMicroelectronics NV 2                  43,000       1,161,430
----------------------------------------------------------------
Teradyne, Inc. 1                         69,500       1,768,775
                                                  --------------
                                                     15,527,958

----------------------------------------------------------------
SOFTWARE--1.2%
BEA Systems, Inc. 1,2                    30,000         369,000
----------------------------------------------------------------
Compuware Corp. 1                       120,800         729,632
----------------------------------------------------------------
Microsoft Corp.                          72,500       1,996,650
----------------------------------------------------------------
Oracle Corp. 1                            4,200          55,440
----------------------------------------------------------------
Take-Two Interactive Software, Inc. 1   123,800       3,566,678
                                                  --------------
                                                      6,717,400

STATEMENT OF INVESTMENTS  Continued
----------------------------------------------------------------
                                                   MARKET VALUE
                                         SHARES      SEE NOTE 1
----------------------------------------------------------------
MATERIALS--2.0%
----------------------------------------------------------------
CHEMICALS--0.9%
Dow Chemical Co.                         95,300   $   3,961,621
----------------------------------------------------------------
Praxair, Inc.                            35,000       1,337,000
----------------------------------------------------------------
Sterling Chemicals, Inc. 1                   18             473
                                                  --------------
                                                      5,299,094

----------------------------------------------------------------
METALS & MINING--0.5%
Companhia Vale do Rio Doce,
Sponsored ADR                            54,900       2,827,899
----------------------------------------------------------------
PAPER & FOREST PRODUCTS--0.6%
Boise Cascade Corp.                      48,433       1,591,509
----------------------------------------------------------------
Bowater, Inc.                            33,700       1,560,647
                                                  --------------
                                                      3,152,156

----------------------------------------------------------------
TELECOMMUNICATION SERVICES--1.5%
----------------------------------------------------------------
DIVERSIFIED TELECOMMUNICATION SERVICES--1.2%
IDT Corp., Cl. B 1                      224,800       5,199,624
----------------------------------------------------------------
Qwest Communications
International, Inc. 1                   365,700       1,579,824
----------------------------------------------------------------
WorldCom, Inc./
WorldCom Group 1                        375,000           5,175
                                                  --------------
                                                      6,784,623

----------------------------------------------------------------
WIRELESS TELECOMMUNICATION SERVICES--0.3%
AT&T Corp.                               57,000       1,157,100
----------------------------------------------------------------
AT&T Wireless Services, Inc. 1,2         72,000         575,280
                                                  --------------
                                                      1,732,380

----------------------------------------------------------------
UTILITIES--1.7%
----------------------------------------------------------------
ELECTRIC UTILITIES--1.3%
AES Corp. (The) 1                       389,900       3,680,656
----------------------------------------------------------------
Dominion Resources, Inc.                 19,600       1,251,068
----------------------------------------------------------------
Edison International 1,2                 25,500         559,215
----------------------------------------------------------------
PG&E Corp. 1                             58,100       1,613,437
                                                  --------------
                                                      7,104,376

----------------------------------------------------------------
GAS UTILITIES--0.1%
Kinder Morgan, Inc.                      13,600         803,760
----------------------------------------------------------------
MULTI-UTILITIES & UNREGULATED POWER--0.3%
Equitable Resources, Inc.                42,600       1,828,392
                                                  --------------
Total Common Stocks (Cost $214,617,654)             315,415,853

----------------------------------------------------------------
PREFERRED STOCKS--0.3%
Rouse Co. (The), $3 Cum. Cv.,
Series B (Cost $995,900)                 23,000       1,409,900

                                                   MARKET VALUE
                                          UNITS      SEE NOTE 1
----------------------------------------------------------------
RIGHTS, WARRANTS AND CERTIFICATES--0.0%
Covergent Communications, Inc.
Wts., Exp. 4/1/08 1,3                     1,000   $          10
----------------------------------------------------------------
HF Holdings, Inc. Wts., Exp. 9/27/09 1,3  2,593             350
----------------------------------------------------------------
Sterling Chemicals, Inc. Wts.,
Exp. 12/19/08 1,3                           692              --
----------------------------------------------------------------
Sun Healthcare Group, Inc. Wts.,
Exp. 2/28/05 1,3                          1,241             312
----------------------------------------------------------------
United Mexican States Bonds,
Series E Rts., Exp. 6/30/07 1,3       4,450,000           5,563
----------------------------------------------------------------
United Mexican States Collateralized
Fixed Rate Par Bonds:
Series B, 6.25%, 12/31/19 Rts.,
Exp. 6/30/04 1                        4,450,000          44,500
Series C, 6.25%, 12/31/19 Rts.,
Exp. 6/30/05 1,3                      4,450,000           8,900
Series D, 6.25%, 12/31/19 Rts.,
Exp. 6/30/06 1,3                      4,450,000           8,900
----------------------------------------------------------------
XO Communications, Inc.:
Cl. A Wts., Exp. 1/16/10 1                  506             987
Cl. B Wts., Exp. 1/16/10 1                  379             644
Cl. C Wts., Exp. 1/16/10 1                  379             417
                                                  --------------
Total Rights, Warrants and
Certificates (Cost $40,537)                              70,583

                                      PRINCIPAL
                                         AMOUNT
----------------------------------------------------------------
ASSET-BACKED SECURITIES--9.3%
Bank One Auto Securitization
Trust, Automobile Receivables,
Series 2003-1, Cl. A2,
1.29%, 8/21/06                      $ 1,250,000       1,249,710
----------------------------------------------------------------
BMW Vehicle Owner Trust,
Automobile Loan Certificates,
Series 2003-A, Cl. A2,
1.45%, 11/25/05 3                     1,759,658       1,762,517
----------------------------------------------------------------
Capital Auto Receivables Asset Trust,
Automobile Mtg.-Backed Nts.,
Series 2003-2, Cl. A2A,
1.20%, 5/16/05                        1,470,000       1,470,782
----------------------------------------------------------------
Caterpillar Financial Asset Trust,
Equipment Loan Pass-Through
Certificates, Series 2003-A,
Cl. A2,1.25%, 10/25/05                  880,000         880,358
----------------------------------------------------------------
Centex Home Equity Co. LLC, Home
Equity Loan Asset-Backed Certificates:
Series 2003-A, Cl. AF1, 1.836%,
10/25/17                                270,603         270,842
Series 2003-B, Cl. AF1, 1.64%,
2/25/18 3                               420,526         420,415
Series 2003-C, Cl. AF1, 2.14%,
7/25/18                               1,274,467       1,277,429

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
ASSET-BACKED SECURITIES Continued
Chase Funding Mortgage Loan
Asset-Backed Certificates, Home
Equity Mtg. Obligations:
Series 2003-3, Cl. 1A1,
1.199%, 8/25/17 4                   $   648,200   $     648,281
Series 2003-4, Cl. 1A1,
1.24%, 9/25/17 4                      1,430,738       1,431,090
----------------------------------------------------------------
Chase Manhattan Auto Owner
Trust, Automobile Loan Pass-Through
Certificates:
Series 2003-A, Cl. A2,1.26%, 1/16/06 3  560,000         560,367
Series 2003-B, Cl. A2,1.287%, 3/15/06   690,000         690,235
----------------------------------------------------------------
CitiFinancial Mortgage Securities,
Inc., Home Equity Collateralized
Mtg. Obligations:
Series 2003-1, Cl. AF1, 1.94%, 1/25/33  491,394         491,814
Series 2003-2, Cl. AF1, 1.219%,
5/25/33 3,4                             666,554         666,525
Series 2003-3, Cl. AF1, 1.261%,
8/25/33 3,4                           1,021,633       1,021,656
----------------------------------------------------------------
DaimlerChrysler Auto Trust,
Automobile Loan Pass-Through
Certificates:
Series 2002-B, Cl. A2, 2.20%, 4/6/05    119,581         119,779
Series 2003-A, Cl. A2, 1.52%, 12/8/05 2,080,000       2,083,765
Series 2003-B, Cl. A2, 1.61%, 7/8/06  2,470,000       2,451,228
----------------------------------------------------------------
Ford Credit Auto Owner Trust,
Automobile Loan Pass-Through
Certificates, Series 2003-A, Cl. A2A,
1.62%, 8/15/05                          597,795         599,077
----------------------------------------------------------------
Harley-Davidson Motorcycle Trust,
Motorcycle Receivable Nts.:
Series 2002-2, Cl. A1, 1.91%, 4/16/07   619,148         621,266
Series 2003-3, Cl. A1, 1.50%, 1/15/08 1,827,112       1,830,249
----------------------------------------------------------------
Honda Auto Receivables Owner
Trust, Automobile
Receivables Obligations:
Series 2003-1, Cl. A2,
1.46%, 9/19/05                        1,094,314       1,095,991
Series 2003-2, Cl. A2,
1.34%, 12/21/05                       1,603,000       1,604,634
Series 2003-3, Cl. A2,
1.52%, 4/21/06                        2,310,000       2,313,790
Series 2003-4, Cl. A2,
1.58%, 7/17/06                        2,170,000       2,173,529
----------------------------------------------------------------
Household Automotive Trust,
Automobile Loan Certificates,
Series 2003-2, Cl. A2,
1.56%, 12/18/06                       1,080,000       1,081,449
----------------------------------------------------------------
M&I Auto Loan Trust, Automobile
Loan Certificates:
Series 2002-1, Cl. A3,
2.49%, 10/22/07                       1,590,000       1,603,812
Series 2003-1, Cl. A2,
1.60%, 7/20/06                        1,780,000       1,780,684
----------------------------------------------------------------
Nissan Auto Lease Trust, Auto
Lease Obligations, Series 2003-A,
Cl. A2, 1.69%, 12/15/05               1,390,000       1,393,851
----------------------------------------------------------------
Nissan Auto Receivables Owner
Trust, Automobile Receivable Nts.:
Series 2003-A, Cl. A2,
1.45%, 5/16/05                        1,585,470       1,587,537
Series 2003-B, Cl. A2,
1.20%, 11/15/05                       2,140,000       2,140,837

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
ASSET-BACKED SECURITIES Continued
Residential Funding Mortgage
Securities II, Inc., Home Equity
Loan Pass-Through Certificates,
Serie 2003-HS1, Cl. AI2, 1.241%,
1/25/33 4                           $   547,113   $     547,419
----------------------------------------------------------------
Toyota Auto Receivables Owner
Trust, Automobile Mtg.-Backed
Obligations:
Series 2002-B, Cl. A3,
3.76%, 6/15/06                          571,105         578,747
Series 2003-A, Cl. A2,
1.28%, 8/15/05                        1,919,011       1,920,760
Series 2003-B, Cl. A2,
1.43%, 2/15/06                        1,510,000       1,510,782
----------------------------------------------------------------
USAA Auto Owner Trust,
Automobile Loan
Asset-Backed Nts.:
Series 2002-1, Cl. A3, 2.41%, 10/16/06  909,950         916,488
Series 2003-1, Cl. A2,
1.22%, 4/17/06                        1,280,000       1,280,488
----------------------------------------------------------------
Volkswagen Auto Loan Enhanced
Trust, Automobile Loan Receivables:
Series 2003-1, Cl. A2,
1.11%, 12/20/05                       2,770,000       2,768,972
Series 2003-2, Cl. A2,
1.55%, 6/20/06                        1,200,000       1,201,937
----------------------------------------------------------------
Whole Auto Loan Trust,
Automobile Loan Receivables:
Series 2002-1, Cl. A2, 1.88%, 6/15/05 1,519,986       1,524,122
Series 2003-1, Cl. A2A, 1.40%,
4/15/06                               2,240,000       2,241,947
                                                  --------------
Total Asset-Backed Securities (Cost $51,784,349)     51,815,161

----------------------------------------------------------------
MORTGAGE-BACKED OBLIGATIONS--24.0%
CIT Equipment Collateral, Equipment
Receivable-Backed Nts.,
Series 2003-EF1, Cl. A2, 1.49%,
12/20/05                                600,000         600,292
----------------------------------------------------------------
Federal Home Loan
Mortgage Corp.:
5%, 1/1/34 5                          2,672,000       2,637,766
7%, 5/1/29-11/1/33                    3,841,335       4,072,957
----------------------------------------------------------------
Federal Home Loan Mortgage
Corp., Gtd. Real Estate Mtg.
Investment Conduit Multiclass
Pass-Through Certificates:
Series 2500, Cl. FD,
1.62%, 3/15/32 4                        509,042         505,721
Series 2526, Cl. FE,
1.52%, 6/15/29 4                        556,460         554,878
Series 2551, Cl. FD,
1.52%, 1/15/33 4                        480,961         482,916
----------------------------------------------------------------
Federal Home Loan Mortgage
Corp., Interest-Only Stripped
Mtg.-Backed Security:
Series 176, Cl. IO, 0.11%, 6/1/26 6     776,041         129,710
Series 177, Cl. B, 2.489%, 7/1/26 6   1,325,734         233,985
Series 183, Cl. IO, 3.34%, 4/1/27 6   1,278,610         217,735
Series 184, Cl. IO,
0.119%, 12/1/26 6                     1,253,253         211,110
----------------------------------------------------------------
Federal Home Loan Mortgage Corp.,
Structured Pass-Through Securities,
Collateralized Mtg. Obligations:
Series H006, Cl. A1, 1.724%, 4/15/08    302,204         301,969
Series T-42, Cl. A2, 5.50%, 2/25/42     276,035         280,202

STATEMENT OF INVESTMENTS  Continued
----------------------------------------------------------------
                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
MORTGAGE-BACKED OBLIGATIONS Continued
Federal National Mortgage Assn.:
5%, 1/1/34 5                        $ 7,578,000   $   7,499,856
5.50%, 1/14/34 5                     19,268,000      19,520,893
6%, 5/1/16                            4,566,251       4,796,106
6.50%, 11/1/27-12/1/27                  423,538         444,023
6.50%, 1/25/34 5                     42,266,000      44,207,616
7%, 9/1/33-11/1/33                    1,855,125       1,967,553
7%, 7/1/32-1/25/34 5                 37,260,017      39,460,899
8.50%, 7/1/32                           174,277         188,205
----------------------------------------------------------------
Federal National Mortgage Assn.,
Collateralized Mtg. Obligations,
Gtd. Real Estate Mtg. Investment
Conduit Pass-Through Certificates,
Trust 2002-77, Cl. WF,
1.52%, 12/18/32 4                       834,958         837,555
----------------------------------------------------------------
Federal National Mortgage Assn.,
Gtd. Real Estate Mtg. Investment
Conduit Pass-Through Certificates,
Trust 2003-81, Cl. PA, 5%, 2/25/12      473,112         484,583
----------------------------------------------------------------
Federal National Mortgage Assn.,
Gtd. Real Estate Mtg. Investment
Conduit Pass-Through Certificates
Interest-Only Stripped
Mtg.-Backed Security:
Trust 2002-47, Cl. NS,
24.442%, 4/25/32 6                    1,879,860         192,999
Trust 2002-51, Cl. S,
24.442%, 8/25/32 6                    1,726,155         175,590
----------------------------------------------------------------
Federal National Mortgage Assn.,
Interest-Only Stripped
Mtg.-Backed Security:
Trust 2002-52, Cl. SD,
6.90%, 9/25/32 6                      2,332,251         213,994
Trust 222, Cl. 2,
(2.144)%, 6/1/23 6                    1,634,395         306,960
Trust 240, Cl. 2,
(4.534)%, 9/1/23 6                    2,615,342         483,523
Trust 252, Cl. 2,
(6.48)%, 11/1/23 6                    1,832,083         367,296
Trust 273, Cl. 2,
(0.977)%, 7/1/26 6                      561,834          94,857
----------------------------------------------------------------
Government National
Mortgage Assn., 8%, 4/15/23             417,675         457,924
----------------------------------------------------------------
Prudential Mortgage Capital Co.
II LLC, Commercial Mtg.
Pass-Through Certificates, Series
PRU-HTG 2000-C1, Cl. A2, 7.306%,
10/6/15                                 983,000       1,134,033
----------------------------------------------------------------
Washington Mutual Mortgage
Securities Corp., Collateralized Mtg.
Obligations Pass-Through
Certificates, Series 2003-AR7, Cl. A1,
1.507%, 8/25/33 4                     1,164,590       1,165,473
                                                  --------------
Total Mortgage-Backed Obligations
(Cost $133,254,209)                                 134,229,179

----------------------------------------------------------------
U.S. GOVERNMENT OBLIGATIONS--5.7%
Federal Home Loan Bank
Unsec. Bonds:
2.875%, 12/15/06                      1,385,000       1,395,911
4.875%, 11/15/13                        760,000         769,712
Series EY06, 5.25%, 8/15/06           2,045,000       2,190,925

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
U.S. GOVERNMENT OBLIGATIONS Continued
Federal Home Loan Mortgage
Corp. Unsec. Nts.:
4.50%, 1/15/13                      $ 1,695,000   $   1,689,540
5.50%, 7/15/06 7                     12,500,000      13,476,113
----------------------------------------------------------------
Federal National Mortgage Assn.
Unsec. Nts.:
4.25%, 7/15/07                        5,550,000       5,801,104
7.25%, 1/15/10                        3,300,000       3,895,680
----------------------------------------------------------------
Freddie Mac Unsec. Nts., 6.875%,
9/15/10                               1,500,000       1,744,517
----------------------------------------------------------------
Tennessee Valley Authority Bonds:
5.375%, 11/13/08                        247,000         266,749
7.125%, 5/1/30                          460,000         553,622
                                                  --------------
Total U.S. Government
Obligations (Cost $31,715,476)                       31,783,873

----------------------------------------------------------------
FOREIGN GOVERNMENT OBLIGATIONS--0.1%
United Mexican States Nts.,
7.50%, 1/14/12 (Cost $527,240)          475,000         536,988

----------------------------------------------------------------
NON-CONVERTIBLE CORPORATE BONDS AND NOTES--10.7%
ABN Amro Bank NV (NY Branch),
7.125% Sub. Nts., Series B, 10/15/93    400,000         443,375
----------------------------------------------------------------
Aetna, Inc., 7.375% Sr. Unsec. Nts.,
3/1/06                                  400,000         440,302
----------------------------------------------------------------
Allied Waste North America, Inc.,
10% Sr. Unsec. Sub. Nts.,
Series B, 8/1/09                        400,000         434,000
----------------------------------------------------------------
American Honda Finance Corp.,
3.85% Nts., 11/6/08                     310,000         312,488
----------------------------------------------------------------
Amgen, Inc., 8.125% Unsec.
Debs., 4/1/97                            91,000         112,727
----------------------------------------------------------------
AT&T Wireless Services, Inc., 7.50%
Sr. Unsec. Nts., 5/1/07                 885,000         992,989
----------------------------------------------------------------
AXA, 8.60% Unsec. Sub. Nts., 12/15/30   750,000         948,783
----------------------------------------------------------------
Bank of America Corp., 7.80% Jr.
Unsec. Sub. Nts., 2/15/10               400,000         476,273
----------------------------------------------------------------
Bankers Trust Corp., 7.375% Unsec.
Sub. Nts., 5/1/08                       100,000         114,474
----------------------------------------------------------------
Beazer Homes USA, Inc., 8.625% Sr.
Unsec. Nts., 5/15/11                    565,000         624,325
----------------------------------------------------------------
Boeing Capital Corp.:
6.50% Nts., 2/15/12 7                   750,000         821,311
7.375% Sr. Nts., 9/27/10              1,340,000       1,542,356
----------------------------------------------------------------
British Sky Broadcasting Group plc,
8.20% Sr. Unsec. Nts., 7/15/09          505,000         602,028
----------------------------------------------------------------
British Telecommunications plc,
7.875% Nts., 12/15/05                   770,000         849,014
----------------------------------------------------------------
Cambridge Industries, Inc.,
Liquidating Trust Interests,
7/15/07 3,8                             309,823              --

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
NON-CONVERTIBLE CORPORATE BONDS AND NOTES Continued
CenterPoint Energy, Inc.,
5.875% Nts., 6/1/08 9               $   690,000   $     719,504
----------------------------------------------------------------
CIT Group, Inc., 7.75% Sr. Unsec.
Unsub. Nts., 4/2/12                   1,000,000       1,183,293
----------------------------------------------------------------
Citigroup, Inc., 6.875%
Unsec. Nts., 2/15/98                    450,000         498,395
----------------------------------------------------------------
Citizens Communications Co.,
9.25% Sr. Nts., 5/15/11                 555,000         657,228
----------------------------------------------------------------
Coca-Cola Co. (The), 7.375%
Unsec. Debs., 7/29/93                   360,000         420,836
----------------------------------------------------------------
Conoco, Inc., 6.95% Sr. Unsec.
Nts., 4/15/29                           400,000         455,051
----------------------------------------------------------------
Credit Suisse First Boston, Inc.
(USA), 6.125% Nts., 11/15/11            880,000         959,589
----------------------------------------------------------------
CSX Corp., 6.25% Unsec. Nts.,
10/15/08                                585,000         641,789
----------------------------------------------------------------
D.R. Horton, Inc., 9.375% Sr. Unsec.
Sub. Nts., 3/15/11                      520,000         592,800
----------------------------------------------------------------
DaimlerChrysler NA Holding
Corp., 6.40% Nts., 5/15/06 7          1,055,000       1,130,956
----------------------------------------------------------------
Delphi Corp., 6.55% Nts., 6/15/06       515,000         552,929
----------------------------------------------------------------
Deutsche Telekom International
Finance BV, 8.50% Unsub. Nts., 6/15/10  770,000         932,448
----------------------------------------------------------------
Doman Industries Ltd.,
8.75% Sr. Nts., 3/15/04 1,3,10          700,000         122,500
----------------------------------------------------------------
Dominion Resources, Inc.,
8.125% Sr. Unsub. Nts., 6/15/10         530,000         636,746
----------------------------------------------------------------
DTE Energy Co.,
6.375% Sr. Nts., 4/15/33                605,000         594,922
----------------------------------------------------------------
EOP Operating LP:
6.763% Sr. Unsec. Nts., 6/15/07         180,000         199,516
8.375% Nts., 3/15/06                    425,000         476,129
----------------------------------------------------------------
Ford Motor Co.:
7.70% Unsec. Debs., 5/15/97             400,000         385,190
8.90% Unsec. Unsub. Debs., 1/15/32      340,000         382,106
----------------------------------------------------------------
France Telecom SA:
8.45% Sr. Unsec. Nts., 3/1/06           115,000         128,531
9% Sr. Unsec. Nts., 3/1/11              540,000         649,645
9.75% Sr. Unsec. Nts., 3/1/31 4         230,000         306,645
----------------------------------------------------------------
Franklin Resources, Inc.,
3.70% Nts., 4/15/08                     425,000         423,108
----------------------------------------------------------------
Gap, Inc. (The),
6.90% Nts., 9/15/07                     495,000         548,831
----------------------------------------------------------------
General Electric Capital Corp.:
6.75% Nts., Series A, 3/15/32           195,000         216,606
7.25% Nts., Series A, 2/1/05            400,000         423,743
----------------------------------------------------------------
General Motors Acceptance
Corp., 6.875% Unsec.
Unsub. Nts., 8/28/12                  1,665,000       1,794,187
----------------------------------------------------------------
General Motors Corp.,
8.375% Sr. Unsec. Debs., 7/15/33        790,000         919,799

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
NON-CONVERTIBLE CORPORATE BONDS AND NOTES Continued
Goldman Sachs Group, Inc.
(The), 7.80% Sr. Unsec.
Unsub. Nts., Series B, 1/28/10      $   400,000   $     474,908
----------------------------------------------------------------
Hartford Financial Services Group,
Inc. (The), 2.375% Nts., 6/1/06         345,000         343,471
----------------------------------------------------------------
Health Net, Inc., 8.375% Sr. Unsec.
Unsub. Nts., 4/15/11                    480,000         577,565
----------------------------------------------------------------
Hertz Corp. (The),
7.625% Sr. Nts., 6/1/12               1,280,000       1,388,799
----------------------------------------------------------------
Household Finance Corp.,
7% Nts., 5/15/12                        820,000         936,611
----------------------------------------------------------------
Huntsman Corp./ICI Chemical
Co. plc, 13.08% Sr. Unsec.
Disc. Nts., 12/31/09 11                 500,000         243,750
----------------------------------------------------------------
Hutchison Whampoa
International Ltd.,
7.45% Sr. Bonds., 11/24/33 9            495,000         517,450
----------------------------------------------------------------
IT Group, Inc., 11.25% Sr. Unsec.
Sub. Nts., Series B, 4/1/09 1,3,10      400,000              --
----------------------------------------------------------------
John Hancock Global
Funding II, 7.90% Nts., 7/2/10 9        920,000       1,097,715
----------------------------------------------------------------
Kaiser Aluminum & Chemical
Corp., 10.875% Sr. Nts.,
Series B, 10/15/06 1,3,10               250,000         226,250
----------------------------------------------------------------
Kinder Morgan, Inc.,
6.50% Sr. Unsec. Nts., 9/1/12           595,000         657,682
----------------------------------------------------------------
Kroger Co. (The),
7.80% Sr. Nts., 8/15/07                 905,000       1,033,442
----------------------------------------------------------------
Leap Wireless International, Inc.:
0%/14.50% Sr. Unsec. Disc. Nts.,
4/15/10 1,3, 10, 12                     300,000          37,500
12.50% Sr. Nts., 4/15/10 3,10           400,000          58,000
----------------------------------------------------------------
Liberty Media Corp.,
3.50% Nts., 9/25/06                     600,000         603,464
----------------------------------------------------------------
MeadWestvaco Corp.,
2.75% Nts., 12/1/05                     945,000         937,443
----------------------------------------------------------------
Merrill Lynch & Co., Inc.,
3.375% Nts., Series B, 9/14/07          685,000         694,448
----------------------------------------------------------------
Metallurg, Inc.,
11% Sr. Nts., 12/1/07                   450,000         254,250
----------------------------------------------------------------
Morgan Stanley,
6.60% Nts., 4/1/12                      570,000         637,624
----------------------------------------------------------------
News America Holdings, Inc.,
7.75% Sr. Unsec. Debs., 12/1/45         825,000         978,879
----------------------------------------------------------------
Nextlink Communications, Inc.,
Escrow Shares, 6/1/09 3,8               350,000              --
----------------------------------------------------------------
Niagara Mohawk Power Corp.,
5.375% Sr. Unsec. Nts., 10/1/04         370,000         380,178
----------------------------------------------------------------
NiSource Finance Corp.:
3.20% Nts., 11/1/06                     180,000         181,575
7.875% Sr. Unsec. Nts., 11/15/10        790,000         940,899

STATEMENT OF INVESTMENTS  Continued
----------------------------------------------------------------

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
NON-CONVERTIBLE CORPORATE BONDS AND NOTES Continued
Northrop Grumman Corp.,
7.125% Sr. Nts., 2/15/11            $   635,000   $     735,477
----------------------------------------------------------------
Orbcomm Global LP, Escrow
Shares, 8/15/04 3,8                     200,000              --
----------------------------------------------------------------
Petroleos Mexicanos,
9.50% Sr. Sub. Nts., 9/15/27            365,000         432,525
----------------------------------------------------------------
PF Export Receivables Master Trust,
3.748% Sr. Nts., Series B, 6/1/13 9     445,000         434,020
----------------------------------------------------------------
Progress Energy, Inc., 6.55% Sr.
Unsec. Nts., 3/1/04                   1,160,000       1,168,708
----------------------------------------------------------------
Prudential Holdings LLC, 8.695%
Bonds, Series C, 12/18/23 9             900,000       1,114,210
----------------------------------------------------------------
Prudential Insurance Co. of America,
8.30% Nts., 7/1/25 9                    920,000       1,128,512
----------------------------------------------------------------
PSEG Energy Holdings, 7.75% Unsec.
Nts., 4/16/07                           595,000         634,419
----------------------------------------------------------------
Pulte Homes, Inc.,
8.375% Sr. Nts., 8/15/04                225,000         231,249
----------------------------------------------------------------
R&B Falcon Corp.,
9.50% Sr. Unsec. Nts., 12/15/08         500,000         618,073
----------------------------------------------------------------
Raytheon Co.,
6.50% Unsec. Nts., 7/15/05              835,000         890,165
----------------------------------------------------------------
Rogers Wireless Communications,
Inc., 9.625% Sr. Sec. Nts., 5/1/11      168,000         201,600
----------------------------------------------------------------
Safeway, Inc.,
3.80% Sr. Unsec. Nts., 8/15/05        1,080,000       1,103,157
----------------------------------------------------------------
Sears Roebuck Acceptance Corp.,
3.07% Nts., Series VII, 2/25/04 4       825,000         826,422
----------------------------------------------------------------
Shopping Center Associates,
6.75% Sr. Unsec. Nts., 1/15/04 9        195,000         195,256
----------------------------------------------------------------
Sprint Capital Corp.,
8.75% Nts., 3/15/32                     920,000       1,090,671
----------------------------------------------------------------
Sterling Chemicals, Inc.:
10% Sr. Sec. Nts., 12/19/07 3           221,615         214,413
11.25% Sr. Sub. Nts., 8/15/06 1,3,10    335,000              --
----------------------------------------------------------------
TCI Communications, Inc.,
9.80% Sr. Unsec. Debs., 2/1/12        1,400,000       1,828,932
----------------------------------------------------------------
TECO Energy, Inc.,
10.50% Sr. Unsec. Nts., 12/1/07         475,000         556,938
----------------------------------------------------------------
Telefonos de Mexico SA,
8.25% Sr. Unsec. Nts., 1/26/06          475,000         526,101
----------------------------------------------------------------
Time Warner Cos., Inc.,
9.125% Debs., 1/15/13                   530,000         674,668
----------------------------------------------------------------
Time Warner Entertainment Co. LP:
8.375% Sr. Debs., 3/15/23                10,000          12,430
10.15% Sr. Nts., 5/1/12                 500,000         668,460
----------------------------------------------------------------
Toll Corp., 8.25% Sr. Sub.
Nts., 12/1/11                           565,000         626,444
----------------------------------------------------------------
Tyco International Group SA:
6.375% Nts., 10/15/11                   750,000         805,313
6.75% Sr. Unsub. Nts., 2/15/11        1,910,000       2,096,225

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
NON-CONVERTIBLE CORPORATE BONDS AND NOTES Continued
Vornado Realty LP, 5.625% Sr. Unsec.
Unsub. Nts., 6/15/07                $   680,000   $     726,567
----------------------------------------------------------------
Waste Management, Inc.:
7% Sr. Nts., 7/15/28                    220,000         237,509
7.375% Sr. Unsub. Nts., 8/1/10          435,000         503,322
----------------------------------------------------------------
Weyerhaeuser Co., 5.50% Unsec.
Unsub. Nts., 3/15/05                    845,000         879,941
                                                  --------------
Total Non-Convertible Corporate
Bonds and Notes (Cost $57,824,667)                   60,031,097

----------------------------------------------------------------
STRUCTURED NOTES--2.5%
Deutsche Bank AG, COUNTS
Corp. Sec. Credit Linked Nts.,
Series 2003-1, 2.89%, 1/7/05 3,4      3,550,000       3,499,590
----------------------------------------------------------------
JPMorgan Chase Bank, TRAC-X NA
High Yield T1 Credit Default
Swap Bonds, 7.375%, 3/25/09 9           447,000         468,233
----------------------------------------------------------------
JPMorgan Chase Bank, TRAC-X NA
High Yield T2 Credit Default Swap
Bonds, 6.05%, 3/25/09 9               6,100,000       6,275,375
----------------------------------------------------------------
UBS AG, High Grade Credit Linked
Nts., 2.814%, 12/10/04 3,4            3,550,000       3,581,063
                                                  --------------
Total Structured Notes (Cost $13,647,000)            13,824,261

----------------------------------------------------------------
JOINT REPURCHASE AGREEMENTS--12.1% 13
Undivided interest of 4.22% in joint
repurchase agreement (Principal
Amount/Market Value $1,603,898,000, with
a maturity value of $1,603,979,086) with
PaineWebber, Inc., 0.91%, dated
12/31/03, to be repurchased at
$67,634,419 on 1/2/04, collateralized by
Federal Home Loan Mortgage Corp.,
5%--5.50%, 9/1/33--11/1/33, with a value
of $405,980,626 and Federal National
Mortgage Assn., 4.50%, 10/1/33, with a
value of $1,234,398,060
(Cost $67,631,000)                   67,631,000      67,631,000

----------------------------------------------------------------
TOTAL INVESTMENTS,
AT VALUE (COST $572,038,032)              121.1%    676,747,895
----------------------------------------------------------------
LIABILITIES IN EXCESS
OF OTHER ASSETS                           (21.1)   (117,735,883)
                                    ----------------------------
NET ASSETS                                100.0%   $559,012,012
                                    ============================

FOOTNOTES TO STATEMENT OF INVESTMENTS
1. Non-income producing security.
2. A sufficient amount of liquid assets has been designated to cover outstanding
written options, as follows:

                                                     CONTRACTS
EXPIRATION       EXERCISE           PREMIUM     MARKET VALUE
                                               SUBJECT TO CALL
DATES          PRICE          RECEIVED       SEE NOTE 1
-----------------------------------------------------------------------------------------------------------------------------------

AT&T Wireless Services, Inc.                               720
1/20/04        $ 12.50          $ 69,838         $     --
Abbott Laboratories                                        200
1/20/04          60.00            17,800               --
American International Group, Inc.                          60
1/20/04          90.00            11,820               --
Analog Devices, Inc.                                       150
1/20/04          55.00            24,750              750
Bank of New York Co., Inc. (The)                            66
1/20/04          40.00             7,722               --
BEA Systems, Inc.                                          300
1/20/04          25.00            26,700               --
Cisco Systems, Inc.                                        200
1/20/04          25.00            15,800            4,000
EchoStar Communications Corp., Cl. A                       220
1/20/04          35.00            27,528           12,100
Edison International                                       255
1/20/04          15.00            33,772          178,500
Gap, Inc. (The)                                            450
1/20/04          20.00            43,424          148,500
Guidant Corp.                                              180
1/20/04          50.00            15,523          181,800
Intel Corp.                                                360
1/20/04          30.00            33,839           86,400
International Business Machines Corp.                      128
1/20/04         130.00            20,096               --
J.P. Morgan Chase & Co.                                    440
1/20/04          35.00            44,879           79,200
Johnson & Johnson                                          120
1/20/04          75.00            16,440               --
KLA-Tencor Corp.                                           150
1/20/04          50.00            56,549          126,000
Merrill Lynch & Co., Inc.                                  223
1/20/04          60.00            39,470           10,035
Nike, Inc., Cl. B                                          115
1/20/04          60.00            29,555           96,600
Northrop Grumman Corp.                                      50
1/20/04         135.00            18,850               --
STMicroelectronics NV                                      180
1/20/04          40.00            31,860               --
Tyco International Ltd.                                    420
1/20/04          25.00            74,339           71,400
Viacom, Inc., Cl. B                                        300
1/20/04          60.00            84,819               --

--------------------------

$745,373         $995,285

     ==========================

3. Identifies issues considered to be illiquid. See Note 9 of Notes to
Financial
Statements.
4. Represents the current interest rate for a variable or increasing rate security.
5. When-issued security to be delivered and settled after December 31, 2003.
See
Note 1 of Notes to Financial Statements.
6. Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes
in prepayment rates than traditional mortgage-backed securities (for example,
GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows. These securities amount to $2,627,759 or 0.47% of the Fund's net assets as of December 31, 2003.
7. Securities with an aggregate market value of $2,056,608 are held in collateralized accounts to cover initial margin requirements on open futures sales contracts. See Note 6 of Notes to Financial Statements.
8. Received as the result of issuer reorganization. Currently has minimal market
value.
9. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have
been determined to be liquid under guidelines established by the Board of
Trustees. These securities amount to $11,950,275 or 2.14% of the Fund's net assets as of December 31, 2003.
10. Issue is in default. See Note 1 of Notes to Financial Statements.
11. Zero coupon bond reflects effective yield on the date of purchase.
12. Denotes a step bond: a zero coupon bond that converts to a fixed or variable
interest rate at a designated future date.
13. The Fund may have elements of risk due to concentrated investments. Such concentrations may subject the Fund to additional risks.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF ASSETS AND LIABILITIES  December 31, 2003
--------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
ASSETS

Investments, at value (including cost and market value of $67,631,000 in repurchase agreements)
(including securities loaned of approximately $11,172,000) (cost
$572,038,032)--see accompanying statement     $676,747,895
----------------------------------------------------------------------------------------------------------------------------
Collateral for securities loaned
                                               11,372,436
----------------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Investments sold on a when-issued basis

4,230,766
Interest, dividends and principal
paydowns
2,745,933
Shares of beneficial interest sold
                                                                 596,016
Futures
margins
48,158
Swap contracts
                                                           7,964
Other
4,731

                                            -------------
Total
assets
695,753,899

----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Bank
overdraft
6,039,241
----------------------------------------------------------------------------------------------------------------------------
Return of collateral for securities
loaned
11,372,436
----------------------------------------------------------------------------------------------------------------------------
Options written, at value (premiums received $745,373)--see accompanying
statement                                  995,285
----------------------------------------------------------------------------------------------------------------------------
Payables and other liabilities:
Investments purchased (including $117,363,430 purchased on a when-issued
basis)                                 118,065,502
Shares of beneficial interest redeemed
                                                           187,067
Shareholder
reports
33,896
Distribution and service plan fees
                                                    12,442
Trustees'
compensation
3,730
Transfer and shareholder servicing agent fees
                                               845
Other
31,443

                                                            -------------
Total
liabilities
136,741,887

----------------------------------------------------------------------------------------------------------------------------
NET
ASSETS
$559,012,012

                                               =============

COMPOSITION OF NET ASSETS
Par value of shares of beneficial
interest
$     35,117
----------------------------------------------------------------------------------------------------------------------------
Additional paid-in
capital
478,197,495
----------------------------------------------------------------------------------------------------------------------------
Accumulated net investment
income
5,770,535
----------------------------------------------------------------------------------------------------------------------------
Accumulated net realized loss on investments and foreign currency
transactions                                  (29,943,928)
----------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation on investments and translation of assets and liabilities
denominated in foreign
currencies
     104,952,793

-------------
NET
ASSETS
$559,012,012

=============

----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
Non-Service Shares:
Net asset value, redemption price per share and offering price per share
(based on net assets of $533,709,907 and 33,522,899 shares of beneficial
interest outstanding)                       $15.92
----------------------------------------------------------------------------------------------------------------------------
Service Shares:
Net asset value, redemption price per share and offering price per share
(based on net assets of $25,302,105 and 1,594,246 shares of beneficial
interest outstanding)                         $15.87

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS  For the Year Ended December 31, 2003
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
INVESTMENT INCOME

Interest
$  8,230,452
-------------------------------------------------------------------------------------------------
Dividends (net of foreign withholding taxes of $107,442)
                           4,271,870
-------------------------------------------------------------------------------------------------
Portfolio lending
fees                                                                     8,348

                                                            -------------
Total investment
income
12,510,670

-------------------------------------------------------------------------------------------------
EXPENSES
Management
fees
3,526,680
-------------------------------------------------------------------------------------------------
Distribution and service plan fees--Service
shares                                        24,612
-------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Non-Service
shares
10,410
Service
shares
140
-------------------------------------------------------------------------------------------------
Shareholder
reports
73,256
-------------------------------------------------------------------------------------------------
Custodian fees and expenses
                                                   21,676
-------------------------------------------------------------------------------------------------
Trustees'
compensation
19,746
-------------------------------------------------------------------------------------------------
Other
40,490

                    -------------
Total
expenses
3,717,010
Less reduction to custodian
expenses                                                      (2,429)

                                                         -------------
Net
expenses
3,714,581

-------------------------------------------------------------------------------------------------
NET INVESTMENT
INCOME
8,796,089

-------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain (loss) on:
Investments (including premiums on options
exercised)                                  2,398,673
Closing of futures
contracts                                                          (1,666,008)
Closing and expiration of option contracts
written                                       977,861
Foreign currency
transactions
(358,495)

                       -------------
Net realized
gain
1,352,031
-------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on:
Investments
95,352,119
Translation of assets and liabilities denominated in foreign
currencies                1,670,853
Futures contracts
                                                          2,155,452

-------------
Net change in unrealized appreciation
(depreciation)                                  99,178,424

-------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS                                $109,326,544

                               =============

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENTS OF CHANGES IN NET ASSETS
FINANCIAL HIGHLIGHTS
-----------------------------------------------------------------------------
NON-SERVICE SHARES    YEAR ENDED DECEMBER 31
2003          2002          2001          2000      1999
---------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING DATA
Net asset value, beginning of period                           $13.16
$15.40        $16.55        $17.46    $17.05
---------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income
..27           .50           .53           .72       .82
Net realized and unrealized gain (loss)                          2.90
(2.02)         (.19)          .38      1.04

------------------------------------------------------------
Total from investment operations                                 3.17
(1.52)          .34          1.10      1.86
---------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income
(.41)         (.51)         (.64)         (.82)     (.59)
Distributions from net realized gain
--          (.21)         (.85)        (1.19)     (.86)

------------------------------------------------------------
Total dividends and/or distributions to shareholders
(.41)         (.72)        (1.49)        (2.01)    (1.45)
---------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                 $15.92
$13.16        $15.40        $16.55    $17.46

============================================================
-----------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE 1                              24.96%
(10.40)%        2.22%         6.44%    11.80%

---------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                     $533,710
$458,848      $593,033      $589,298  $578,783
---------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                            $475,389
$517,516      $599,324      $566,724  $593,151
---------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets: 2
Net investment income
1.82%         3.31%         3.42%         4.36%     4.46%
Total expenses                                                   0.76% 3
  0.74% 3       0.76% 3       0.76% 3   0.73% 3
---------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate
248%           42%           30%           42%       17%

1. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of
Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS  Continued
-----------------------------------------------------------------------------

SERVICE SHARES    YEAR ENDED DECEMBER 31                          2003
2002 1
--------------------------------------------------------------------------------------
PER SHARE OPERATING DATA

Net asset value, beginning of period                            $13.14
$14.51
--------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income
..39           .13
Net realized and unrealized gain (loss)
2.74         (1.50)

----------------------
Total from investment operations
3.13         (1.37)
--------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income
(.40)           --
Distributions from net realized gain
--            --

----------------------
Total dividends and/or distributions to shareholders
(.40)           --
--------------------------------------------------------------------------------------
Net asset value, end of period                                  $15.87
$13.14

======================

--------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE 2
24.69%        (9.44)%

--------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                       $25,302
$2,306
--------------------------------------------------------------------------------------
Average net assets (in thousands)                               $9,908
$1,037
--------------------------------------------------------------------------------------
Ratios to average net assets: 3
Net investment income
1.37%         3.30%
Total expenses                                                    1.01%
4       0.99% 4
--------------------------------------------------------------------------------------
Portfolio turnover rate
248%           42%

1. For the period from May 1, 2002 (inception of offering) to December 31,
2002.
2. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of
Fund shares.
3. Annualized for periods of less than one full year.
4. Reduction to custodian expenses less than 0.01%.
--------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31,
                                                     2003            2002
----------------------------------------------------------------------------------------------------------------
OPERATIONS

Net investment
income                                                              $
8,796,089    $ 17,145,616
----------------------------------------------------------------------------------------------------------------
Net realized gain
(loss)
1,352,031     (31,600,661)
----------------------------------------------------------------------------------------------------------------
Net change in unrealized
appreciation                                                99,178,424
(46,421,985)

-----------------------------
Net increase (decrease) in net assets resulting from
operations                     109,326,544     (60,877,030)

----------------------------------------------------------------------------------------------------------------
DIVIDENDS AND/OR DISTRIBUTIONS TO SHAREHOLDERS
Dividends from net investment income:
Non-Service
shares
(13,791,025)    (19,151,437)
Service shares
             (86,954)              --
----------------------------------------------------------------------------------------------------------------
Distributions from net realized gain:
Non-Service shares
                          --      (7,948,868)
Service
shares
--               --

----------------------------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service
shares
(18,122,603)    (46,188,223)
Service
shares
20,531,465       2,287,406

----------------------------------------------------------------------------------------------------------------
NET ASSETS
Total increase
(decrease)
97,857,427    (131,878,152)
----------------------------------------------------------------------------------------------------------------
Beginning of
period
461,154,585     593,032,737

-----------------------------
End of period [including accumulated net investment income of
$5,770,535 and $13,848,088,
respectively]                                          $559,012,012
$461,154,585

=============================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES
Oppenheimer multiple strategies fund/VA (the Fund) is a separate series of
Oppenheimer Variable Account Funds (the Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek a high total investment return, which includes current income and capital appreciation in the value of its shares. The Trust's investment advisor is OppenheimerFunds, Inc. (the
Manager).
   The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment
products. The class of shares designated as Service shares is subject to a distribution and service plan. All classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ by minor amounts due to each class having its own expenses directly attributable to that class.
   The following is a summary of significant accounting policies consistently followed by the Fund.

--------------------------------------------------------------------------------
SECURITIES VALUATION. Securities listed or traded on National Stock Exchanges
or
other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. Securities traded on NASDAQ are valued based on the closing price provided by NASDAQ prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices,
and
if not, at the closing bid price. Securities (including restricted securities)
for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the
Board
of Trustees, or at their fair value. Securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund's assets are valued but after the close of their respective foreign exchanges will be fair valued. Fair value is determined in good faith using consistently applied procedures under the supervision of the
Board of Trustees. Short-term "money market type" debt securities with remaining
maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
STRUCTURED NOTES. The Fund invests in index-linked structured notes whose principal and/or interest depend on the performance of an underlying index.
The
structured notes are leveraged, which increases the volatility of each note's market value relative to the change in the underlying index. Fluctuations in value of these securities are recorded as unrealized gains and losses in the accompanying financial statements. The Fund records a realized gain or loss when
a structured note is sold or matures. As of December 31, 2003, the market value
of these securities comprised 2.5% of the Fund's net assets, and resulted in unrealized gains of $177,261.

--------------------------------------------------------------------------------
SECURITIES ON A WHEN ISSUED BASIS. Delivery and payment for securities that have
been purchased by the Fund on a when issued basis can take place a month or more
after the trade date. Normally the settlement date occurs within six months after the trade date; however, the Fund may, from time to time, purchase securities whose settlement date extends six months or more beyond trade date.
During this period, such securities do not earn interest, are subject to market
fluctuation and may increase or decrease in value prior to their delivery. The
Fund maintains segregated assets with a market value equal to or greater than the amount of its purchase commitments. The purchase of securities on a when issued basis may increase the volatility of the Fund's net asset value to the extent the Fund executes such purchases while remaining substantially fully invested. As of December 31, 2003, the Fund had entered into net when issued commitments of $113,132,664.
   In connection with its ability to purchase securities on a when issued basis,
the Fund may enter into forward roll transactions with respect to mortgage-related securities. Forward roll transactions require the sale of securities for delivery in the current month, and a simultaneous agreement with
the same counterparty to repurchase similar (same type, coupon and maturity)
but
not identical securities on a specified future date. The Fund records the

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES Continued
incremental difference between the forward purchase and sale of each forward roll as free income or realized gain (loss) on investments.
   Risks of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential
of the Fund to receive inferior securities to what was sold to the counterparty
at redelivery; counterparty credit risk; and the potential pay down speed variance between the mortgage-related pools.

--------------------------------------------------------------------------------
SECURITY CREDIT RISK. The Fund invests in high-yield securities, which may be subject to a greater degree of credit risk, market fluctuations and loss of income and principal, and may be more sensitive to economic conditions than lower-yielding, higher-rated fixed-income securities. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of December 31, 2003, securities with an aggregate market value of $444,250, representing 0.08% of the Fund's net assets,
were in default.

--------------------------------------------------------------------------------
FOREIGN CURRENCY TRANSLATION. The Fund's accounting records are maintained in
U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.
   The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains
and
losses in the Fund's Statement of Operations.

--------------------------------------------------------------------------------
JOINT REPURCHASE AGREEMENTS. Pursuant to an Exemptive Order issued by the
Securities and Exchange Commission, the Fund, along with other affiliated funds
advised by the Manager, may transfer uninvested cash balances into joint trading
accounts on a daily basis. Secured by U.S. government securities, these balances
are invested in one or more repurchase agreements. Securities pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal. In the event of default by the other party to the agreement, retention of the collateral may be subject to legal proceedings.

--------------------------------------------------------------------------------
ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to
a
specific class are charged against the operations of that class.

--------------------------------------------------------------------------------
FEDERAL TAXES. The Fund intends to comply with provisions of the Internal
Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders.

The tax components of capital shown in the table below represent distribution requirements the Fund must satisfy under the income tax regulations, losses the
Fund may be able to offset against income and gains realized in future years
and
unrealized appreciation or depreciation of securities and other investments for
federal income tax purposes.

NET UNREALIZED

APPRECIATION

                        BASED ON COST OF

SECURITIES AND
    UNDISTRIBUTED          UNDISTRIBUTED               ACCUMULATED
OTHER INVESTMENTS
    NET INVESTMENT             LONG-TERM                      LOSS
FOR FEDERAL INCOME
    INCOME                          GAIN        CARRYFORWARD
1,2,3                 TAX PURPOSES

-------------------------------------------------------------------------------------------

    $5,770,532                       $--
$29,278,783                 $104,287,645

1. As of December 31, 2003, the Fund had $28,540,378 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2003, details of the capital loss carryforwards were as follows:

                              EXPIRING
                              -------------------------
                              2010          $13,317,573
                              2011           15,222,805
                                            -----------
                              Total         $28,540,378
                                            ===========

2. During the fiscal years ended December 31, 2003 and December 31, 2002, the
Fund did not utilize any capital loss carryforwards. 3. The Fund had $738,405 of
straddle losses which were deferred.

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in
which the income or net realized gain was recorded by the Fund. Accordingly, the
following amounts have been reclassified for December 31, 2003. Net assets of the Fund were unaffected by the reclassifications.

                 REDUCTION TO                       REDUCTION TO
                 ACCUMULATED                     ACCUMULATED NET
                 NET INVESTMENT                 REALIZED LOSS ON
                 INCOME                              INVESTMENTS
                 -----------------------------------------------
                 $2,995,663                           $2,995,663

The tax character of distributions paid during the years ended December 31,
2003
and December 31, 2002 was as follows:
                                           YEAR ENDED               YEAR ENDED
                                    DECEMBER 31, 2003        DECEMBER 31, 2002
    --------------------------------------------------------------------------
    Distributions paid from:
    Ordinary income                       $13,877,979              $23,577,984
    Long-term capital gain                         --                3,522,321
                                          ------------------------------------
    Total                                 $13,877,979              $27,100,305
                                          ====================================

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for
federal income tax purposes as of December 31, 2003 are noted below. The primary
difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses
or tax realization of financial statement unrealized gain or loss.

                 Federal tax cost of securities             $572,220,690
                 Federal tax cost of other investments        79,313,454
                                                            ------------
                 Total federal tax cost                     $651,534,144
                                                            ============

                 Gross unrealized appreciation              $111,351,997
                 Gross unrealized depreciation                (7,064,352)
                                                            ------------
                 Net unrealized appreciation (depreciation) $104,287,645
                                                            ============

--------------------------------------------------------------------------------
TRUSTEES' COMPENSATION. The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. Under the plan, deferred amounts are treated as though
equal dollar amounts had been invested in shares of the Fund or are invested in
other Oppenheimer funds selected by the Trustee. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the Plan.

--------------------------------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. Income and capital gain distributions, if
any, are declared and paid annually.

--------------------------------------------------------------------------------
INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES Continued
dividend income, if any, are recorded at the fair market value of the securities
received. Interest income, which includes accretion of discount and amortization
of premium, is accrued as earned.

--------------------------------------------------------------------------------
EXPENSE OFFSET ARRANGEMENT. The reduction of custodian fees, if applicable, represents earnings on cash balances maintained by the Fund.

--------------------------------------------------------------------------------
SECURITY TRANSACTIONS. Security transactions are recorded on the trade date.
Realized gains and losses on securities sold are determined on the basis of identified cost.

--------------------------------------------------------------------------------
OTHER. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of
assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
2. SHARES OF BENEFICIAL INTEREST
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest
were as follows:

                                                    YEAR ENDED DECEMBER 31,
2003        YEAR ENDED DECEMBER 31, 2002 1
                                                        SHARES
AMOUNT              SHARES            AMOUNT
-----------------------------------------------------------------------------------------------------------------------
NON-SERVICE SHARES

Sold                                                 2,968,658      $
42,421,336           3,369,152      $ 47,017,452
Dividends and/or distributions reinvested            1,109,495
13,791,025           1,834,820        27,100,305
Redeemed                                            (5,419,511)
(74,334,964)         (8,852,327)     (120,305,980)

-------------------------------------------------------------------
Net decrease                                        (1,341,358)
$(18,122,603)         (3,648,355)     $(46,188,223)

===================================================================

-----------------------------------------------------------------------------------------------------------------------
SERVICE SHARES
Sold                                                 1,500,492      $
21,676,028             205,258      $  2,669,841
Dividends and/or distributions reinvested                7,012
86,954                  --                --
Redeemed                                               (88,818)
(1,231,517)            (29,698)         (382,435)

-------------------------------------------------------------------
Net increase                                         1,418,686      $
20,531,465             175,560      $  2,287,406

===================================================================

1. For the year ended December 31, 2002, for Non-Service shares and for the period from May 1, 2002 (inception of offering) to December 31, 2002, for
Service shares.

--------------------------------------------------------------------------------
3. PURCHASES AND SALES OF SECURITIES
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2003, were
$1,285,127,765 and $1,199,348,827, respectively.

--------------------------------------------------------------------------------
4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES
MANAGEMENT FEES. Management fees paid to the Manager were in accordance with the
investment advisory agreement with the Trust which provides for a fee at an annual rate of 0.75% of the first $200 million of average annual net assets,
0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million and 0.60% of average annual net assets over $800 million.

--------------------------------------------------------------------------------
TRANSFER AGENT FEES. OppenheimerFunds Services (OFS), a division of the
Manager,
acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS a per account fee. For the year ended December 31, 2003, the Fund paid
$10,148 to OFS for services to the Fund.
   Additionally, funds offered in variable annuity separate accounts are subject
to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Fund is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.

   OFS has voluntarily agreed to limit transfer and shareholder servicing agent
fees up to an annual rate of 0.35% of average net assets of the Fund. This undertaking may be amended or withdrawn at any time.

--------------------------------------------------------------------------------
DISTRIBUTION AND SERVICE PLAN FOR SERVICE SHARES. The Fund has adopted a
Distribution and Service Plan for Service shares to pay OppenheimerFunds
Distributor, Inc., the Distributor, for distribution-related services for the
Fund's Service shares. Under the Plan, payments are made quarterly at an annual
rate of up to 0.25% of the average annual net assets of the Service shares of the Fund. Fees incurred by the Fund under the plan are detailed in the
Statement
of Operations.

--------------------------------------------------------------------------------
5. FOREIGN CURRENCY CONTRACTS
A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign
currency contracts to settle specific purchases or sales of securities denominated in a foreign currency and for protection from adverse exchange rate
fluctuation. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.
   The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using prevailing foreign currency exchange rates.
Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations with the change in unrealized appreciation
or
depreciation.
   The Fund may realize a gain or loss upon the closing or settlement of the foreign transaction. Contracts closed or settled with the same broker are recorded as net realized gains or losses. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of
Operations.
   As of December 31, 2003, the Fund had no outstanding foreign currency contracts.

--------------------------------------------------------------------------------
6. FUTURES CONTRACTS
A futures contract is a commitment to buy or sell a specific amount of a commodity or financial instrument at a negotiated price on a stipulated future date. Futures contracts are traded on a commodity exchange. The Fund may buy
and
sell futures contracts that relate to broadly based securities indices
"financial futures" or debt securities "interest rate futures" in order to gain
exposure to or protection from changes in market value of stock and bonds or interest rates. The Fund may also buy or write put or call options on these futures contracts.
   The Fund generally sells futures contracts as a hedge against increases in interest rates and decreases in market value of portfolio securities. The Fund may also purchase futures contracts to gain exposure to market changes as it may
be more efficient or cost effective than actually buying fixed income securities.
   Upon entering into a futures contract, the Fund is required to deposit either
cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed
or has expired.
   Cash held by the broker to cover initial margin requirements on open futures
contracts is noted in the Statement of Assets and Liabilities. Securities held in collateralized accounts to cover initial margin requirements on open futures
contracts are noted in the Statement of Investments. The Statement of Assets
and
Liabilities reflects a receivable and/or payable for the daily mark to market for variation margin. Realized gains and losses are reported on the Statement of
Operations as closing and expiration of futures contracts. The net change in unrealized appreciation and depreciation is reported on the Statement of
Operations.
   Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market and that a change in the value
of the contract or option may not correlate with changes in the value of the underlying securities.

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
6. FUTURES CONTRACTS Continued
As of December 31, 2003, the Fund had outstanding futures contracts as follows:

UNREALIZED
                           EXPIRATION   NUMBER OF     VALUATION AS OF
APPRECIATION
CONTRACT DESCRIPTION            DATES   CONTRACTS   DECEMBER 31, 2003
(DEPRECIATION)
-------------------------------------------------------------------------------------
CONTRACTS TO PURCHASE

U.S. Long Bonds               3/22/04         157         $17,162,063
$ 90,247
U.S. Treasury Nts., 10 yr.    3/22/04         225          25,259,766
465,375

--------

555,622

--------
CONTRACTS TO SELL
U.S. Treasury Nts., 2 yr.     3/30/04          90
19,264,219          (3,479)
U.S. Treasury Nts., 5 yr.     3/22/04         149          16,632,125
(69,652)

--------

(73,131)

--------

$482,491

========

--------------------------------------------------------------------------------
7. OPTION ACTIVITY
The Fund may buy and sell put and call options, or write put and covered call options on portfolio securities in order to produce incremental earnings or protect against changes in the value of portfolio securities.
   The Fund generally purchases put options or writes covered call options to hedge against adverse movements in the value of portfolio holdings. When an option is written, the Fund receives a premium and becomes obligated to sell
or
purchase the underlying security at a fixed price, upon exercise of the option.
   Options are valued daily based upon the last sale price on the principal exchange on which the option is traded and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss upon the expiration or closing of the option transaction. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written
put option, or the cost of the security for a purchased put or call option is adjusted by the amount of premium received or paid.
   Securities designated to cover outstanding call options are noted in the
Statement of Investments where applicable. Shares subject to call, expiration date, exercise price, premium received and market value are detailed in a note to the Statement of Investments. Options written are reported as a liability in
the Statement of Assets and Liabilities. Realized gains and losses are reported
in the Statement of Operations.
   The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if
the market price of the security decreases and the option is exercised. The risk
in buying an option is that the Fund pays a premium whether or not the option is
exercised. The Fund also has the additional risk of not being able to enter into
a closing transaction if a liquid secondary market does not exist.

Written option activity for the year ended December 31, 2003 was as follows:

                                                   CALL OPTIONS
                                      -------------------------
                                      NUMBER OF       AMOUNT OF
                                      CONTRACTS        PREMIUMS
---------------------------------------------------------------
Options outstanding as of
December 31, 2002                        12,390      $2,063,251
Options closed or expired                (6,409)     (1,129,063)
Options exercised                          (694)       (188,815)
                                      -------------------------
Options outstanding as of
December 31, 2003                         5,287      $  745,373
                                      =========================

--------------------------------------------------------------------------------
8. TOTAL RETURN SWAP CONTRACTS
The Fund may enter into a total return swap transaction to maintain a total return on a particular investment, or portion of its portfolio, or for other non-speculative purposes. Because the principal amount is not exchanged, it represents neither an asset nor a liability to either counterparty, and is referred to as notional. The Fund records an increase or decrease to interest income, in the amount due to or owed by the Fund at termination or settlement.
Total return swaps are subject to risks (if the counterparty fails to meet its obligations).

As of December 31, 2003, the Fund had entered into the following total return swap agreements:

                                             PAID BY             RECEIVED BY
SWAP                   NOTIONAL          THE FUND AT             THE FUND
AT   TERMINATION      UNREALIZED
COUNTERPARTY             AMOUNT    DECEMBER 31, 2003       DECEMBER 31,
2003          DATE    APPRECIATION
----------------------------------------------------------------------------------------------------------

                                                       Value of total return
                                     One-Month LIBOR      of Lehman Brothers
Deutsche Bank AG     $8,704,000                 Flat              CMBS
Index       6/30/04          $7,964

--------------------------------------------------------------------------------
9. ILLIQUID SECURITIES
As of December 31, 2003, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available
market or if its valuation has not changed for a certain period of time. The
Fund intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of
December
31, 2003 was $12,194,831, which represents 2.18% of the Fund's net assets.

--------------------------------------------------------------------------------
10. SECURITIES LENDING
The Fund lends portfolio securities from time to time in order to earn additional income. In return, the Fund receives collateral in the form of US
Treasury obligations or cash, against the loaned securities and maintains collateral in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of business of the funds and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned
because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral.
Cash collateral is invested in cash equivalents. As of December 31, 2003, the
Fund had on loan securities valued at approximately $11,172,000. Cash of
$11,372,436 was received as collateral for the loans, and has been invested in approved instruments.

--------------------------------------------------------------------------------
11. BORROWING AND LENDING ARRANGEMENTS
The Fund entered into an "interfund borrowing and lending arrangement" with other funds in the Oppenheimer funds complex, to allow funds to borrow for liquidity purposes. The arrangement was initiated pursuant to exemptive relief granted by the Securities and Exchange Commission (the SEC) to allow these affiliated funds to lend money to, and borrow money from, each other, in an attempt to reduce borrowing costs below those of bank loan facilities. The
SEC's
order requires the Fund's Board of Trustees to adopt operating policies and procedures to administer interfund borrowing and lending. Under the arrangement
the Fund may lend money to other Oppenheimer funds and may borrow from other
Oppenheimer funds at a rate set by the Fund's Board of Trustees, based upon a recommendation by the Manager. The Fund's borrowings, if any, are subject to asset coverage requirements under the Investment Company Act and the provisions
of the SEC order and other applicable regulations. If the Fund borrows money, there is a risk that the loan could be called on one day's notice, in which case
the Fund might have to borrow from a bank at higher rates if a loan were not available from another Oppenheimer fund. If the Fund lends money to another fund, it will be subject to the risk that the other fund might not repay the loan in a timely manner, or at all.
   The Fund had no interfund borrowings or loans outstanding during the year ended or at December 31, 2003.

OPPENHEIMER BOND FUND/VA

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TO THE BOARD OF TRUSTEES AND SHAREHOLDERS OF OPPENHEIMER BOND FUND/VA:

     We have audited the  accompanying  statement of assets and  liabilities  of
Oppenheimer  Bond  Fund/VA,  a series of  Oppenheimer  Variable  Account  Funds, including the statement of investments, as of December 31, 2003, and the related statement of operations  for the year then ended,  the  statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated.  These financial  statements and financial highlights are the responsibility of the Fund's  management.  Our responsibility is to express an opinion on these financial  statements and financial highlights based on our audits.

     We conducted our audits in accordance  with  auditing  standards  generally accepted in the United States of America.  Those standards  require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.  An audit includes  examining,  on a test  basis,  evidence  supporting  the  amounts  and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by  correspondence  with the custodian and brokers;  where replies were not received from brokers,  we performed  other auditing procedures.  An audit also includes assessing the accounting principles used and  significant  estimates made by  management,  as well as evaluating the overall financial statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

     In our opinion,  the financial statements and financial highlights referred to above present fairly,  in all material  respects,  the financial  position of
Oppenheimer  Bond Fund/VA as of December 31, 2003, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the  period  then  ended,  and  the  financial  highlights  for  the  periods indicated,  in conformity with accounting  principles  generally accepted in the
United States of America.

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
February 12, 2004

OPPENHEIMER BOND FUND/VA

STATEMENT OF INVESTMENTS  December 31, 2003
--------------------------------------------------------------------------------

                                     PRINCIPAL    MARKET VALUE
                                        AMOUNT      SEE NOTE 1
---------------------------------------------------------------
ASSET-BACKED SECURITIES--26.0%
---------------------------------------------------------------
AQ Finance NIM Trust, Home
Equity Collateralized Mtg.
Obligations, Series 2002-1,
Cl. Note, 9.50%, 6/25/32 1        $     79,630    $     79,630
---------------------------------------------------------------
Bank One Auto Securitization
Trust, Automobile Receivables,
Series 2003-1, Cl. A2,
1.29%, 8/21/06                       3,640,000       3,639,155
---------------------------------------------------------------
BMW Vehicle Owner Trust,
Automobile Loan Certificates,
Series 2003-A, Cl. A2,
1.45%, 11/25/05 1                    5,733,623       5,742,939
---------------------------------------------------------------
Capital Auto Receivables Asset
Trust, Automobile Mtg.-Backed
Nts., Series 2002-4, Cl. A2B,
1.74%, 1/17/05 1                     1,753,792       1,756,488
---------------------------------------------------------------
Caterpillar Financial Asset Trust,
Equipment Loan Pass-Through
Certificates, Series 2003-A,
Cl. A2, 1.25%, 10/25/05              2,990,000       2,991,218
---------------------------------------------------------------
Centex Home Equity Co. LLC,
Home Equity Loan Asset-Backed
Certificates:
Series 2003-B, Cl. AF1,
1.64%, 2/25/18 1                     1,409,540       1,409,169
Series 2003-C, Cl. AF1,
2.14%, 7/25/18                       3,915,755       3,924,853
---------------------------------------------------------------
Chase Funding Mortgage Loan
Asset-Backed Certificates,
Home Equity Mtg. Obligations:
Series 2003-3, Cl. 1A1,
1.199%, 8/25/17 2                    2,190,751       2,191,024
Series 2003-4, Cl. 1A1,
1.24%, 9/25/17 2                     4,821,771       4,822,958
---------------------------------------------------------------
Chase Manhattan Auto Owner
Trust, Automobile Loan
Pass-Through Certificates:
Series 2003-A, Cl. A2,
1.26%, 1/16/06 1                     1,890,000       1,891,239
Series 2003-B, Cl. A2,
1.287%, 3/15/06                      2,330,000       2,330,794
---------------------------------------------------------------
CitiFinancial Mortgage
Securities, Inc., Home Equity
Collateralized Mtg. Obligations:
Series 2002-1, Cl. AF1,
2.474%, 9/25/32                      1,895,922       1,900,607
Series 2003-2, Cl. AF1,
1.219%, 5/25/33 1,2                  2,243,209       2,243,114
Series 2003-3, Cl. AF1,
1.261%, 8/25/33 1,2                  2,979,761       2,979,831

                                     PRINCIPAL    MARKET VALUE
                                        AMOUNT      SEE NOTE 1
---------------------------------------------------------------
ASSET-BACKED SECURITIES Continued
DaimlerChrysler Auto Trust,
Automobile Loan Pass-Through
Certificates:
Series 2002-B, Cl. A2,
2.20%, 4/6/05                     $    865,858    $    867,287
Series 2003-A, Cl. A2,
1.52%, 12/8/05                       6,370,000       6,381,530
Series 2003-B, Cl. A2,
1.61%, 7/8/06                        6,440,000       6,391,056
---------------------------------------------------------------
Ford Credit Auto Owner Trust,
Automobile Loan Pass-Through
Certificates, Series 2002-D, Cl.
A2A, 2.10%, 3/15/05                  2,320,123       2,325,890
---------------------------------------------------------------
Harley-Davidson Motorcycle
Trust, Motorcycle Receivable Nts.:
Series 2002-2, Cl. A1,
1.91%, 4/16/07                       2,929,047       2,939,064
Series 2003-3, Cl. A1,
1.50%, 1/15/08                       5,637,009       5,646,688
---------------------------------------------------------------
Honda Auto Receivables Owner
Trust, Automobile Receivables
Obligations:
Series 2002-3, Cl. A2,
2.26%, 12/18/04                        527,120         527,724
Series 2002-4, Cl. A2,
1.66%, 6/15/05                       1,919,287       1,922,590
Series 2003-2, Cl. A2,
1.34%, 12/21/05                      5,416,000       5,421,520
Series 2003-3, Cl. A2,
1.52%, 4/21/06                       7,070,000       7,081,599
Series 2003-4, Cl. A2,
1.58%, 7/17/06                       5,640,000       5,649,172
---------------------------------------------------------------
Household Automotive Trust,
Automobile Loan Certificates:
Series 2002-2, Cl. A2,
2.15%, 12/19/05                        846,530         848,073
Series 2003-2, Cl. A2,
1.56%, 12/18/06                      2,830,000       2,833,796
---------------------------------------------------------------
Lease Investment Flight Trust,
Collateralized Aviation
Obligations, Series 1A,
Cl. D2, 8%, 7/15/31 1                5,614,047          84,211
---------------------------------------------------------------
Litigation Settlement
Monetized Fee Trust,
Asset-Backed Certificates, Series
2001-1A, Cl. A1, 8.33%, 4/25/31 1    4,591,066       4,523,634
---------------------------------------------------------------
M&I Auto Loan Trust,
Automobile Loan Certificates:
Series 2002-1, Cl. A2,
1.95%, 7/20/05                         159,249         159,414
Series 2002-1, Cl. A3,
2.49%, 10/22/07                      4,300,000       4,337,352
Series 2003-1, Cl. A2,
1.60%, 7/20/06                       4,790,000       4,791,839

STATEMENT OF INVESTMENTS  Continued
---------------------------------------------------------------

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
---------------------------------------------------------------
ASSET-BACKED SECURITIES Continued
---------------------------------------------------------------
MMCA Auto Lease Trust, Auto
Retail Installment Contracts,
Series 2002-A, Cl. A2,
1.29%, 5/16/05 2,3               $   1,202,570    $  1,203,465
---------------------------------------------------------------
MSF Funding LLC, Collateralized
Mtg. Obligations,
Series 2000-1, Cl. C,
8.491%, 7/25/07 1,2                    602,879          90,432
---------------------------------------------------------------
NC Finance Trust, Collateralized
Mtg. Obligations, Series 1999-I,
Cl. ECFD, 8.75%, 12/25/28 1          3,449,128         999,283
---------------------------------------------------------------
Nissan Auto Lease Trust, Auto
Lease Obligations:
Series 2002-A, Cl. A2,
1.86%, 11/15/04 1                    1,852,715       1,854,465
Series 2003-A, Cl. A2,
1.69%, 12/15/05                      3,770,000       3,780,445
---------------------------------------------------------------
Nissan Auto Receivables Owner
Trust, Automobile Receivable
Nts., Series 2003-B, Cl. A2,
1.20%, 11/15/05                      7,240,000       7,242,830
---------------------------------------------------------------
Salomon Smith Barney Auto
Loan Trust, Asset-Backed Auto
Loan Obligations, Series 2002-1,
Cl. A2, 1.83%, 9/15/05 1             2,702,243       2,707,897
---------------------------------------------------------------
Tobacco Settlement Authority,
Asset-Backed Securities,
Series 2001-A, 6.79%, 6/1/10         2,000,000       2,026,580
---------------------------------------------------------------
Toyota Auto Receivables
Owner Trust, Automobile
Mtg.-Backed Obligations:
Series 2002-B, Cl. A3,
3.76%, 6/15/06                       1,755,307       1,778,797
Series 2003-A, Cl. A2,
1.28%, 8/15/05                       6,893,886       6,900,170
Series 2003-B, Cl. A2,
1.43%, 2/15/06                       4,670,000       4,672,417
---------------------------------------------------------------
USAA Auto Owner Trust,
Automobile Loan
Asset-Backed Nts.:
Series 2002-1, Cl. A3,
2.41%, 10/16/06                      2,542,232       2,560,499
Series 2003-1, Cl. A2,
1.22%, 4/17/06                       4,310,000       4,311,645
---------------------------------------------------------------
Volkswagen Auto Lease Trust,
Automobile Lease Asset-Backed
Securities, Series 2002-A, Cl. A2,
1.77%, 2/20/05                       3,850,350       3,856,872

                                     PRINCIPAL    MARKET VALUE
                                        AMOUNT      SEE NOTE 1
---------------------------------------------------------------
ASSET-BACKED SECURITIES Continued
Volkswagen Auto Loan Enhanced
Trust, Automobile
Loan Receivables:
Series 2003-1, Cl. A2,
1.11%, 12/20/05                   $  2,859,000    $  2,857,939
Series 2003-2, Cl. A2,
1.55%, 6/20/06                       3,230,000       3,235,214
---------------------------------------------------------------
Whole Auto Loan Trust,
Automobile Loan Receivables:
Series 2002-1, Cl. A2,
1.88%, 6/15/05                       4,368,668       4,380,554
Series 2003-1, Cl. A2A,
1.40%, 4/15/06                       6,530,000       6,535,675
                                                  -------------
Total Asset-Backed Securities
(Cost $168,606,254)                                161,630,637

---------------------------------------------------------------
MORTGAGE-BACKED OBLIGATIONS--44.1%
---------------------------------------------------------------
GOVERNMENT AGENCY--41.0%
---------------------------------------------------------------
FHLMC/FNMA/SPONSORED--40.9%
Federal Home Loan
Mortgage Corp.:
5%, 1/1/34 4                         4,180,000       4,126,446
7%, 9/1/33-11/1/33                   8,988,642       9,533,275
8%, 4/1/16                           2,273,595       2,440,388
9%, 8/1/22-5/1/25                      609,724         680,631
---------------------------------------------------------------
Federal Home Loan
Mortgage Corp., Gtd.
Mtg. Pass-Through
Participation Certificates,
Series 151, Cl. F, 9%, 5/15/21         118,510         118,710
---------------------------------------------------------------
Federal Home Loan Mortgage
Corp., Gtd. Real Estate Mtg.
Investment Conduit Multiclass
Pass-Through Certificates:
Series 2500, Cl. FD,
1.62%, 3/15/32 2                     1,560,259       1,550,079
Series 2526, Cl. FE,
1.52%, 6/15/29 2                     1,874,556       1,869,225
Series 2551, Cl. FD,
1.52%, 1/15/33 2                     1,625,064       1,631,670
---------------------------------------------------------------
Federal Home Loan Mortgage
Corp., Interest-Only Stripped
Mtg.-Backed Security:
Series 176, Cl. IO, (0.11)%,
6/1/26 5                             2,095,713         350,284
Series 177, Cl. B, (2.489)%,
7/1/26 5                             3,454,129         609,635
Series 183, Cl. IO, 3.34%,
4/1/27 5                             3,331,373         567,302
Series 184, Cl. IO, 0.119%,
12/1/26 5                            3,298,796         555,681
Series 206, Cl. IO,
(20.375)%, 12/15/29 5                2,413,313         436,509
---------------------------------------------------------------
Federal Home Loan Mortgage
Corp., Structured Pass-Through
Securities, Collateralized
Mtg. Obligations:
Series H006, Cl. A1,
1.724%, 4/15/08                      1,085,794       1,084,950
Series T-42, Cl. A2,
5.50%, 2/25/42                         689,347         701,174

                                     PRINCIPAL    MARKET VALUE
                                        AMOUNT      SEE NOTE 1
---------------------------------------------------------------
FHLMC/FNMA/SPONSORED Continued
Federal National Mortgage Assn.:
5%, 1/1/34 4                      $ 15,661,000    $ 15,499,504
5.50%, 1/14/34 4                    23,671,000      23,981,682
6.50%, 3/1/11                           83,119          88,206
6.50%, 1/25/34 4                    63,617,000      66,539,438
7%, 11/1/25-11/1/33                  5,180,211       5,494,532
7%, 7/1/32-1/25/34 4                99,912,485     105,814,097
7.50%, 1/1/08-1/1/26                   295,280         316,262
8%, 5/1/17                              83,792          91,685
8.50%, 7/1/32                          622,881         672,657
---------------------------------------------------------------
Federal National Mortgage Assn.,
Collateralized Mtg. Obligations,
Gtd. Real Estate Mtg. Investment
Conduit Pass-Through
Certificates:
Trust 131, Cl. G, 8.75%, 11/25/05      115,581         119,734
Trust 2002-77, Cl. WF,
1.52%, 12/18/32 2                    2,821,091       2,829,867
---------------------------------------------------------------
Federal National Mortgage Assn.,
Gtd. Real Estate Mtg. Investment
Conduit Pass-Through Certificates:
Trust 1989-17, Cl. E,
10.40%, 4/25/19                        177,174         195,041
Trust 2003-81, Cl. PA, 5%, 2/25/12   1,337,450       1,369,880
---------------------------------------------------------------
Federal National Mortgage Assn.,
Gtd. Real Estate Mtg. Investment
Conduit Pass-Through Certificates
Interest-Only Stripped
Mtg.-Backed Security:
Trust 2002-47, Cl. NS,
24.442%, 4/25/32 5                   4,893,182         502,366
Trust 2002-51, Cl. S,
24.442%, 8/25/32 5                   4,491,956         456,936
---------------------------------------------------------------
Federal National Mortgage Assn.,
Interest-Only Stripped
Mtg.-Backed Security:
Trust 2002-52, Cl. SD,
6.90%, 9/25/32 5                     6,095,415         559,280
Trust 222, Cl. 2,
(2.144)%, 6/1/23 5                   4,413,900         828,985
Trust 240, Cl. 2,
(4.52)%, 9/1/23 5                    6,932,091       1,281,602
Trust 252, Cl. 2,
(6.48)%, 11/1/23 5                   4,792,933         960,888
Trust 273, Cl. 2,
(0.977)%, 7/1/26 5                   1,517,334         256,177
Trust 303, Cl. IO,
(17.835)%, 11/1/29 5                   990,881         183,901
                                                  -------------
                                                   254,298,679

---------------------------------------------------------------
GNMA/GUARANTEED--0.1%
Government National
Mortgage Assn.:
7%, 1/15/09-5/15/09                    108,282         116,215
8.50%, 8/15/17-12/15/17                761,221         844,932
                                                  -------------
                                                       961,147

                                     PRINCIPAL    MARKET VALUE
                                        AMOUNT      SEE NOTE 1
---------------------------------------------------------------
PRIVATE--3.1%
---------------------------------------------------------------
COMMERCIAL--1.7%
Asset Securitization Corp.,
Commercial Mtg. Pass-Through
Certificates, Series 1996-MD6,
Cl. A3, 7.361%, 11/13/29 2        $  1,200,000    $  1,352,373
---------------------------------------------------------------
Asset Securitization Corp.,
Interest-Only Stripped
Mtg.-Backed Security
Collateralized Mtg. Obligations,
Series 1997-D4, Cl. PS1,
8.347%, 4/14/29 5                   48,836,513       2,214,775
---------------------------------------------------------------
Capital Lease Funding
Securitization LP, Interest-Only
Corporate-Backed Pass-Through
Certificates, Series 1997-CTL1,
9.929%, 6/22/24 3,5                 26,528,861       1,002,940
---------------------------------------------------------------
Commercial Mortgage
Acceptance Corp., Commercial
Mtg. Obligations, Series 1996-C1,
Cl. D, 7.699%, 12/25/20 1,2            438,622         439,751
---------------------------------------------------------------
DLJ Commercial Mortgage Corp.,
Commercial Mtg. Pass-Through
Certificates, Series 1999-STF1,
Cl. B6, 7/5/08 1,6                  34,282,670          34,283
---------------------------------------------------------------
DLJ Mortgage Acceptance Corp.,
Commercial Mtg. Obligations,
Series 1996-CF1, Cl. A3,
8.033%, 3/13/28 2                    2,000,000       2,152,815
---------------------------------------------------------------
Lehman Brothers Commercial
Conduit Mortgage Trust,
Interest-Only Stripped
Mtg.-Backed Security, Series
1998-C1, Cl. IO, 6.928%,
2/18/28 5                           22,265,016         788,925
---------------------------------------------------------------
Lehman Structured Securities Corp.,
Collateralized Mtg. Obligations,
Series 2002-GE1, Cl. A,
2.514%, 7/26/24 1                      614,746         585,495
---------------------------------------------------------------
Salomon Brothers Mortgage
Securities VII, Inc., Interest-
Only Commercial Mtg. Pass-Through
Certificates, Series 1999-C1,
Cl. X, 10.299%, 5/18/32 5          403,139,867       1,899,474
                                                  -------------
                                                    10,470,831

---------------------------------------------------------------
OTHER--0.3%
CIT Equipment Collateral,
Equipment Receivable-Backed
Nts., Series 2003-EF1, Cl. A2,
1.49%, 12/20/05                      1,740,000       1,740,845
---------------------------------------------------------------
Salomon Brothers Mortgage
Securities VI, Inc., Interest-Only
Stripped Mtg.-Backed Security,
Series 1987-3, Cl. B,
6.986%, 10/23/17 5                      33,453           8,554

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

                                     PRINCIPAL    MARKET VALUE
                                        AMOUNT      SEE NOTE 1
---------------------------------------------------------------
OTHER Continued
Salomon Brothers Mortgage
Securities VI, Inc., Principal-Only
Stripped Mtg.-Backed Security,
Series1987-3, Cl. A,
11.28%, 10/23/17 7                $     49,510    $     45,483
                                                  -------------
                                                     1,794,882

---------------------------------------------------------------
RESIDENTIAL--1.1%
Structured Asset Securities Corp.,
Collateralized Mtg. Obligations
Pass-Through Certificates,
Series 2002-AL1, Cl. B2,
3.45%, 2/25/32                       3,072,330       2,771,756
---------------------------------------------------------------
Washington Mutual Mortgage
Securities Corp., Collateralized
Mtg. Obligations Pass-Through
Certificates, Series 2003-AR7,
Cl. A1, 1.507%, 8/25/33 2            3,938,227       3,941,213
                                                  -------------
                                                     6,712,969
                                                  -------------
Total Mortgage-Backed
Obligations (Cost $272,178,638)                    274,238,508

---------------------------------------------------------------
U.S. GOVERNMENT OBLIGATIONS--19.8%
---------------------------------------------------------------
Federal Home Loan Mortgage
Corp. Unsec. Nts., 6.25%, 7/15/32    2,500,000       2,728,208
---------------------------------------------------------------
Federal National Mortgage
Assn. Unsec. Nts.:
5.25%, 6/15/06                      15,000,000      16,055,160
5.50%, 2/15/06                      21,170,000      22,674,848
6.375%, 6/15/09                     21,500,000      24,340,580
7.25%, 5/15/30 8                     2,705,000       3,313,825
---------------------------------------------------------------
Freddie Mac Unsec. Nts.,
6.875%, 9/15/10                      7,300,000       8,489,980
---------------------------------------------------------------
Tennessee Valley Authority
Bonds, 7.125%, 5/1/30                1,850,000       2,226,523
---------------------------------------------------------------
U.S. Treasury Bonds:
4.25%, 8/15/13                      10,266,000      10,282,046
5.375%, 2/15/31                      4,145,000       4,323,919
5.50%, 8/15/28                       3,265,000       3,401,852
6.125%, 11/15/27                     9,697,000      10,935,646
STRIPS, 2.99%, 2/15/10 9             2,698,000       2,147,818
STRIPS, 3.23%, 2/15/11 9             8,007,000       6,022,161
STRIPS, 3.66%, 2/15/13 9             3,354,000       2,246,912
STRIPS, 4.96%, 2/15/16 9             2,721,000       1,500,637
STRIPS, 5.52%, 11/15/26 9            3,155,000         898,008
---------------------------------------------------------------
U.S. Treasury Nts., 3.25%,
12/15/08                             1,906,000       1,919,552
                                                  -------------

Total U.S. Government
Obligations (Cost $121,953,363)                    123,507,675

---------------------------------------------------------------
FOREIGN GOVERNMENT OBLIGATIONS--0.5%
---------------------------------------------------------------
United Mexican States Nts.,
7.50%, 1/14/12 (Cost $2,635,439)     2,610,000       2,950,605

                                     PRINCIPAL    MARKET VALUE
                                        AMOUNT      SEE NOTE 1
---------------------------------------------------------------
CORPORATE BONDS AND NOTES--34.7%
---------------------------------------------------------------
CONSUMER DISCRETIONARY--8.3%
---------------------------------------------------------------
AUTO COMPONENTS--0.6%
Delphi Corp., 6.55% Nts.,
6/15/06                           $  3,305,000    $  3,548,407
---------------------------------------------------------------
AUTOMOBILES--2.9%
American Honda Finance Corp.,
3.85% Nts., 11/6/08                    815,000         821,542
---------------------------------------------------------------
DaimlerChrysler NA Holding Corp.,
6.40% Nts., 5/15/06                  3,525,000       3,778,786
---------------------------------------------------------------
Ford Motor Co., 8.90% Unsec.
Unsub. Debs., 1/15/32                  880,000         988,981
---------------------------------------------------------------
General Motors Corp., 8.375%
Sr. Unsec. Debs., 7/15/33            5,490,000       6,392,023
---------------------------------------------------------------
Hertz Corp. (The), 7.625%
Sr. Nts., 6/1/12                     5,575,000       6,048,869
                                                  -------------
                                                    18,030,201

---------------------------------------------------------------
HOUSEHOLD DURABLES--0.9%
Beazer Homes USA, Inc.,
8.625% Sr. Unsec. Nts., 5/15/11      1,440,000       1,591,200
---------------------------------------------------------------
D.R. Horton, Inc., 9.375%
Sr. Unsec. Sub. Nts., 3/15/11        1,330,000       1,516,200
---------------------------------------------------------------
Pulte Homes, Inc., 8.375%
Sr. Nts., 8/15/04                      665,000         683,468
---------------------------------------------------------------
Toll Corp., 8.25%
Sr. Sub. Nts., 12/1/11               1,440,000       1,596,600
                                                  -------------
                                                     5,387,468

---------------------------------------------------------------
MEDIA--3.4%
British Sky Broadcasting Group
plc, 8.20% Sr. Unsec. Nts.,
7/15/09                              1,490,000       1,776,281
---------------------------------------------------------------
Liberty Media Corp.,
3.50% Nts., 9/25/06                  1,660,000       1,669,585
---------------------------------------------------------------
News America Holdings, Inc.,
7.75% Sr. Unsec. Debs., 12/1/45      2,340,000       2,776,457
---------------------------------------------------------------
TCI Communications, Inc.,
9.80% Sr. Unsec. Debs., 2/1/12       4,700,000       6,139,986
---------------------------------------------------------------
Time Warner Cos., Inc.,
9.125% Debs., 1/15/13                2,840,000       3,615,201
---------------------------------------------------------------
Time Warner
Entertainment Co. LP:
8.375% Sr. Debs., 3/15/23              505,000         627,723
10.15% Sr. Nts., 5/1/12              1,073,000       1,434,514
---------------------------------------------------------------
Walt Disney Co. (The),
6.75% Sr. Nts., 3/30/06              2,965,000       3,226,555
                                                  -------------
                                                    21,266,302

---------------------------------------------------------------
MULTILINE RETAIL--0.2%
Sears Roebuck Acceptance Corp.,
3.07% Nts., Series VII, 2/25/04 2    1,370,000       1,372,362
---------------------------------------------------------------
SPECIALTY RETAIL--0.3%
Gap, Inc. (The), 6.90%
Nts., 9/15/07                        1,635,000       1,812,806

                                     PRINCIPAL    MARKET VALUE
                                        AMOUNT      SEE NOTE 1
---------------------------------------------------------------
CONSUMER STAPLES--1.4%
---------------------------------------------------------------
FOOD & STAPLES RETAILING--1.4%
Kroger Co. (The),
7.80% Sr. Nts., 8/15/07           $  4,300,000    $  4,910,278
---------------------------------------------------------------
Safeway, Inc., 4.80% Sr.
Unsec. Nts., 7/16/07                 3,980,000       4,134,309
                                                  -------------
                                                     9,044,587

---------------------------------------------------------------
HOUSEHOLD PRODUCTS--0.0%
Styling Technology Corp.,
10.875% Sr. Unsec. Sub.
Nts., 7/1/08 1,6,10                    360,000              --
---------------------------------------------------------------
ENERGY--0.6%
---------------------------------------------------------------
ENERGY EQUIPMENT & SERVICES--0.0%
Ocean Rig Norway AS, 10.25%
Sr. Sec. Nts., 6/1/08                  400,000         378,000
---------------------------------------------------------------
OIL & GAS--0.6%
Petroleos Mexicanos, 9.50%
Sr. Sub. Nts., 9/15/27               1,730,000       2,050,050
---------------------------------------------------------------
PF Export Receivables Master
Trust, 3.748% Sr. Nts.,
Series B, 6/1/13 3                   1,595,000       1,555,643
                                                  -------------
                                                     3,605,693

---------------------------------------------------------------
FINANCIALS--10.1%
---------------------------------------------------------------
CAPITAL MARKETS--0.6%
Credit Suisse First Boston, Inc.
(USA), 6.125% Nts., 11/15/11         3,305,000       3,603,911
---------------------------------------------------------------
COMMERCIAL BANKS--1.5%
Dime Capital Trust I, 9.33%
Capital Securities,
Series A, 5/6/27                     4,848,000       5,940,953
---------------------------------------------------------------
Household Finance Corp., 7%
Nts., 5/15/12                        2,755,000       3,146,786
                                                  -------------
                                                     9,087,739

---------------------------------------------------------------
DIVERSIFIED FINANCIAL SERVICES--2.1%
CIT Group, Inc., 7.75% Sr. Unsec.
Unsub. Nts., 4/2/12                  3,080,000       3,644,542
---------------------------------------------------------------
Citigroup, Inc., 6.625%
Unsec. Sub. Nts., 6/15/32            2,120,000       2,304,226
---------------------------------------------------------------
Franklin Resources, Inc., 3.70%
Nts., 4/15/08                        1,430,000       1,423,634
---------------------------------------------------------------
Merrill Lynch & Co., Inc.,
3.375% Nts., Series B, 9/14/07       2,000,000       2,027,584
---------------------------------------------------------------
Morgan Stanley, 6.60% Nts.,
4/1/12                               3,410,000       3,814,556
                                                  -------------
                                                    13,214,542

---------------------------------------------------------------
INSURANCE--4.6%
AXA, 8.60%
Unsec. Sub. Nts., 12/15/30           2,520,000       3,187,911
---------------------------------------------------------------
Farmers Insurance Exchange,
8.625% Nts., 5/1/24 3                1,800,000       1,886,510

                                     PRINCIPAL    MARKET VALUE
                                        AMOUNT      SEE NOTE 1
---------------------------------------------------------------
INSURANCE Continued
Hartford Financial Services
Group, Inc. (The), 2.375% Nts.,
6/1/06                            $  1,185,000    $  1,179,749
---------------------------------------------------------------
John Hancock Global Funding II:
5% Nts., 7/27/07 3                   4,015,000       4,268,712
7.90% Nts., 7/2/10 3                 2,495,000       2,976,954
---------------------------------------------------------------
Nationwide Financial
Services, Inc., 5.90% Nts.,
7/1/12                               3,185,000       3,329,710
---------------------------------------------------------------
Prudential Holdings LLC,
8.695% Bonds, Series C,
12/18/23 3                           4,640,000       5,744,371
---------------------------------------------------------------
Prudential Insurance Co. of
America, 8.30% Nts., 7/1/25 3        4,875,000       5,979,885
                                                  -------------
                                                    28,553,802

---------------------------------------------------------------
REAL ESTATE--1.3%
EOP Operating LP, 7.75%
Unsec. Nts., 11/15/07                3,595,000       4,124,669
---------------------------------------------------------------
Shopping Center Associates,
6.75% Sr. Unsec. Nts., 1/15/04 3       645,000         645,848
---------------------------------------------------------------
Vornado Realty LP, 5.625%
Sr. Unsec. Unsub. Nts., 6/15/07      3,260,000       3,483,248
                                                  -------------
                                                     8,253,765

---------------------------------------------------------------
HEALTH CARE--1.7%
---------------------------------------------------------------
HEALTH CARE PROVIDERS & SERVICES--1.0%
Aetna, Inc., 7.375% Sr.
Unsec. Nts., 3/1/06                  1,290,000       1,419,975
---------------------------------------------------------------
Cardinal Health, Inc.,
4.45% Nts., 6/30/05                  3,230,000       3,352,540
---------------------------------------------------------------
Health Net, Inc., 8.375%
Sr. Unsec. Unsub. Nts., 4/15/11      1,575,000       1,895,136
                                                  -------------
                                                     6,667,651

---------------------------------------------------------------
PHARMACEUTICALS--0.7%
Wyeth, 5.875% Nts., 3/15/04          4,145,000       4,182,521
---------------------------------------------------------------
INDUSTRIALS--3.6%
---------------------------------------------------------------
AEROSPACE & DEFENSE--1.0%
Boeing Capital Corp.,
7.375% Sr. Nts., 9/27/10             3,260,000       3,752,299
---------------------------------------------------------------
Northrop Grumman Corp.,
7.125% Sr. Nts., 2/15/11             2,210,000       2,559,693
                                                  -------------
                                                     6,311,992

---------------------------------------------------------------
BUILDING PRODUCTS--0.1%
Green Star Products, Inc.,
10.15% Bonds, 6/24/10 3                772,652         793,958
---------------------------------------------------------------
COMMERCIAL SERVICES & SUPPLIES--0.7%
Allied Waste North America, Inc.,
10% Sr. Unsec. Sub. Nts.,
Series B, 8/1/09                     1,390,000       1,508,150
---------------------------------------------------------------
Protection One, Inc./Protection
One Alarm Monitoring, Inc.,
7.375% Sr. Unsec. Nts., 8/15/05 1      300,000         277,500

STATEMENT OF INVESTMENTS  Continued
---------------------------------------------------------------

                                     PRINCIPAL    MARKET VALUE
                                        AMOUNT      SEE NOTE 1
---------------------------------------------------------------
COMMERCIAL SERVICES & SUPPLIES Continued
Safety-Kleen Corp.,
9.25% Sr. Unsec. Nts.,
5/15/09 1,6,10                    $    800,000    $     40,000
---------------------------------------------------------------
Waste Management, Inc.:
7% Sr. Nts., 7/15/28                   920,000         993,219
7.375% Sr. Unsub. Nts., 8/1/10       1,185,000       1,371,120
                                                  -------------
                                                     4,189,989

---------------------------------------------------------------
INDUSTRIAL CONGLOMERATES--1.4%
General Electric Capital Corp.,
6.75% Nts., Series A, 3/15/32        1,110,000       1,232,989
---------------------------------------------------------------
Hutchison Whampoa
International Ltd., 7.45%
Sr. Bonds, 11/24/33 3                1,675,000       1,750,968
---------------------------------------------------------------
Tyco International Group SA,
6.75% Sr. Unsub. Nts., 2/15/11       5,150,000       5,652,125
                                                  -------------
                                                     8,636,082

---------------------------------------------------------------
ROAD & RAIL--0.4%
CSX Corp., 6.25%
Unsec. Nts., 10/15/08                2,012,000       2,207,315
---------------------------------------------------------------
MATERIALS--0.9%
---------------------------------------------------------------
PAPER & FOREST PRODUCTS--0.9%
MeadWestvaco Corp.,
2.75% Nts., 12/1/05                  2,465,000       2,445,287
---------------------------------------------------------------
Weyerhaeuser Co., 5.50%
Unsec. Unsub. Nts., 3/15/05          2,950,000       3,072,006
                                                  -------------
                                                     5,517,293

---------------------------------------------------------------
TELECOMMUNICATION SERVICES--3.5%
---------------------------------------------------------------
DIVERSIFIED TELECOMMUNICATION SERVICES--3.0%
British Telecommunications plc,
7.875% Nts., 12/15/05                2,525,000       2,784,105
---------------------------------------------------------------
Citizens Communications Co.,
9.25% Sr. Nts., 5/15/11              1,885,000       2,232,208
---------------------------------------------------------------
Deutsche Telekom International
Finance BV, 8.50%
Unsub. Nts., 6/15/10                 2,630,000       3,184,856
---------------------------------------------------------------
France Telecom SA:
8.45% Sr. Unsec. Nts., 3/1/06        2,070,000       2,313,560
9.75% Sr. Unsec. Nts., 3/1/31 2      1,150,000       1,533,226
---------------------------------------------------------------
Sprint Capital Corp.,
8.75% Nts., 3/15/32                  3,865,000       4,582,004
---------------------------------------------------------------
Telefonos de Mexico SA,
8.25% Sr. Unsec. Nts., 1/26/06       1,565,000       1,733,363
                                                  -------------
                                                    18,363,322

                                     PRINCIPAL    MARKET VALUE
                                        AMOUNT      SEE NOTE 1
---------------------------------------------------------------
WIRELESS TELECOMMUNICATION SERVICES--0.5%
AT&T Wireless Services, Inc.,
7.50% Sr. Unsec. Nts., 5/1/07     $  2,395,000    $  2,687,243
---------------------------------------------------------------
Rogers Wireless Communications,
Inc., 9.625% Sr. Sec. Nts.,
5/1/11                                 605,000         726,000
                                                  -------------
                                                     3,413,243

---------------------------------------------------------------
UTILITIES--4.6%
---------------------------------------------------------------
ELECTRIC UTILITIES--3.5%
CenterPoint Energy, Inc.,
5.875% Nts., 6/1/08 3                2,425,000       2,528,693
---------------------------------------------------------------
Dominion Resources, Inc.,
8.125% Sr. Unsub. Nts., 6/15/10      3,390,000       4,072,770
---------------------------------------------------------------
DTE Energy Co.,
6.375% Sr. Nts., 4/15/33             2,140,000       2,104,352
---------------------------------------------------------------
MidAmerican Energy Holdings
Co., 5.875% Sr. Nts., 10/1/12        3,750,000       3,938,708
---------------------------------------------------------------
Niagara Mohawk Power Corp.,
5.375% Sr. Unsec. Nts., 10/1/04      1,110,000       1,140,534
---------------------------------------------------------------
Progress Energy, Inc., 6.55%
Sr. Unsec. Nts., 3/1/04              3,720,000       3,747,926
---------------------------------------------------------------
PSEG Energy Holdings, 7.75%
Unsec. Nts., 4/16/07                 1,575,000       1,679,344
---------------------------------------------------------------
South Carolina Electric & Gas Co.,
9% Bonds, 7/15/06                      500,000         576,241
---------------------------------------------------------------
TECO Energy, Inc., 10.50%
Sr. Unsec. Nts., 12/1/07             1,690,000       1,981,525
                                                  -------------
                                                    21,770,093

---------------------------------------------------------------
GAS UTILITIES--1.1%
Kinder Morgan, Inc., 6.50%
Sr. Unsec. Nts., 9/1/12              1,980,000       2,188,589
---------------------------------------------------------------
NiSource Finance Corp.,
7.875% Sr. Unsec. Nts., 11/15/10     3,920,000       4,668,756
                                                  -------------
                                                     6,857,345
                                                  -------------
Total Corporate Bonds and Notes
(Cost $202,679,183)                                216,070,389

                                         UNITS
---------------------------------------------------------------
RIGHTS, WARRANTS AND CERTIFICATES--0.0%
---------------------------------------------------------------
Pathmark Stores, Inc. Wts.,
Exp. 9/19/10 10 (Cost $14,872)           5,408           5,084

                                     PRINCIPAL    MARKET VALUE
                                        AMOUNT      SEE NOTE 1
---------------------------------------------------------------
STRUCTURED NOTES--8.3%
---------------------------------------------------------------
Deutsche Bank AG, COUNTS
Corp. Sec. Credit Linked Nts.,
Series 2003-1, 2.89%,
1/7/05 1,2                        $ 15,300,000    $ 15,082,740
---------------------------------------------------------------
JPMorgan Chase Bank, TRAC-X
NA High Yield T2 Credit Default
Swap Bonds, 6.05%, 3/25/09 3        20,260,000      20,842,475
---------------------------------------------------------------
UBS AG, High Grade Credit
Linked Nts., 2.814%,
12/10/04 1,2                        15,300,000      15,433,875
                                                  -------------
Total Structured Notes
(Cost $50,860,000)                                  51,359,090

---------------------------------------------------------------
JOINT REPURCHASE AGREEMENTS--1.1%
---------------------------------------------------------------
Undivided interest of 3.05% in joint
repurchase agreement (Principal
Amount/Market Value $226,368,000, with a
maturity value of $226,378,061) with DB
Alex Brown LLC, 0.80%, dated 12/31/03,
to be repurchased at $6,893,306 on
1/2/04, collateralized by U.S. Treasury
Nts., 6.75%, 5/31/05, with a value of
$231,043,540
(Cost $6,893,000)                    6,893,000       6,893,000

---------------------------------------------------------------
TOTAL INVESTMENTS, AT VALUE
(COST $825,820,749)                      134.5%    836,654,988
---------------------------------------------------------------
LIABILITIES IN EXCESS OF
OTHER ASSETS                             (34.5)   (214,586,264)
                                  -----------------------------
NET ASSETS                               100.0%   $622,068,724
                                  =============================

FOOTNOTES TO STATEMENT OF INVESTMENTS

1. Identifies issues considered to be illiquid. See Note 8 of Notes to
Financial
Statements.

2. Represents the current interest rate for a variable or increasing rate security.

3. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have
been determined to be liquid under guidelines established by the Board of
Trustees. These securities amount to $51,180,422 or 8.23% of the Fund's net assets as of December 31, 2003.

4. When-issued security to be delivered and settled after December 31, 2003.
See
Note 1 of Notes to Financial Statements.

5. Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes
in prepayment rates than traditional mortgage-backed securities (for example,
GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows. These securities amount to $13,464,214 or 2.16% of the Fund's net assets
as of December 31, 2003.

6. Issue is in default. See Note 1 of Notes to Financial Statements.

7. Principal-Only Strips represent the right to receive the monthly principal payments on an underlying pool of mortgage loans. The value of these securities
generally increases as interest rates decline and prepayment rates rise. The price of these securities is typically more volatile than that of coupon-bearing
bonds of the same maturity. Interest rates disclosed represent current yields based upon the current cost basis and estimated timing of future cash flows.

8. Securities with an aggregate market value of $2,450,148 are held in collateralized accounts to cover initial margin requirements on open futures sales contracts. See Note 6 of Notes to Financial Statements.

9. Zero coupon bond reflects effective yield on the date of purchase.

10. Non-income producing security.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF ASSETS AND LIABILITIES  December 31, 2003
--------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
ASSETS
------------------------------------------------------------------------------------------------------------

Investments, at value (including securities loaned of approximately
$83,699,000)
(cost $825,820,749)--see accompanying
statement                                                 $836,654,988
------------------------------------------------------------------------------------------------------------
Collateral for securities
loaned
85,256,900
------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Investments sold on a when-issued
basis                                                           8,136,933
Interest and principal paydowns
                                                       6,340,909
Futures
margins
95,088
Shares of beneficial interest
sold                                                                   36,604
Swap
contracts
13,850
Other
4,869

-------------
Total
assets
936,540,141

------------------------------------------------------------------------------------------------------------
LIABILITIES
------------------------------------------------------------------------------------------------------------
Bank
overdraft
                   4,027,119
------------------------------------------------------------------------------------------------------------
Return of collateral for securities
loaned                                                       85,256,900
------------------------------------------------------------------------------------------------------------
Payables and other liabilities:
Investments purchased (including $223,515,504 purchased on a when-issued
basis)                 224,135,218
Shares of beneficial interest
redeemed                                                              976,854
Shareholder
reports
33,930
Trustees' compensation
                                                              3,939
Distribution and service plan
fees                                                                    2,390
Transfer and shareholder servicing agent
fees                                                           835
Other
34,232

-------------
Total
liabilities
314,471,417

------------------------------------------------------------------------------------------------------------
NET ASSETS
                                              $622,068,724

=============

------------------------------------------------------------------------------------------------------------
COMPOSITION OF NET ASSETS
------------------------------------------------------------------------------------------------------------
Par value of shares of beneficial
interest                                                         $ 54,454
------------------------------------------------------------------------------------------------------------
Additional paid-in
capital
626,655,275
------------------------------------------------------------------------------------------------------------
Accumulated net investment
income
27,335,903
------------------------------------------------------------------------------------------------------------
Accumulated net realized loss on investments and foreign currency
transactions                  (43,159,908)
------------------------------------------------------------------------------------------------------------
Net unrealized appreciation on
investments                                                       11,183,000

-------------
NET ASSETS
                                                          $622,068,724

=============
------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
------------------------------------------------------------------------------------------------------------
Non-Service Shares:
Net asset value, redemption price per share and offering price per share
(based on net assets of $618,234,033 and 54,117,384 shares of beneficial
interest outstanding)       $11.42
------------------------------------------------------------------------------------------------------------
Service Shares:
Net asset value, redemption price per share and offering price per share
(based on net assets of $3,834,691 and 336,650 shares of beneficial interest
outstanding)            $11.39

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS  For the Year Ended December 31, 2003
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
INVESTMENT INCOME
-------------------------------------------------------------------------------
Interest                                                           $31,883,941
-------------------------------------------------------------------------------
Fee income                                                           1,185,324
-------------------------------------------------------------------------------
Portfolio lending fees                                                  42,988

------------
Total investment income                                             33,112,253

-------------------------------------------------------------------------------
EXPENSES
-------------------------------------------------------------------------------
Management fees                                                      4,954,407
-------------------------------------------------------------------------------
Distribution and service plan fees--Service shares                       9,743
-------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Non-Service shares                                                      10,412
Service shares                                                              24
-------------------------------------------------------------------------------
Shareholder reports                                                     61,119
-------------------------------------------------------------------------------
Trustees' compensation                                                  17,481
-------------------------------------------------------------------------------
Custodian fees and expenses                                             15,127
-------------------------------------------------------------------------------
Other                                                                   53,363

------------
Total expenses                                                       5,121,676
Less reduction to custodian expenses
(11,724)

------------
Net expenses                                                         5,109,952

-------------------------------------------------------------------------------
NET INVESTMENT INCOME                                               28,002,301

-------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS)
-------------------------------------------------------------------------------
Net realized gain (loss) on:
Investments                                                         14,431,139
Closing of futures contracts                                           583,500
Foreign currency transactions
(20,432)

------------
Net realized gain                                                   14,994,207
-------------------------------------------------------------------------------
Net change in unrealized appreciation on:
Investments                                                          1,281,674
Futures contracts                                                    1,044,458

------------
Net change in unrealized appreciation                                2,326,132

-------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS               $45,322,640

============

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENTS OF CHANGES IN NET ASSETS
FINANCIAL HIGHLIGHTS
-----------------------------------------------------------------------------

NON-SERVICE SHARES    YEAR ENDED DECEMBER 31
2003          2002         2001          2000        1999
-----------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING DATA
-----------------------------------------------------------------------------------------------------------------------------------

Net asset value, beginning of period
$11.31        $11.21       $11.25        $11.52      $12.32
-----------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income
..51           .65          .81           .94         .88
Net realized and unrealized gain (loss)
..23           .27          .03          (.29)      (1.06)
Payment from affiliate
--           .01           --            --          --

-------------------------------------------------------------
Total from investment operations
..74           .93          .84           .65        (.18)
-----------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income
(.63)         (.83)        (.88)         (.92)       (.57)
Distributions from net realized gain
--            --           --            --        (.05)

-------------------------------------------------------------
Total dividends and/or distributions to shareholders
(.63)         (.83)        (.88)         (.92)       (.62)
-----------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period
$11.42        $11.31       $11.21        $11.25      $11.52

=============================================================

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN:
-----------------------------------------------------------------------------------------------------------------------------------
Total return at net asset value 1
6.78%         9.02%        7.79%         6.10%      (1.52)%
Total return before payment from affiliate 2
N/A          8.93%         N/A           N/A         N/A

-----------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
-----------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in thousands)
$618,234      $724,787     $693,701      $562,345    $601,064
-----------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)
$691,931      $686,932     $638,820      $557,873    $633,059
-----------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets: 3
Net investment income before payment from affiliate
4.03%         5.91% 2      7.93%         7.94%       7.22%
Net investment income after payment from affiliate
N/A          6.07%         N/A           N/A         N/A
Total expenses                                                          0.73%
4       0.73% 4      0.77% 4       0.76% 4     0.73% 4
-----------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate
101%          157%         186%          260%        256%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
2. The Manager voluntarily reimbursed the Class $1,107,704 from an error in the
calculation of the Fund's net asset value per share.
3. Annualized for periods of less than one full year.
4. Reduction to custodian expenses less than 0.01%.

FINANCIAL HIGHLIGHTS  Continued
-----------------------------------------------------------------------------

SERVICE SHARES    YEAR ENDED DECEMBER 31
2003         2002 1
-----------------------------------------------------------------------------------------
PER SHARE OPERATING DATA
-----------------------------------------------------------------------------------------

Net asset value, beginning of period                              $11.30
$10.46
-----------------------------------------------------------------------------------------
Income from investment operations:
Net investment income
..43         .11
Net realized and unrealized gain
..28         .72
Payment from affiliate
--         .01

-----------------------
Total from investment operations
..71         .84
-----------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income
(.62)         --
Distributions from net realized gain
--          --

-----------------------
Total dividends and/or distributions to shareholders
(.62)         --
-----------------------------------------------------------------------------------------
Net asset value, end of period                                    $11.39
$11.30

=======================

-----------------------------------------------------------------------------------------
TOTAL RETURN:
-----------------------------------------------------------------------------------------
Total return at net asset value 2
6.56%       8.03%
Total return before payment from affiliate 3
N/A        7.94%

-----------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
-----------------------------------------------------------------------------------------
Net assets, end of period (in thousands)                          $3,835
$2,435
-----------------------------------------------------------------------------------------
Average net assets (in thousands)                                 $3,903
$  834
-----------------------------------------------------------------------------------------
Ratios to average net assets: 4
Net investment income before payment from affiliate
3.73%       4.37% 3
Net investment income after payment from affiliate
N/A        5.04%
Total expenses                                                      0.98%
5     0.98% 5,6
-----------------------------------------------------------------------------------------
Portfolio turnover rate                                              101% 157%

1. For the period from May 1, 2002 (inception of offering) to December 31,
2002.
2. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of
Fund shares.
3. The Manager voluntarily reimbursed the Class $3,723 from an error in the calculation of the Fund's net asset value per share.
4. Annualized for periods of less than one full year.
5. Reduction to custodian expenses less than 0.01%.
6. Voluntary waiver of transfer agent fees less than 0.01%.
--------------------------------------------------------------------------------

YEAR ENDED DECEMBER 31,
                                                          2003            2002
------------------------------------------------------------------------------------------------------------------
OPERATIONS
------------------------------------------------------------------------------------------------------------------

Net investment
income                                                                $
28,002,301    $ 40,646,500
------------------------------------------------------------------------------------------------------------------
Net realized gain
(loss)
14,994,207     (14,911,913)
------------------------------------------------------------------------------------------------------------------
Net change in unrealized
appreciation                                                   2,326,132
33,764,082
------------------------------------------------------------------------------------------------------------------
Payment from
affiliate
--       1,111,427

                                -----------------------------
Net increase in net assets resulting from
operations                                   45,322,640      60,610,096

------------------------------------------------------------------------------------------------------------------
DIVIDENDS AND/OR DISTRIBUTIONS TO SHAREHOLDERS
------------------------------------------------------------------------------------------------------------------
Dividends from net investment income:
Non-Service shares

(40,547,869)    (50,820,794)
Service
shares
(196,017)             --

------------------------------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service
shares
(111,087,827)     21,383,866
Service
shares
1,355,244       2,348,380

------------------------------------------------------------------------------------------------------------------
NET ASSETS
------------------------------------------------------------------------------------------------------------------
Total increase
(decrease)
(105,153,829)     33,521,548
------------------------------------------------------------------------------------------------------------------
Beginning of period

727,222,553     693,701,005

-----------------------------
End of period [including accumulated net investment income of $27,335,903 and $40,713,852,
respectively]
$622,068,724    $727,222,553

                  =============================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES
Oppenheimer Bond Fund/VA (the Fund) is a separate series of Oppenheimer
Variable
Account Funds (the Trust), an open-end management investment company registered
under the Investment Company Act of 1940, as amended. The Fund's main investment
objective is to seek a high level of current income. The Trust's investment advisor is OppenheimerFunds, Inc. (the Manager).
   The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment
products. The class of shares designated as Service shares is subject to a distribution and service plan. All classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ by minor amounts due to each class having its own expenses directly attributable to that class.
   The following is a summary of significant accounting policies consistently followed by the Fund.

--------------------------------------------------------------------------------
SECURITIES VALUATION. Securities listed or traded on National Stock Exchanges
or
other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. Securities traded on NASDAQ are valued based on the closing price provided by NASDAQ prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices,
and
if not, at the closing bid price. Securities (including restricted securities)
for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the
Board
of Trustees, or at their fair value. Securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund's assets are valued but after the close of their respective foreign exchanges will be fair valued. Fair value is determined in good faith using consistently applied procedures under the supervision of the
Board of Trustees. Short-term "money market type" debt securities with remaining
maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
STRUCTURED NOTES. The Fund invests in foreign currency-linked structured notes whose market values and redemption prices are linked to foreign currency exchange rates. The Fund also invests in "index-linked" notes whose principal and/or interest payments depend on the performance of an underlying index. The structured notes are leveraged, increasing the volatility of each note's market
value relative to the change in the underlying foreign currency exchange rate
or
underlying index. Fluctuations in value of these securities are recorded as unrealized gains and losses in the accompanying financial statements. The Fund records a realized gain or loss when a structured note is sold or matures. As of
December 31, 2003, the market value of these securities comprised 8.3% of the
Fund's net assets and resulted in unrealized gains of $499,090. The Fund also hedges a portion of the foreign currency exposure generated by these securities,
as discussed in Note 5.

--------------------------------------------------------------------------------
SECURITIES ON A WHEN ISSUED BASIS. Delivery and payment for securities that have
been purchased by the Fund on a when issued basis can take place a month or more
after the trade date. Normally the settlement date occurs within six months after the trade date; however, the Fund may, from time to time, purchase securities whose settlement date extends six months or more beyond trade date.
During this period, such securities do not earn interest, are subject to market
fluctuation and may increase or decrease in value prior to their delivery. The
Fund maintains segregated assets with a market value equal to or greater than the amount of its purchase commitments. The purchase of securities on a when issued basis may increase the volatility of the Fund's net asset value to the extent the Fund executes such purchases while remaining substantially fully invested. As of December 31, 2003, the Fund had entered into net when issued commitments of $215,378,571.
   In connection with its ability to purchase securities on a when issued basis,
the Fund may enter into forward roll transactions with respect to mortgage-related securities. Forward roll transactions require the sale of securities for delivery in the current month, and a simultaneous agreement with
the same counterparty to repurchase similar (same type, coupon

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES Continued
and maturity) but not identical securities on a specified future date. The
Fund
records the incremental difference between the forward purchase and sale of each
forward roll as fee income or realized gain (loss) on investments.
   Risks of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential
of the Fund to receive inferior securities to what was sold to the counterparty
at redelivery; counterparty credit risk; and the potential pay down speed variance between the mortgage-related pools.

--------------------------------------------------------------------------------
SECURITY CREDIT RISK. The Fund invests in high-yield securities, which may be subject to a greater degree of credit risk, market fluctuations and loss of income and principal, and may be more sensitive to economic conditions than lower-yielding, higher-rated fixed-income securities. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of December 31, 2003, securities with an aggregate market value of $74,283, representing 0.01% of the Fund's net assets,
were in default.

--------------------------------------------------------------------------------
FOREIGN CURRENCY TRANSLATION. The Fund's accounting records are maintained in
U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.
   The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains
and
losses in the Fund's Statement of Operations.

--------------------------------------------------------------------------------
JOINT REPURCHASE AGREEMENTS. Pursuant to an Exemptive Order issued by the
Securities and Exchange Commission, the Fund, along with other affiliated funds
advised by the Manager, may transfer uninvested cash balances into joint trading
accounts on a daily basis. Secured by U.S. government securities, these balances
are invested in one or more repurchase agreements. Securities pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal. In the event of default by the other party to the agreement, retention of the collateral may be subject to legal proceedings.

--------------------------------------------------------------------------------
ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to
a
specific class are charged against the operations of that class.

--------------------------------------------------------------------------------
FEDERAL TAXES. The Fund intends to comply with provisions of the Internal
Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders.

The tax components of capital shown in the table below represent distribution requirements the Fund must satisfy under the income tax regulations, losses the
Fund may be able to offset against income and gains realized in future years
and
unrealized appreciation or depreciation of securities and other investments for
federal income tax purposes.

                                                                NET UNREALIZED
                                                                  APPRECIATION
                                                              BASED ON COST OF
                                                                SECURITIES AND
    UNDISTRIBUTED    UNDISTRIBUTED           ACCUMULATED     OTHER INVESTMENTS
    NET INVESTMENT       LONG-TERM                  LOSS    FOR FEDERAL INCOME
    INCOME                    GAIN    CARRYFORWARD 1,2,3          TAX PURPOSES
    --------------------------------------------------------------------------
    $27,335,900                $--           $42,528,767
$10,551,859

1. As of December 31, 2003, the Fund had $39,452,115 of net capital loss carryforward available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2003, details of the capital loss carryforward were as follows:

                              EXPIRING
                              -------------------------
                              2010           39,452,115

2. During the fiscal year December 31, 2003, the Fund utilized $18,880,076 of capital loss carryforward to offset capital gains realized in that fiscal year.
During the fiscal year December 31, 2002, the Fund did not utilize any capital loss carryforwards.
3. As of December 31, 2003, the Fund had $3,076,652 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2012.

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in
which the income or net realized gain was recorded by the Fund. Accordingly, the
following amounts have been reclassified for December 31, 2003. Net assets of the Fund were unaffected by the reclassifications.

                     REDUCTION TO                REDUCTION TO
                      ACCUMULATED             ACCUMULATED NET
                   NET INVESTMENT               REALIZED LOSS
                           INCOME              ON INVESTMENTS
                   ------------------------------------------
                         $636,364                    $636,364

The tax character of distributions paid during the years ended December 31,
2003
and December 31, 2002 was as follows:
                                         YEAR ENDED               YEAR ENDED
                                  DECEMBER 31, 2003        DECEMBER 31, 2002
     -----------------------------------------------------------------------
     Distributions paid from:
     Ordinary income                    $40,743,886             $50,820,794

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for
federal income tax purposes as of December 31, 2003 are noted below. The primary
difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses
or tax realization of financial statement unrealized gain or loss.

                 Federal tax cost of securities             $826,116,978
                 Federal tax cost of other investments       154,869,484
                                                            ------------
                 Total federal tax cost                     $980,986,462
                                                            ============

                 Gross unrealized appreciation              $ 21,330,253
                 Gross unrealized depreciation               (10,778,394)
                                                            ------------
                 Net unrealized appreciation                $ 10,551,859
                                                            ============

--------------------------------------------------------------------------------
TRUSTEES' COMPENSATION. The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. Under the plan, deferred amounts are treated as though
equal dollar amounts had been invested in shares of the Fund or are invested in
other Oppenheimer funds selected by the Trustee. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the Plan.

--------------------------------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. Income and capital gain distributions, if
any, are declared and paid annually.

--------------------------------------------------------------------------------
INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization
of premium, is accrued as earned.

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES Continued
EXPENSE OFFSET ARRANGEMENT. The reduction of custodian fees, if applicable, represents earnings on cash balances maintained by the Fund.

--------------------------------------------------------------------------------
SECURITY TRANSACTIONS. Security transactions are recorded on the trade date.
Realized gains and losses on securities sold are determined on the basis of identified cost.

--------------------------------------------------------------------------------
OTHER. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of
assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.
--------------------------------------------------------------------------------
2. SHARES OF BENEFICIAL INTEREST
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest
were as follows:

                                                YEAR ENDED DECEMBER 31,
2003    YEAR ENDED DECEMBER 31, 2002 1
                                                    SHARES
AMOUNT          SHARES            AMOUNT
--------------------------------------------------------------------------------------------------------------
 NON-SERVICE SHARES

 Sold                                            6,666,784     $
75,024,613      18,951,559     $ 204,469,491
 Dividends and/or distributions reinvested       3,719,988
40,547,869       4,914,970        50,820,794
 Redeemed                                      (20,335,565)
(226,660,309)    (21,695,172)     (233,906,419)

---------------------------------------------------------------
 Net increase (decrease)                        (9,948,793)
$(111,087,827)      2,171,357     $  21,383,866

===============================================================

--------------------------------------------------------------------------------------------------------------
 SERVICE SHARES
 Sold                                              507,273     $
5,712,858         309,112     $   3,377,815
 Dividends and/or distributions reinvested          18,016
196,017              --                --
 Redeemed                                         (404,048)
(4,553,631)        (93,703)       (1,029,435)

---------------------------------------------------------------
 Net increase                                      121,241     $
1,355,244         215,409     $   2,348,380

===============================================================

1. For the year ended December 31, 2002, for Non-Service shares and for the period from May 1, 2002 (inception of offering) to December 31, 2002, for
Service shares.

--------------------------------------------------------------------------------
3. PURCHASES AND SALES OF SECURITIES
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2003, were
$776,630,392 and $855,796,793, respectively.

--------------------------------------------------------------------------------
4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES
MANAGEMENT FEES. Management fees paid to the Manager were in accordance with the
investment advisory agreement with the Trust which provides for a fee at an annual rate of 0.75% of the first $200 million of average annual net assets,
0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million, 0.60% of the next $200 million and 0.50% of average annual net assets over $1 billion.

--------------------------------------------------------------------------------
TRANSFER AGENT FEES. OppenheimerFunds Services (OFS), a division of the
Manager,
acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS a per account fee. For the year ended December 31, 2003, the Fund paid
$10,036 to OFS for services to the Fund.
   Additionally, funds offered in variable annuity separate accounts are subject
to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Fund is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.

   OFS has voluntarily agreed to limit transfer and shareholder servicing agent
fees up to an annual rate of 0.35% of average net assets of the Fund. This undertaking may be amended or withdrawn at any time.

--------------------------------------------------------------------------------
DISTRIBUTION AND SERVICE PLAN FOR SERVICE SHARES. The Fund has adopted a
Distribution and Service Plan for Service shares to pay OppenheimerFunds
Distributor, Inc., the Distributor, for distribution-related services for the
Fund's Service shares. Under the Plan, payments are made quarterly at an annual
rate of up to 0.25% of the average annual net assets of the Service shares of the Fund. Fees incurred by the Fund under the plan are detailed in the
Statement
of Operations.

--------------------------------------------------------------------------------
5. FOREIGN CURRENCY CONTRACTS
A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign
currency contracts to settle specific purchases or sales of securities denominated in a foreign currency and for protection from adverse exchange rate
fluctuation. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.
   The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using prevailing foreign currency exchange rates.
Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations with the change in unrealized appreciation
or
depreciation.
   The Fund may realize a gain or loss upon the closing or settlement of the foreign transaction. Contracts closed or settled with the same broker are recorded as net realized gains or losses. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of
Operations.
   As of December 31, 2003, the Fund had no outstanding foreign currency contracts.

--------------------------------------------------------------------------------
6. FUTURES CONTRACTS
A futures contract is a commitment to buy or sell a specific amount of a commodity or financial instrument at a negotiated price on a stipulated future date. Futures contracts are traded on a commodity exchange. The Fund may buy
and
sell futures contracts that relate to broadly based securities indices
"financial futures" or debt securities "interest rate futures" in order to gain
exposure to or protection from changes in market value of stock and bonds or interest rates. The Fund may also buy or write put or call options on these futures contracts.
   The Fund generally sells futures contracts as a hedge against increases in interest rates and decreases in market value of portfolio securities. The Fund may also purchase futures contracts to gain exposure to market changes as it may
be more efficient or cost effective than actually buying fixed income securities.
   Upon entering into a futures contract, the Fund is required to deposit either
cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed
or has expired.
   Cash held by the broker to cover initial margin requirements on open futures
contracts is noted in the Statement of Assets and Liabilities. Securities held in collateralized accounts to cover initial margin requirements on open futures
contracts are noted in the Statement of Investments. The Statement of Assets
and
Liabilities reflects a receivable and/or payable for the daily mark to market for variation margin. Realized gains and losses are reported on the Statement of
Operations as closing and expiration of futures contracts. The net change in unrealized appreciation and depreciation is reported on the Statement of
Operations.
   Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market and that a change in the value
of the contract or option may not correlate with changes in the value of the underlying securities.

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
6. FUTURES CONTRACTS Continued
As of December 31, 2003, the Fund had outstanding futures contracts as follows:

UNREALIZED
                               EXPIRATION    NUMBER OF    VALUATION AS
OF          APPRECIATION
CONTRACT DESCRIPTION                DATES    CONTRACTS  DECEMBER 31,
2003         (DEPRECIATION)
-----------------------------------------------------------------------------------------------
CONTRACTS TO PURCHASE

U.S. Long Bonds                   3/22/04          166
$18,145,875             $  87,128
U.S. Treasury Nts., 5 yr.         3/22/04           28
3,125,500                17,176
U.S. Treasury Nts., 10 yr.        3/22/04          435
48,835,547               688,822

---------

               793,126

---------
CONTRACTS TO SELL
U.S. Treasury Nts., 2 yr.         3/30/04          396
84,762,563              (458,214)

                                                                ---------

$ 334,912

=========
--------------------------------------------------------------------------------
7. TOTAL RETURN SWAP CONTRACTS
The Fund may enter into a total return swap transaction to maintain a total return on a particular investment, or portion of its portfolio, or for other non-speculative purposes. Because the principal amount is not exchanged, it represents neither an asset nor a liability to either counterparty, and is referred to as notional. The Fund records an increase or decrease to interest income, in the amount due to or owed by the Fund at termination or settlement.
Total return swaps are subject to risks (if the counterparty fails to meet its obligations).

As of December 31, 2003, the Fund had entered into the following total return swap agreements:

                                            PAID BY             RECEIVED BY
SWAP                  NOTIONAL          THE FUND AT              THE FUND AT
TERMINATION     UNREALIZED
COUNTERPARTY            AMOUNT    DECEMBER 31, 2003        DECEMBER 31,
2003         DATE   APPRECIATION
--------------------------------------------------------------------------------------------------------

                                                       Value of total return
                                          One-Month       of Lehman Brothers
Deutsche Bank AG   $15,136,000           LIBOR Flat               CMBS
Index      6/30/04        $13,850

--------------------------------------------------------------------------------
8. ILLIQUID SECURITIES
As of December 31, 2003, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available
market or if its valuation has not changed for a certain period of time. The
Fund intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of
December
31, 2003 was $58,255,976, which represents 9.36% of the Fund's net assets.

--------------------------------------------------------------------------------
9. SECURITIES LENDING
The Fund lends portfolio securities from time to time in order to earn additional income. In return, the Fund receives collateral in the form of US
Treasury obligations or cash, against the loaned securities and maintains collateral in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of business of the funds and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned
because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral.
Cash collateral is invested in cash equivalents. As of December 31, 2003, the
Fund had on loan securities valued at approximately $83,699,000. Cash of
$85,256,900 was received as collateral for the loans, and has been invested in approved instruments.

--------------------------------------------------------------------------------
10. BORROWING AND LENDING ARRANGEMENTS
The Fund entered into an "interfund borrowing and lending arrangement" with other funds in the Oppenheimer funds complex, to allow funds to borrow for liquidity purposes. The arrangement was initiated pursuant to exemptive relief granted by the Securities and Exchange Commission (the SEC) to allow these affiliated funds to lend money to, and borrow money from, each other, in an attempt to reduce borrowing costs below those of bank loan facilities. The
SEC's
order requires the Fund's Board of Trustees to adopt operating policies and procedures to administer interfund borrowing and lending. Under the arrangement
the Fund may lend money to other Oppenheimer funds and may borrow from other
Oppenheimer funds at a rate set by the Fund's Board of Trustees, based upon a recommendation by the Manager. The Fund's borrowings, if any, are subject to asset coverage requirements under the Investment Company Act and the provisions
of the SEC order and other applicable regulations. If the Fund borrows money, there is a risk that the loan could be called on one day's notice, in which case
the Fund might have to borrow from a bank at higher rates if a loan were not available from another Oppenheimer fund. If the Fund lends money to another fund, it will be subject to the risk that the other fund might not repay the loan in a timely manner, or at all.
   The Fund had no interfund borrowings or loans outstanding during the year ended or at December 31, 2003.

OPPENHEIMER CAPITAL APPRECIATION FUND/VA

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TO THE BOARD OF TRUSTEES AND SHAREHOLDERS OF OPPENHEIMER CAPITAL
APPRECIATION FUND/VA:

We have  audited  the  accompanying  statement  of  assets  and  liabilities  of
Oppenheimer  Capital  Appreciation  Fund/VA,  a series of  Oppenheimer  Variable
Account Funds, including the statement of investments,  as of December 31, 2003, and the related  statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial  highlights for the periods indicated.  These financial statements and financial  highlights are the responsibility of the Fund's  management.  Our responsibility  is to  express  an opinion  on these  financial  statements  and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements and financial highlights are free of material misstatement.  An audit includes  examining,  on a test  basis,  evidence  supporting  the  amounts  and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by  correspondence  with the custodian and brokers;  where replies were not received from brokers,  we performed  other auditing procedures.  An audit also includes assessing the accounting principles used and  significant  estimates made by  management,  as well as evaluating the overall financial statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

     In our opinion,  the financial statements and financial highlights referred to above present fairly,  in all material  respects,  the financial  position of
Oppenheimer Capital Appreciation Fund/VA as of December 31, 2003, the results of its operations  for the year then ended,  the changes in its net assets for each of the two years in the period then ended, and the financial  highlights for the periods indicated,  in conformity with accounting  principles generally accepted in the United States of America.

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
February 12, 2004

OPPENHEIMER CAPITAL APPRECIATION FUND/VA
STATEMENT OF INVESTMENTS  December 31, 2003
--------------------------------------------------------------------------------

                                                   MARKET VALUE
                                        SHARES       SEE NOTE 1
----------------------------------------------------------------
COMMON STOCKS--94.0%
----------------------------------------------------------------
CONSUMER DISCRETIONARY--20.6%
----------------------------------------------------------------
HOTELS, RESTAURANTS & LEISURE--4.3%
Carnival Corp.                         746,400  $    29,654,472
----------------------------------------------------------------
International Game Technology          382,000       13,637,400
----------------------------------------------------------------
Royal Caribbean Cruises Ltd.           882,500       30,702,175
----------------------------------------------------------------
Starwood Hotels & Resorts
Worldwide, Inc.                        110,700        3,981,879
                                                ----------------
                                                     77,975,926

----------------------------------------------------------------
HOUSEHOLD DURABLES--0.4%
Ethan Allen Interiors, Inc.            181,500        7,601,220
----------------------------------------------------------------
MEDIA--13.5%
Clear Channel Communications, Inc.     521,200       24,407,796
----------------------------------------------------------------
Comcast Corp., Cl. A Special,
Non-Vtg. 1                           1,844,700       57,702,216
----------------------------------------------------------------
Cox Communications, Inc., Cl. A 1      150,300        5,177,835
----------------------------------------------------------------
Liberty Media Corp., Cl. A 1           491,000        5,837,990
----------------------------------------------------------------
New York Times Co., Cl. A              202,900        9,696,591
----------------------------------------------------------------
News Corp. Ltd. (The),
Sponsored ADR                          633,300       22,862,130
----------------------------------------------------------------
Omnicom Group, Inc.                    103,300        9,021,189
----------------------------------------------------------------
Time Warner, Inc. 1                  2,185,200       39,311,748
----------------------------------------------------------------
Univision Communications, Inc.,
Cl. A 1                                444,165       17,628,909
----------------------------------------------------------------
Viacom, Inc., Cl. B                  1,264,300       56,109,634
                                                ----------------
                                                    247,756,038

----------------------------------------------------------------
MULTILINE RETAIL--1.4%
Federated Department Stores, Inc.      105,000        4,948,650
----------------------------------------------------------------
Nordstrom, Inc.                         37,900        1,299,970
----------------------------------------------------------------
Target Corp.                           496,000       19,046,400
                                                ----------------
                                                     25,295,020

----------------------------------------------------------------
SPECIALTY RETAIL--1.0%
Abercrombie & Fitch Co., Cl. A 1        71,000        1,754,410
----------------------------------------------------------------
Gap, Inc. (The)                        590,600       13,707,826
----------------------------------------------------------------
Weight Watchers International, Inc. 1   89,500        3,434,115
                                                ----------------
                                                     18,896,351

----------------------------------------------------------------
CONSUMER STAPLES--6.6%
----------------------------------------------------------------
BEVERAGES--3.7%
Anheuser-Busch Cos., Inc.              626,100       32,982,948
----------------------------------------------------------------
Coca-Cola Co. (The)                    167,900        8,520,925
----------------------------------------------------------------
PepsiCo, Inc.                          571,300       26,634,006
                                                ----------------
                                                     68,137,879

----------------------------------------------------------------
FOOD & STAPLES RETAILING--0.9%
Costco Wholesale Corp. 1               193,000        7,175,740
----------------------------------------------------------------
Wal-Mart Stores, Inc.                  172,700        9,161,735
                                                ----------------
                                                     16,337,475

                                                   MARKET VALUE
                                        SHARES       SEE NOTE 1
----------------------------------------------------------------
FOOD PRODUCTS--0.5%
General Mills, Inc.                    215,500  $     9,762,150
----------------------------------------------------------------
HOUSEHOLD PRODUCTS--0.8%
Procter & Gamble Corp. (The)           152,300       15,211,724
----------------------------------------------------------------
PERSONAL PRODUCTS--0.5%
Estee Lauder Cos., Inc. (The), Cl. A   213,100        8,366,306
----------------------------------------------------------------
TOBACCO--0.2%
Altria Group, Inc.                      67,400        3,667,908
----------------------------------------------------------------
ENERGY--5.6%
----------------------------------------------------------------
ENERGY EQUIPMENT & SERVICES--1.5%
BJ Services Co. 1                      253,000        9,082,700
----------------------------------------------------------------
Halliburton Co.                        169,200        4,399,200
----------------------------------------------------------------
Noble Corp. 1                          139,500        4,991,310
----------------------------------------------------------------
Rowan Cos., Inc. 1                     190,100        4,404,617
----------------------------------------------------------------
Schlumberger Ltd.                       33,800        1,849,536
----------------------------------------------------------------
Varco International, Inc. 1            128,100        2,642,703
                                                ----------------
                                                     27,370,066

----------------------------------------------------------------
OIL & GAS--4.1%
Amerada Hess Corp.                      91,500        4,865,055
----------------------------------------------------------------
BP plc, ADR                             96,900        4,782,015
----------------------------------------------------------------
Burlington Resources, Inc.             125,300        6,939,114
----------------------------------------------------------------
ConocoPhillips                          79,300        5,199,701
----------------------------------------------------------------
Encana Corp.                           237,340        9,366,872
----------------------------------------------------------------
Exxon Mobil Corp.                      764,000       31,324,000
----------------------------------------------------------------
TotalFinaElf SA, Sponsored ADR         131,600       12,174,316
                                                ----------------
                                                     74,651,073

----------------------------------------------------------------
FINANCIALS--12.1%
----------------------------------------------------------------
COMMERCIAL BANKS--2.1%
Bank of America Corp.                  232,900       18,732,147
----------------------------------------------------------------
Bank One Corp.                         375,400       17,114,486
----------------------------------------------------------------
U.S. Bancorp                            62,500        1,861,250
                                                ----------------
                                                     37,707,883

----------------------------------------------------------------
DIVERSIFIED FINANCIAL SERVICES--7.7%
American Express Co.                   502,800       24,250,044
----------------------------------------------------------------
Citigroup, Inc.                        977,500       47,447,850
----------------------------------------------------------------
Goldman Sachs Group, Inc. (The)         38,300        3,781,359
----------------------------------------------------------------
J.P. Morgan Chase & Co.                251,100        9,222,903
----------------------------------------------------------------
Merrill Lynch & Co., Inc.              226,300       13,272,495
----------------------------------------------------------------
Morgan Stanley                         584,600       33,830,802
----------------------------------------------------------------
Schwab (Charles) Corp.                 874,800       10,357,632
                                                ----------------
                                                    142,163,085

----------------------------------------------------------------
INSURANCE--1.8%
American International Group, Inc.     328,350       21,763,038
----------------------------------------------------------------
Everest Re Group Ltd.                   37,000        3,130,200
----------------------------------------------------------------
XL Capital Ltd., Cl. A                 100,300        7,778,265
                                                ----------------
                                                     32,671,503

STATEMENT OF INVESTMENTS  Continued

                                                   MARKET VALUE
                                        SHARES       SEE NOTE 1
----------------------------------------------------------------
REAL ESTATE--0.5%
Host Marriott Corp. 1                  763,900  $     9,411,248
----------------------------------------------------------------
HEALTH CARE--13.3%
----------------------------------------------------------------
BIOTECHNOLOGY--3.2%
Amgen, Inc. 1                          260,300       16,086,540
----------------------------------------------------------------
Biogen Idec, Inc. 1                    247,500        9,103,050
----------------------------------------------------------------
Celgene Corp. 1                        153,600        6,915,072
----------------------------------------------------------------
Chiron Corp. 1                          48,800        2,781,112
----------------------------------------------------------------
Gilead Sciences, Inc. 1                185,900       10,808,226
----------------------------------------------------------------
Invitrogen Corp. 1                      50,900        3,563,000
----------------------------------------------------------------
Serono SA, ADR                         281,300        4,936,815
----------------------------------------------------------------
Sicor, Inc. 1                          197,000        5,358,400
                                                ----------------
                                                     59,552,215

----------------------------------------------------------------
HEALTH CARE EQUIPMENT & SUPPLIES--3.0%
Applera Corp./Applied
Biosystems Group                       183,400        3,798,214
----------------------------------------------------------------
Medtronic, Inc.                        721,300       35,062,393
----------------------------------------------------------------
Millipore Corp. 1                      261,500       11,257,575
----------------------------------------------------------------
Nektar Therapeutics 1                  120,100        1,634,561
----------------------------------------------------------------
Varian Medical Systems, Inc. 1          58,500        4,042,350
----------------------------------------------------------------
VISX, Inc. 1                             7,800          180,570
                                                ----------------
                                                     55,975,663

----------------------------------------------------------------
HEALTH CARE PROVIDERS & SERVICES--1.3%
Aetna, Inc.                            240,000       16,219,200
----------------------------------------------------------------
Apria Healthcare Group, Inc. 1          57,300        1,631,331
----------------------------------------------------------------
UnitedHealth Group, Inc.                97,600        5,678,368
                                                ----------------
                                                     23,528,899

----------------------------------------------------------------
PHARMACEUTICALS--5.8%
Abbott Laboratories                     58,400        2,721,440
----------------------------------------------------------------
Barr Laboratories, Inc. 1              146,300       11,257,785
----------------------------------------------------------------
Bristol-Myers Squibb Co.               235,100        6,723,860
----------------------------------------------------------------
Dr. Reddy's Laboratories Ltd.,
Sponsored ADR                          141,900        4,491,135
----------------------------------------------------------------
GlaxoSmithKline plc, ADR                96,500        4,498,830
----------------------------------------------------------------
Medicis Pharmaceutical Corp., Cl. A     67,000        4,777,100
----------------------------------------------------------------
Merck & Co., Inc.                       55,800        2,577,960
----------------------------------------------------------------
Perrigo Co.                            354,200        5,568,024
----------------------------------------------------------------
Pfizer, Inc.                           903,700       31,927,721
----------------------------------------------------------------
Roche Holdings AG                      104,534       10,544,262
----------------------------------------------------------------
Teva Pharmaceutical Industries Ltd.,
Sponsored ADR                          366,700       20,795,557
                                                ----------------
                                                    105,883,674

----------------------------------------------------------------
INDUSTRIALS--10.0%
----------------------------------------------------------------
AEROSPACE & DEFENSE--1.9%
Honeywell International, Inc.          394,000       13,171,420

                                                   MARKET VALUE
                                        SHARES       SEE NOTE 1
----------------------------------------------------------------
AEROSPACE & DEFENSE Continued
L-3 Communications Holdings, Inc. 1     17,900  $       919,344
----------------------------------------------------------------
Northrop Grumman Corp.                  84,200        8,049,520
----------------------------------------------------------------
United Technologies Corp.              138,200       13,097,214
                                                ----------------
                                                     35,237,498

----------------------------------------------------------------
AIR FREIGHT & LOGISTICS--1.3%
Expeditors International of
Washington, Inc.                       180,500        6,797,630
----------------------------------------------------------------
FedEx Corp.                            125,200        8,451,000
----------------------------------------------------------------
United Parcel Service, Inc., Cl. B     101,800        7,589,190
                                                ----------------
                                                     22,837,820

----------------------------------------------------------------
BUILDING PRODUCTS--0.1%
York International Corp.                52,400        1,928,320
----------------------------------------------------------------
COMMERCIAL SERVICES & SUPPLIES--1.1%
Dun & Bradstreet Corp. 1               117,700        5,968,567
----------------------------------------------------------------
Waste Management, Inc.                 436,500       12,920,400
                                                ----------------
                                                     18,888,967

----------------------------------------------------------------
INDUSTRIAL CONGLOMERATES--3.9%
3M Co.                                  76,000        6,462,280
----------------------------------------------------------------
General Electric Co.                 1,917,600       59,407,248
----------------------------------------------------------------
Tyco International Ltd.                222,100        5,885,650
                                                ----------------
                                                     71,755,178

----------------------------------------------------------------
MACHINERY--1.1%
Danaher Corp.                           54,100        4,963,675
----------------------------------------------------------------
Dover Corp.                            108,800        4,324,800
----------------------------------------------------------------
Ingersoll-Rand Co., Cl. A              167,100       11,342,748
                                                ----------------
                                                     20,631,223

----------------------------------------------------------------
ROAD & RAIL--0.6%
Canadian National Railway Co.           84,400        5,340,832
----------------------------------------------------------------
Norfolk Southern Corp.                 258,700        6,118,255
                                                ----------------
                                                     11,459,087

----------------------------------------------------------------
INFORMATION TECHNOLOGY--22.2%
----------------------------------------------------------------
COMMUNICATIONS EQUIPMENT--3.1%
Cisco Systems, Inc. 1                1,090,100       26,478,529
----------------------------------------------------------------
Lucent Technologies, Inc. 1          1,552,900        4,410,236
----------------------------------------------------------------
Nokia Oyj, Sponsored ADR             1,514,100       25,739,700
                                                ----------------
                                                     56,628,465

----------------------------------------------------------------
COMPUTERS & PERIPHERALS--2.8%
Dell, Inc. 1                           565,000       19,187,400
----------------------------------------------------------------
EMC Corp. 1                            357,600        4,620,192
----------------------------------------------------------------
International Business Machines Corp.  298,700       27,683,516
----------------------------------------------------------------
Maxtor Corp. 1                          69,200          768,120

                                                   MARKET VALUE
                                        SHARES       SEE NOTE 1
----------------------------------------------------------------
COMPUTERS & PERIPHERALS Continued
Seagate Technology International,
Inc. (Escrow Shares) 1,2,3             325,000  $            --
                                                ----------------
                                                     52,259,228

----------------------------------------------------------------
ELECTRONIC EQUIPMENT & INSTRUMENTS--1.0%
Sanmina-SCI Corp. 1                    689,400        8,693,334
----------------------------------------------------------------
Vishay Intertechnology, Inc. 1         425,900        9,753,110
                                                ----------------
                                                     18,446,444

----------------------------------------------------------------
INTERNET SOFTWARE & SERVICES--1.4%
United Online, Inc. 1                   68,500        1,150,115
----------------------------------------------------------------
Yahoo!, Inc. 1                         525,600       23,741,352
                                                ----------------
                                                     24,891,467

----------------------------------------------------------------
IT SERVICES--1.3%
Accenture Ltd., Cl. A 1                 99,300        2,613,576
----------------------------------------------------------------
First Data Corp.                       180,900        7,433,181
----------------------------------------------------------------
Infosys Technologies Ltd.              117,000       14,267,461
                                                ----------------
                                                     24,314,218

----------------------------------------------------------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT--6.9%
Analog Devices, Inc.                   148,200        6,765,330
----------------------------------------------------------------
Applied Materials, Inc. 1              245,400        5,509,230
----------------------------------------------------------------
ASML Holding NV1                       316,300        6,341,815
----------------------------------------------------------------
ATI Technologies, Inc. 1                97,300        1,471,176
----------------------------------------------------------------
Cypress Semiconductor Corp. 1          595,600       12,722,016
----------------------------------------------------------------
Intel Corp.                          1,346,200       43,347,640
----------------------------------------------------------------
International Rectifier Corp. 1        139,700        6,902,577
----------------------------------------------------------------
LSI Logic Corp. 1                      364,300        3,231,341
----------------------------------------------------------------
National Semiconductor Corp. 1         186,200        7,338,142
----------------------------------------------------------------
STMicroelectronics NV                  207,000        5,591,070
----------------------------------------------------------------
Taiwan Semiconductor
Manufacturing Co. Ltd., ADR            863,392        8,841,134
----------------------------------------------------------------
Texas Instruments, Inc.                600,900       17,654,442
                                                ----------------
                                                    125,715,913

----------------------------------------------------------------
SOFTWARE--5.7%
Adobe Systems, Inc.                    437,400       17,189,820
----------------------------------------------------------------
Cadence Design Systems, Inc. 1         496,700        8,930,666
----------------------------------------------------------------
Intuit, Inc. 1                          84,900        4,492,059
----------------------------------------------------------------
Microsoft Corp.                      2,280,900       62,815,986
----------------------------------------------------------------
Network Associates, Inc. 1             188,900        2,841,056
----------------------------------------------------------------
Veritas Software Corp. 1               245,400        9,119,064
                                                ----------------
                                                    105,388,651

----------------------------------------------------------------
MATERIALS--2.5%
----------------------------------------------------------------
CHEMICALS--2.0%
Air Products & Chemicals, Inc.         175,200        9,255,816
----------------------------------------------------------------
Dow Chemical Co.                       156,100        6,489,077

                                                   MARKET VALUE
                                        SHARES       SEE NOTE 1
----------------------------------------------------------------
CHEMICALS Continued
Ecolab, Inc.                           144,200  $     3,946,754
----------------------------------------------------------------
Praxair, Inc.                          451,600       17,251,120
                                                ----------------
                                                     36,942,767

----------------------------------------------------------------
METALS & MINING--0.5%
Alcoa, Inc.                            249,900        9,496,200
----------------------------------------------------------------
TELECOMMUNICATION SERVICES--0.4%
----------------------------------------------------------------
DIVERSIFIED TELECOMMUNICATION SERVICES--0.4%
Telefonos de Mexico SA,
Sponsored ADR                          212,800        7,028,784
----------------------------------------------------------------
UTILITIES--0.7%
----------------------------------------------------------------
GAS UTILITIES--0.6%
Kinder Morgan Management LLC           273,500       11,749,560
----------------------------------------------------------------
WATER UTILITIES--0.1%
Philadelphia Suburban Corp.             71,250        1,574,625
                                                ----------------
Total Common Stocks
(Cost $1,594,511,969)                             1,725,097,721

----------------------------------------------------------------
OTHER SECURITIES--0.5%
Nasdaq-100 Unit Investment Trust
(Cost $6,838,977)                      242,900        8,856,134

                                     PRINCIPAL
                                        AMOUNT
----------------------------------------------------------------
JOINT REPURCHASE AGREEMENTS--5.7%
Undivided interest of 6.52% in joint
repurchase agreement (Principal Amount/
Market Value $1,603,898,000, with a
maturity value of $1,603,979,086) with
PaineWebber, Inc., 0.91%, dated
12/31/03, to be repurchased at
$104,628,289 on 1/2/04, collateralized
by Federal Home Loan Mortgage Corp.,
5%--5.50%, 9/1/33--11/1/33, with a value
of $405,980,626 and Federal National
Mortgage Assn., 4.50%, 10/1/33, with a
value of $1,234,398,060 (Cost
$104,623,000)                     $104,623,000      104,623,000

----------------------------------------------------------------
TOTAL INVESTMENTS, AT VALUE
(COST $1,705,973,946)                    100.2%   1,838,576,855
----------------------------------------------------------------
LIABILITIES IN EXCESS
OF OTHER ASSETS                           (0.2)      (3,638,304)
                                  ------------------------------
NET ASSETS                               100.0%  $1,834,938,551
                                  ==============================

FOOTNOTES TO STATEMENT OF INVESTMENTS
1. Non-income producing security.
2. Identifies issues considered to be illiquid. See Note 6 of Notes to
Financial
Statements.
3. Received as the result of issuer reorganization. Currently has minimal market
value.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF ASSETS AND LIABILITIES  December 31, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ASSETS

Investments, at value (cost $1,705,973,946)--see accompanying
statement                              $1,838,576,855
--------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Investments
sold
5,619,312
Interest and
dividends
1,459,805
Other
9,388

---------------
Total
assets
1,845,665,360

--------------------------------------------------------------------------------------------------------------------
LIABILITIES
Bank
overdraft
2,440,942
--------------------------------------------------------------------------------------------------------------------
Payables and other liabilities:
Investments
purchased
5,803,071
Shares of beneficial interest redeemed
                                                            2,328,574
Shareholder
reports
57,030
Distribution and service plan fees
                                       50,591
Trustees'
compensation
7,128
Transfer and shareholder servicing agent
fees                                                                 1,667
Other
37,806

---------------
Total
liabilities
10,726,809

--------------------------------------------------------------------------------------------------------------------
NET ASSETS

$1,834,938,551

===============

--------------------------------------------------------------------------------------------------------------------
COMPOSITION OF NET ASSETS
Par value of shares of beneficial interest
                                              $       52,890
--------------------------------------------------------------------------------------------------------------------
Additional paid-in capital
                        2,065,853,562
--------------------------------------------------------------------------------------------------------------------
Accumulated net investment
income
      5,752,602
--------------------------------------------------------------------------------------------------------------------
Accumulated net realized loss on investments and foreign currency
transactions                         (369,323,412)
--------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation on investments and translation of assets and liabilities
denominated in foreign currencies
                                               132,602,909

---------------
NET
ASSETS
                      $1,834,938,551

===============

--------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
Non-Service shares:
Net asset value, redemption price per share and offering price per share
(based on net assets
of $1,715,239,877 and 49,423,613 shares of beneficial interest
outstanding)                                  $34.70
--------------------------------------------------------------------------------------------------------------------
Service shares:
Net asset value, redemption price per share and offering price per share
(based on net assets
of $119,698,674 and 3,466,565 shares of beneficial interest
outstanding)                                     $34.53

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS  For the Year Ended December 31, 2003
--------------------------------------------------------------------------------
INVESTMENT INCOME

Dividends (net of foreign withholding taxes of
$197,252)                             $  15,168,088
---------------------------------------------------------------------------------------------------
Interest
913,839

                                       --------------
Total investment
income
16,081,927

---------------------------------------------------------------------------------------------------
EXPENSES
Management
fees
9,930,998
---------------------------------------------------------------------------------------------------
Distribution and service plan fees--Service
shares                                          119,754
---------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Non-Service shares
                                 10,397
Service
shares
11,601
---------------------------------------------------------------------------------------------------
Shareholder
reports
95,470
---------------------------------------------------------------------------------------------------
Trustees' compensation
                                   38,270
---------------------------------------------------------------------------------------------------
Custodian fees and
expenses
23,894
---------------------------------------------------------------------------------------------------
Other
93,717

             --------------
Total
expenses
10,324,101
Less reduction to custodian
expenses                                                          (770)

                                                        --------------
Net
expenses
10,323,331

---------------------------------------------------------------------------------------------------
NET INVESTMENT
INCOME
5,758,596

---------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain (loss) on:
Investments
(149,729,911)
Foreign currency
transactions
283,516

                                                    --------------
Net realized
loss
(149,446,395)
---------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on:
Investments
557,260,852
Translation of assets and liabilities denominated in foreign
currencies                  1,737,209

--------------
Net change in unrealized appreciation
(depreciation)                                   558,998,061

---------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS                                 $ 415,310,262

                            ==============

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENTS OF CHANGES IN NET ASSETS
-----------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
-----------------------------------------------------------------------------

NON-SERVICE SHARES    YEAR ENDED DECEMBER 31                   2003
2002          2001          2000          1999
-----------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING DATA

Net asset value, beginning of period                         $26.62
$36.58        $46.63        $49.84       $ 36.67
-----------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                           .12
..11           .18           .27           .06
Net realized and unrealized gain (loss)                        8.07
(9.89)        (5.86)          .02         14.68

----------------------------------------------------------------
Total from investment operations                               8.19
(9.78)        (5.68)          .29         14.74
-----------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                           (.11)
(.18)         (.27)         (.06)         (.13)
Distributions from net realized gain
--            --         (4.10)        (3.44)        (1.44)

----------------------------------------------------------------
Total dividends and/or distributions to shareholders           (.11)
(.18)        (4.37)        (3.50)        (1.57)
-----------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $34.70
$26.62        $36.58        $46.63        $49.84

================================================================
-----------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE 1                            30.94%
(26.86)%      (12.58)%       (0.23)%       41.66%

-----------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA

Net assets, end of period (in thousands)                 $1,715,240
$1,338,769    $1,975,345    $2,095,803    $1,425,197
-----------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                        $1,468,297
$1,630,430    $2,000,314    $1,922,099    $1,002,835
-----------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets: 2
Net investment income                                          0.39%
0.35%         0.51%         0.66%         0.21%
Total expenses                                                 0.67% 3
0.66% 3       0.68% 3       0.67% 3       0.70% 3
-----------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate
48%           32%           45%           38%           56%

1. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of
Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS  Continued
-----------------------------------------------------------------------------
SERVICE SHARES    YEAR ENDED DECEMBER 31
2003          2002        2001 1
-----------------------------------------------------------------------------------------------------
PER SHARE OPERATING DATA
-----------------------------------------------------------------------------------------------------

Net asset value, beginning of period
$26.53        $36.56        $31.66
-----------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income
..08           .20            -- 2
Net realized and unrealized gain (loss)
8.02        (10.05)         4.90

------------------------------------
Total from investment operations
8.10         (9.85)         4.90
-----------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income
(.10)         (.18)           --
Distributions from net realized gain
--            --            --

------------------------------------
Total dividends and/or distributions to shareholders
(.10)         (.18)           --
-----------------------------------------------------------------------------------------------------
Net asset value, end of period
$34.53        $26.53        $36.56

====================================
-----------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE 3
30.69%       (27.09)%       15.51%

-----------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                       $119,699
$18,260           $90
-----------------------------------------------------------------------------------------------------
Average net assets (in thousands)                              $ 48,178
$ 6,263           $16
-----------------------------------------------------------------------------------------------------
Ratios to average net assets: 4
Net investment income                                              0.14%
0.26%         0.11%
Total expenses                                                     0.94%
5       0.81% 5,6     0.81% 5
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                                             48%
32%           45%

1. For the period from September 18, 2001 (inception of offering) to December
31, 2001.
2. Less than $0.005 per share.
3. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of
Fund shares.
4. Annualized for periods of less than one full year.
5. Reduction to custodian expenses less than 0.01%.
6. Voluntary waiver of transfer agent fees less than 0.01%.
--------------------------------------------------------------------------------

YEAR ENDED DECEMBER 31,

2003              2002
-----------------------------------------------------------------------------------------------------------------------------
OPERATIONS

Net investment
income
$    5,758,596    $    5,733,438
-----------------------------------------------------------------------------------------------------------------------------
Net realized
loss
(149,446,395)     (179,603,959)
-----------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation
(depreciation)                                           558,998,061
(369,716,665)

---------------------------------
Net increase (decrease) in net assets resulting from
operations                                415,310,262      (543,587,186)

-----------------------------------------------------------------------------------------------------------------------------
DIVIDENDS AND/OR DISTRIBUTIONS TO SHAREHOLDERS
Dividends from net investment income:
Non-Service
shares
             (5,643,286)      (10,120,100)
Service
shares
(84,026)           (1,731)

-----------------------------------------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service
shares
(18,705,242)      (83,859,897)
Service
shares
87,031,915        19,162,943

-----------------------------------------------------------------------------------------------------------------------------
NET ASSETS
Total increase
(decrease)
477,909,623      (618,405,971)
-----------------------------------------------------------------------------------------------------------------------------
Beginning of
period
1,357,028,928     1,975,434,899

---------------------------------
End of period [including accumulated net investment income
of $5,752,602 and $5,696,906,
respectively]
$1,834,938,551    $1,357,028,928

=================================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES
Oppenheimer Capital Appreciation Fund/VA (the Fund) is a separate series of
Oppenheimer Variable Account Funds (the Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek capital appreciation by investing in securities of well-known, established companies. The Trust's investment advisor is OppenheimerFunds, Inc. (the Manager).
   The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment
products. The class of shares designated as Service shares is subject to a distribution and service plan. All classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ by minor amounts due to each class having its own expenses directly attributable to that class.
   The following is a summary of significant accounting policies consistently followed by the Fund.

--------------------------------------------------------------------------------
SECURITIES VALUATION. Securities listed or traded on National Stock Exchanges
or
other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. Securities traded on NASDAQ are valued based on the closing price provided by NASDAQ prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices,
and
if not, at the closing bid price. Securities (including restricted securities)
for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the
Board
of Trustees, or at their fair value. Securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund's assets are valued but after the close of their respective foreign exchanges will be fair valued. Fair value is determined in good faith using consistently applied procedures under the supervision of the
Board of Trustees. Short-term "money market type" debt securities with remaining
maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
FOREIGN CURRENCY TRANSLATION. The Fund's accounting records are maintained in
U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.
   The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains
and
losses in the Fund's Statement of Operations.

--------------------------------------------------------------------------------
JOINT REPURCHASE AGREEMENTS. Pursuant to an Exemptive Order issued by the
Securities and Exchange Commission, the Fund, along with other affiliated funds
advised by the Manager, may transfer uninvested cash balances into joint trading
accounts on a daily basis. Secured by U.S. government securities, these balances
are invested in one or more repurchase agreements. Securities pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal. In the event of default by the other party to the agreement, retention of the collateral may be subject to legal proceedings.

--------------------------------------------------------------------------------
ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to
a
specific class are charged against the operations of that class.

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES Continued
FEDERAL TAXES. The Fund intends to comply with provisions of the Internal
Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders.

The tax components of capital shown in the table below represent distribution requirements the Fund must satisfy under the income tax regulations, losses the
Fund may be able to offset against income and gains realized in future years
and
unrealized appreciation or depreciation of securities and other investments for
federal income tax purposes.

NET UNREALIZED

APPRECIATION

BASED ON COST OF

SECURITIES AND
       UNDISTRIBUTED          UNDISTRIBUTED
ACCUMULATED             OTHER INVESTMENTS
       NET INVESTMENT             LONG-TERM
LOSS            FOR FEDERAL INCOME
       INCOME                          GAIN        CARRYFORWARD
1,2,3                  TAX PURPOSES

--------------------------------------------------------------------------------------------

       $5,752,560                       $--
$360,623,877                  $123,903,415

1. As of December 31, 2003, the Fund had $360,611,657 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2003, details of the capital loss carryforwards were as follows:

                              EXPIRING
                              -------------------------
                              2009         $ 14,552,938
                              2010          152,282,354
                              2011          193,776,365
                                           ------------
                              Total        $360,611,657
                                           ============

2. During the fiscal years ended December 31, 2003 and December 31, 2002, the
Fund did not utilize any capital loss carryforwards.

3. As of December 31, 2003, the Fund had $12,220 of post-October foreign currency losses which were deferred.

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in
which the income or net realized gain was recorded by the Fund. Accordingly, the
following amounts have been reclassified for December 31, 2003. Net assets of the Fund were unaffected by the reclassifications.
                                                     INCREASE TO
                 INCREASE TO                     ACCUMULATED NET
                 ACCUMULATED NET                   REALIZED LOSS
                 INVESTMENT INCOME                ON INVESTMENTS
                 -----------------------------------------------
                 $24,412                                 $24,412

The tax character of distributions paid during the years ended December 31,
2003
and December 31, 2002 was as follows:
                                            YEAR ENDED               YEAR
ENDED
                                     DECEMBER 31, 2003        DECEMBER 31,
2002

--------------------------------------------------------------------------
     Distributions paid from:
     Ordinary income                        $5,727,312
$10,121,831

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for
federal income tax purposes as of December 31, 2003 are noted below. The primary
difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses
or tax realization of financial statement unrealized gain or loss.

                 Federal tax cost of securities           $1,714,673,440
                                                          ==============

                 Gross unrealized appreciation            $  238,995,026
                 Gross unrealized depreciation              (115,091,611)
                                                          --------------
                 Net unrealized appreciation              $  123,903,415
                                                          ==============
--------------------------------------------------------------------------------
TRUSTEES' COMPENSATION. The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. Under the plan, deferred amounts are treated as though
equal dollar amounts had been invested in shares of the Fund or are invested in
other Oppenheimer funds selected by the Trustee. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the Plan.

--------------------------------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. Income and capital gain distributions, if
any, are declared and paid annually.

--------------------------------------------------------------------------------
INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization
of premium, is accrued as earned.

--------------------------------------------------------------------------------
EXPENSE OFFSET ARRANGEMENT. The reduction of custodian fees, if applicable, represents earnings on cash balances maintained by the Fund.

--------------------------------------------------------------------------------
SECURITY TRANSACTIONS. Security transactions are recorded on the trade date.
Realized gains and losses on securities sold are determined on the basis of identified cost.

--------------------------------------------------------------------------------
OTHER. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of
assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
2. SHARES OF BENEFICIAL INTEREST
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest
were as follows:

                                                                 YEAR ENDED
DECEMBER 31, 2003          YEAR ENDED DECEMBER 31, 2002

SHARES            AMOUNT              SHARES            AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
NON-SERVICE SHARES

Sold
11,371,657     $ 330,561,752          13,374,630     $ 416,985,488
Dividends and/or distributions reinvested
223,231         5,643,286             282,921        10,120,100
Redeemed
(12,455,978)     (354,910,280)        (17,368,883)     (510,965,485)

--------------------------------------------------------------------
Net decrease
(861,090)    $ (18,705,242)         (3,711,332)    $ (83,859,897)

====================================================================
------------------------------------------------------------------------------------------------------------------------------------
SERVICE SHARES
Sold
2,961,561     $  92,475,323             733,299     $  20,471,072
Dividends and/or distributions reinvested
3,339            84,026                  48             1,731
Redeemed
(186,681)       (5,527,434)            (47,465)       (1,309,860)

--------------------------------------------------------------------
Net increase
2,778,219     $  87,031,915             685,882     $  19,162,943

====================================================================
--------------------------------------------------------------------------------
3. PURCHASES AND SALES OF SECURITIES
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2003, were
$736,318,474 and $682,956,005, respectively.

NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES
MANAGEMENT FEES. Management fees paid to the Manager were in accordance with the
investment advisory agreement with the Fund which provides for a fee at an annual rate of 0.75% of the first $200 million of average annual net assets,
0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million and 0.60% of average annual net assets over $800 million.

--------------------------------------------------------------------------------
TRANSFER AGENT FEES. OppenheimerFunds Services (OFS), a division of the
Manager,
acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS a per account fee. For the year ended December 31, 2003, the Fund paid
$20,025 to OFS for services to the Fund.

   Additionally, funds offered in variable annuity separate accounts are subject
to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Fund is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
   OFS has voluntarily agreed to limit transfer and shareholder servicing agent
fees up to an annual rate of 0.35% of average net assets of the Fund. This undertaking may be amended or withdrawn at any time.

--------------------------------------------------------------------------------
DISTRIBUTION AND SERVICE PLAN FOR SERVICE SHARES. The Fund has adopted a
Distribution and Service Plan for Service shares to pay OppenheimerFunds
Distributor, Inc., the Distributor, for distribution-related services for the
Fund's Service shares. Under the Plan, payments are made quarterly at an annual
rate of up to 0.25% of the average annual net assets of the Service shares of the Fund.
--------------------------------------------------------------------------------
5. FOREIGN CURRENCY CONTRACTS
A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign
currency contracts to settle specific purchases or sales of securities denominated in a foreign currency and for protection from adverse exchange rate
fluctuation. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.
   The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using prevailing foreign currency exchange rates.
Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations with the change in unrealized appreciation
or
depreciation.
   The Fund may realize a gain or loss upon the closing or settlement of the foreign transaction. Contracts closed or settled with the same broker are recorded as net realized gains or losses. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of
Operations.
   As of December 31, 2003, the Fund had no outstanding foreign currency contracts.

--------------------------------------------------------------------------------
6. ILLIQUID SECURITIES
As of December 31, 2003, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available
market or if its valuation has not changed for a certain period of time. The
Fund intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of
December
31, 2003 was zero.
--------------------------------------------------------------------------------
7. BORROWING AND LENDING ARRANGEMENTS
The Fund entered into an "interfund borrowing and lending arrangement" with other funds in the Oppenheimer funds complex, to allow funds to borrow for liquidity purposes. The arrangement was initiated pursuant to exemptive relief granted by the Securities and Exchange Commission (the SEC) to allow these affiliated funds to lend money to, and borrow money from, each other, in an attempt to reduce borrowing costs below those of bank loan facilities. The
SEC's
order requires the Fund's Board of Trustees to adopt operating policies and procedures to administer interfund borrowing and lending. Under the arrangement
the Fund may lend money to other Oppenheimer funds and may borrow from other
Oppenheimer funds at a rate set by the Fund's Board of Trustees, based upon a recommendation by the Manager. The Fund's borrowings, if any, are subject to asset coverage requirements under the Investment Company Act and the provisions
of the SEC order and other applicable regulations. If the Fund borrows money, there is a risk that the loan could be called on one day's notice, in which case
the Fund might have to borrow from a bank at higher rates if a loan were not available from another Oppenheimer fund. If the Fund lends money to another fund, it will be subject to the risk that the other fund might not repay the loan in a timely manner, or at all.
   The Fund had no interfund borrowings or loans outstanding during the year ended or at December 31, 2003.

OPPENHEIMER GLOBAL SECURITIES FUND/VA

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------
 TO THE BOARD OF TRUSTEES AND SHAREHOLDERS OF OPPENHEIMER GLOBAL SECURITIES
 FUND/VA:

We have  audited  the  accompanying  statement  of  assets  and  liabilities  of
Oppenheimer Global Securities Fund/VA, a series of Oppenheimer  Variable Account
Funds, including the statement of investments,  as of December 31, 2003, and the related  statement of  operations  for the year then ended,  the  statements  of changes in net assets for each of the two years in the period  then  ended,  and the financial  highlights for the periods indicated.  These financial statements and financial  highlights are the responsibility of the Fund's  management.  Our responsibility  is to  express  an opinion  on these  financial  statements  and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements and financial highlights are free of material misstatement.  An audit includes  examining,  on a test  basis,  evidence  supporting  the  amounts  and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by  correspondence  with the custodian and brokers;  where replies were not received from brokers,  we performed  other auditing procedures.  An audit also includes assessing the accounting principles used and  significant  estimates made by  management,  as well as evaluating the overall financial statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

     In our opinion,  the financial statements and financial highlights referred to above present fairly,  in all material  respects,  the financial  position of
Oppenheimer  Global  Securities  Fund/VA as of December 31, 2003, the results of its operations  for the year then ended,  the changes in its net assets for each of the two years in the period then ended, and the financial  highlights for the periods indicated,  in conformity with accounting  principles generally accepted in the United States of America.

/s/DELOITTE & TOUCHE LLP
 DELOITTE & TOUCHE LLP

 Denver, Colorado
 February 12, 2004

OPPENHEIMER GLOBAL SECURITIES FUND/VA
STATEMENT OF INVESTMENTS  December 31, 2003

                                                                 MARKET VALUE
                                                     SHARES        SEE NOTE 1
-------------------------------------------------------------------------------
 COMMON STOCKS--95.4%
-------------------------------------------------------------------------------
 CONSUMER DISCRETIONARY--16.7%
-------------------------------------------------------------------------------
 AUTOMOBILES--1.0%
 Porsche AG, Preferred                               45,562      $ 26,953,268
-------------------------------------------------------------------------------
 HOTELS, RESTAURANTS & LEISURE--1.6%
 International Game Technology                      665,500        23,758,350
-------------------------------------------------------------------------------
 Panera Bread Co., Cl. A 1                          131,100         5,182,383
-------------------------------------------------------------------------------
 Starbucks Corp. 1                                  359,500        11,885,070

----------------
                                                                   40,825,803

-------------------------------------------------------------------------------
 HOUSEHOLD DURABLES--0.8%
 Sharp Corp.                                      1,347,000        21,253,868
-------------------------------------------------------------------------------
 MEDIA--10.0%
 Grupo Televisa SA, Sponsored GDR                   437,699        17,446,682
-------------------------------------------------------------------------------
 JC Decaux SA 1                                     530,684         8,675,146
-------------------------------------------------------------------------------
 Pearson plc                                      2,090,128        23,273,034
-------------------------------------------------------------------------------
 Reed Elsevier plc                                2,157,226        18,044,078
-------------------------------------------------------------------------------
 Singapore Press Holdings Ltd.                    1,471,033        16,370,797
-------------------------------------------------------------------------------
 Sirius Satellite Radio, Inc. 1                  26,291,602        83,081,462
-------------------------------------------------------------------------------
 Societe Television Francaise 1                     378,800        13,225,493
-------------------------------------------------------------------------------
 Television Broadcasts Ltd.                       5,033,832        25,416,845
-------------------------------------------------------------------------------
 Vivendi Universal SA 1                             580,710        14,114,868
-------------------------------------------------------------------------------
 Wolters Kluwer NV                                  782,250        12,234,974
-------------------------------------------------------------------------------
 WPP Group plc                                    1,173,870        11,526,206
-------------------------------------------------------------------------------
 Zee Telefilms Ltd.                               5,167,400        16,994,375

----------------
                                                                  260,403,960

-------------------------------------------------------------------------------
 SPECIALTY RETAIL--3.3%
 Circuit City Stores, Inc./
 Circuit City Group                               1,365,149        13,828,959
-------------------------------------------------------------------------------
 Gap, Inc. (The)                                    561,400        13,030,094
-------------------------------------------------------------------------------
 Hennes & Mauritz AB, B Shares                    1,022,700        24,304,991
-------------------------------------------------------------------------------
 New Dixons Group plc                             9,517,970        23,683,663
-------------------------------------------------------------------------------
 RadioShack Corp.                                   342,500        10,507,900

----------------
                                                                   85,355,607

-------------------------------------------------------------------------------
 CONSUMER STAPLES--7.7%
-------------------------------------------------------------------------------
 BEVERAGES--1.6%
 Companhia de Bebidas das
 Americas, ADR                                      596,715        15,222,200
-------------------------------------------------------------------------------
 Diageo plc                                         446,470         5,874,479
-------------------------------------------------------------------------------
 Fomento Economico Mexicano
 SA de CV, UBD                                    3,065,000        11,313,818
-------------------------------------------------------------------------------
 Grupo Modelo SA de CV,
 Series C                                         4,073,700         9,751,721

----------------
                                                                   42,162,218

                                                                 MARKET VALUE
                                                     SHARES        SEE NOTE 1
-------------------------------------------------------------------------------
 FOOD & STAPLES RETAILING--1.3%
 Boots Group plc                                  1,081,050    $   13,372,530
-------------------------------------------------------------------------------
 Carrefour SA                                       194,580        10,681,270
-------------------------------------------------------------------------------
 Seven-Eleven Japan Co. Ltd.                        347,000        10,523,001

----------------
                                                                   34,576,801

-------------------------------------------------------------------------------
 FOOD PRODUCTS--1.0%
 Cadbury Schweppes plc                            3,512,391        25,795,336
-------------------------------------------------------------------------------
 HOUSEHOLD PRODUCTS--2.7%
 Hindustan Lever Ltd.                             4,613,900        20,700,610
-------------------------------------------------------------------------------
 Reckitt Benckiser plc                            2,119,950        47,969,195

----------------
                                                                   68,669,805

-------------------------------------------------------------------------------
 PERSONAL PRODUCTS--1.1%
 Gillette Co.                                       549,900        20,197,827
-------------------------------------------------------------------------------
 Shiseido Co. Ltd.                                  769,000         9,349,697

----------------
                                                                   29,547,524

-------------------------------------------------------------------------------
 ENERGY--4.5%
-------------------------------------------------------------------------------
 OIL & GAS--4.5%
 BP plc, ADR                                        434,469        21,441,045
-------------------------------------------------------------------------------
 Burlington Resources, Inc.                         171,300         9,486,594
-------------------------------------------------------------------------------
 ChevronTexaco Corp.                                250,872        21,672,832
-------------------------------------------------------------------------------
 Encana Corp.                                       381,417        15,053,021
-------------------------------------------------------------------------------
 ENI SpA                                            584,500        11,029,401
-------------------------------------------------------------------------------
 Husky Energy, Inc.                               1,431,515        25,999,348
-------------------------------------------------------------------------------
 Total SA, B Shares                                  60,960        11,333,871

----------------
                                                                  116,016,112

-------------------------------------------------------------------------------
 FINANCIALS--17.4%
-------------------------------------------------------------------------------
 CAPITAL MARKETS--0.2%
 Northern Trust Corp.                               124,600         5,783,932
-------------------------------------------------------------------------------
 COMMERCIAL BANKS--8.8%
 ABN Amro Holding NV                              1,517,200        35,499,526
-------------------------------------------------------------------------------
 Australia & New Zealand
 Banking Group Ltd.                                 885,850        11,800,405
-------------------------------------------------------------------------------
 Bank One Corp.                                   1,006,039        45,865,318
-------------------------------------------------------------------------------
 ICICI Bank Ltd., Sponsored ADR                   1,870,550        32,136,049
-------------------------------------------------------------------------------
 Resona Holdings, Inc. 1                          6,533,000         8,229,495
-------------------------------------------------------------------------------
 Royal Bank of Scotland Group
 plc (The)                                          978,787        28,840,831
-------------------------------------------------------------------------------
 Societe Generale, Cl. A                            428,820        37,862,465
-------------------------------------------------------------------------------
 Wachovia Corp.                                     639,929        29,814,292

----------------
                                                                  230,048,381

-------------------------------------------------------------------------------
 DIVERSIFIED FINANCIAL SERVICES--3.2%
 3i Group plc                                       957,363        10,582,867
-------------------------------------------------------------------------------
 American Express Co.                               448,000        21,607,040
-------------------------------------------------------------------------------
 Citigroup, Inc.                                    217,566        10,560,654
-------------------------------------------------------------------------------
 Credit Saison Co. Ltd.                             511,900        11,559,186

STATEMENT OF INVESTMENTS  Continued

                                                                 MARKET VALUE
                                                     SHARES        SEE NOTE 1
-------------------------------------------------------------------------------
 DIVERSIFIED FINANCIAL SERVICES Continued
 MBNA Corp.                                         450,750    $   11,201,138
-------------------------------------------------------------------------------
 MLP AG 1                                           377,528         7,428,645
-------------------------------------------------------------------------------
 Schwab (Charles) Corp.                             956,200        11,321,408

----------------
                                                                   84,260,938

-------------------------------------------------------------------------------
 INSURANCE--4.8%
 ACE Ltd.                                           525,871        21,781,577
-------------------------------------------------------------------------------
 Aegon NV                                         1,752,350        25,927,144
-------------------------------------------------------------------------------
 Allianz AG                                         237,130        29,940,317
-------------------------------------------------------------------------------
 Berkshire Hathaway, Inc., Cl. B 1                    7,760        21,844,400
-------------------------------------------------------------------------------
 Everest Re Group Ltd.                              134,400        11,370,240
-------------------------------------------------------------------------------
 Manulife Financial Corp.                           397,413        12,870,369

----------------
                                                                  123,734,047

-------------------------------------------------------------------------------
 THRIFTS & MORTGAGE FINANCE--0.4%
 Fannie Mae                                         123,900         9,299,934
-------------------------------------------------------------------------------
 HEALTH CARE--16.7%
-------------------------------------------------------------------------------
 BIOTECHNOLOGY--3.1%
 Affymetrix, Inc. 1                                 447,300        11,008,053
-------------------------------------------------------------------------------
 Amgen, Inc. 1                                      287,500        17,767,500
-------------------------------------------------------------------------------
 Biogen Idec, Inc. 1                                 64,600         2,375,988
-------------------------------------------------------------------------------
 Genentech, Inc. 1                                   64,700         6,053,979
-------------------------------------------------------------------------------
 Gilead Sciences, Inc. 1                            376,080        21,865,291
-------------------------------------------------------------------------------
 Human Genome Sciences, Inc. 1                      332,200         4,401,650
-------------------------------------------------------------------------------
 Millennium Pharmaceuticals, Inc. 1                 303,700         5,670,079
-------------------------------------------------------------------------------
 Qiagen NV 1                                        882,911        10,847,051

----------------
                                                                   79,989,591

-------------------------------------------------------------------------------
 HEALTH CARE EQUIPMENT & SUPPLIES--1.3%
 Applera Corp./
 Applied Biosystems Group                           535,400        11,088,134
-------------------------------------------------------------------------------
 Essilor International SA                           188,860         9,766,965
-------------------------------------------------------------------------------
 Smith & Nephew plc                               1,438,080        12,080,282

----------------
                                                                   32,935,381

-------------------------------------------------------------------------------
 HEALTH CARE PROVIDERS & SERVICES--2.7%
 Express Scripts, Inc. 1                            173,200        11,505,676
-------------------------------------------------------------------------------
 Fresenius AG, Preference                           200,002        14,001,131
-------------------------------------------------------------------------------
 IMS Health, Inc.                                   560,700        13,939,002
-------------------------------------------------------------------------------
 Oxford Health Plans, Inc. 1                        230,400        10,022,400
-------------------------------------------------------------------------------
 Quest Diagnostics, Inc. 1                          292,300        21,370,053

----------------
                                                                   70,838,262

-------------------------------------------------------------------------------
 PHARMACEUTICALS--9.6%
 Aventis SA                                         290,150        19,177,398
-------------------------------------------------------------------------------
 Chugai Pharmaceutical Co. Ltd.                     802,500        11,539,167
-------------------------------------------------------------------------------
 Eli Lilly & Co.                                    171,300        12,047,529
-------------------------------------------------------------------------------
 Johnson & Johnson                                  340,780        17,604,695

                                                                 MARKET VALUE
                                                     SHARES        SEE NOTE 1
-------------------------------------------------------------------------------
 PHARMACEUTICALS Continued
 Mylan Laboratories, Inc.                           468,600    $   11,836,836
-------------------------------------------------------------------------------
 Novartis AG                                        429,798        19,513,368
-------------------------------------------------------------------------------
 Pfizer, Inc.                                       707,219        24,986,047
-------------------------------------------------------------------------------
 Roche Holdings AG                                  331,076        33,395,376
-------------------------------------------------------------------------------
 Sanofi-Synthelabo SA                               645,659        48,619,820
-------------------------------------------------------------------------------
 Schering-Plough Corp.                              834,000        14,503,260
-------------------------------------------------------------------------------
 Shionogi & Co. Ltd.                              1,353,000        25,199,104
-------------------------------------------------------------------------------
 Teva Pharmaceutical Industries
 Ltd., Sponsored ADR                                186,800        10,593,428

----------------
                                                                  249,016,028

-------------------------------------------------------------------------------
 INDUSTRIALS--5.2%
-------------------------------------------------------------------------------
 AEROSPACE & DEFENSE--3.6%
 Boeing Co.                                         299,800        12,633,572
-------------------------------------------------------------------------------
 Bombardier, Inc., Cl. B                          1,678,300         7,104,121
-------------------------------------------------------------------------------
 Empresa Brasileira de
 Aeronautica SA, ADR                                861,434        30,176,033
-------------------------------------------------------------------------------
 Lockheed Martin Corp.                              254,400        13,076,160
-------------------------------------------------------------------------------
 Northrop Grumman Corp.                             135,100        12,915,560
-------------------------------------------------------------------------------
 Raytheon Co.                                       620,400        18,636,816

----------------
                                                                   94,542,262

-------------------------------------------------------------------------------
 COMMERCIAL SERVICES & SUPPLIES--0.9%
 Rentokil Initial plc                             3,102,419        10,552,219
-------------------------------------------------------------------------------
 Societe BIC SA                                     261,163        12,069,879

----------------
                                                                   22,622,098

-------------------------------------------------------------------------------
 CONSTRUCTION & ENGINEERING--0.3%
 JGC Corp.                                          522,000         5,445,516
-------------------------------------------------------------------------------
 Leighton Holdings Ltd.                             225,823         2,009,428

----------------
                                                                    7,454,944

-------------------------------------------------------------------------------
 INDUSTRIAL CONGLOMERATES--0.4%
 Hutchison Whampoa Ltd.                           1,524,000        11,238,214
-------------------------------------------------------------------------------
 INFORMATION TECHNOLOGY--19.8%
-------------------------------------------------------------------------------
 COMMUNICATIONS EQUIPMENT--5.6%
 Alcatel SA 1                                     1,118,600        14,405,766
-------------------------------------------------------------------------------
 Cisco Systems, Inc. 1                              570,900        13,867,161
-------------------------------------------------------------------------------
 JDS Uniphase Corp. 1                             4,819,500        17,591,175
-------------------------------------------------------------------------------
 Juniper Networks, Inc. 1                           339,700         6,345,596
-------------------------------------------------------------------------------
 QUALCOMM, Inc.                                   1,117,700        60,277,561
-------------------------------------------------------------------------------
 Scientific-Atlanta, Inc.                           336,600         9,189,180
-------------------------------------------------------------------------------
 Telefonaktiebolaget LM Ericsson
 AB, B Shares 1                                  13,818,200        24,773,780

----------------
                                                                  146,450,219

                                                                 MARKET VALUE
                                                     SHARES        SEE NOTE 1
-------------------------------------------------------------------------------
 COMPUTERS & PERIPHERALS--0.5%
 International Business
 Machines Corp.                                     116,217    $   10,770,992
-------------------------------------------------------------------------------
 SanDisk Corp. 1                                     42,800         2,616,792

----------------
                                                                   13,387,784

-------------------------------------------------------------------------------
 ELECTRONIC EQUIPMENT & INSTRUMENTS--1.7%
 Keyence Corp.                                       54,200        11,424,634
-------------------------------------------------------------------------------
 Murata Manufacturing Co. Ltd.                      239,300        12,928,497
-------------------------------------------------------------------------------
 Tandberg ASA 1                                   2,775,250        20,440,604

----------------
                                                                   44,793,735

-------------------------------------------------------------------------------
 INTERNET SOFTWARE & SERVICES--0.5%
 Yahoo Japan Corp. 1                                    900        12,092,936
-------------------------------------------------------------------------------
 IT SERVICES--1.3%
 Amadeus Global Travel
 Distribution SA                                  1,499,101         9,738,093
-------------------------------------------------------------------------------
 Infosys Technologies Ltd.                          197,435        24,076,035

----------------
                                                                   33,814,128

-------------------------------------------------------------------------------
 OFFICE ELECTRONICS--0.4%
 Canon, Inc.                                        221,000        10,290,100
-------------------------------------------------------------------------------
 SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT--3.7%
 Advanced Micro Devices, Inc. 1                   2,046,800        30,497,320
-------------------------------------------------------------------------------
 National Semiconductor Corp. 1                     601,500        23,705,115
-------------------------------------------------------------------------------
 Novellus Systems, Inc. 1                           262,900        11,054,945
-------------------------------------------------------------------------------
 NVIDIA Corp. 1                                     174,900         4,066,425
-------------------------------------------------------------------------------
 Samsung Electronics Co.                             67,240        25,451,313

----------------
                                                                   94,775,118

-------------------------------------------------------------------------------
 SOFTWARE--6.1%
 Amdocs Ltd. 1                                      441,300         9,920,424
-------------------------------------------------------------------------------
 BEA Systems, Inc. 1                                921,800        11,338,140
-------------------------------------------------------------------------------
 Cadence Design Systems, Inc. 1                   3,647,570        65,583,309
-------------------------------------------------------------------------------
 Electronic Arts, Inc. 1                             89,442         4,273,539
-------------------------------------------------------------------------------
 Red Hat, Inc. 1                                    370,500         6,954,285
-------------------------------------------------------------------------------
 Sybase, Inc. 1                                     610,510        12,564,296
-------------------------------------------------------------------------------
 Symantec Corp. 1                                   140,000         4,851,000
-------------------------------------------------------------------------------
 Synopsys, Inc. 1                                   637,486        21,521,527
-------------------------------------------------------------------------------
 Trend Micro, Inc. 1                                560,000        15,022,861
-------------------------------------------------------------------------------
 Veritas Software Corp. 1                           163,200         6,064,512

----------------
                                                                  158,093,893

-------------------------------------------------------------------------------
 MATERIALS--0.5%
-------------------------------------------------------------------------------
 CHEMICALS--0.5%
 International Flavors &
 Fragrances, Inc.                                   336,730        11,758,612

                                                                  MARKET VALUE
                                                     SHARES         SEE NOTE 1
-------------------------------------------------------------------------------
 TELECOMMUNICATION SERVICES--6.4%
-------------------------------------------------------------------------------
 DIVERSIFIED TELECOMMUNICATION SERVICES--2.3%
 France Telecom SA 1                              1,257,828    $   35,951,497
-------------------------------------------------------------------------------
 Tele Norte Leste Participacoes
 SA, Preference                               1,459,595,519        22,979,143

----------------
                                                                   58,930,640

-------------------------------------------------------------------------------
 WIRELESS TELECOMMUNICATION SERVICES--4.1%
 KDDI Corp.                                          11,210        64,224,503
-------------------------------------------------------------------------------
 SK Telecom Co. Ltd.                                 46,540         7,772,942
-------------------------------------------------------------------------------
 SK Telecom Co. Ltd., ADR                           391,100         7,294,015
-------------------------------------------------------------------------------
 Vodafone Group plc                              11,596,840        28,752,736

----------------
                                                                  108,044,196

-------------------------------------------------------------------------------
 UTILITIES--0.5%
-------------------------------------------------------------------------------
 GAS UTILITIES--0.5%
 Hong Kong & China Gas Co. Ltd.                   8,472,000        12,931,269

----------------
 Total Common Stocks
 (Cost $1,885,360,779)                                          2,478,686,944

                                                  PRINCIPAL
                                                     AMOUNT
-------------------------------------------------------------------------------
 NON-CONVERTIBLE CORPORATE BONDS AND NOTES--0.0%

 Hindustan Lever Ltd.,
 9% Sec. Debs., 1/1/05 [INR]
 (Cost $573,468)                                 25,547,400           598,206

-------------------------------------------------------------------------------
 CONVERTIBLE CORPORATE BONDS AND NOTES--0.2%

 Nektar Therapeutics, 3% Cv.
 Unsec. Sub. Debs., 6/30/10 2
 (Cost $3,568,000)                                3,568,000         4,848,020

-------------------------------------------------------------------------------
 JOINT REPURCHASE AGREEMENTS--4.2%

 Undivided interest of 6.74% in joint
 repurchase agreement (Principal Amount/
 Market Value $1,603,898,000, with a
 maturity value of $1,603,979,086) with
 PaineWebber, Inc., 0.91%, dated 12/31/03,
 to be repurchased at $108,116,466 on
 1/2/04, collateralized by Federal Home
 Loan Mortgage Corp., 5%--5.50%,
 9/1/33--11/1/33, with a value of
 $405,980,626 and Federal National
 Mortgage Assn., 4.50%, 10/1/33, with
 a value of $1,234,398,060
 (Cost $108,111,000)                            108,111,000       108,111,000

-------------------------------------------------------------------------------
 TOTAL INVESTMENTS, AT VALUE
 (COST $1,997,613,247)                                 99.8%    2,592,244,170
-------------------------------------------------------------------------------
 OTHER ASSETS
 NET OF LIABILITIES                                     0.2         4,822,027

--------------------------------
 NET ASSETS                                           100.0%   $2,597,066,197

================================
STATEMENT OF INVESTMENTS  Continued

FOOTNOTES TO STATEMENT OF INVESTMENTS
Principal amount is reported in U.S. Dollars, except for those denoted in the following currency:
 INR   Indian Rupee
1. Non-income producing security.
2. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have
been determined to be liquid under guidelines established by the Board of
Trustees. These securities amount to $4,848,020 or 0.19% of the Fund's net assets as of December 31, 2003.

DISTRIBUTION OF INVESTMENTS REPRESENTING GEOGRAPHIC HOLDINGS, AS A PERCENTAGE
OF
TOTAL INVESTMENTS AT VALUE, IS AS FOLLOWS:

         GEOGRAPHIC HOLDINGS                      MARKET VALUE      PERCENT
         ------------------------------------------------------------------
         United States                          $1,124,379,033         43.4%
         Great Britain                             281,788,501         10.9
         France                                    235,884,438          9.1
         Japan                                     229,082,565          8.8
         India                                      94,505,275          3.7
         The Netherlands                            84,508,695          3.3
         Germany                                    78,323,361          3.0
         Brazil                                     68,377,376          2.6
         Canada                                     61,026,859          2.4
         Switzerland                                52,908,744          2.0
         Hong Kong                                  49,586,328          1.9
         Sweden                                     49,078,771          1.9
         Korea, Republic of South                   40,518,270          1.6
         Mexico                                     38,512,221          1.5
         Bermuda                                    21,781,577          0.8
         Norway                                     20,440,604          0.8
         Singapore                                  16,370,797          0.6
         Australia                                  13,809,833          0.5
         Italy                                      11,029,401          0.4
         Israel                                     10,593,428          0.4
         Spain                                       9,738,093          0.4
                                                ---------------------------
         Total                                  $2,592,244,170        100.0%
                                                ===========================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF ASSETS AND LIABILITIES  December 31, 2003

--------------------------------------------------------------------------------
ASSETS

 Investments, at value (cost $1,997,613,247)--see accompanying
statement          $2,592,244,170
--------------------------------------------------------------------------------------------------
 Receivables and other assets:
 Shares of beneficial interest sold
                                        5,978,095
 Interest and
dividends
2,482,206
 Investments
sold
1,202,338

Other
11,066

----------------
 Total assets
                       2,601,917,875

--------------------------------------------------------------------------------------------------
 LIABILITIES

 Bank
overdraft
4,622
--------------------------------------------------------------------------------------------------
 Payables and other liabilities:
 Shares of beneficial interest
redeemed                                                3,589,235
 Foreign capital gains taxes
                                                      979,395
 Distribution and service plan
fees                                                       85,813
 Shareholder
reports
48,768
 Trustees'
compensation
12,174
 Transfer and shareholder servicing agent
fees                                             2,501
 Other
                           129,170

----------------
 Total
liabilities
4,851,678

--------------------------------------------------------------------------------------------------
 NET
ASSETS
$2,597,066,197

   ================

--------------------------------------------------------------------------------------------------
 COMPOSITION OF NET ASSETS

 Par value of shares of beneficial
interest                                       $      103,561
--------------------------------------------------------------------------------------------------
 Additional paid-in
capital                                                        2,294,643,685
--------------------------------------------------------------------------------------------------
 Accumulated net investment
income                                                    14,682,479
--------------------------------------------------------------------------------------------------
 Accumulated net realized loss on investments and foreign currency
transactions     (306,095,643)
--------------------------------------------------------------------------------------------------
 Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign
currencies                            593,732,115

----------------
 NET ASSETS

$2,597,066,197

================

--------------------------------------------------------------------------------------------------
 NET ASSET VALUE PER SHARE

 Non-Service Shares:
 Net asset value, redemption price per share and offering price per share
(based on
 net assets of $2,280,751,733 and 90,944,755 shares of beneficial interest
outstanding)   $25.08
--------------------------------------------------------------------------------------------------
 Service Shares:
 Net asset value, redemption price per share and offering price per share
(based on
 net assets  of $168,738,958 and 6,759,109 shares of beneficial interest
outstanding)     $24.96
--------------------------------------------------------------------------------------------------
 Class 3 Shares:
 Net asset value, redemption price per share and offering price per share
(based on
 net assets of $147,575,506 and 5,857,374 shares of beneficial interest
outstanding)      $25.19

 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS  For the Year Ended December 31, 2003

------------------------------------------------------------------------------------------

 INVESTMENT INCOME

 Dividends (net of foreign withholding taxes of $2,762,565)                 $
30,810,084
------------------------------------------------------------------------------------------

Interest
706,052

--------------
 Total investment income
31,516,136

------------------------------------------------------------------------------------------
 EXPENSES

 Management fees
12,206,333
------------------------------------------------------------------------------------------
 Distribution and service plan fees--Service
shares                              228,953
------------------------------------------------------------------------------------------
 Transfer and shareholder servicing agent fees:
 Non-Service
shares                                                               10,062
 Service shares
                                           9,754
 Class 3
shares
6,666
------------------------------------------------------------------------------------------
 Custodian fees and
expenses                                                     350,448
------------------------------------------------------------------------------------------
 Shareholder reports
     118,036
------------------------------------------------------------------------------------------
 Trustees'
compensation                                                           60,983
------------------------------------------------------------------------------------------

Other
131,247

--------------
 Total expenses
13,122,482
 Less reduction to custodian
expenses                                             (2,313)

--------------
 Net expenses
13,120,169

------------------------------------------------------------------------------------------
 NET INVESTMENT INCOME
18,395,967

------------------------------------------------------------------------------------------
 REALIZED AND UNREALIZED GAIN (LOSS)

 Net realized gain (loss) on:
 Investments
(99,590,714)
 Foreign currency transactions
32,526,679

--------------
 Net realized loss
(67,064,035)
------------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation) on:
 Investments (net of foreign capital gains tax of $979,395)
680,877,529
 Translation of assets and liabilities denominated in foreign currencies
97,085,854

--------------
 Net change in unrealized appreciation (depreciation)
777,963,383

------------------------------------------------------------------------------------------
 NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS
$729,295,315

==============

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENTS OF CHANGES IN NET ASSETS

-------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------------
NON-SERVICE SHARES  YEAR ENDED DECEMBER 31,                   2003
2002           2001           2000           1999
----------------------------------------------------------------------------------------------------------------------------------

 PER SHARE OPERATING DATA

 Net asset value, beginning of period                        $17.70
$22.84         $30.33         $33.41         $22.07
----------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income
..19            .16            .17            .27            .14
 Net realized and unrealized gain (loss)                       7.34
(5.19)         (3.85)          1.82          12.21

---------------------------------------------------------------------
 Total from investment operations                              7.53
(5.03)         (3.68)          2.09          12.35
----------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                          (.15)
(.11)          (.19)          (.09)          (.14)
 Dividends in excess of net investment income
--             --             --             --           (.13)
 Distributions from net realized gain
--             --          (3.62)         (5.08)          (.74)

---------------------------------------------------------------------
 Total dividends and/or distributions to shareholders          (.15)
(.11)         (3.81)         (5.17)         (1.01)
----------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                              $25.08
$17.70         $22.84         $30.33         $33.41

=====================================================================

----------------------------------------------------------------------------------------------------------------------------------
 TOTAL RETURN, AT NET ASSET VALUE 1                           43.02%
(22.13)%       (12.04)%         5.09%         58.48%

----------------------------------------------------------------------------------------------------------------------------------
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)                $2,280,752
$1,549,993     $1,905,890     $2,136,420     $1,762,366
----------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                       $1,751,226
$1,776,289     $1,918,335     $2,116,100     $1,251,190
----------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets: 2
 Net investment income                                         0.99%
0.80%          0.70%          0.83%          0.57%
 Total expenses                                                0.67% 3
0.67% 3        0.70% 3        0.68% 3        0.69% 3
----------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate
34%            34%            39%            50%            64%

1. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of
Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

 SERVICE SHARES  YEAR ENDED DECEMBER 31,
2003           2002           2001           2000 1
----------------------------------------------------------------------------------------------------------------------------------

 PER SHARE OPERATING DATA

 Net asset value, beginning of period
$17.61         $22.78         $30.30         $32.65
----------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment
income                                                         .12
..12            .21            .03
 Net realized and unrealized gain (loss)
7.36          (5.19)         (3.92)         (2.38)

------------------------------------------------------
 Total from investment operations
7.48          (5.07)         (3.71)         (2.35)
----------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income
(.13)          (.10)          (.19)            --
 Distributions from net realized
gain                                           --             --
(3.62)            --

------------------------------------------------------
 Total dividends and/or distributions to shareholders
(.13)          (.10)         (3.81)            --
----------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period
$24.96         $17.61         $22.78         $30.30

======================================================

----------------------------------------------------------------------------------------------------------------------------------
 TOTAL RETURN, AT NET ASSET VALUE 2
42.86%        (22.37)%       (12.17)%        (7.20)%

----------------------------------------------------------------------------------------------------------------------------------
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)
$168,739        $52,830        $20,467           $983
----------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                                        $
91,800        $34,847        $ 8,502           $325
----------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets: 3
 Net investment income
0.68%          0.51%          0.44%          0.60%
 Total expenses
0.93% 4        0.90% 4        0.85% 4        0.83% 4
----------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover
rate                                                        34%
34%            39%            50%

1. For the period from July 13, 2000 (inception of offering) to December 31,
2000.
2. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of
Fund shares.
3. Annualized for periods of less than one full year.
4. Reduction to custodian expenses less than 0.01%.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

OPPENHEIMER GLOBAL SECURITIES FUND/VA

FINANCIAL HIGHLIGHTS  Continued

 CLASS 3 SHARES  PERIOD ENDED DECEMBER
31,
2003 1
----------------------------------------------------------------------------------------------------------------------------------

 PER SHARE OPERATING DATA

 Net asset value, beginning of
period
$ 17.55
----------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment
income
..07
 Net realized and unrealized gain
                                                           7.57

----------
 Total from investment operations
                                                              7.64
----------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment
income
--
 Distributions from net realized
gain
--

 Total dividends and/or distributions to
shareholders
--
----------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of
period
$ 25.19

==========

----------------------------------------------------------------------------------------------------------------------------------
 TOTAL RETURN, AT NET ASSET VALUE
2
43.53%

----------------------------------------------------------------------------------------------------------------------------------
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in
thousands)
$147,576
----------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in
thousands)
$ 80,579
----------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets: 3
 Net investment
income
0.73%
 Total expenses
                                                             0.68% 4
-----------------------------------------------------------------------------
 Portfolio turnover
rate
                34%

1. For the period from May 1, 2003 (inception of offering) to December 31,
2003.
2. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of
Fund shares.
3. Annualized for periods of less than one full year.
4. Reduction to custodian expenses less than 0.01%.

 YEAR ENDED DECEMBER
31,
2003              2002
-----------------------------------------------------------------------------------------------------------------

 OPERATIONS

 Net investment income
                                      $   18,395,967    $   14,349,649
-----------------------------------------------------------------------------------------------------------------
 Net realized loss
           (67,064,035)     (172,795,488)
-----------------------------------------------------------------------------------------------------------------
 Net change in unrealized appreciation
(depreciation)                             777,963,383      (283,662,127)

----------------------------------
 Net increase (decrease) in net assets resulting from
operations                  729,295,315      (442,107,966)

-----------------------------------------------------------------------------------------------------------------
 DIVIDENDS AND/OR DISTRIBUTIONS TO SHAREHOLDERS

 Dividends from net investment income:
 Non-Service shares
                            (13,324,089)       (9,494,638)
 Service
shares
(449,100)         (108,690)
 Class 3
shares
       --                --

-----------------------------------------------------------------------------------------------------------------
 BENEFICIAL INTEREST TRANSACTIONS

 Net increase in net assets resulting from beneficial interest transactions:
 Non-Service
shares
79,623,681        86,880,795
 Service
shares
77,667,391        41,295,581
 Class 3 shares
                                                 121,430,754                --

-----------------------------------------------------------------------------------------------------------------
 NET ASSETS

 Total increase (decrease)
                                 994,243,952      (323,534,918)
-----------------------------------------------------------------------------------------------------------------
 Beginning of period
  1,602,822,245     1,926,357,163

----------------------------------
 End of period [including accumulated net investment income of
 $14,682,479 and $16,334,525, respectively]
                                  $2,597,066,197    $1,602,822,245

==================================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.
NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
 1. SIGNIFICANT  ACCOUNTING POLICIES
 Oppenheimer Global Securities Fund/VA (the Fund) is a separate series of
 Oppenheimer  Variable  Account Funds (the Trust), an open-end  management investment  company  registered  under the  Investment Company Act of 1940, as
 amended.  The Fund's  investment  objective is to seek long-term capital appreciation by investing a substantial portion of its assets in securities of
 foreign issuers,  "growth-type" companies, cyclical industries and special situations that are considered to have appreciation  possibilities. The
Trust's
 investment advisor is OppenheimerFunds, Inc. (the Manager).
    The Fund offers  Non-Service,  Service and Class 3 shares. All classes are
 sold at their offering  price,  which is the net asset value per share,  to separate investment  accounts of  participating  insurance  companies  as an underlying investment for variable life insurance policies,  variable annuity
 contracts or other investment products.  The class of shares designated as
 Service shares is subject  to a  distribution  and  service  plan.  All classes
 of shares  have identical rights and voting  privileges with respect to the
 Fund in general and exclusive voting rights on matters that affect that class
 alone.  Earnings, net assets and net asset  value per share may differ by minor
 amounts  due to each class having its own expenses  directly  attributable to
 that class.  The Fund assesses a 1% fee on the proceeds of Class 3 shares that
 are  redeemed  (either by selling or exchanging to another Oppenheimer fund
or
 other investment option offered  through your variable  life  insurance or variable  annuity  contract) within 60 days of their  purchase.  The fee, which
 is retained by the Fund, is accounted for as an addition to paid-in capital.
    The  following is a summary of  significant  accounting  policies consistently followed by the Fund.
--------------------------------------------------------------------------------
 SECURITIES VALUATION. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price
 of the security traded on that exchange prior to the time when the Fund's assets are valued. Securities traded on NASDAQ are valued based on the closing
 price provided by NASDAQ prior to the time when the Fund's assets are valued.
 In the absence of a sale, the security is valued at the last sale price on the
 prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted
 securities) for which quotations are not readily available are valued primarily
 using dealer-supplied valuations, a portfolio pricing service authorized by the
 Board of Trustees, or at their fair value. Securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund's assets are valued but after the close of their respective foreign exchanges will be fair valued. Fair value is determined in good faith using consistently applied procedures under the supervision of the
 Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost
(which
 approximates market value).
--------------------------------------------------------------------------------
 FOREIGN CURRENCY TRANSLATION. The Fund's accounting records are maintained in
 U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related
 to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such
 transactions.
    The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.
--------------------------------------------------------------------------------
 JOINT REPURCHASE AGREEMENTS. Pursuant to an Exemptive Order issued by the
 Securities and Exchange Commission, the Fund, along with other affiliated funds
 advised by the Manager, may transfer uninvested cash balances into joint trading accounts on a daily basis. Secured by U.S. government securities, these
 balances are invested in one or more repurchase agreements. Securities pledged
 as collateral for repurchase agreements are held by a custodian bank until the
 agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal. In the event of default by the other party to the agreement, retention of the collateral may be subject to legal proceedings.

NOTES TO FINANCIAL STATEMENTS  Continued

--------------------------------------------------------------------------------
 1. SIGNIFICANT  ACCOUNTING POLICIES Continued

 ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES. Income, expenses (other than
 those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class.Operating expenses directly attributable to
a
 specific class are charged against the operations of that class.
--------------------------------------------------------------------------------
 FEDERAL TAXES. The Fund intends to comply with provisions of the Internal
 Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any,
 to shareholders.
    The tax components of capital shown in the table below represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

NET UNREALIZED

                                           APPRECIATION

BASED ON COST OF

SECURITIES AND
         UNDISTRIBUTED        UNDISTRIBUTED              ACCUMULATED
OTHER INVESTMENTS
         NET INVESTMENT           LONG-TERM                     LOSS
FOR FEDERAL INCOME
         INCOME                        GAIN       CARRYFORWARD 1,2,3
           TAX PURPOSES
-------------------------------------------------------------------------------------------------

         $35,066,177                    $--
$302,670,033               $569,922,654

 1. As of December 31, 2003, the Fund had $300,780,388 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2003, details of the capital loss carryforwards were as follows:

                              EXPIRING
                              -------------------------
                              2009         $ 47,254,011
                              2010          147,620,574
                              2011          105,905,803
                                           ------------
                              Total        $300,780,388
                                           ============

 2. During the fiscal years ended December 31, 2003 and December 31, 2002, the
 Fund did not utilize any capital loss carryforwards.
 3. As of December 31, 2003, the Fund had $1,844,693 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2012. Additionally, the Fund had $44,952 of post-October foreign currency losses which were deferred.

 Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in
 which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2003. Net assets
 of the Fund were unaffected by the reclassifications.

                 REDUCTION TO           REDUCTION TO
                 ACCUMULATED         ACCUMULATED NET
                 NET INVESTMENT        REALIZED LOSS
                 INCOME               ON INVESTMENTS
                 -----------------------------------
                 $6,274,824               $6,274,824

 The tax character of distributions paid during the years ended December 31,
 2003 and December 31, 2002 was as follows:
                                              YEAR ENDED              YEAR
ENDED
                                       DECEMBER 31, 2003       DECEMBER 31,
2002

---------------------------------------------------------------
                 Distributions paid from:
                 Ordinary income             $13,773,189
$9,603,328

 The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2003 are noted below. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain
or
 loss.

                 Federal tax cost of securities           $2,022,402,103
                                                          ==============

                 Gross unrealized appreciation            $  611,728,385
                 Gross unrealized depreciation               (41,805,731)
                                                          --------------
                 Net unrealized appreciation              $  569,922,654
                                                          ==============

 Certain foreign countries impose a tax on capital gains which is accrued by the
 Fund based on unrealized appreciation, if any, on affected securities. The tax
 is paid when the gain is realized.

-------------------------------------------------------------------------------
 TRUSTEES' COMPENSATION. The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled
 to receive from the Fund. Under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or are invested in other Oppenheimer funds selected by the Trustee. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the Plan.
--------------------------------------------------------------------------------
 DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. Income and capital gain distributions, if
 any, are declared and paid annually.
--------------------------------------------------------------------------------
 INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon
 ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
--------------------------------------------------------------------------------
 EXPENSE OFFSET ARRANGEMENT. The reduction of custodian fees, if applicable, represents earnings on cash balances maintained by the Fund.
--------------------------------------------------------------------------------
 SECURITY TRANSACTIONS. Security transactions are recorded on the trade date.
 Realized gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
 OTHER. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income
and
 expenses during the reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
 2. SHARES OF BENEFICIAL INTEREST The Fund has authorized an unlimited number of
 $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                   YEAR ENDED DECEMBER 31,
2003 1              YEAR ENDED DECEMBER 31, 2002
                                                            SHARES
AMOUNT                  SHARES            AMOUNT
-------------------------------------------------------------------------------------------------------------------------------

NON-SERVICE SHARES
Sold                                                    56,815,585
$1,050,428,269             148,964,909   $ 2,936,874,923
Dividends and/or distributions reinvested                  828,612
13,324,089                 405,580         9,494,638
Redeemed                                               (54,266,655)
(984,128,677)           (145,263,047)   (2,859,488,766)

-------------------------------------------------------------------------
Net increase                                             3,377,542    $
79,623,681               4,107,442   $    86,880,795

=========================================================================

NOTES TO FINANCIAL STATEMENTS  Continued

 2. SHARES OF BENEFICIAL INTEREST Continued

                                                  YEAR ENDED DECEMBER 31,
2003 1            YEAR ENDED DECEMBER 31, 2002
                                                        SHARES
AMOUNT              SHARES              AMOUNT
-------------------------------------------------------------------------------------------------------------------------

SERVICE SHARES
Sold                                                 9,204,619     $
180,268,510           5,676,692        $108,715,377
Dividends and/or distributions reinvested               28,051
449,100               4,653             108,690
Redeemed                                            (5,472,867)
(103,050,219)         (3,580,556)        (67,528,486)

---------------------------------------------------------------------
Net increase                                         3,759,803     $
77,667,391           2,100,789        $ 41,295,581

=====================================================================

-------------------------------------------------------------------------------------------------------------------------
CLASS 3 SHARES
Sold                                                 6,450,195     $
132,821,158                  --        $         --
Dividends and/or distributions reinvested                   --
--                  --                  --
Redeemed                                              (592,821)
(11,390,404)                 --                  --

---------------------------------------------------------------------
Net increase                                         5,857,374     $
121,430,754                  --        $         --

=====================================================================

1. For the year ended December 31, 2003, for Non-Service and Service shares
and
for the period from May 5, 2003 (inception of offering) to December 31, 2003, for Class 3 shares.

--------------------------------------------------------------------------------
 3. PURCHASES AND SALES OF SECURITIES
 The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2003, were
 $841,778,088 and $625,248,280, respectively.

--------------------------------------------------------------------------------
 4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES
 MANAGEMENT FEES. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Trust which provides for a fee at an
 annual rate of 0.75% of the first $200 million of average annual net assets,
 0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million and 0.60% of average annual net assets over $800 million.
--------------------------------------------------------------------------------
 TRANSFER AGENT FEES. OppenheimerFunds Services (OFS), a division of the
 Manager, acts as the transfer and shareholder servicing agent for the Fund.
The
 Fund pays OFS a per account fee. For the year ended December 31, 2003, the
Fund
 paid $25,856 to OFS for services to the Fund.
    Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $5,000 for assets of less than $10 million and
 $10,000 for assets of $10 million or more. The Fund is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
    OFS has voluntarily agreed to limit transfer and shareholder servicing agent
 fees up to an annual rate of 0.35% of average net assets of the Fund. This undertaking may be amended or withdrawn at any time.
--------------------------------------------------------------------------------
 DISTRIBUTION AND SERVICE PLAN FOR SERVICE SHARES. The Fund has adopted a
 Distribution and Service Plan for Service shares to pay OppenheimerFunds
 Distributor, Inc., the Distributor, for distribution-related services for the
 Fund's Service shares. Under the Plan, payments are made quarterly at an annual
 rate of up to 0.25% of the average annual net assets of the Service shares of the Fund. Fees incurred by the Fund under the plan are detailed in the
 Statement of Operations.

--------------------------------------------------------------------------------
 5. FOREIGN CURRENCY CONTRACTS
 A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts to settle specific purchases or sales of securities
 denominated in a foreign currency and for protection from adverse exchange rate
 fluctuation. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.

   The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using prevailing foreign currency exchange rates.
Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations with the change in unrealized appreciation or depreciation.
   The Fund may realize a gain or loss upon the closing or settlement of the foreign transaction. Contracts closed or settled with the same broker are recorded as net realized gains or losses. Such realized gains and losses are reported with all other foreign currency gains and losses in the
Statement of Operations.
   As of December 31, 2003, the Fund had no outstanding foreign currency contracts.

--------------------------------------------------------------------------------
 6. BORROWING AND LENDING ARRANGEMENTS
 The Fund entered into an "interfund borrowing and lending arrangement" with other funds in the Oppenheimer funds complex, to allow funds to borrow for liquidity purposes. The arrangement was initiated pursuant to exemptive relief
 granted by the Securities and Exchange Commission (the SEC) to allow these affiliated funds to lend money to, and borrow money from, each other, in an attempt to reduce borrowing costs below those of bank loan facilities. The
 SEC's order requires the Fund's Board of Trustees to adopt operating policies and procedures to administer interfund borrowing and lending. Under the arrangement the Fund may lend money to other Oppenheimer funds and may borrow from other Oppenheimer funds at a rate set by the Fund's Board of Trustees, based upon a recommendation by the Manager. The Fund's borrowings, if any, are
 subject to asset coverage requirements under the Investment Company Act and the
 provisions of the SEC order and other applicable regulations. If the Fund borrows money, there is a risk that the loan could be called on one day's notice, in which case the Fund might have to borrow from a bank at higher rates
 if a loan were not available from another Oppenheimer fund. If the Fund lends money to another fund, it will be subject to the risk that the other fund might
 not repay the loan in a timely manner, or at all.
    The Fund had no interfund borrowings or loans outstanding during the year ended or at December 31, 2003.

OPPENHEIMER HIGH INCOME FUND/VA

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TO THE BOARD OF TRUSTEES AND SHAREHOLDERS OF OPPENHEIMER HIGH INCOME FUND/VA:

We have  audited  the  accompanying  statement  of  assets  and  liabilities  of
Oppenheimer High Income Fund/VA, a series of Oppenheimer Variable Account Funds, including the statement of investments, as of December 31, 2003, and the related statement of operations  for the year then ended,  the  statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated.  These financial  statements and financial highlights are the responsibility of the Fund's  management.  Our responsibility is to express an opinion on these financial  statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements and financial highlights are free of material misstatement.  An audit includes  examining,  on a test  basis,  evidence  supporting  the  amounts  and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by  correspondence  with the custodian and brokers;  where replies were not received from brokers,  we performed  other auditing procedures.  An audit also includes assessing the accounting principles used and  significant  estimates made by  management,  as well as evaluating the overall financial statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements and financial  highlights referred to above  present  fairly,  in all material  respects,  the  financial  position of
Oppenheimer  High Income  Fund/VA as of December  31,  2003,  the results of its operations  for the year then  ended,  the changes in its net assets for each of the two years in the period then ended,  and the  financial  highlights  for the periods indicated,  in conformity with accounting  principles generally accepted in the United States of America.

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
February 12, 2004

OPPENHEIMER HIGH INCOME FUND/VA

STATEMENT OF INVESTMENTS  DECEMBER 31, 2003
----------------------------------------------------------------
                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
ASSET-BACKED SECURITIES--0.1%
Consumer Credit Reference
Index Securities Program, Credit
Card Asset-Backed Certificates,
Series 2002-B, Cl. FX, 10.421%,
3/22/07 1 (Cost $497,606)            $  500,000   $     526,130

----------------------------------------------------------------
MORTGAGE-BACKED OBLIGATIONS--1.2%
Asset Securitization Corp.,
Commercial Mtg. Pass-Through
Certificates, Series 1996-D2,
Cl. A3, 7.515%, 2/14/29 2             3,000,000       3,156,246
----------------------------------------------------------------
First Chicago/Lennar Trust 1,
Commercial Mtg. Pass-Through
Certificates:
Series 1997-CHL1, Cl. D,
7.96%, 4/29/39 1,2                      300,000         299,813
Series 1997-CHL1, Cl. E,
7.96%, 4/29/39 1,2                    1,500,000       1,216,875
----------------------------------------------------------------
Morgan Stanley Capital I, Inc.,
Commercial Mtg. Pass-Through
Certificates, Series 1997-RR,
Cl. D, 7.709%, 4/30/39 2,3            2,150,116       2,016,793
----------------------------------------------------------------
Salomon Brothers Mortgage
Securities VII, Inc., Commercial
Mtg. Pass-Through Certificates,
Series 1996-B, Cl. 1,
6.865%, 4/25/26 1,2                     255,525         222,147
                                                  --------------
Total Mortgage-Backed
Obligations (Cost $6,655,477)                         6,911,874

----------------------------------------------------------------
LOAN PARTICIPATIONS--0.0%
Telergy, Inc., Sr. Sec. Credit Facilities
Term Loan Participation Nts.,
Tranche A, 11.111%, 1/1/02 1,4,5
(Cost $966,644)                         986,362              --

----------------------------------------------------------------
CORPORATE BONDS AND NOTES--74.3%
----------------------------------------------------------------
CONSUMER DISCRETIONARY--21.9%
----------------------------------------------------------------
AUTO COMPONENTS--2.3%
Collins & Aikman
Floorcoverings, Inc.,
9.75% Sr. Sub. Nts.,
Series B, 2/15/10                       800,000         860,000
----------------------------------------------------------------
Collins & Aikman Products Co.,
10.75% Sr. Nts., 12/31/11               500,000         493,750
----------------------------------------------------------------
Dana Corp.:
9% Unsec. Nts., 8/15/11               1,480,000       1,790,800
10.125% Nts., 3/15/10                   500,000         585,000
----------------------------------------------------------------
Dura Operating Corp.:
8.625% Sr. Nts., Series B, 4/15/12    1,000,000       1,070,000
9% Sr. Sub. Nts., Series B,
5/1/09 [EUR]                            100,000         122,982
9% Sr. Unsec. Sub. Nts., Series D,
5/1/09                                  200,000         201,000
----------------------------------------------------------------
Eagle-Picher, Inc.,
9.75% Sr. Nts., 9/1/13 3              1,200,000       1,302,000

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
AUTO COMPONENTS Continued
Keystone Automotive Operations,
Inc., 9.75% Sr.
Sub. Nts., 11/1/13 3                $   200,000   $     216,000
----------------------------------------------------------------
Lear Corp., 8.11% Sr. Unsec. Nts.,
Series B, 5/15/09                     1,300,000       1,535,625
----------------------------------------------------------------
Metaldyne Corp.:
10% Sr. Nts., 11/1/13 3                 500,000         507,500
11% Sr. Sub. Nts., 6/15/12              750,000         693,750
----------------------------------------------------------------
Stoneridge, Inc., 11.50%
Sr. Nts., 5/1/12                      1,400,000       1,659,000
----------------------------------------------------------------
Tenneco Automotive, Inc.,
10.25% Sr. Sec. Nts.,
Series B, 7/15/13                       900,000       1,028,250
----------------------------------------------------------------
United Components, Inc.,
9.375% Sr. Sub. Nts., 6/15/13           400,000         439,000
                                                  --------------
                                                     12,504,657

----------------------------------------------------------------
AUTOMOBILES--0.5%
DirecTV Holdings LLC/DirecTV
Financing Co., Inc., 8.375%
Sr. Unsec. Nts., 3/15/13              2,300,000       2,679,500
----------------------------------------------------------------
HOTELS, RESTAURANTS & LEISURE--5.6%
Apcoa, Inc., 9.25% Sr. Unsec.
Sub. Nts., 3/15/08 1                    940,000         343,100
----------------------------------------------------------------
Aztar Corp., 9% Sr.
Unsec. Sub. Nts., 8/15/11               450,000         496,125
----------------------------------------------------------------
Boca Resorts, Inc., 9.875%
Sr. Sub. Nts., 4/15/09                  800,000         856,000
----------------------------------------------------------------
Boyd Gaming Corp., 8.75%
Sr. Sub. Nts., 4/15/12                  800,000         882,000
----------------------------------------------------------------
Capital Gaming International, Inc.,
11.50% Promissory Nts., 8/1/1995 1,4,5    9,500              --
----------------------------------------------------------------
Coast Hotels & Casinos, Inc.,
9.50% Sr. Unsec. Sub. Nts., 4/1/09    1,100,000       1,168,750
----------------------------------------------------------------
Dominos, Inc., 8.25%
Sr. Sub. Nts., 7/1/11 3                 800,000         861,000
----------------------------------------------------------------
Gaylord Entertainment Co.,
8% Sr. Nts., 11/15/13 3                 700,000         742,000
----------------------------------------------------------------
Herbst Gaming, Inc.,
10.75% Sr. Sec. Nts., 9/1/08 1          250,000         282,500
----------------------------------------------------------------
Hilton Hotels Corp.:
7.625% Nts., 5/15/08                    700,000         782,250
7.625% Nts., 12/1/12                    500,000         564,375
----------------------------------------------------------------
Hollywood Park, Inc., 9.25% Sr.
Unsec. Sub. Nts., Series B, 2/15/07   1,000,000       1,040,000
----------------------------------------------------------------
Intrawest Corp., 7.50% Sr. Nts.,
10/15/13 3                              917,000         958,265
----------------------------------------------------------------
Isle of Capri Casinos, Inc., 9%
Sr. Sub. Nts., 3/15/12                  600,000         670,500
----------------------------------------------------------------
John Q. Hammons Hotels, Inc.,
8.875% Sr. Nts., Series B, 5/15/12      900,000         996,750
----------------------------------------------------------------
Jupiters Ltd., 8.50%
Sr. Unsec. Nts., 3/1/06 1             1,000,000       1,095,000

STATEMENT OF INVESTMENTS  CONTINUED
----------------------------------------------------------------

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
HOTELS, RESTAURANTS & LEISURE Continued
Mandalay Resort Group, 10.25%
Sr. Unsec. Sub. Nts.,
Series B, 8/1/07                    $   800,000   $     928,000
----------------------------------------------------------------
MGM Mirage, Inc.:
8.375% Sr. Unsec. Sub. Nts., 2/1/11   1,700,000       1,933,750
9.75% Sr. Unsec. Sub. Nts., 6/1/07      500,000         572,500
----------------------------------------------------------------
Mohegan Tribal Gaming Authority:
6.375% Sr. Sub. Nts., 7/15/09           800,000         830,000
8% Sr. Sub. Nts., 4/1/12                700,000         761,250
8.375% Sr. Sub. Nts., 7/1/11 1        1,200,000       1,314,000
----------------------------------------------------------------
Park Place Entertainment Corp.:
7.875% Sr. Sub. Nts., 3/15/10         1,500,000       1,668,750
9.375% Sr. Unsec. Sub. Nts., 2/15/07    500,000         567,500
----------------------------------------------------------------
Penn National Gaming, Inc., 8.875%
Sr. Sub. Nts., 3/15/10 1                600,000         654,000
----------------------------------------------------------------
Prime Hospitality Corp., 8.375% Sr.
Sub. Nts., 5/1/12                       400,000         415,000
----------------------------------------------------------------
River Rock Entertainment LLC,
9.75% Sr. Nts., 11/1/11 3               600,000         648,000
----------------------------------------------------------------
Royal Caribbean Cruises Ltd.:
8% Sr. Unsec. Nts., 5/15/10             200,000         219,000
8.75% Sr. Unsub. Nts., 2/2/11           600,000         681,000
----------------------------------------------------------------
Six Flags, Inc.:
8.875% Sr. Nts., 2/1/10                 400,000         412,500
9.75% Sr. Nts., 4/15/13               1,500,000       1,586,250
----------------------------------------------------------------
Starwood Hotels & Resorts
Worldwide, Inc.,
7.875% Sr. Nts., 5/1/12               1,500,000       1,695,000
----------------------------------------------------------------
Sun International Hotels Ltd.,
8.875% Sr. Unsec. Sub. Nts., 8/15/11  1,000,000       1,097,500
----------------------------------------------------------------
Trump Casino Holdings LLC/Trump
Casino Funding, Inc., 11.625%
Sr. Sec. Nts., 3/15/10                  600,000         577,500
----------------------------------------------------------------
Universal City Development
Partners Ltd., 11.75% Sr. Nts.,
4/1/10 3                              1,000,000       1,175,000
----------------------------------------------------------------
Vail Resorts, Inc., 8.75%
Sr. Unsec. Sub. Nts., 5/15/09           700,000         742,000
----------------------------------------------------------------
Venetian Casino Resort LLC/
Las Vegas Sands, Inc., 11%
Sec. Nts., 6/15/10                      850,000         990,250
                                                  --------------
                                                     31,207,365

----------------------------------------------------------------
HOUSEHOLD DURABLES--1.8%
Beazer Homes USA, Inc., 8.375%
Sr. Nts., 4/15/12                       500,000         553,750
----------------------------------------------------------------
Blount, Inc., 13% Sr. Sub.
Nts., 8/1/09                            650,000         703,625
----------------------------------------------------------------
D.R. Horton, Inc., 9.75% Sr. Sub. Nts.,
9/15/10                                 300,000         358,500
----------------------------------------------------------------
K. Hovnanian Enterprises, Inc.,
8.875% Sr. Sub. Nts., 4/1/12            800,000         884,000
----------------------------------------------------------------
KB Home:
8.625% Sr. Sub. Nts., 12/15/08          150,000         168,750
9.50% Sr. Unsec. Sub. Nts., 2/15/11     350,000         392,000

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
HOUSEHOLD DURABLES Continued
Meritage Corp., 9.75%
Sr. Unsec. Nts., 6/1/11             $ 1,200,000   $   1,347,000
----------------------------------------------------------------
Norcraft Cos. LP, 9%
Sr. Sub. Nts., 11/1/11 3                300,000         325,500
----------------------------------------------------------------
Salton, Inc., 10.75% Sr. Unsec.
Sub. Nts., 12/15/05                     500,000         512,500
----------------------------------------------------------------
Standard Pacific Corp., 9.25%
Sr. Sub. Nts., 4/15/12                  700,000         784,000
----------------------------------------------------------------
Toll Corp., 8.25%
Sr. Sub. Nts., 12/1/11                  500,000         554,375
----------------------------------------------------------------
WCI Communities, Inc.:
9.125% Sr. Sub. Nts., 5/1/12            800,000         884,000
10.625% Sr. Unsec. Sub. Nts., 2/15/11   600,000         681,000
----------------------------------------------------------------
William Lyon Homes, Inc.,
10.75% Sr. Nts., 4/1/13                 800,000         914,000
----------------------------------------------------------------
Williams Scotsman, Inc.,
9.875% Sr. Unsec. Nts., 6/1/07        1,000,000       1,017,500
                                                  --------------
                                                     10,080,500

----------------------------------------------------------------
LEISURE EQUIPMENT & PRODUCTS--0.2%
Remington Arms Co., Inc.,
10.50% Sr. Unsec. Nts., 2/1/11          800,000         856,000
----------------------------------------------------------------
MEDIA--9.3%
Adelphia Communications Corp.:
7.875% Sr. Unsec. Nts., 5/1/09 4,5      360,000         331,200
8.125% Sr. Nts., Series B,
7/15/03 4,5                           1,000,000         930,000
8.375% Sr. Nts., Series B,
2/1/08 4,5                            1,000,000         937,500
10.875% Sr. Unsec. Nts.,
10/1/10 4,5                           1,000,000         940,000
----------------------------------------------------------------
Allbritton Communications Co.,
7.75% Sr. Unsec. Sub. Nts., 12/15/12    700,000         729,750
----------------------------------------------------------------
AMC Entertainment, Inc., 9.50%
Sr. Unsec. Sub. Nts., 2/1/11          2,200,000       2,321,000
----------------------------------------------------------------
American Media Operations, Inc.,
8.875% Sr. Unsec. Sub. Nts., 1/15/11    600,000         654,000
----------------------------------------------------------------
Block Communications, Inc.,
9.25% Sr. Sub. Nts., 4/15/09            600,000         648,000
----------------------------------------------------------------
British Sky Broadcasting Group plc,
8.20% Sr. Unsec. Nts., 7/15/09          700,000         834,495
----------------------------------------------------------------
CanWest Media, Inc., 7.625%
Sr. Unsec. Sub. Nts., Cl. B, 4/15/13    300,000         330,000
----------------------------------------------------------------
Carmike Cinemas, Inc., 10.375%
Gtd. Sr. Sub. Nts., Series B, 2/1/09  1,250,000       1,318,750
----------------------------------------------------------------
CBD Media LLC/CBD Finance, Inc.,
8.625% Sr. Sub. Nts., 6/1/11 3          200,000         221,000
----------------------------------------------------------------
Charter Communications Holdings II,
10.25% Sr. Unsec. Nts., 9/15/10 3     1,600,000       1,688,000
----------------------------------------------------------------
Charter Communications Holdings
LLC/Charter Communications
Holdings Capital Corp.:
0%/11.75% Sr. Unsec. Sub.
Disc. Nts., 5/15/11 6                 1,500,000       1,012,500

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
MEDIA Continued
Charter Communications Holdings
LLC/Charter Communications
Holdings Capital Corp.: Continued
0%/9.92% Sr. Unsec.
Disc. Nts., 4/1/11 6                $ 3,200,000   $   2,752,000
8.625% Sr. Unsec. Nts., 4/1/09        3,500,000       3,071,250
10% Sr. Nts., 4/1/09                    500,000         447,500
11.125% Sr. Unsec. Nts., 1/15/11        600,000         553,500
----------------------------------------------------------------
Cinemark USA, Inc., 9%
Sr. Unsec. Sub. Nts., 2/1/13            800,000         904,000
----------------------------------------------------------------
Corus Entertainment, Inc.,
8.75% Sr. Sub. Nts., 3/1/12             800,000         884,000
----------------------------------------------------------------
CSC Holdings, Inc., 7.625% Sr.
Unsec. Unsub. Nts., Series B, 4/1/11  2,800,000       2,961,000
----------------------------------------------------------------
Diva Systems Corp., 12.625% Sr.
Unsec. Disc. Nts., Series B,
3/1/08 1,4,5                            500,000          32,500
----------------------------------------------------------------
EchoStar DBS Corp.:
9.125% Sr. Nts., 1/15/09                195,000         219,131
9.375% Sr. Unsec. Nts., 2/1/09          450,000         473,063
10.375% Sr. Unsec. Nts., 10/1/07      3,000,000       3,303,750
----------------------------------------------------------------
Emmis Communications Corp.:
0%/12.50% Sr. Unsec. Disc. Nts.,
3/15/11 6                               500,000         465,625
8.125% Sr. Unsec. Sub. Nts.,
Series B, 3/15/09                     1,300,000       1,369,875
----------------------------------------------------------------
Entravision Communications Corp.,
8.125% Sr. Sub. Nts., 3/15/09           600,000         645,000
----------------------------------------------------------------
Granite Broadcasting Corp., 9.75%
Sr. Sec. Nts., 12/1/10                1,200,000       1,203,000
----------------------------------------------------------------
Gray Television, Inc., 9.25% Sr. Sub.
Nts., 12/15/11                          500,000         560,000
----------------------------------------------------------------
Hollinger International Publishing,
Inc., 9% Sr. Unsec. Nts., 12/15/10      600,000         640,500
----------------------------------------------------------------
Houghton Mifflin Co., 8.25% Sr.
Unsec. Nts., 2/1/11                     500,000         537,500
----------------------------------------------------------------
Lamar Media Corp., 7.25% Sr.
Unsec. Sub. Nts., 1/1/13                200,000         216,000
----------------------------------------------------------------
Liberty Media Corp., 7.875%
Sr. Nts., 7/15/09                     1,750,000       2,029,937
----------------------------------------------------------------
Lin Television Corp., 6.50%
Sr. Sub. Nts., 5/15/13 3                500,000         503,125
----------------------------------------------------------------
LodgeNet Entertainment Corp.,
9.50% Sr. Sub. Debs., 6/15/13 1         400,000         440,000
----------------------------------------------------------------
Mediacom LLC/Mediacom Capital
Corp., 9.50% Sr. Unsec. Nts.,
1/15/13                               1,000,000       1,065,000
----------------------------------------------------------------
News America Holdings, Inc.,
8.875% Sr. Debs., 4/26/23               625,000         803,294
----------------------------------------------------------------
PanAmSat Corp., 8.50% Sr. Unsec.
Nts., 2/1/12                          1,200,000       1,338,000
----------------------------------------------------------------
PRIMEDIA, Inc., 8% Sr. Nts.,
5/15/13 3                             1,700,000       1,742,500
----------------------------------------------------------------
R.H. Donnelley Financial Corp. I:
8.875% Sr. Nts., 12/15/10 3             700,000         791,000
10.875% Sr. Sub. Nts., 12/15/12 3     1,000,000       1,191,250

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
MEDIA Continued
Radio One, Inc., 8.875% Sr. Unsec.
Sub. Nts., Series B, 7/1/11         $   300,000   $     332,250
----------------------------------------------------------------
Regal Cinemas, Inc., 9.375% Sr. Sub.
Nts., Series B, 2/1/12                1,200,000       1,362,000
----------------------------------------------------------------
Sinclair Broadcast Group, Inc., 8%
Sr. Unsec. Sub. Nts., 3/15/12         1,600,000       1,736,000
----------------------------------------------------------------
Spanish Broadcasting System, Inc.,
9.625% Sr. Unsec. Sub. Nts., 11/1/09    600,000         643,500
----------------------------------------------------------------
Time Warner, Inc.,
6.875% Nts., 5/1/12                     850,000         958,358
----------------------------------------------------------------
Vertis, Inc.:
9.75% Sr. Sec. Nts., 4/1/09             500,000         545,625
10.875% Sr. Unsec. Nts.,
Series B, 6/15/09                       200,000         213,500
----------------------------------------------------------------
Vivendi Universal SA,
9.25% Sr. Nts., 4/15/10 3               800,000         952,000
----------------------------------------------------------------
WRC Media, Inc./Weekly Reader
Corp./CompassLearning, Inc., 12.75%
Sr. Sub. Nts., 11/15/09               1,100,000       1,056,000
                                                  --------------
                                                     51,838,728

----------------------------------------------------------------
MULTILINE RETAIL--0.5%
J.C. Penney Co., Inc.:
7.60% Nts., 4/1/07                    1,000,000       1,108,750
8% Nts., 3/1/10                         800,000         921,000
----------------------------------------------------------------
Saks, Inc.:
8.25% Sr. Unsec. Nts., 11/15/08         250,000         278,750
9.875% Nts., 10/1/11                    600,000         717,000
                                                  --------------
                                                      3,025,500

----------------------------------------------------------------
SPECIALTY RETAIL--1.3%
Asbury Automotive Group, Inc.,
9% Sr. Sub. Nts., 6/15/12               600,000         637,500
----------------------------------------------------------------
AutoNation, Inc.,
9% Sr. Unsec. Nts., 8/1/08            1,200,000       1,383,000
----------------------------------------------------------------
Building Materials Corp.,
8% Sr. Nts., 12/1/08                    300,000         297,000
----------------------------------------------------------------
CSK Auto, Inc., 12% Sr.
Unsec. Nts., 6/15/06                    900,000       1,037,250
----------------------------------------------------------------
Finlay Enterprises, Inc.,
9% Debs., 5/1/08                        700,000         720,125
----------------------------------------------------------------
Finlay Fine Jewelry Corp., 8.375%
Sr. Nts., 5/1/08                        600,000         624,000
----------------------------------------------------------------
Gap, Inc. (The), 10.55% Unsub. Nts.,
12/15/08                                200,000         247,500
----------------------------------------------------------------
Hollywood Entertainment Corp.,
9.625% Sr. Sub. Nts., 3/15/11 1         800,000         864,000
----------------------------------------------------------------
Petco Animal Supplies, Inc.,
10.75% Sr. Sub. Nts., 11/1/11 1         750,000         881,250
----------------------------------------------------------------
Rent-A-Center, Inc., 7.50%
Sr. Sub. Nts., Cl. B, 5/1/10            350,000         371,000

STATEMENT OF INVESTMENTS  CONTINUED
----------------------------------------------------------------

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
SPECIALTY RETAIL--1.3%
United Auto Group, Inc.,
9.625% Sr. Unsec. Sub. Nts., 3/15/12  $ 200,000   $     225,000
                                                  --------------
                                                      7,287,625

----------------------------------------------------------------
TEXTILES, APPAREL & LUXURY GOODS--0.4%
Broder Bros. Co., 11.25%
Sr. Nts., 10/15/10 3                    700,000         693,000
----------------------------------------------------------------
Galey & Lord, Inc., 9.125%
Sr. Unsec. Sub. Nts., 3/1/08 1,4,5      700,000           8,750
----------------------------------------------------------------
Levi Strauss & Co.:
7% Unsec. Nts., 11/1/06                 300,000         194,250
11.625% Sr. Unsec. Nts., 1/15/08        100,000          65,750
12.25% Sr. Nts., 12/15/12               300,000         196,500
----------------------------------------------------------------
Oxford Industries, Inc.,
8.875% Sr. Nts., 6/1/11 3               500,000         549,375
----------------------------------------------------------------
Russell Corp., 9.25% Sr. Nts., 5/1/10   600,000         624,750
                                                  --------------
                                                      2,332,375

----------------------------------------------------------------
CONSUMER STAPLES--3.7%
----------------------------------------------------------------
BEVERAGES--0.1%
Constellation Brands, Inc.,
8.125% Sr. Sub. Nts., 1/15/12           500,000         550,000
----------------------------------------------------------------
FOOD & STAPLES RETAILING--0.7%
Delhaize America, Inc., 8.125%
Unsub. Debs., 4/15/11                 1,500,000       1,732,500
----------------------------------------------------------------
Fleming Cos., Inc., 10.125%
Sr. Unsec. Nts., 4/1/08 4               500,000         112,500
----------------------------------------------------------------
Great Atlantic & Pacific Tea Co., Inc.
(The), 9.125% Sr. Nts., 12/15/11        400,000         368,000
----------------------------------------------------------------
Pantry, Inc. (The), 10.25% Sr. Sub.
Nts., 10/15/07                          325,000         338,000
----------------------------------------------------------------
Real Time Data Co., 13%
Disc. Nts., 5/31/09 1,4,5,7             476,601              --
----------------------------------------------------------------
Rite Aid Corp.:
8.125% Sr. Sec. Nts., 5/1/10            900,000         972,000
9.50% Sr. Sec. Nts., 2/15/11            450,000         509,625
                                                  --------------
                                                      4,032,625

----------------------------------------------------------------
FOOD PRODUCTS--2.3%
American Seafoods Group LLC,
10.125% Sr. Sub. Nts., 4/15/10 1        500,000         596,875
----------------------------------------------------------------
Aurora Foods, Inc., 8.75%
Sr. Sub. Nts., Series B, 7/1/08 4       500,000         392,500
----------------------------------------------------------------
Burns Philp Capital Pty Ltd.,
9.75% Sr. Sub. Nts., 7/15/12 3          400,000         430,000
----------------------------------------------------------------
Del Monte Corp.:
8.625% Sr. Sub. Nts., 12/15/12        1,000,000       1,100,000
9.25% Sr. Unsec. Sub. Nts., 5/15/11     100,000         111,000
----------------------------------------------------------------
Doane Pet Care Co.:
9.75% Sr. Unsec. Sub. Nts., 5/15/07     700,000         630,000
10.75% Sr. Nts., 3/1/10 1             1,100,000       1,144,000
----------------------------------------------------------------
Dole Food Co., Inc.:
8.625% Sr. Nts., 5/1/09                 900,000         992,250
8.875% Sr. Unsec. Nts., 3/15/11         400,000         441,000

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
FOOD PRODUCTS Continued
Hines Nurseries, Inc.,
10.25% Sr. Nts., 10/1/11 3          $   600,000   $     657,000
----------------------------------------------------------------
Michael Foods, Inc., 8%
Sr. Sub. Nts., 11/15/13 3               500,000         523,750
----------------------------------------------------------------
New World Pasta Co.,
9.25% Sr. Nts., 2/15/09 1               200,000          53,000
----------------------------------------------------------------
Pinnacle Foods Holding Corp.,
8.25% Sr. Sub. Nts., 12/1/13 3          500,000         520,000
----------------------------------------------------------------
Smithfield Foods, Inc.:
7.625% Sr. Unsec. Sub. Nts., 2/15/08    925,000         938,875
8% Sr. Nts., Series B, 10/15/09         900,000         954,000
----------------------------------------------------------------
Swift & Co., 10.125% Sr.
Nts., 10/1/09                         1,000,000       1,065,000
----------------------------------------------------------------
Tembec Industries, Inc., 7.75%
Sr. Nts., 3/15/12                       700,000         700,000
----------------------------------------------------------------
United Biscuits Finance plc,
10.625% Sr. Sub. Nts.,
4/15/11 1 [EUR]                       1,000,000       1,431,633
                                                  --------------
                                                     12,680,883

----------------------------------------------------------------
HOUSEHOLD PRODUCTS--0.5%
AKI, Inc., 10.50%
Sr. Unsec. Nts., 7/1/08 1             1,000,000       1,045,000
----------------------------------------------------------------
Armkel LLC/Armkel Finance, Inc.,
9.50% Sr. Sub. Nts., 8/15/09            600,000         661,500
----------------------------------------------------------------
Holmes Products Corp., 9.875% Sr.
Unsec. Sub. Nts., Series B, 11/15/07 1  300,000         311,250
----------------------------------------------------------------
Playtex Products, Inc., 9.375%
Sr. Unsec. Sub. Nts., 6/1/11            500,000         507,500
----------------------------------------------------------------
Revlon Consumer Products Corp.,
12% Sr. Sec. Nts., 12/1/05              400,000         402,000
----------------------------------------------------------------
Styling Technology Corp., 10.875%
Sr. Unsec. Sub. Nts., 7/1/08 1,4,5      600,000              --
                                                  --------------
                                                      2,927,250

----------------------------------------------------------------
PERSONAL PRODUCTS--0.1%
French Fragrances, Inc., 10.375%
Sr. Unsec. Nts., Series B, 5/15/07      382,000         397,120
----------------------------------------------------------------
ENERGY--4.6%
----------------------------------------------------------------
ENERGY EQUIPMENT & SERVICES--1.4%
BRL Universal Equipment Corp.,
8.875% Sr. Sec. Nts., 2/15/08 1         750,000         808,125
----------------------------------------------------------------
Dresser, Inc., 9.375% Sr.
Sub. Nts., 4/15/11                      400,000         437,000
----------------------------------------------------------------
Grant Prideco Escrow Corp., 9%
Sr. Unsec. Nts., 12/15/09               300,000         332,250
----------------------------------------------------------------
Hanover Compress Co.,
8.625% Sr. Nts., 12/15/10               700,000         731,500
----------------------------------------------------------------
Hanover Equipment Trust 2001A,
8.50% Sr. Sec. Nts., Series A, 9/1/08   500,000         532,500
----------------------------------------------------------------
Hornbeck-Leevac
Marine Services, Inc., 10.625%
Sr. Nts., 8/1/08                      1,750,000       1,942,500
----------------------------------------------------------------
Ocean Rig Norway AS,
10.25% Sr. Sec. Nts., 6/1/08          1,600,000       1,512,000

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
ENERGY EQUIPMENT & SERVICES Continued
Petroleum Helicopters, Inc.,
9.375% Sr. Nts., 5/1/09             $   600,000   $     640,500
----------------------------------------------------------------
Universal Compression, Inc.,
7.25% Sr. Unsec. Sub. Nts., 5/15/10     800,000         836,000
                                                  --------------
                                                      7,772,375

----------------------------------------------------------------
OIL & GAS--3.2%
Belden & Blake Corp.,
9.875% Sr. Sub. Nts., 6/15/07           500,000         495,000
----------------------------------------------------------------
Chesapeake Energy Corp.:
8.125% Sr. Unsec. Nts., 4/1/11        1,000,000       1,115,000
8.375% Sr. Unsec. Nts., 11/1/08       1,000,000       1,105,000
9% Sr. Nts., 8/15/12                    300,000         346,500
----------------------------------------------------------------
El Paso Energy Partners LP, 8.50%
Sr. Unsec. Sub. Nts., Series B, 6/1/11  469,000         529,970
----------------------------------------------------------------
Forest Oil Corp.,
7.75% Sr. Nts., 5/1/14                1,000,000       1,062,500
----------------------------------------------------------------
Frontier Oil Corp.,
11.75% Sr. Nts., 11/15/09               800,000         908,000
----------------------------------------------------------------
GulfTerra Energy Partners LP:
8.50% Sr. Unsec. Sub. Nts.,
Series B, 6/1/10                        425,000         484,500
10.625% Sr. Sub. Nts., 12/1/12          469,000         583,905
----------------------------------------------------------------
Leviathan Gas Pipeline Partners
LP/Leviathan Finance Corp., 10.375%
Sr. Unsec. Sub. Nts.,
Series B, 6/1/09 1                      500,000         545,000
----------------------------------------------------------------
Newfield Exploration Co., 8.375%
Sr. Sub. Nts., 8/15/12                  600,000         675,000
----------------------------------------------------------------
Paramount Resources Ltd., 7.875%
Sr. Nts., 11/1/10                       700,000         700,000
----------------------------------------------------------------
Pioneer Natural Resources Co.,
7.50% Sr. Nts., 4/15/12               1,000,000       1,151,148
----------------------------------------------------------------
Premcor Refining Group, Inc.,
9.50% Sr. Nts., 2/1/13 1              1,300,000       1,488,500
----------------------------------------------------------------
Stone Energy Corp., 8.25% Sr.
Unsec. Sub. Nts., 12/15/11              800,000         876,000
----------------------------------------------------------------
Teekay Shipping Corp., 8.875%
Sr. Nts., 7/15/11                       575,000         655,500
----------------------------------------------------------------
Tesoro Petroleum Corp.:
8% Sr. Sec. Nts., 4/15/08             1,000,000       1,067,500
9.625% Sr. Sub. Nts., 4/1/12            700,000         770,000
----------------------------------------------------------------
Tom Brown, Inc., Units (each unit
consists of $512 principal amount
of 7.25% sr. sub. nts., due 2013 and
$488 principal amount of Tom
Brown Resources Funding Corp.,
7.25% sr. sub. nts., due 2013) 8        400,000         425,000
----------------------------------------------------------------
Westport Resources Corp., 8.25% Sr.
Unsec. Sub. Nts., 11/1/11             1,400,000       1,547,000
----------------------------------------------------------------
XTO Energy, Inc., 7.50%
Sr. Nts., 4/15/12                     1,000,000       1,135,000
                                                  --------------
                                                     17,666,023

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
FINANCIALS--2.6%
----------------------------------------------------------------
CAPITAL MARKETS--0.6%
American Color Graphics, Inc.,
10% Sr. Sec. Nts., 6/15/10 3        $   400,000   $     412,000
----------------------------------------------------------------
Berry Plastics Corp.:
10.75% Sr. Sub. Nts., 7/15/12           800,000         925,000
10.75% Sr. Sub. Nts., 7/15/12 3         800,000         925,000
----------------------------------------------------------------
Decrane Aircraft Holdings, Inc.,
12% Sr. Unsec. Sub. Nts.,
Series B, 9/30/08                     1,550,000         798,250
                                                  --------------
                                                      3,060,250

----------------------------------------------------------------
COMMERCIAL BANKS--0.3%
Bank Plus Corp.,
12% Sr. Nts., 7/18/07 1                 517,000         555,775
----------------------------------------------------------------
Local Financial Corp.,
11% Sr. Nts., 9/8/04 1                  800,000         838,000
----------------------------------------------------------------
Western Financial Bank,
9.625% Unsec. Sub. Debs., 5/15/12       400,000         448,000
                                                  --------------
                                                      1,841,775

----------------------------------------------------------------
DIVERSIFIED FINANCIAL SERVICES--0.3%
Bombardier Recreational, Inc.,
8.375% Sr. Sub. Nts., 12/15/13 3        550,000         577,500
----------------------------------------------------------------
Couche-Tard US LP/Couche-Tard
Finance Corp., 7.50% Sr. Sub.
Nts., 12/15/13 3                        300,000         315,750
----------------------------------------------------------------
Finova Group, Inc. (The),
7.50% Nts., 11/15/09                    500,000         302,500
----------------------------------------------------------------
LaBranche & Co., Inc., 12%
Sr. Unsec. Sub. Nts., 3/2/07            600,000         609,000
                                                  --------------
                                                      1,804,750

----------------------------------------------------------------
REAL ESTATE--1.2%
Capstar Hotel Co., 8.75% Sr. Sub.
Nts., 8/15/07 1                         200,000         203,500
----------------------------------------------------------------
Corrections Corp. of America:
7.50% Sr. Nts., 5/1/11                  500,000         527,500
9.875% Sr. Nts., 5/1/09                 500,000         560,625
----------------------------------------------------------------
Felcor Lodging LP:
9% Sr. Nts., 6/1/11                     780,000         850,200
10% Sr. Unsec. Nts., 9/15/08            200,000         217,000
----------------------------------------------------------------
Felcor Suites LP, 7.375%
Sr. Nts., 10/1/04                       200,000         205,750
----------------------------------------------------------------
HMH Properties, Inc., 7.875%
Sr. Nts., Series B, 8/1/08            1,750,000       1,828,750
----------------------------------------------------------------
MeriStar Hospitality Corp.:
9.125% Sr. Unsec. Nts., 1/15/11         400,000         426,000
10.50% Sr. Unsec. Nts., 6/15/09         350,000         381,500
----------------------------------------------------------------
Saul (B.F.) Real Estate Investment
Trust, 9.75% Sr. Sec. Nts.,
Series B, 4/1/08                      1,300,000       1,363,375
                                                  --------------
                                                      6,564,200
STATEMENT OF INVESTMENTS  CONTINUED
----------------------------------------------------------------

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
THRIFTS & MORTGAGE FINANCE--0.2%
WMC Finance Co., 11.75%
Sr. Nts., 12/15/08 3                $ 1,000,000   $   1,002,500
----------------------------------------------------------------
HEALTH CARE--4.7%
----------------------------------------------------------------
HEALTH CARE EQUIPMENT & SUPPLIES--0.7%
Dade Behring Holdings, Inc., 11.91%
Sr. Unsec. Sub. Nts., 10/3/10 1         200,000         231,000
----------------------------------------------------------------
Fisher Scientific International, Inc.,
8.125% Sr. Sub. Nts., 5/1/12            782,000         842,605
----------------------------------------------------------------
HMP Equity Holdings Corp., Units
(each unit consists of $1,000
principal amount of 15.43% sr. sec.
disc. nts., 5/15/08 and one warrant
to purchase 2.8094 shares of
Huntsman Corp. common stock) 8,9      1,000,000         615,000
----------------------------------------------------------------
Sybron Dental Specialties, Inc.,
8.125% Sr. Sub. Nts., 6/15/12           700,000         764,750
----------------------------------------------------------------
Universal Hospital Services, Inc.,
10.125% Sr. Nts., 11/1/11 3             800,000         844,000
----------------------------------------------------------------
Vanguard Health Systems, Inc.,
9.75% Sr. Unsec. Sub. Nts., 8/1/11      500,000         545,000
                                                  --------------
                                                      3,842,355

----------------------------------------------------------------
HEALTH CARE PROVIDERS & SERVICES--3.9%
Alderwoods Group, Inc.,
12.25% Sr. Nts., 1/2/09                 700,000         791,000
----------------------------------------------------------------
Alliance Imaging, Inc., 10.375% Sr.
Unsec. Sub. Nts., 4/15/11               300,000         319,500
----------------------------------------------------------------
AmeriPath, Inc., 10.50% Sr.
Unsec. Sub. Nts., 4/1/13                700,000         749,000
----------------------------------------------------------------
AmerisourceBergen Corp.,
7.25% Sr. Unsec. Nts., 11/15/12         200,000         216,500
----------------------------------------------------------------
Beverly Enterprises, Inc.,
9.625% Sr. Unsec. Nts., 4/15/09         925,000       1,024,438
----------------------------------------------------------------
Extendicare Health Services, Inc.,
9.50% Sr. Unsec. Sub. Nts., 7/1/10 1    500,000         557,500
----------------------------------------------------------------
Fresenius Medical Care Capital
Trust II, 7.875% Nts., 2/1/08 1       1,600,000       1,716,000
----------------------------------------------------------------
Genesis Healthcare Corp., 8%
Sr. Sub. Nts., 10/15/13 3               400,000         419,000
----------------------------------------------------------------
Hanger Orthopedic Group, Inc.,
10.375% Sr. Nts., 2/15/09 1             400,000         456,000
----------------------------------------------------------------
HCA, Inc.:
6.30% Sr. Unsec. Nts., 10/1/12          300,000         309,823
6.95% Sr. Nts., 5/1/12                1,000,000       1,073,915
7.875% Sr. Nts., 2/1/11                 305,000         348,336
8.75% Sr. Nts., 9/1/10                  400,000         476,912
----------------------------------------------------------------
Healthsouth Corp.,
7.625% Nts., 6/1/12                   1,000,000         940,000
----------------------------------------------------------------
InSight Health Services Corp.,
9.875% Sr. Sub. Nts., 11/1/11           500,000         532,500

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
HEALTH CARE PROVIDERS & SERVICES Continued
Magellan Health Services, Inc.:
9% Sr. Sub. Nts., 2/15/08 4,5       $   300,000   $     223,500
9.375% Sr. Nts., 11/15/07 3           2,000,000       2,110,000
----------------------------------------------------------------
Medquest, Inc., 11.875% Sr.
Unsec. Sub. Nts., Series B, 8/15/12     700,000         768,250
----------------------------------------------------------------
National Nephrology Assn., 9%
Sr. Sub. Nts., 11/1/11 3                200,000         210,500
----------------------------------------------------------------
NDCHealth Corp., 10.50% Sr.
Unsec. Sub. Nts., 12/1/12               600,000         678,000
----------------------------------------------------------------
PacifiCare Health Systems, Inc.,
10.75% Sr. Unsec. Unsub. Nts., 6/1/09   714,000         846,090
----------------------------------------------------------------
Quintiles Transnational Corp., 10%
Sr. Sub. Nts., 10/1/13 3                600,000         651,000
----------------------------------------------------------------
Rotech Healthcare, Inc., 9.50% Sr.
Unsec. Sub. Nts., 4/1/12                600,000         630,000
----------------------------------------------------------------
Stewart Enterprises, Inc., 10.75% Sr.
Unsec. Sub. Nts., 7/1/08 1            1,800,000       2,043,000
----------------------------------------------------------------
Tenet Healthcare Corp., 6.375% Sr.
Nts., 12/1/11                           760,000         733,400
----------------------------------------------------------------
Triad Hospitals, Inc., 7%
Sr. Sub. Nts., 11/15/13 3             1,420,000       1,437,750
----------------------------------------------------------------
US Oncology, Inc., 9.625%
Sr. Sub. Nts., 2/1/12                   300,000         330,750
----------------------------------------------------------------
Vicar Operating, Inc.,
9.875% Sr. Sub. Nts., 12/1/09 1       1,000,000       1,115,000
                                                  --------------
                                                     21,707,664

----------------------------------------------------------------
PHARMACEUTICALS--0.1%
aaiPharma, Inc., 11%
Sr. Sub. Nts., 4/1/10                   100,000         114,000
----------------------------------------------------------------
Valeant Pharmaceuticals
International, Inc., 7%
Sr. Nts., 12/15/11 3                    800,000         828,000
                                                  --------------
                                                        942,000

----------------------------------------------------------------
INDUSTRIALS--8.1%
----------------------------------------------------------------
AEROSPACE & DEFENSE--1.0%
Alliant Techsystems, Inc., 8.50%
Sr. Unsec. Sub. Nts., 5/15/11           900,000         994,500
----------------------------------------------------------------
American Plumbing & Mechanical,
Inc., 11.625% Sr. Sub. Nts.,
Series B, 10/15/08 1,4                  500,000         125,625
----------------------------------------------------------------
K&F Industries, Inc., 9.625%
Sr. Unsec. Sub. Nts., 12/15/10          300,000         337,875
----------------------------------------------------------------
L-3 Communications Corp.,
7.625% Sr. Sub. Nts., 6/15/12           800,000         871,000
----------------------------------------------------------------
Rexnord Corp., 10.125%
Sr. Unsec. Sub. Nts., 12/15/12          700,000         770,000
----------------------------------------------------------------
TransDigm, Inc., 8.375%
Sr. Sub. Nts., 7/15/11                  800,000         855,000

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
AEROSPACE & DEFENSE Continued
TRW Automotive, Inc.:
9.375% Sr. Nts., 2/15/13            $   650,000   $     745,875
11% Sr. Sub. Nts., 2/15/13              700,000         827,750
----------------------------------------------------------------
Vought Aircraft Industries, Inc.,
8% Sr. Nts., 7/15/11 3                  300,000         307,875
                                                  --------------
                                                      5,835,500

----------------------------------------------------------------
AIR FREIGHT & LOGISTICS--0.0%
Atlas Air, Inc., 9.25% Sr. Nts.,
4/15/08 4                               500,000         187,500
----------------------------------------------------------------
AIRLINES--0.4%
America West Airlines, Inc.,
10.75% Sr. Nts., 9/1/05               1,000,000         975,000
----------------------------------------------------------------
Amtran, Inc., 10.50% Sr.
Nts., 8/1/04                          1,500,000       1,301,250
                                                  --------------
                                                      2,276,250

----------------------------------------------------------------
BUILDING PRODUCTS--0.5%
Associated Materials, Inc.,
9.75% Sr. Sub. Nts., 4/15/12            700,000         770,000
----------------------------------------------------------------
Green Star Products, Inc.,
10.15% Bonds, 6/24/10 3                 321,938         330,815
----------------------------------------------------------------
Jacuzzi Brands, Inc., 9.625%
Sr. Sec. Nts., 7/1/10 3                 544,000         601,120
----------------------------------------------------------------
Nortek, Inc.:
9.125% Sr. Unsec. Nts.,
Series B, 9/1/07                        200,000         207,750
9.875% Sr. Unsec. Sub. Nts., 6/15/11    400,000         443,000
----------------------------------------------------------------
North America Energy Partners, Inc.,
8.75% Sr. Unsec. Nts., 12/1/11 3        300,000         316,500
                                                  --------------
                                                      2,669,185

----------------------------------------------------------------
COMMERCIAL SERVICES & SUPPLIES--2.9%
Allied Waste North America, Inc.:
7.875% Sr. Nts., 4/15/13                800,000         870,000
7.875% Sr. Unsec. Nts.,
Series B, 1/1/09                        400,000         419,000
8.50% Sr. Sub. Nts., 12/1/08          1,000,000       1,117,500
8.875% Sr. Nts., Series B, 4/1/08     1,900,000       2,137,500
9.25% Sr. Sec. Debs.,
Series B, 9/1/12                      2,000,000       2,280,000
10% Sr. Unsec. Sub. Nts.,
Series B, 8/1/09                        400,000         434,000
----------------------------------------------------------------
American Pad & Paper Co., 13%
Sr. Sub. Nts., Series B,
11/15/05 1,4,5                          200,000           1,305
----------------------------------------------------------------
Budget Group, Inc., 9.125%
Sr. Unsec. Nts., 4/1/06 4,5             900,000         166,500
----------------------------------------------------------------
Buhrmann US, Inc., 12.25%
Sr. Unsec. Sub. Nts., 11/1/09           600,000         675,000
----------------------------------------------------------------
Coinmach Corp., 9% Sr. Nts., 2/1/10     800,000         872,000
----------------------------------------------------------------
Comforce Operating, Inc., 12%
Sr. Nts., Series B,12/1/07 1            350,000         229,250
----------------------------------------------------------------
Hydrochem Industrial Services, Inc.,
10.375% Sr. Sub. Nts., 8/1/07 1         250,000         239,375

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
COMMERCIAL SERVICES & SUPPLIES Continued
IT Group, Inc., 11.25% Sr. Unsec.
Sub. Nts., Series B, 4/1/09 1,4,5   $   550,000   $          --
----------------------------------------------------------------
Kindercare Learning Centers, Inc.,
9.50% Sr. Sub. Nts., 2/15/09 1          750,000         765,000
----------------------------------------------------------------
Mail-Well I Corp., 9.625% Sr.
Nts., 3/15/12                           700,000         780,500
----------------------------------------------------------------
Moore North American Finance,
Inc., 7.875% Sr. Nts., 1/15/11 3        400,000         455,000
----------------------------------------------------------------
Protection One, Inc./Protection
One Alarm Monitoring, Inc.,
7.375% Sr. Unsec. Nts., 8/15/05 1       900,000         832,500
----------------------------------------------------------------
Stericycle, Inc., 12.375% Sr. Unsec.
Sub. Nts., Series B, 11/15/09           488,000         563,640
----------------------------------------------------------------
Synagro Technologies, Inc.,
9.50% Sr. Sub. Nts., 4/1/09             700,000         763,000
----------------------------------------------------------------
United Rentals
(North America), Inc.:
9% Sr. Unsec. Sub. Nts.,
Series B, 4/1/09                      1,000,000       1,063,750
10.75% Sr. Unsec. Nts.,
Series B, 4/15/08                       400,000         452,000
10.75% Sr. Unsec. Nts.,
Series B, 4/15/08                       700,000         791,000
                                                  --------------
                                                     15,907,820

----------------------------------------------------------------
CONSTRUCTION & ENGINEERING--0.2%
Integrated Electrical Services, Inc.:
9.375% Sr. Sub. Nts.,
Series B, 2/1/09 1                      100,000         105,500
9.375% Sr. Sub. Nts.,
Series C, 2/1/09                        100,000         105,500
----------------------------------------------------------------
URS Corp., 11.50% Sr.
Unsec. Nts., 9/15/09 1                  700,000         795,375
                                                  --------------
                                                      1,006,375

----------------------------------------------------------------
ELECTRICAL EQUIPMENT--0.1%
Dayton Superior Corp., 13%
Sr. Unsec. Sub. Nts., 6/15/09 1         100,000          87,500
----------------------------------------------------------------
General Cable Corp., 9.50%
Sr. Nts., 11/15/10 3                    500,000         537,500
                                                  --------------
                                                        625,000

----------------------------------------------------------------
INDUSTRIAL CONGLOMERATES--0.8%
Great Lakes Dredge & Dock Co.,
7.75% Sr. Sub. Nts., 12/15/13 3         550,000         568,563
----------------------------------------------------------------
Norse CBO Ltd., 9.342% Sub. Bonds,
Series 1A, Cl. C2, 8/13/10 1          1,500,000         577,500
----------------------------------------------------------------
Tyco International Group SA:
6.375% Nts., 10/15/11                 2,900,000       3,113,875
6.75% Sr. Unsub. Nts., 2/15/11          100,000         109,750
                                                  --------------
                                                      4,369,688

STATEMENT OF INVESTMENTS  CONTINUED
----------------------------------------------------------------

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
MACHINERY--1.1%
Actuant Corp., 13%
Sr. Sub. Nts., 5/1/09               $   378,000   $     493,290
----------------------------------------------------------------
AGCO Corp., 9.50%
Sr. Unsec. Nts., 5/1/08               1,000,000       1,100,000
----------------------------------------------------------------
Insilco Corp., 12% Sr. Sub. Nts.,
8/15/07 1,4,5                         1,200,000          10,950
----------------------------------------------------------------
Manitowoc Co., Inc. (The):
7.125% Sr. Nts., 11/1/13                150,000         155,813
10.50% Sr. Sub. Nts., 8/1/12            800,000         915,000
----------------------------------------------------------------
NMHG Holding Co., 10%
Sr. Nts., 5/15/09 1                     600,000         666,000
----------------------------------------------------------------
Roller Bearing Co. of America, Inc.,
9.625% Sr. Sub. Nts.,
Series B, 6/15/07                       560,000         524,300
----------------------------------------------------------------
SPX Corp., 7.50% Sr. Nts., 1/1/13       900,000         983,250
----------------------------------------------------------------
Terex Corp.:
9.25% Sr. Unsec. Sub. Nts., 7/15/11     800,000         884,000
10.375% Sr. Unsec. Sub. Nts.,
Series B, 4/1/11 1                      500,000         562,500
                                                  --------------
                                                      6,295,103

----------------------------------------------------------------
MARINE--0.6%
CP Ships Ltd., 10.375%
Sr. Nts., 7/15/12                     1,000,000       1,165,000
----------------------------------------------------------------
Millenium Seacarriers, Inc.,
12% Sr. Sec. Nts., 7/15/05 1,4,5        700,000         269,290
----------------------------------------------------------------
Navigator Gas Transport plc,
10.50% First Priority Ship Mtg. Nts.,
6/30/07 1,4,5                         1,000,000         425,000
----------------------------------------------------------------
Pacific & Atlantic Holdings, Inc.,
3.75% Sec. Nts., 12/31/07 3             387,497         117,702
----------------------------------------------------------------
Sea Containers Ltd., 7.875%
Sr. Nts., 2/15/08                     1,500,000       1,485,000
                                                  --------------
                                                      3,461,992

----------------------------------------------------------------
ROAD & RAIL--0.4%
Kansas City Southern Railway Co.
(The), 7.50% Sr. Nts., 6/15/09          500,000         515,000
----------------------------------------------------------------
Stena AB:
7.50% Sr. Nts., 11/1/13                 928,000         960,480
9.625% Sr. Nts., 12/1/12                600,000         679,500
                                                  --------------
                                                      2,154,980

----------------------------------------------------------------
TRANSPORTATION INFRASTRUCTURE--0.1%
Worldspan LP/Worldspan Financial
Corp., 9.625% Sr. Nts., 6/15/11 3       350,000         362,250
----------------------------------------------------------------
INFORMATION TECHNOLOGY--1.8%
----------------------------------------------------------------
COMMUNICATIONS EQUIPMENT--0.1%
Orion Network Systems, Inc.,
12.50% Sr. Disc. Nts., 1/15/07 1,4    1,150,000         606,625

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
COMPUTERS & PERIPHERALS--0.1%
Seagate Technology Hdd Holdings,
8% Sr. Nts., 5/15/09                $   700,000   $     757,750
----------------------------------------------------------------
ELECTRONIC EQUIPMENT & INSTRUMENTS--0.4%
Ingram Micro, Inc., 9.875% Sr. Unsec.
Sub. Nts., 8/15/08 1                  1,200,000       1,332,000
----------------------------------------------------------------
Sensus Metering Systems, Inc.,
8.625% Sr. Sub. Nts., 12/15/13 3      1,000,000       1,031,250
                                                  --------------
                                                      2,363,250

----------------------------------------------------------------
INTERNET SOFTWARE & SERVICES--0.0%
Exodus Communications, Inc.,
10.75% Sr. Nts., 12/15/09 1,4 [EUR]     846,550          48,051
----------------------------------------------------------------
Globix Corp., 11% Sr. Nts., 4/26/08 1   109,359          96,783
----------------------------------------------------------------
NorthPoint Communications
Group, Inc., 12.875% Nts., 2/15/10 1,4  240,208              24
----------------------------------------------------------------
PSINet, Inc.:
10.50% Sr. Unsec. Nts.,
12/1/06 1,4,5 [EUR]                   1,000,000          52,031
11% Sr. Nts., 8/1/09 1,4,5              901,558          51,840
----------------------------------------------------------------
Verado Holdings, Inc., 0%/13% Sr.
Disc. Nts., 4/15/08 1,4,5,6             500,000              50
                                                  --------------
                                                        248,779

----------------------------------------------------------------
IT SERVICES--0.5%
Iron Mountain, Inc.:
7.75% Sr. Sub. Nts., 1/15/15            500,000         526,250
8.625% Sr. Unsec. Sub. Nts., 4/1/13   1,600,000       1,736,000
----------------------------------------------------------------
Titan Corp. (The),
8% Sr. Sub. Nts., 5/15/11 3             400,000         456,000
                                                  --------------
                                                      2,718,250

----------------------------------------------------------------
OFFICE ELECTRONICS--0.1%
ASAT Finance LLC,
12.50% Sr. Unsec. Nts., 11/1/06 1       325,000         346,531
----------------------------------------------------------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT--0.6%
AMI Semiconductor, Inc.,
10.75% Sr. Unsec. Sub. Nts., 2/1/13     682,000         816,695
----------------------------------------------------------------
Amkor Technology, Inc.:
7.75% Sr. Nts., 5/15/13                 600,000         646,500
9.25% Sr. Unsec. Sub. Nts., 2/15/08   1,000,000       1,140,000
----------------------------------------------------------------
ChipPAC International Co. Ltd.,
12.75% Sr. Unsec. Sub. Nts.,
Series B, 8/1/09                        500,000         555,000
                                                  --------------
                                                      3,158,195

----------------------------------------------------------------
MATERIALS--9.8%
----------------------------------------------------------------
CHEMICALS--3.6%
Applied Extrusion Technologies, Inc.,
10.75% Sr. Nts., Series B, 7/1/11       450,000         375,750
----------------------------------------------------------------
Avecia Group plc, 11%
Sr. Unsec. Nts., 7/1/09                 200,000         181,000

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
CHEMICALS Continued
ClimaChem, Inc., 10.75% Sr. Unsec.
Nts., Series B, 12/1/07 1           $   250,000   $     101,250
----------------------------------------------------------------
Compass Minerals Group, Inc.,
10% Sr. Sub. Nts., 8/15/11            1,200,000       1,350,000
----------------------------------------------------------------
Equistar Chemicals LP/Equistar
Funding Corp.:
8.75% Sr. Unsec. Nts., 2/15/09          600,000         630,000
10.625% Sr. Nts., 5/1/11 3            1,000,000       1,110,000
10.625% Sr. Unsec. Nts., 5/1/11         800,000         888,000
----------------------------------------------------------------
Huntsman Corp./
ICI Chemical Co. plc:
13.09% Sr. Unsec.
Disc. Nts., 12/31/09 9                  400,000         195,000
10.125% Sr. Unsec. Sub. Nts., 7/1/09  1,800,000       1,863,000
10.125% Sr. Unsec.
Sub. Nts., 7/1/09 [EUR]                 100,000         123,770
----------------------------------------------------------------
Huntsman International LLC,
9.875% Sr. Nts., 3/1/09               1,800,000       1,980,000
----------------------------------------------------------------
IMC Global, Inc.,
7.625% Bonds, 11/1/05 1                   3,000           3,090
----------------------------------------------------------------
ISP Chemco, Inc., 10.25%
Sr. Unsec. Sub. Nts., 7/1/11 1          500,000         565,000
----------------------------------------------------------------
ISP Holdings, Inc., 10.625%
Sr. Sec. Nts., 12/15/09 1               300,000         331,500
----------------------------------------------------------------
Koppers Industry, Inc.,
9.875% Sr. Sec. Nts., 10/15/13 3        900,000         996,750
----------------------------------------------------------------
Kraton Polymers LLC/Capital
Corp., 8.125% Sr. Sub. Nts., 1/15/14 3  400,000         418,000
----------------------------------------------------------------
Lyondell Chemical Co.:
9.50% Sec. Nts., 12/15/08               500,000         525,000
9.50% Sr. Sec. Nts., 12/15//08          100,000         105,000
9.625% Sr. Sec. Nts., Series A, 5/1/07  900,000         958,500
9.875% Sec. Nts., Series B, 5/1/07      600,000         636,000
----------------------------------------------------------------
Millennium America, Inc.,
9.25% Sr. Nts., 6/15/08 3               800,000         876,000
----------------------------------------------------------------
Noveon, Inc., 11% Sr. Unsec.
Sub. Nts., Series B, 2/28/11 1        1,200,000       1,398,000
----------------------------------------------------------------
OM Group, Inc., 9.25%
Sr. Sub. Nts., 12/15/11                 100,000         104,500
----------------------------------------------------------------
PCI Chemicals Canada,
10% Sr. Sec. Nts., 12/31/08             319,909         291,117
----------------------------------------------------------------
Pioneer Cos., Inc., 4.64%
Sr. Sec. Nts., 12/31/06 1,2             101,304          92,187
----------------------------------------------------------------
Polyone Corp., 8.875%
Sr. Unsec. Nts., 5/1/12               1,700,000       1,572,500
----------------------------------------------------------------
Resolution Performance Products
LLC, 8% Sec. Nts., 12/15/09 3           450,000         468,000
----------------------------------------------------------------
Rockwood Specialties Corp.,
10.625% Sr. Sub. Nts., 5/15/11 3        400,000         448,000
----------------------------------------------------------------
Sterling Chemicals, Inc.:
10% Sr. Sec. Nts., 12/19/07 1           409,135         395,838
11.25% Sr. Sub. Nts., 8/15/06 1,4,5     300,000              --

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
CHEMICALS Continued
Westlake Chemical Corp.,
8.75% Sr. Nts., 7/15/11 3           $   800,000   $     880,000
                                                  --------------
                                                     19,862,752

----------------------------------------------------------------
CONSTRUCTION MATERIALS--0.2%
Texas Industries, Inc., 10.25%
Sr. Unsec. Nts., 6/15/11                800,000         908,000
----------------------------------------------------------------
CONTAINERS & PACKAGING--2.5%
Ball Corp.:
6.875% Sr. Unsec. Nts., 12/15/12 3      300,000         315,000
7.75% Sr. Unsec. Nts., 8/1/06           700,000         756,000
----------------------------------------------------------------
Crown Euro Holdings SA,
9.50% Sr. Sec. Nts., 3/1/11             900,000       1,023,750
----------------------------------------------------------------
Graphic Packaging
International Corp.:
8.50% Sr. Nts., 8/15/11 3             1,000,000       1,100,000
9.50% Sr. Sub. Nts., 8/15/13 3          700,000         777,000
----------------------------------------------------------------
Jefferson Smurfit Corp., 8.25%
Sr. Unsec. Nts., 10/1/12                900,000         981,000
----------------------------------------------------------------
MDP Acquisitions plc,
9.625% Sr. Nts., 10/1/12                800,000         900,000
----------------------------------------------------------------
Owens-Brockway Glass
Container, Inc.:
7.75% Sr. Sec. Nts., 5/15/11          1,000,000       1,078,750
8.25% Sr. Unsec. Nts., 5/15/13          500,000         539,375
8.75% Sr. Sec. Nts., 11/15/12         1,350,000       1,510,313
8.875% Sr. Sec. Nts., 2/15/09         1,300,000       1,431,625
----------------------------------------------------------------
Stone Container Corp.:
8.375% Sr. Nts., 7/1/12                 400,000         436,000
9.25% Sr. Unsec. Nts., 2/1/08         1,000,000       1,110,000
9.75% Sr. Unsec. Nts., 2/1/11         1,000,000       1,110,000
----------------------------------------------------------------
TriMas Corp., 9.875% Sr. Unsec.
Sub. Nts., 6/15/12                    1,000,000       1,047,500
                                                  --------------
                                                     14,116,313

----------------------------------------------------------------
METALS & MINING--2.0%
AK Steel Corp., 7.875%
Sr. Unsec. Nts., 2/15/09                300,000         264,750
----------------------------------------------------------------
Arch Western Finance LLC,
6.75% Sr. Nts., 7/1/13 3                800,000         826,000
----------------------------------------------------------------
California Steel Industries Corp.,
8.50% Sr. Unsec. Nts.,
Series B, 4/1/09                        300,000         316,125
----------------------------------------------------------------
Century Aluminum Co.,
11.75% Sr. Sec. Nts., 4/15/08         1,385,000       1,551,200
----------------------------------------------------------------
IMCO Recycling, Inc.,
10.375% Sr. Sec. Nts., 10/15/10 3       700,000         722,750
----------------------------------------------------------------
IPSCO, Inc., 8.75% Sr. Nts., 6/1/13     300,000         333,000
----------------------------------------------------------------
Jorgensen (Earle M.) Co., 9.75%
Sr. Sec. Nts., 6/1/12                   800,000         892,000
----------------------------------------------------------------
Kaiser Aluminum & Chemical Corp.,
10.875% Sr. Nts., Series B,
10/15/06 1,4,5                        1,000,000         905,000

STATEMENT OF INVESTMENTS  CONTINUED
----------------------------------------------------------------

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
METALS & MINING Continued
Massey Energy Co., 6.625%
Sr. Nts., 11/15/10 3                $   400,000   $     412,000
----------------------------------------------------------------
Metallurg, Inc., 11% Sr. Nts., 12/1/07  740,000         418,100
----------------------------------------------------------------
Northwest Pipeline Corp.,
8.125% Sr. Nts., 3/1/10                 200,000         223,000
----------------------------------------------------------------
Oregon Steel Mills, Inc.,
10% Sr. Nts., 7/15/09                 1,100,000         970,750
----------------------------------------------------------------
Peabody Energy Corp., 6.875%
Sr. Unsec. Nts., Series B, 3/15/13    1,000,000       1,060,000
----------------------------------------------------------------
Steel Dynamics, Inc.,
9.50% Sr. Nts., 3/15/09                 400,000         446,000
----------------------------------------------------------------
UCAR Finance, Inc.,
10.25% Sr. Nts., 2/15/12                400,000         462,000
----------------------------------------------------------------
United States Steel Corp.:
9.75% Sr. Nts., 5/15/10                 600,000         678,000
10.75% Sr. Nts., 8/1/08                 600,000         705,000
                                                  --------------
                                                     11,185,675

----------------------------------------------------------------
PAPER & FOREST PRODUCTS--1.5%
Abitibi-Consolidated, Inc.,
8.55% Nts., 8/1/10                      300,000         334,590
----------------------------------------------------------------
Ainsworth Lumber Co. Ltd.:
12.50% Sr. Nts., 7/15/07 1,7            400,000         472,000
13.875% Sr. Sec. Nts., 7/15/07          250,000         288,750
----------------------------------------------------------------
Boise Cascade Co.:
6.50% Sr. Nts., 11/1/10                 400,000         417,837
7% Sr. Nts., 11/1/13                    650,000         676,718
----------------------------------------------------------------
Buckeye Technologies, Inc.,
8.50% Sr. Nts., 10/1/13                 350,000         376,250
----------------------------------------------------------------
Doman Industries Ltd.,
8.75% Sr. Nts., 3/15/04  1,4,5        2,000,000         350,000
----------------------------------------------------------------
Georgia-Pacific Corp.:
8.125% Sr. Unsec. Nts., 5/15/11       2,200,000       2,431,000
9.375% Sr. Unsec. Nts., 2/1/13        1,600,000       1,848,000
----------------------------------------------------------------
Inland Fiber Group LLC,
9.625% Sr. Unsec. Nts., 11/15/07 4      300,000         157,500
----------------------------------------------------------------
Louisiana-Pacific Corp., 10.875%
Sr. Sub. Nts., 11/15/08 1               250,000         298,750
----------------------------------------------------------------
Tekni-Plex, Inc., 8.75%
Sr. Sec. Nts., 11/15/13 3               700,000         733,250
                                                  --------------
                                                      8,384,645

----------------------------------------------------------------
TELECOMMUNICATION SERVICES--8.4%
----------------------------------------------------------------
DIVERSIFIED TELECOMMUNICATION SERVICES--3.8%
360networks, Inc.:
13% Sr. Unsec. Nts., 5/1/08 1,4,5 [EUR] 500,000              63
13% Sr. Unsec. Nts., 5/1/08 1,4,5       400,000              40
----------------------------------------------------------------
American Tower Corp.,
9.375% Sr. Nts., 2/1/09                 850,000         909,500
----------------------------------------------------------------
COLO.com, Inc., 13.875%
Sr. Nts., 3/15/10 1,4,5                 504,605           3,785

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
DIVERSIFIED TELECOMMUNICATION SERVICES Continued
Concentric Network Corp.,
Escrow Shares, 12/15/07 1,10        $   800,000   $          --
----------------------------------------------------------------
Crown Castle International Corp.,
7.50% Sr. Nts., 12/1/13 3               700,000         707,000
----------------------------------------------------------------
Dex Media East LLC/Dex Media
East Finance Co., 9.875%
Sr. Unsec. Nts., 11/15/09               800,000         920,000
----------------------------------------------------------------
Dex Media West LLC/Dex
Media West Finance Co.:
8.50% Sr. Nts., 8/15/10 3               700,000         783,125
9.875% Sr. Sub. Nts., 8/15/13 3       1,200,000       1,401,000
----------------------------------------------------------------
Dex Media, Inc., 8% Nts., 11/15/13 3  1,500,000       1,582,500
----------------------------------------------------------------
Diamond Holdings plc,
9.125% Sr. Nts., 2/1/08                 200,000         207,750
----------------------------------------------------------------
Focal Communications Corp.,
11.875% Sr. Unsec. Nts.,
Series B, 1/15/10 1,4                   100,000           8,000
----------------------------------------------------------------
Intermedia Communications, Inc.,
0%/12.25% Sr. Disc. Nts.,
Series B, 3/1/09 4,5,6                  200,000          75,000
----------------------------------------------------------------
IPC Acquisition Corp.,
11.50% Sr. Sub. Nts., 12/15/09          350,000         383,250
----------------------------------------------------------------
Level 3 Communications, Inc.:
0%/10.50% Sr. Disc. Nts., 12/1/08 6     200,000         189,500
9.125% Sr. Unsec. Nts., 5/1/08        1,000,000         915,000
----------------------------------------------------------------
MCI Communications Corp.,
7.75% Sr. Unsec. Debs., 3/23/25 4,5     600,000         486,000
----------------------------------------------------------------
Metromedia Fiber Network, Inc.,
10% Sr. Unsec. Nts.,
Series B, 11/15/08  1,4,5               600,000          39,000
----------------------------------------------------------------
Nextlink Communications, Inc.:
Escrow Shares, 10/1/07 1,10             500,000              --
Escrow Shares, 3/15/08 1,10             800,000              --
Escrow Shares, 11/15/08 1,10            200,000              --
Escrow Shares, 6/1/09 1,10              500,000              --
----------------------------------------------------------------
Qwest Capital Funding, Inc.,
5.875% Nts., 8/3/04                   1,400,000       1,410,500
----------------------------------------------------------------
Qwest Corp.:
7.20% Unsec. Nts., 11/1/04              400,000         411,000
8.875% Nts., 3/15/12 3                1,600,000       1,844,000
----------------------------------------------------------------
Qwest Services Corp.,
13.50% Nts., 12/15/10 3               3,400,000       4,148,000
----------------------------------------------------------------
Sprint Capital Corp.,
8.375% Nts., 3/15/12                    750,000         877,619
----------------------------------------------------------------
Telewest Communications plc:
0%/9.25% Sr. Disc. Nts.,
4/15/09 4,5,6                         1,000,000         525,000
0%/9.875% Sr. Disc. Nts.,
4/15/09 4,5,6 [GBP]                     500,000         456,489
11.25% Sr. Nts., 11/1/08 4,5            800,000         518,000
----------------------------------------------------------------
Teligent, Inc., 11.50% Sr. Nts.,
12/1/07 1,4,5                           400,000              --

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
DIVERSIFIED TELECOMMUNICATION SERVICES Continued
Time Warner Telecom LLC/
Time Warner Telecom, Inc.,
9.75% Sr. Nts., 7/15/08             $ 1,500,000   $   1,552,500
----------------------------------------------------------------
Time Warner Telecom, Inc.,
10.125% Sr. Unsec. Sub. Nts., 2/1/11    700,000         749,000
----------------------------------------------------------------
Viatel, Inc., 11.25%
Sr. Sec. Nts., 4/15/08 1,4,5            600,000              --
----------------------------------------------------------------
Winstar Communications, Inc.,
12.75% Sr. Nts., 4/15/10 1,4,5        1,000,000             100
                                                  --------------
                                                     21,102,721

----------------------------------------------------------------
WIRELESS TELECOMMUNICATION SERVICES--4.6%
Alamosa Delaware, Inc.,
12.50% Sr. Unsec. Nts., 2/1/11        1,000,000       1,025,000
----------------------------------------------------------------
American Tower Escrow Corp.,
12.25% Sr. Sub. Disc. Nts., 8/1/08 9  1,400,000         973,000
----------------------------------------------------------------
CellNet Data Systems, Inc.,
Sr. Unsec. Disc. Nts., 10/1/07 1,4,5  1,834,000              --
----------------------------------------------------------------
Centennial Cellular Operating Co./
Centennial Communications Corp.,
10.125% Sr. Nts., 6/15/13             1,000,000       1,102,500
----------------------------------------------------------------
Crown Castle International Corp.,
10.75% Sr. Nts., 8/1/11               1,350,000       1,525,500
----------------------------------------------------------------
CTI Holdings SA, 0%/11.50% Sr.
Deferred Coupon Nts.,
4/15/08 1,4,5,6                       1,000,000         125,000
----------------------------------------------------------------
Dobson Communications Corp.:
8.875% Sr. Nts., 10/1/13 3            1,650,000       1,678,875
10.875% Sr. Unsec. Nts., 7/1/10         700,000         766,500
----------------------------------------------------------------
IPCS, Inc., 0%/14% Sr. Unsec. Disc.
Nts., 7/15/10 1,4,6                     350,000          49,000
----------------------------------------------------------------
Leap Wireless International, Inc.:
0%/14.50% Sr. Unsec. Disc. Nts.,
4/15/10 1,4,5,6                         400,000          50,000
12.50% Sr. Nts., 4/15/10 1,4            400,000          58,000
----------------------------------------------------------------
Nextel Communications, Inc.:
7.375% Sr. Nts., 8/1/15                 490,000         529,200
9.375% Sr. Unsec. Nts., 11/15/09      5,050,000       5,529,750
9.50% Sr. Unsec. Nts., 2/1/11         1,200,000       1,362,000
----------------------------------------------------------------
Nextel Partners, Inc.:
11% Sr. Nts., 3/15/10                   300,000         333,000
12.50% Sr. Nts., 11/15/09             1,162,000       1,353,730
----------------------------------------------------------------
Orbcomm Global LP,
Escrow Shares, 8/15/04 1,10             600,000              --
----------------------------------------------------------------
Rural Cellular Corp.:
9.625% Sr. Sub. Nts.,
Series B, 5/15/08                       950,000         931,000
9.75% Sr. Sub. Nts., 1/15/10            500,000         491,250
9.875% Sr. Nts., 2/1/10               1,100,000       1,177,000
----------------------------------------------------------------
SBA Communications Corp.:
10.25% Sr. Unsec. Nts., 2/1/09        1,600,000       1,580,000
12% Sr. Unsec. Disc. Nts., 3/1/08 1     445,000         486,163

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
WIRELESS TELECOMMUNICATION SERVICES Continued
SBA Telecommunications, Inc./
SBA Communications Corp.,
0%/9.75% Sr. Disc. Nts.,
12/15/11 3,6                       $  1,500,000   $   1,065,000
----------------------------------------------------------------
SpectraSite, Inc., 8.25%
Sr. Nts., 5/15/10 1                     400,000         429,000
----------------------------------------------------------------
Triton PCS, Inc.:
8.50% Sr. Unsec. Nts., 6/1/13           800,000         864,000
8.75% Sr. Unsec. Sub. Nts., 11/15/11    300,000         297,000
9.375% Sr. Unsec. Sub. Nts., 2/1/11     300,000         307,500
----------------------------------------------------------------
US Unwired, Inc., 0%/13.375%
Sr. Unsec. Sub. Disc. Nts.,
Series B, 11/1/09 6                     800,000         584,000
----------------------------------------------------------------
Western Wireless Corp., 9.25%
Sr. Unsec. Nts., 7/15/13                900,000         954,000
                                                  --------------
                                                     25,626,968

----------------------------------------------------------------
UTILITIES--8.7%
----------------------------------------------------------------
ELECTRIC UTILITIES--4.0%
AES Corp. (The):
8.75% Sr. Sec. Nts., 5/15/13 3        2,200,000       2,469,500
8.75% Sr. Unsec. Unsub. Nts., 6/15/08   451,000         485,953
8.875% Sr. Unsec. Nts., 2/15/11         144,000         157,680
9.375% Sr. Unsec. Nts., 9/15/10         252,000         280,665
9.50% Sr. Unsec. Nts., 6/1/09            58,000          64,598
10% Sec. Nts., 7/15/05 3                583,574         596,705
----------------------------------------------------------------
AES Drax Holdings Ltd., 10.41%
Sr. Sec. Sub. Nts., Series B,
12/31/20 1,4                            300,000         261,000
----------------------------------------------------------------
Allegheny Energy, Inc., 7.75%
Nts., 8/1/05                            300,000         304,125
----------------------------------------------------------------
Caithness Coso Funding Corp.,
9.05% Sr. Sec. Nts., Series B,
12/15/09                                418,500         456,165
----------------------------------------------------------------
Calpine Corp.:
7.625% Sr. Nts., 4/15/06                550,000         489,500
8.25% Sr. Unsec. Nts., 8/15/05          400,000         389,000
8.50% Sr. Sec. Nts., 7/15/10 3        3,400,000       3,332,000
8.625% Sr. Nts., 8/15/10                200,000         157,000
8.75% Sr. Nts., 7/15/07                 800,000         660,000
8.75% Sr. Sec. Nts., 7/15/13 3          950,000         931,000
9.875% Sr. Sec. Nts., 12/1/11 3       1,000,000       1,032,500
----------------------------------------------------------------
CMS Energy Corp.:
7.50% Sr. Nts., 1/15/09                 300,000         310,500
7.75% Sr. Nts., 8/1/10 3                400,000         422,500
9.875% Sr. Unsec. Nts., 10/15/07      1,400,000       1,568,000
----------------------------------------------------------------
CMS Energy X-TRAS Pass-Through
Trust I, 7% Sr. Unsec. Pass-Through
Certificates, 1/15/05                   500,000         515,000
----------------------------------------------------------------
Edison Mission Energy, 10%
Sr. Unsec. Nts., 8/15/08                200,000         208,500
----------------------------------------------------------------
ESI Tractebel Acquisition Corp.,
7.99% Sec. Bonds, Series B, 12/30/11    922,000         977,320
----------------------------------------------------------------
Mirant Americas Generation LLC,
8.30% Sr. Unsec. Nts., 5/1/11 4         200,000         170,000

STATEMENT OF INVESTMENTS  CONTINUED
--------------------------------------------------------------------------------

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
ELECTRIC UTILITIES Continued
MSW Energy Holdings LLC/MSW
Energy Finance Co., Inc.:
7.375% Sr. Sec. Nts., 9/1/10 3      $   700,000   $     735,000
8.50% Sr. Sec. Nts., 9/1/10 3           400,000         438,000
----------------------------------------------------------------
NRG Energy, Inc., 8% Sr. Sec. Nts.,
12/15/13 3                            1,600,000       1,690,000
----------------------------------------------------------------
PG&E Corp., 6.875% Sr. Sec.
Nts., 7/15/08 3                         800,000         870,000
----------------------------------------------------------------
Reliant Resources, Inc.:
9.25% Sr. Sec. Nts., 7/15/10 3        1,200,000       1,278,000
9.50% Sr. Sec. Nts., 7/15/13 3          700,000         752,500
                                                  --------------
                                                     22,002,711

----------------------------------------------------------------
GAS UTILITIES--2.2%
AmeriGas Partners LP/AmeriGas
Eagle Finance Corp., 8.875% Sr.
Unsec. Nts., Series B, 5/20/11 11     1,400,000       1,547,000
----------------------------------------------------------------
ANR Pipeline Co., 8.875%
Sr. Nts., 3/15/10                       400,000         452,000
----------------------------------------------------------------
El Paso Corp., 7.875%
Sr. Unsec. Nts., 6/15/12              1,200,000       1,140,000
----------------------------------------------------------------
El Paso Energy Corp.,
7.625% Nts., 7/15/11                    800,000         745,000
----------------------------------------------------------------
SEMCO Energy, Inc.:
7.125% Sr. Nts., 5/15/08                400,000         418,500
7.75% Sr. Nts., 5/15/13                 400,000         422,500
----------------------------------------------------------------
Southern Natural Gas Co.:
7.35% Nts., 2/15/31                     600,000         595,500
8% Sr. Unsub. Nts., 3/1/32              900,000         933,750
8.875% Sr. Nts., 3/15/10                700,000         791,000
----------------------------------------------------------------
Tennessee Gas Pipeline Co.,
7.50% Bonds, 4/1/17                   2,365,000       2,453,688
----------------------------------------------------------------
Williams Cos., Inc. (The),
7.125% Nts., 9/1/11                   2,850,000       3,028,125
                                                  --------------
                                                     12,527,063

----------------------------------------------------------------
MULTI-UTILITIES & UNREGULATED POWER--2.4%
AES Red Oak LLC, 8.54% Sr. Sec.
Bonds, Series A, 11/30/19             1,057,581       1,147,476
----------------------------------------------------------------
Aquila, Inc., 7% Sr.
Unsec. Nts., 7/15/04                    300,000         301,500
----------------------------------------------------------------
Consumers Energy Co.:
6.25% Nts., 9/15/06                     300,000         324,130
6.375% Sr. Sec. Nts., 2/1/08            450,000         490,094
7.375% Nts., 9/15/23                    350,000         358,843
----------------------------------------------------------------
Dynegy Holdings, Inc.:
6.875% Sr. Unsec. Unsub.
Nts., 4/1/11                          3,540,000       3,278,925
8.75% Sr. Nts., 2/15/12                 600,000         608,250
10.125% Sr. Sec. Nts., 7/15/13 3      1,800,000       2,079,000
----------------------------------------------------------------
El Paso Production Holding Co.,
7.75% Sr. Nts., 6/1/13 3              1,100,000       1,089,000

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
MULTI-UTILITIES & UNREGULATED POWER Continued
Mirant Mid-Atlantic LLC, 8.625%
Sec. Pass-Through Certificates,
Series A, 6/30/12 1                 $   868,851   $     873,739
----------------------------------------------------------------
Transcontinental Gas Pipe
Line Corp.:
6.125% Nts., 1/15/05                    200,000         204,250
8.875% Sr. Unsub. Nts.,
Series B, 7/15/12                       200,000         237,500
----------------------------------------------------------------
Williams Cos., Inc. (The):
8.625% Sr. Nts., 6/1/10               1,350,000       1,522,109
9.25% Sr. Unsec. Unsub. Nts., 3/15/04   700,000         712,250
----------------------------------------------------------------
Williams Holdings of Delaware, Inc.,
6.50% Nts., 12/1/08                     300,000         311,625
                                                  --------------
                                                     13,538,691

----------------------------------------------------------------
WATER UTILITIES--0.1%
National Waterworks, Inc., 10.50%
Sr. Unsec. Sub. Nts., Series B,
12/1/12 1                               300,000         336,750
                                                  --------------
Total Corporate Bonds and Notes
(Cost $393,156,285)                                 413,547,332

                                         SHARES
----------------------------------------------------------------
PREFERRED STOCKS--0.7%
----------------------------------------------------------------
AmeriKing, Inc., 13% Cum. Sr.
Exchangeable, Non-Vtg. 1,5,7             13,764             138
----------------------------------------------------------------
Dobson Communications Corp.,
6% Cv., Series F (converts into
Dobson Communications Corp.,
Cl. A common stock), Non-Vtg.               800         144,000
----------------------------------------------------------------
e.spire Communications, Inc.,
12.75% Jr. Redeemable, Non-Vtg. 1,5,7       498              50
----------------------------------------------------------------
Eagle-Picher Holdings, Inc., 11.75%
Cum. Exchangeable, Series B,
Non-Vtg. 1,5                              8,000         586,000
----------------------------------------------------------------
ICG Holdings, Inc., 14.25%
Exchangeable, Non-Vtg. 1,5,7                342              --
----------------------------------------------------------------
McLeodUSA, Inc., 2.50% Cv., Series A 5    3,258          24,826
----------------------------------------------------------------
Nebco Evans Holdings, Inc., 11.25%
Sr. Redeemable Exchangeable,
Non-Vtg. 1,5,7                            7,274              --
----------------------------------------------------------------
NTL Europe, Inc., 10% Cum.,
Series A, Non-Vtg.                           23             189
----------------------------------------------------------------
Pacific & Atlantic Holdings, Inc.,
7.50% Cum. Cv., Series A 1,5,7           19,640          39,280
----------------------------------------------------------------
Paxson Communications Corp.:
14.25% Cum. 5,7                              --           3,192
14.25% Cum. Jr. Exchangeable,
Non-Vtg. 7                                   80         738,000
----------------------------------------------------------------
Rural Cellular Corp., 11.375% Cum.,
Series B, Non-Vtg. 7                      1,177         921,003
----------------------------------------------------------------
Sovereign Real Estate Investment
Trust, 12% Non-Cum., Series A 1,5        10,000       1,497,500

                                                   MARKET VALUE
                                         SHARES      SEE NOTE 1
----------------------------------------------------------------
PREFERRED STOCKS Continued
XO Communications, Inc., 13.50%
Sr., Series E, Non-Vtg. 1,5,7                 1   $          --
                                                  --------------
Total Preferred Stocks
(Cost $5,061,967)                                     3,954,178

----------------------------------------------------------------
COMMON STOCKS--1.0%
Charles River Laboratories
International, Inc. 5                     8,360         286,999
----------------------------------------------------------------
Chesapeake Energy Corp.                 100,909       1,370,344
----------------------------------------------------------------
Classic Cable, Inc. 5                     2,645              --
----------------------------------------------------------------
Covad Communications Group, Inc. 5       20,660          74,376
----------------------------------------------------------------
Dobson Communications
Corp., Cl. A 5                           51,491         270,637
----------------------------------------------------------------
Equinix, Inc. 5                          16,434         463,439
----------------------------------------------------------------
Geotek Communications, Inc.,
Liquidating Trust 1,5,10                    226              --
----------------------------------------------------------------
Globix Corp. 5                           11,467          45,868
----------------------------------------------------------------
Gulfstream Holding, Inc. 1,5                 56              --
----------------------------------------------------------------
Horizon Natural Resources Co. 1,5        20,000              --
----------------------------------------------------------------
ICO Global Communication
Holdings Ltd 1,5                         42,107          21,475
----------------------------------------------------------------
Manitowoc Co., Inc. (The)                 1,039          32,417
----------------------------------------------------------------
Microcell Telecommunications, Inc. 5      1,861          24,828
----------------------------------------------------------------
Microcell
Telecommunications, Inc., Cl. A 5            15             210
----------------------------------------------------------------
Microcell
Telecommunications, Inc., Cl. B 5         1,850          24,753
----------------------------------------------------------------
NTL, Inc. 5                              18,902       1,318,415
----------------------------------------------------------------
Orbital Sciences Corp. 5                  2,235          26,865
----------------------------------------------------------------
Pioneer Cos., Inc. 5                     20,688         168,607
----------------------------------------------------------------
Polymer Group, Inc., Cl. A 5             20,634         154,755
----------------------------------------------------------------
Prandium, Inc. 5                         62,829           2,513
----------------------------------------------------------------
Southern Pacific Funding Corp.,
Liquidating Trust 1,10                  251,604              --
----------------------------------------------------------------
Sterling Chemicals, Inc. 5                  380           9,975
----------------------------------------------------------------
TVMAX Holdings, Inc. 1,5                  7,500          18,750
----------------------------------------------------------------
UnitedGlobalCom, Inc., Cl. A 5          112,362         952,830
----------------------------------------------------------------
Viatel Holding Ltd. (Bermuda) 1,5         2,349           5,168
----------------------------------------------------------------
WRC Media Corp. 1,5                       1,353              27
----------------------------------------------------------------
XO Communications, Inc. 5                 2,646          15,215
                                                  --------------
Total Common Stocks
(Cost $5,822,865)                                     5,288,466

                                          UNITS
----------------------------------------------------------------
RIGHTS, WARRANTS AND CERTIFICATES--0.1%
American Tower Corp. Wts.,
Exp. 8/1/08 1,5                           1,400         175,700

                                                   MARKET VALUE
                                          UNITS      SEE NOTE 1
----------------------------------------------------------------
RIGHTS, WARRANTS AND CERTIFICATES Continued
ASAT Finance LLC Wts.,
Exp. 11/1/06 1,5                            500   $         563
----------------------------------------------------------------
Chesapeake Energy Corp. Wts.,
Exp. 9/1/04 5                             2,671             298
----------------------------------------------------------------
Citigroup, Inc. Litigation Wts., Exp.
12/31/50 5                               15,626          16,564
----------------------------------------------------------------
COLO.com, Inc. Wts., Exp. 3/15/10 1,5       600               6
----------------------------------------------------------------
Concentric Network Corp.
Wts., Exp. 12/15/07 1,5                     750              --
----------------------------------------------------------------
Covergent Communications, Inc.
Wts., Exp. 4/1/08 1,5                     2,000              20
----------------------------------------------------------------
Decrane Aircraft Holdings, Inc.
Wts., Exp. 9/30/08 1,5                    1,750              --
----------------------------------------------------------------
Diva Systems Corp. Wts., Exp. 3/1/08 1,5  1,500              15
----------------------------------------------------------------
e.spire Communications, Inc. Wts.,
Exp. 11/1/05 1,5                            475               5
----------------------------------------------------------------
Horizon PCS, Inc. Wts., Exp. 10/1/10 1,5  1,300              --
----------------------------------------------------------------
ICG Communications, Inc. Wts.,
Exp. 9/15/05 1,5                          5,940              59
----------------------------------------------------------------
ICO Global Communication
Holdings Ltd. Wts.:
Exp. 5/16/06 1,5                         10,561              53
Exp. 5/16/06 1,5                             16              --
----------------------------------------------------------------
Imperial Credit Industries, Inc.
Wts., Exp. 1/31/08 1,5                    5,148              --
----------------------------------------------------------------
Insilco Corp. Wts., Exp. 8/15/07 1,5        765              --
----------------------------------------------------------------
IPCS, Inc. Wts., Exp. 6/15/10 1,5           750               8
----------------------------------------------------------------
Leap Wireless International, Inc.
Wts., Exp. 4/15/10 1,5                      550              --
----------------------------------------------------------------
Long Distance International, Inc.
Wts., Exp. 4/13/08 1,5                      800              --
----------------------------------------------------------------
Loral Space & Communications Ltd.
Wts., Exp. 1/15/07 1,5                      800               8
----------------------------------------------------------------
McLeodUSA, Inc. Wts., Exp. 4/16/07 5      7,220           3,682
----------------------------------------------------------------
Microcell Telecommunications, Inc.:
Cl. A Wts., Exp. 5/1/05 5                   687           1,047
Cl. B Wts., Exp. 5/1/08 5                 1,145           2,437
----------------------------------------------------------------
Millenium Seacarriers, Inc. Wts.,
Exp. 7/15/05 1,5                          1,500              15
----------------------------------------------------------------
Ntelos, Inc. Wts., Exp. 8/15/10 1,5       1,000             500
----------------------------------------------------------------
Pathmark Stores, Inc. Wts.,
Exp. 9/19/10 5                           20,000          18,800
----------------------------------------------------------------
Protection One, Inc.
Wts., Exp. 6/30/05 1,5                    1,600              --
----------------------------------------------------------------
Real Time Data Co. Wts.,
Exp. 5/31/04 1,5                        121,440              --
----------------------------------------------------------------
Republic Technologies International
LLC Wts., Exp. 7/15/09 1,5                  500              --
----------------------------------------------------------------
Sterling Chemicals, Inc. Wts.,
Exp. 12/19/08 1,5                           619              --

STATEMENT OF INVESTMENTS  CONTINUED
----------------------------------------------------------------
                                                   MARKET VALUE
                                          UNITS      SEE NOTE 1
----------------------------------------------------------------
RIGHTS, WARRANTS AND CERTIFICATES Continued
Telergy, Inc. Wts., Exp. 9/25/10 1,5      2,019   $          --
----------------------------------------------------------------
Telus Corp. Wts., Exp. 9/15/05 5          1,079           8,816
----------------------------------------------------------------
Transocean, Inc. Wts., Exp. 5/1/09 3,5    1,000         190,125
----------------------------------------------------------------
XO Communications, Inc.:
Cl. A Wts., Exp. 1/16/10 5                5,300          10,335
Cl. B Wts., Exp. 1/16/10 5                3,975           6,758
Cl. C Wts., Exp. 1/16/10 5                3,975           4,373
                                                  --------------
Total Rights, Warrants and
Certificates (Cost $173,416)                            440,187

                                      PRINCIPAL
                                         AMOUNT
----------------------------------------------------------------
STRUCTURED NOTES--6.6%
Bear Stearns Cos., Inc. (The),
High Yield Index Linked Nts.:
5%, 3/11/04                         $ 3,000,000       3,162,600
8.65%, 5/31/04                        3,000,000       3,066,900
----------------------------------------------------------------
JPMorgan Chase Bank,
TRAC-X NA High Yield T3 Credit
Default Swap Bonds, 8%, 3/25/09 3    28,900,000      30,308,875
                                                  --------------
Total Structured Notes (Cost $34,900,000)            36,538,375

                                      PRINCIPAL    MARKET VALUE
                                         AMOUNT      SEE NOTE 1
----------------------------------------------------------------
JOINT REPURCHASE AGREEMENTS--14.1% 12
Undivided interest of 4.91% in joint
repurchase agreement (Principal
Amount/Market Value $1,603,898,000, with
a maturity value of $1,603,979,086) with
PaineWebber, Inc., 0.91%, dated
12/31/03, to be repurchased at
$78,700,979 on 1/2/04, collateralized by
Federal Home Loan Mortgage Corp.,
5%--5.50%, 9/1/33--11/1/33, with a value
of $405,980,626 and Federal National
Mortgage Assn., 4.50%, 10/1/33, with a
value of $1,234,398,060
(Cost $78,697,000)                  $78,697,000    $ 78,697,000

----------------------------------------------------------------
TOTAL INVESTMENTS, AT VALUE
(COST $525,931,260)                        98.1%    545,903,542
----------------------------------------------------------------
OTHER ASSETS NET OF LIABILITIES             1.9      10,561,839
                                    ----------------------------
NET ASSETS                                100.0%   $556,465,381
                                    ============================

FOOTNOTES TO STATEMENT OF INVESTMENTS
Principal amount is reported in U.S. Dollars, except for those denoted in the following currencies:
EUR   Euro
GBP   British Pound Sterling

1. Identifies issues considered to be illiquid or restricted. See Note 7 of
Notes to Financial Statements.
2. Represents the current interest rate for a variable or increasing rate security.
3. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have
been determined to be liquid under guidelines established by the Board of
Trustees. These securities amount to $105,538,588 or 18.97% of the Fund's net assets as of December 31, 2003.
4. Issue is in default. See Note 1 of Notes to Financial Statements.
5. Non-income producing security.
6. Denotes a step bond: a zero coupon bond that converts to a fixed or variable
interest rate at a designated future date.
7. Interest or dividend is paid-in-kind.
8. Units may be comprised of several components, such as debt and equity and/or
warrants to purchase equity at some point in the future. For units, which represent debt securities, principal amount disclosed represents total underlying principal.
9. Zero coupon bond reflects effective yield on the date of purchase.
10. Received as the result of issuer reorganization. Currently has minimal market value.
11. Securities with an aggregate market value of $243,100 are held in collateralized accounts to cover initial margin requirements on open futures sales contracts. See Note 6 of Notes to Financial Statements.
12. The Fund may have elements of risk due to concentrated investments. Such concentrations may subject the Fund to additional risks.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF ASSETS AND LIABILITIES  DECEMBER 31, 2003
--------------------------------------------------------------------------------

ASSETS

Investments, at value (including cost and market value of $78,697,000 in repurchase agreements)
(including securities loaned of approximately $2,143,000) (cost
$525,931,260)--see accompanying statement   $ 545,903,542
--------------------------------------------------------------------------------------------------------------------------
Cash

665,365
--------------------------------------------------------------------------------------------------------------------------
Collateral for securities loaned

2,164,744
--------------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Interest, dividends and principal
paydowns
8,962,318
Shares of beneficial interest
sold
1,660,275
Futures margins

906
Other
4,827

--------------
Total
assets
559,361,977

--------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Return of collateral for securities
loaned
2,164,744
--------------------------------------------------------------------------------------------------------------------------
Payables and other liabilities:
Shares of beneficial interest
redeemed
621,566
Distribution and service plan
fees
40,110
Shareholder
reports
29,620
Trustees' compensation

3,596
Transfer and shareholder servicing agent
fees
1,664
Other
                                                              35,296

--------------
Total
liabilities
2,896,596

--------------------------------------------------------------------------------------------------------------------------
NET ASSETS

$ 556,465,381

==============

--------------------------------------------------------------------------------------------------------------------------
COMPOSITION OF NET ASSETS
Par value of shares of beneficial
interest
$      64,644
--------------------------------------------------------------------------------------------------------------------------
Additional paid-in
capital
612,593,582
--------------------------------------------------------------------------------------------------------------------------
Accumulated net investment
income
33,660,739
--------------------------------------------------------------------------------------------------------------------------
Accumulated net realized loss on investments and foreign currency
transactions                               (109,833,855)
--------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation on investments and translation of assets and liabilities denominated
in foreign
currencies
                            19,980,271

--------------
NET
ASSETS
               $ 556,465,381

==============

--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
Non-Service shares:
Net asset value, redemption price per share and offering price per share
(based
on net assets of $480,111,635
and 55,747,289 shares of beneficial interest
outstanding)                                                           $8.61
--------------------------------------------------------------------------------------------------------------------------
Service shares:
Net asset value, redemption price per share and offering price per share
(based
on net assets of $76,353,746
and 8,896,395 shares of beneficial interest
outstanding)                                                            $8.58

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS  FOR THE YEAR ENDED DECEMBER 31, 2003
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
INVESTMENT INCOME

Interest
$39,300,227
------------------------------------------------------------------------------------------------------
Dividends
296,800
------------------------------------------------------------------------------------------------------
Portfolio lending
fees
40,956

------------
Total investment
income
39,637,983

------------------------------------------------------------------------------------------------------
EXPENSES
Management fees
                                 3,196,862
------------------------------------------------------------------------------------------------------
Distribution and service plan fees--Service
shares                                            102,739
------------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Non-Service
shares
10,394
Service
shares
10,845
------------------------------------------------------------------------------------------------------
Shareholder reports
                                        48,921
------------------------------------------------------------------------------------------------------
Trustees'
compensation
17,679
------------------------------------------------------------------------------------------------------
Custodian fees and
expenses
8,998
------------------------------------------------------------------------------------------------------
Other
45,981

------------
Total
expenses
3,442,419
Less reduction to custodian
expenses                                                           (2,707)

                                    ------------
Net
expenses
3,439,712

------------------------------------------------------------------------------------------------------
NET INVESTMENT
INCOME
36,198,271

------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain (loss) on:
Investments
(7,092,371)
Closing of futures
contracts
(142,823)
Foreign currency
transactions
3,861,537

------------
Net realized loss
                      (3,373,657)
------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on:
Investments
                             59,477,154
Translation of assets and liabilities denominated in foreign
currencies                       892,393
Futures
contracts
(104,277)
------------
Net change in unrealized appreciation
(depreciation)                                       60,265,270

------------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS                                      $93,089,884

============

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

STATEMENTS OF CHANGES IN NET ASSETS

-----------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
-----------------------------------------------------------------------------

NON-SERVICE SHARES    YEAR ENDED DECEMBER 31                   2003
2002          2001          2000        1999
---------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING DATA

Net asset value, beginning of period                          $7.51
$8.54         $9.27        $10.72      $11.02
---------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                           .60
..58           .84          1.00        1.01
Net realized and unrealized gain (loss)                        1.09
(.76)         (.62)        (1.36)       (.55)

-------------------------------------------------------------
Total from investment operations                               1.69
(.18)          .22          (.36)        .46
---------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                           (.59)
(.85)         (.95)        (1.09)       (.76)
---------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                $8.61
$7.51         $8.54        $ 9.27      $10.72

=============================================================

---------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE 1                            23.96%
(2.40)%        1.97%        (3.74)%      4.29%

---------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                   $480,112
$345,670      $344,788      $333,533    $340,829
---------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                          $396,858
$335,894      $347,723      $329,260    $340,519
---------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets: 2
Net investment income                                          8.31%
8.29%         9.94%        10.47%       9.61%
Total expenses                                                 0.76% 3
0.77% 3       0.79% 3       0.79% 3     0.75% 3
---------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate
48%           75%           46%           31%         33%

1. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of
Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.

OPPENHEIMER HIGH INCOME FUND/VA

SERVICE SHARES    YEAR ENDED DECEMBER 31                   2003
2002          2001 1
--------------------------------------------------------------------------------------------
PER SHARE OPERATING DATA

Net asset value, beginning of period                      $7.49       $
8.54         $8.40
--------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                       .61
..88           .20
Net realized and unrealized gain (loss)                    1.06
(1.08)         (.06)

----------------------------------
Total from investment operations                           1.67
(.20)          .14
--------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                       (.58)
(.85)           --
--------------------------------------------------------------------------------------------
Net asset value, end of period                            $8.58       $
7.49         $8.54

==================================

--------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE 2                        23.79%
(2.67)%        1.67%

--------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                $76,354
$17,705            $3
--------------------------------------------------------------------------------------------
Average net assets (in thousands)                       $41,246      $
5,602            $2
--------------------------------------------------------------------------------------------
Ratios to average net assets: 3
Net investment income                                      7.84%
8.91%        12.51%
Total expenses                                             1.04% 4      1.02%
4,5     0.96% 4
--------------------------------------------------------------------------------------------
Portfolio turnover rate                                      48%
75%           46%

1. For the period from September 18, 2001 (inception of offering) to December
31, 2001.
2. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of
Fund shares.
3. Annualized for periods of less than one full year.
4. Reduction to custodian expenses less than 0.01%.
5. Voluntary waiver of transfer agent fees less than 0.01%.

--------------------------------------------------------------------------------
YEAR ENDED DECEMBER
31,
2003            2002
----------------------------------------------------------------------------------------------------------------
OPERATIONS

Net investment
income                                                              $
36,198,271    $ 28,331,405
----------------------------------------------------------------------------------------------------------------
Net realized loss
                                                      (3,373,657)
(54,882,881)
----------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)
                        60,265,270      18,653,181

-----------------------------
Net increase (decrease) in net assets resulting from
operations                      93,089,884      (7,898,295)

----------------------------------------------------------------------------------------------------------------
DIVIDENDS AND/OR DISTRIBUTIONS TO SHAREHOLDERS
Dividends from net investment income:
Non-Service shares
                                                (26,819,814)    (35,408,403)
Service
shares
(1,672,018)           (306)

----------------------------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
Net increase in net assets resulting from beneficial interest transactions:
Non-Service
shares
76,658,765      44,572,082
Service
shares
51,833,851      17,318,687

----------------------------------------------------------------------------------------------------------------
NET ASSETS
Total
increase
193,090,668      18,583,765
----------------------------------------------------------------------------------------------------------------
Beginning of period
                                               363,374,713     344,790,948

-----------------------------
End of period [including accumulated net investment
income of $33,660,739 and $25,973,552,
respectively]                               $556,465,381    $363,374,713

=============================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES
Oppenheimer High Income Fund/VA (the Fund) is a separate series of Oppenheimer
Variable Account Funds (the Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek a high level of current income from investment in high-yield fixed-income securities. The Trust's investment advisor is
OppenheimerFunds, Inc. (the Manager).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment
products. The class of shares designated as Service shares is subject to a distribution and service plan. All classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ by minor amounts due to each class having its own expenses directly attributable to that class.
     The following is a summary of significant accounting policies consistently
followed by the Fund.

--------------------------------------------------------------------------------
SECURITIES VALUATION. Securities listed or traded on National Stock Exchanges
or
other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. Securities traded on NASDAQ are valued based on the closing price provided by NASDAQ prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices,
and
if not, at the closing bid price. Securities (including restricted securities)
for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the
Board
of Trustees, or at their fair value. Securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund's assets are valued but after the close of their respective foreign exchanges will be fair valued. Fair value is determined in good faith using consistently applied procedures under the supervision of the
Board of Trustees. Short-term "money market type" debt securities with remaining
maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
STRUCTURED NOTES. The Fund invests in foreign currency-linked structured notes whose market values and redemption prices are linked to foreign currency exchange rates. The Fund also invests in "index-linked" notes whose principal and/or interest payments depend on the performance of an underlying index. The structured notes are leveraged, increasing the volatility of each note's market
value relative to the change in the underlying foreign currency exchange rate
or
underlying index. Fluctuations in value of these securities are recorded as unrealized gains and losses in the accompanying financial statements. The Fund records a realized gain or loss when a structured note is sold or matures. As of
December 31, 2003, the market value of these securities comprised 6.6% of the
Fund's net assets and resulted in unrealized gains of $1,638,375. The Fund also
hedges a portion of the foreign currency exposure generated by these securities,
as discussed in Note 5.

--------------------------------------------------------------------------------
SECURITY CREDIT RISK. The Fund invests in high-yield securities, which may be subject to a greater degree of credit risk, market fluctuations and loss of income and principal, and may be more sensitive to economic conditions than lower-yielding, higher-rated fixed-income securities. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of December 31, 2003, securities with an aggregate market value of $10,090,218, representing 1.81% of the Fund's net assets, were in default.

--------------------------------------------------------------------------------
FOREIGN CURRENCY TRANSLATION. The Fund's accounting records are maintained in
U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.

     The effect of changes in foreign currency exchange rates on investments is
separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains
and
losses in the Fund's Statement of Operations.

--------------------------------------------------------------------------------
JOINT REPURCHASE AGREEMENTS. Pursuant to an Exemptive Order issued by the
Securities and Exchange Commission, the Fund, along with other affiliated funds
advised by the Manager, may transfer uninvested cash balances into joint trading
accounts on a daily basis. Secured by U.S. government securities, these balances
are invested in one or more repurchase agreements. Securities pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal. In the event of default by the other party to the agreement, retention of the collateral may be subject to legal proceedings.

--------------------------------------------------------------------------------
ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to
a
specific class are charged against the operations of that class.

--------------------------------------------------------------------------------
FEDERAL TAXES. The Fund intends to comply with provisions of the Internal
Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders.

The tax components of capital shown in the table below represent distribution requirements the Fund must satisfy under the income tax regulations, losses the
Fund may be able to offset against income and gains realized in future years
and
unrealized appreciation or depreciation of securities and other investments for
federal income tax purposes.
                                                                NET UNREALIZED
                                                                  APPRECIATION
                                                              BASED ON COST OF
                                                                SECURITIES AND
  UNDISTRIBUTED     UNDISTRIBUTED           ACCUMULATED      OTHER INVESTMENTS
  NET INVESTMENT        LONG-TERM                  LOSS     FOR FEDERAL INCOME
  INCOME                     GAIN    CARRYFORWARD 1,2,3           TAX PURPOSES
  ----------------------------------------------------------------------------
  $34,835,883                 $--          $107,217,947
$17,364,325

1. As of December 31, 2003, the Fund had $107,195,065 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2003, details of the capital loss carryforwards were as follows:

                              EXPIRING
                              -------------------------
                              2006         $  3,401,577
                              2007            4,933,260
                              2008           11,572,833
                              2009           22,696,701
                              2010           56,061,391
                              2011            8,529,303
                                           ------------
                              Total        $107,195,065
                                           ============

2. During the fiscal years ended December 31, 2003 and December 31, 2002, the
Fund did not utilize any capital loss carryforwards.
3. As of December 31, 2003, the Fund had $22,882 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2012.

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in
which the income or net realized gain was recorded by the Fund. Accordingly, the
following amounts have been reclassified for December 31, 2003. Net assets of the Fund were unaffected by the reclassifications.

NOTES TO FINANCIAL STATEMENTS  CONTINUED
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES Continued

                 REDUCTION TO                      REDUCTION TO
                 ACCUMULATED NET       ACCUMULATED NET REALIZED
                 INVESTMENT INCOME          LOSS ON INVESTMENTS
                 ----------------------------------------------
                 $19,252                                $19,252

The tax character of distributions paid during the years ended December 31,
2003
and December 31, 2002 was as follows:

                                           YEAR ENDED              YEAR ENDED
                                    DECEMBER 31, 2003       DECEMBER 31, 2002
    -------------------------------------------------------------------------
    Distributions paid from:
    Ordinary income                       $28,491,832             $35,408,709

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for
federal income tax purposes as of December 31, 2003 are noted below. The primary
difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses
or tax realization of financial statement unrealized gain or loss.

                 Federal tax cost of securities             $528,541,326
                 Federal tax cost of other investments           782,016
                                                            ------------
                 Total federal tax cost                     $529,323,342
                                                            ============

                 Gross unrealized appreciation              $ 42,939,083
                 Gross unrealized depreciation               (25,574,758)
                                                            ------------
                 Net unrealized appreciation                $ 17,364,325
                                                            ============

--------------------------------------------------------------------------------
TRUSTEES' COMPENSATION. The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. Under the plan, deferred amounts are treated as though
equal dollar amounts had been invested in shares of the Fund or are invested in
other Oppenheimer funds selected by the Trustee. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the Plan.

--------------------------------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. Income and capital gain distributions, if
any, are declared and paid annually.

--------------------------------------------------------------------------------
INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization
of premium, is accrued as earned.

--------------------------------------------------------------------------------
EXPENSE OFFSET ARRANGEMENT. The reduction of custodian fees, if applicable, represents earnings on cash balances maintained by the Fund.

--------------------------------------------------------------------------------
SECURITY TRANSACTIONS. Security transactions are recorded on the trade date.
Realized gains and losses on securities sold are determined on the basis of identified cost.

--------------------------------------------------------------------------------
OTHER. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of
assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
2. SHARES OF BENEFICIAL INTEREST
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest
were as follows:

                                              YEAR ENDED DECEMBER 31,
2003          YEAR ENDED DECEMBER 31, 2002
                                                  SHARES
AMOUNT              SHARES            AMOUNT
-----------------------------------------------------------------------------------------------------------------
NON-SERVICE SHARES

Sold                                          28,774,062     $
229,684,313          22,935,486     $ 176,263,288
Dividends and/or distributions reinvested      3,719,807
26,819,814           4,568,826        35,408,403
Redeemed                                     (22,801,608)
(179,845,362)        (21,816,082)     (167,099,609)

--------------------------------------------------------------------
Net increase                                   9,692,261     $
76,658,765           5,688,230     $  44,572,082

====================================================================

-----------------------------------------------------------------------------------------------------------------
SERVICE SHARES
Sold                                          13,073,333     $
104,602,083           2,741,181     $  20,012,961
Dividends and/or distributions reinvested        232,224
1,672,018                  39               306
Redeemed                                      (6,772,325)
(54,440,250)           (378,418)       (2,694,580)

--------------------------------------------------------------------
Net increase                                   6,533,232     $
51,833,851           2,362,802     $  17,318,687

====================================================================

--------------------------------------------------------------------------------
3. PURCHASES AND SALES OF SECURITIES
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2003, were
$259,809,157 and $176,211,604, respectively.

--------------------------------------------------------------------------------
4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES
MANAGEMENT FEES. Management fees paid to the Manager were in accordance with the
investment advisory agreement with the Trust which provides for a fee at an annual rate of 0.75% of the first $200 million of average annual net assets,
0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million, 0.60% on the next $200 million and 0.50% of average annual net assets over $1 billion.

--------------------------------------------------------------------------------
TRANSFER AGENT FEES. OppenheimerFunds Services (OFS), a division of the
Manager,
acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS a per account fee. For the year ended December 31, 2003, the Fund paid
$20,025 to OFS for services to the Fund.
   Additionally, funds offered in variable annuity separate accounts are subject
to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Fund is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
   OFS has voluntarily agreed to limit transfer and shareholder servicing agent
fees up to an annual rate of 0.35% of average net assets of the Fund. This undertaking may be amended or withdrawn at any time.

--------------------------------------------------------------------------------
DISTRIBUTION AND SERVICE PLAN FOR SERVICE SHARES. The Fund has adopted a
Distribution and Service Plan for Service shares to pay OppenheimerFunds
Distributor, Inc., the Distributor, for distribution-related services for the
Fund's Service shares. Under the Plan, payments are made quarterly at an annual
rate of up to 0.25% of the average annual net assets of the Service shares of the Fund. Fees incurred by the Fund under the plan are detailed in the
Statement
of Investments.

NOTES TO FINANCIAL STATEMENTS  CONTINUED
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
5. FOREIGN CURRENCY CONTRACTS
A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign
currency contracts to settle specific purchases or sales of securities denominated in a foreign currency and for protection from adverse exchange rate
fluctuation. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.
   The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using prevailing foreign currency exchange rates.
Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations with the change in unrealized appreciation
or
depreciation.
   The Fund may realize a gain or loss upon the closing or settlement of the foreign transaction. Contracts closed or settled with the same broker are recorded as net realized gains or losses. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of
Operations.
   As of December 31, 2003, the Fund had no outstanding foreign currency contracts.

--------------------------------------------------------------------------------
6. FUTURES CONTRACTS
A futures contract is a commitment to buy or sell a specific amount of a commodity or financial instrument at a negotiated price on a stipulated future date. Futures contracts are traded on a commodity exchange. The Fund may buy
and
sell futures contracts that relate to broadly based securities indices
"financial futures" or debt securities "interest rate futures" in order to gain
exposure to or protection from changes in market value of stock and bonds or interest rates. The Fund may also buy or write put or call options on these futures contracts.
   The Fund generally sells futures contracts as a hedge against increases in interest rates and decreases in market value of portfolio securities. The Fund may also purchase futures contracts to gain exposure to market changes as it may
be more efficient or cost effective than actually buying fixed income securities.
   Upon entering into a futures contract, the Fund is required to deposit either
cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed
or has expired.
   Cash held by the broker to cover initial margin requirements on open futures
contracts is noted in the Statement of Assets and Liabilities. Securities held in collateralized accounts to cover initial margin requirements on open futures
contracts are noted in the Statement of Investments. The Statement of Assets
and
Liabilities reflects a receivable and/or payable for the daily mark to market for variation margin. Realized gains and losses are reported on the Statement of
Operations as closing and expiration of futures contracts. The net change in unrealized appreciation and depreciation is reported on the Statement of
Operations.
   Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market and that a change in the value
of the contract or option may not correlate with changes in the value of the underlying securities.

As of December 31, 2003, the Fund had outstanding futures contracts as follows:

                            EXPIRATION    NUMBER OF      VALUATION AS OF
UNREALIZED
CONTRACT DESCRIPTION             DATES    CONTRACTS    DECEMBER 31, 2003
APPRECIATION
---------------------------------------------------------------------------------------
CONTRACTS TO PURCHASE

U.S. Treasury Nts., 5 yr.      3/22/04            6
$669,750        $3,681
U.S. Treasury Nts., 10 yr.     3/22/04            1
112,266         2,199

------

                               $5,880

======

--------------------------------------------------------------------------------
7. ILLIQUID OR RESTRICTED SECURITIES
As of December 31, 2003, investments in securities included issues that are illiquid or restricted. Restricted securities are purchased in private placement
transactions, are not registered under the Securities Act of 1933, may have contractual restrictions on resale, and are valued under methods approved by the
Board of Trustees as reflecting fair value. A security may also be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The Fund intends to invest no more than
15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid or restricted securities. Certain restricted securities, eligible for resale to qualified institutional investors, are not subject to that limitation. The aggregate value of illiquid or restricted securities subject to this limitation as of December 31, 2003 was $41,523,423, which represents 7.50% of the Fund's net assets, of which zero is considered restricted. Information concerning restricted securities is as follows:

                                ACQUISITION                 VALUATION AS
OF      UNREALIZED
SECURITY                              DATES       COST    DECEMBER 31,
2003    DEPRECIATION
--------------------------------------------------------------------------------

STOCKS AND/OR WARRANTS
Geotek Communications, Inc.,
Liquidating Trust                    4/6/00     $   --
$--          $   --
Real Time Data Co. Wts.             6/30/99      1,214
--           1,214
--------------------------------------------------------------------------------
8. SECURITIES LENDING
The Fund lends portfolio securities from time to time in order to earn additional income. In return, the Fund receives collateral in the form of US
Treasury obligations or cash, against the loaned securities and maintains collateral in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of business of the funds and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned
because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral.
Cash collateral is invested in cash equivalents. As of December 31, 2003, the
Fund had on loan securities valued at approximately $2,143,000. Cash of
$2,164,744 was received as collateral for the loans, and has been invested in approved instruments.
--------------------------------------------------------------------------------
9. BORROWING AND LENDING ARRANGEMENTS
The Fund entered into an "interfund borrowing and lending arrangement" with other funds in the Oppenheimer funds complex, to allow funds to borrow for liquidity purposes. The arrangement was initiated pursuant to exemptive relief granted by the Securities and Exchange Commission (the SEC) to allow these affiliated funds to lend money to, and borrow money from, each other, in an attempt to reduce borrowing costs below those of bank loan facilities. The
SEC's
order requires the Fund's Board of Trustees to adopt operating policies and procedures to administer interfund borrowing and lending. Under the arrangement
the Fund may lend money to other Oppenheimer funds and may borrow from other
Oppenheimer funds at a rate set by the Fund's Board of Trustees, based upon a recommendation by the Manager. The Fund's borrowings, if any, are subject to asset coverage requirements under the Investment Company Act and the provisions
of the SEC order and other applicable regulations. If the Fund borrows money, there is a risk that the loan could be called on one day's notice, in which case
the Fund might have to borrow from a bank at higher rates if a loan were not available from another Oppenheimer fund. If the Fund lends money to another fund, it will be subject to the risk that the other fund might not repay the loan in a timely manner, or at all.
   The Fund had no interfund borrowings or loans outstanding during the year ended or at December 31, 2003.